Prospectus supplement dated March 22, 2005 (to prospectus dated March 22, 2005)

                                 $3,939,305,000
                                  (Approximate)

                                     [Logo]

                 American Home Mortgage Investment Trust 2005-1
                                     Issuer

                     American Home Mortgage Servicing, Inc.

                        RMBS Servicer and HELOC Servicer

                     American Home Mortgage Securities, LLC
                                    Depositor

                 American Home Mortgage Investment Trust 2005-1,
                      Mortgage-Backed Notes, Series 2005-1

--------------------------------------------------------------------------------
           You should consider carefully the risk factors beginning on page S-20 in this prospectus supplement.
--------------------------------------------------------------------------------

The Trust

      The trust will consist primarily of a pool of fixed-rate and adjustable-rate mortgage loans and adjustable-rate, revolving home equity lines of credit, divided into nine loan groups. The trust will issue thirty-three classes of notes, twenty-one of which are offered under this prospectus supplement.

Credit Enhancement

      The notes will have credit enhancement in the form of:

      o     excess interest and overcollateralization;

      o subordination provided to some classes of notes by other classes of notes as described in this prospectus supplement;

      o limited cross-collateralization as described in this prospectus supplement; and

      o a financial guaranty insurance policy issued by Financial Guaranty Insurance Company for the benefit of the Class IX-A Notes only.

                               [insert FGIC Logo]

      In addition, several derivatives will be included in the trust which will cover some basis risk shortfalls on some classes of notes.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

      Bear, Stearns & Co. Inc., Lehman Brothers, Inc., Citigroup Inc. and UBS Investment Bank will offer the Class I-A, Class II-A, Class III-A, Class IV-A-1, Class V-A-1, Class VII-A-1, Class VIII-A, Class IX-A, Class M-1, Class M-2, Class M-3 and Class VIII-M-1 Notes to the public, at varying prices to be determined at the time of sale. The proceeds to the depositor from these underwritten notes are expected to be approximately 100.00% of the aggregate note principal balance of these underwritten notes, plus interest from the cut-off date on the Class IV-A-1, Class V-A-1, Class VII-A-1 and Class VIII-A Notes. The expenses of the depositor are estimated to be $1,035,000. There is no underwriting arrangement for the remaining classes of offered notes. See "Method of Distribution" in this prospectus supplement.

Bear, Stearns & Co. Inc.

                  Lehman Brothers

                                    Citigroup

                                                             UBS Investment Bank

                                  Underwriters

   Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the notes in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

o this prospectus supplement, which describes the specific terms of this series of notes.

If the description of your notes in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

      The depositor's principal executive offices are located at 538 Broadhollow Road, Melville, New York 11747 and its phone number is (877) 281-5500.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Caption                                                                    Page
-------                                                                    ----

SUMMARY OF PROSPECTUS SUPPLEMENT............................................S-5
THE MORTGAGE POOL..........................................................S-37
    General................................................................S-37
    Indices on Certain of the Mortgage Loans and HELOCs....................S-39
    Initial Mortgage Loan and Initial HELOC Characteristics................S-42
    The HELOCs.............................................................S-49
THE RMBS MASTER SERVICER AND THE SERVICERS.................................S-51
    RMBS Master Servicer...................................................S-51
    RMBS Servicer and HELOC Servicer.......................................S-52
    The HELOC Back-Up Servicer.............................................S-55
    Conveyance of Subsequent Mortgage Loans and HELOCs and the
    Pre-Funding Accounts...................................................S-56
MORTGAGE LOAN ORIGINATION..................................................S-63
HELOC ORIGINATION..........................................................S-66
ADDITIONAL INFORMATION.....................................................S-70
DESCRIPTION OF THE NOTES...................................................S-71
    General................................................................S-71
    Book-Entry Notes.......................................................S-72
    Interest Payments on the Class I-A, Class II-A, Class III-A,
    Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and
    Class B Notes..........................................................S-75
    Interest Payments on the Class VIII-A Notes and  Class VIII-M Notes....S-76
    Principal Payments on the Class I-A, Class II-A, Class III-A,
    Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and
    Class B Notes..........................................................S-76
    Principal Payments on the Class VIII-A Notes and Class VIII-M Notes....S-79
    Overcollateralization Provisions for Loan Group I, Loan Group II,
    Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and
    Loan Group VII.........................................................S-81
    Overcollateralization Provisions for Loan Group VIII...................S-83
    Calculation of LIBOR for the LIBOR Notes...............................S-84
    The Derivative Contracts...............................................S-85
    The Corridor Contract..................................................S-89
    Allocation of Losses on the Mortgage Loans.............................S-91
    Interest Coverage Accounts.............................................S-94
    Payments on the Class IX-A Notes.......................................S-94
    Rapid Amortization Events..............................................S-95
    The Policy.............................................................S-96
YIELD ON THE NOTES.........................................................S-98
    General................................................................S-98
    Prepayment Considerations..............................................S-98
    Allocation of Principal Payments......................................S-101
    Interest Shortfalls and Realized Losses...............................S-103
    Note Interest Rates...................................................S-103
    Purchase Price........................................................S-105
    Final Scheduled Payment Date..........................................S-105
    Optional Termination..................................................S-106
    Removal of HELOCs.....................................................S-107
    Weighted Average Life.................................................S-107
    Yield Sensitivity of the Class I-A-2, Class I-A-3, Class II-A-2,
    Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class M,
    Class B, Class VIII-A and Class VIII-M Notes..........................S-133
THE ISSUER................................................................S-136
THE OWNER TRUSTEE.........................................................S-136
THE INDENTURE TRUSTEE.....................................................S-136
THE SECURITIES ADMINISTRATOR..............................................S-137
THE CREDIT ENHANCER.......................................................S-137
    The Credit Enhancer...................................................S-137
    Financial Strength Ratings of the Credit Enhancer.....................S-139
    Experts...............................................................S-139

THE RMBS MASTER SERVICING AGREEMENT AND SERVICING AGREEMENTS..............S-140
    Servicing and Other Compensation And Payment of Expenses..............S-140
    Realization Upon Defaulted Mortgage Loans and HELOCs..................S-141
    The Protected Account.................................................S-141
    The Collection Accounts...............................................S-141
    Optional Repurchase of Defaulted Mortgage Loans.......................S-141
THE INDENTURE.............................................................S-142
    General...............................................................S-142
    Rights Upon Event of Default..........................................S-142
    Limitation on Suits...................................................S-143
    Resignation and Removal of Indenture Trustee..........................S-143
    Optional Termination..................................................S-143
ASSIGNMENT OF LOANS.......................................................S-144
    General...............................................................S-144
FEDERAL INCOME TAX CONSEQUENCES...........................................S-144
    Tax Classification of the Trust and of the Notes......................S-144
    Tax Consequences to Holders of the Notes..............................S-145
METHOD OF DISTRIBUTION....................................................S-146
SECONDARY MARKET..........................................................S-146
LEGAL OPINIONS............................................................S-147
RATINGS...................................................................S-147
LEGAL INVESTMENT..........................................................S-148
ERISA CONSIDERATIONS......................................................S-148
GLOSSARY..................................................................S-151
ANNEX I....................................................................AX-1

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following summary is a very broad overview of the notes and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the notes, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the accompanying prospectus.

Issuer or Trust..................        American Home Mortgage Investment
                                         Trust 2005-1.

Title of Series..................        Mortgage-Backed Notes, Series 2005-1.

Cut-off Date.....................        With respect to the initial mortgage
                                         loans and initial HELOCs, March 1,
                                         2005. With respect to the subsequent
                                         mortgage loans and subsequent HELOCs,
                                         the applicable subsequent cut-off date.

Closing Date.....................        On or about March 23, 2005.

Depositor........................        American Home Mortgage Securities, LLC.

Seller...........................        American Home Mortgage Acceptance,
                                         Inc., an affiliate of the depositor,
                                         the RMBS servicer and the HELOC
                                         servicer.

RMBS Master Servicer.............        Wells Fargo Bank, National Association.

RMBS Servicer....................        American Home Mortgage Servicing, Inc.

HELOC Back-Up Servicer...........        GMAC Mortgage Corporation.

HELOC Servicer...................        American Home Mortgage Servicing, Inc.

Indenture Trustee................        Deutsche Bank National Trust Company.

Owner Trustee....................        Wilmington Trust Company.

Credit Enhancer..................        For the benefit of the Class IX-A Notes
                                         only, Financial Guaranty Insurance
                                         Company.

Securities Administrator.........        Wells Fargo Bank, National Association.

Payment Dates....................        Payments on the notes will be made on
                                         the 25th day of each month, or, if such
                                         day is not a business day, on the next
                                         succeeding business day, beginning in
                                         April 2005.

Notes............................        The classes of notes and their note
                                         interest rates and initial note
                                         principal balances are set forth in the
                                         table below.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                 Offered Notes
=================================================================================================================
                                      Initial Note Principal    Initial Rating
    Class        Note Interest Rate           Balance            (S&P/Moody's)             Designation
=================================================================================================================
I-A-1             Adjustable Rate       $       284,314,000         AAA/Aaa           Senior/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
I-A-2             Adjustable Rate       $       118,464,000         AAA/Aaa           Senior/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
I-A-3             Adjustable Rate       $        71,078,000         AAA/Aaa           Senior/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
II-A-1            Adjustable Rate       $       274,395,000         AAA/Aaa           Senior/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
II-A-2            Adjustable Rate       $        30,489,000         AAA/Aaa           Senior/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
III-A-1           Adjustable Rate       $       285,346,000         AAA/Aaa           Senior/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
III-A-2           Adjustable Rate       $        31,706,000         AAA/Aaa           Senior/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
IV-A-1                 4.992%           $       133,875,000         AAA/Aaa             Senior/Fixed Rate
-----------------------------------------------------------------------------------------------------------------
IV-A-2                 4.992%           $        11,891,000         AAA/Aa1             Senior/Fixed Rate
-----------------------------------------------------------------------------------------------------------------
V-A-1                  5.001%           $       121,125,000         AAA/Aaa             Senior/Fixed Rate
-----------------------------------------------------------------------------------------------------------------
V-A-2                  5.001%           $        10,759,000         AAA/Aa1             Senior/Fixed Rate
-----------------------------------------------------------------------------------------------------------------
VI-A                   5.294%           $     1,143,298,000         AAA/Aaa             Senior/Fixed Rate
-----------------------------------------------------------------------------------------------------------------
VII-A-1                5.292%           $       488,002,000         AAA/Aaa             Senior/Fixed Rate
-----------------------------------------------------------------------------------------------------------------
VII-A-2                5.292%           $       114,193,000         AAA/Aaa             Senior/Fixed Rate
-----------------------------------------------------------------------------------------------------------------
VIII-A-1               5.500%           $       409,343,000         AAA/Aaa             Senior/Fixed Rate
-----------------------------------------------------------------------------------------------------------------
VIII-A-2               5.500%           $        16,847,000         AAA/Aaa             Senior/Fixed Rate
-----------------------------------------------------------------------------------------------------------------
M-1               Adjustable Rate       $       144,910,000          AA+/--          Mezzanine/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
M-2               Adjustable Rate       $        45,495,000          AA/--           Mezzanine/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
M-3               Adjustable Rate       $        11,795,000          AA-/--          Mezzanine/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
VIII-M-1          Adjustable Rate       $        23,000,000          AA/--           Mezzanine/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
IX-A              Adjustable Rate       $       168,980,000         AAA/Aaa       Senior/Insured/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
Total Offered Notes:                    $     3,939,305,000
-----------------------------------------------------------------------------------------------------------------

=================================================================================================================
                                               Non-Offered Notes
=================================================================================================================
                                      Initial Note Principal    Initial Rating
    Class        Note Interest Rate           Balance            (S&P/Moody's)             Designation
=================================================================================================================
M-4               Adjustable Rate       $         6,740,000           A/--           Mezzanine/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
M-5               Adjustable Rate       $         6,740,000          A-/--           Mezzanine/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
M-6               Adjustable Rate       $         6,740,000         BBB+/--          Mezzanine/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
M-7               Adjustable Rate       $         6,740,000          BBB/--          Mezzanine/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
M-8               Adjustable Rate       $         5,055,000         BBB-/--          Mezzanine/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
B                 Adjustable Rate       $         5,055,000          BB/--           Mezzanine/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
VIII-M-2          Adjustable Rate       $         4,830,000           A/--           Mezzanine/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
VIII-M-3          Adjustable Rate       $           920,000          A-/--           Mezzanine/Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
VIII-M-4          Adjustable Rate       $         2,530,000         BBB+/--          Mezzanine /Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
VIII-M-5          Adjustable Rate       $           460,000          BBB/--          Mezzanine /Adjustable Rate
-----------------------------------------------------------------------------------------------------------------
VIII-M-6          Adjustable Rate       $           460,000         BBB-/--          Mezzanine /Adjustable Rate
=================================================================================================================
Total Non-Offered Notes:                $        46,270,000
=================================================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Other Information:

Class I-A-1, Class I-A-2, Class I-A-3, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B, Class VIII-M-1, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4, Class VIII-M-5 and Class VIII-M-6 Notes:

      The note interest rates on these classes of notes will be equal to the least of:

      o     One-month LIBOR plus the related note margin set forth below,

      o the maximum note interest rate described in this prospectus supplement, and

      o the related available funds rate described in this prospectus supplement.

                                                               Note Margin
                                                               -----------
            Class                                          (1)            (2)
            ------                                       -------         -----
            I-A-1................................        0.220%          0.440%
            I-A-2................................        0.280%          0.560%
            I-A-3................................        0.310%          0.620%
            II-A-1...............................        0.210%          0.420%
            II-A-2...............................        0.280%          0.560%
            III-A-1..............................        0.220%          0.440%
            III-A-2..............................        0.290%          0.580%
            M-1..................................        0.570%          0.855%
            M-2..................................        0.600%          0.900%
            M-3..................................        0.700%          1.050%
            M-4..................................        0.850%          1.275%
            M-5..................................        1.000%          1.500%
            M-6..................................        2.000%          3.000%
            M-7..................................        2.000%          3.000%
            M-8..................................        2.100%          3.150%
            B....................................        3.000%          4.500%
            VIII-M-1.............................        0.600%          0.900%
            VIII-M-2.............................        0.850%          1.275%
            VIII-M-3.............................        1.000%          1.500%
            VIII-M-4.............................        2.000%          3.000%
            VIII-M-5.............................        2.000%          3.000%
            VIII-M-6.............................        2.100%          3.150%

----------
(1)   Initially.

(2)   On and after the step-up date as described in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class VI-A, Class VII-A-1 and Class VII-A-2 Notes:

      The note interest rates on these classes of notes will be initially equal to the related fixed rate indicated above and subject to the related available funds rate described in this prospectus supplement. However, on or after the related note rate change date, the note interest rate on these classes of notes will convert to an adjustable rate based on six-month LIBOR plus 2.000% and subject to the related maximum note interest rate and related available funds rate described in this prospectus supplement.

Class VIII-A-1 Notes and Class VIII-A-2 Notes:

      The note interest rates on these classes of notes will be initially equal to the related fixed rate indicated above subject to the related available funds rate described in this prospectus supplement. However, on and after the related step-up date as described in this prospectus supplement, the note interest rate on this class of notes will increase by 0.50% subject to the related available funds rate described in this prospectus supplement.

Class IX-A Notes:

      The note interest rate on this class of notes will be equal to the lesser of:

      o One-month LIBOR plus (a) initially, 0.160% and (b) on or after the step-up date, 0.320%, and

      o the related available funds rate described in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Trust

      The Depositor will establish American Home Mortgage Investment Trust 2005-1, a Delaware statutory trust, pursuant to a trust agreement among the Depositor, the Owner Trustee, and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent. Pursuant to the trust agreement, the Depositor will deposit into the trust on the closing date the initial mortgage loans, the initial HELOCs and the original pre-funded amount described below. On the closing date, pursuant to an indenture between the Trust, the Indenture Trustee and the Securities Administrator, the Trust will issue the notes.

      Payments of interest and principal on the notes will be made only from payments received from the assets of the trust as described in this prospectus supplement.

      The trust will also include a financial guaranty insurance policy provided by Financial Guaranty Insurance Company, which will guarantee certain payments on the Class IX-A Notes only.

      The trust will also include several derivatives, which will cover basis risk shortfalls on some classes of notes as described below under "Derivative Contracts."

      The beneficial ownership interest in the trust will be represented by the trust certificates, which are not offered by this prospectus supplement. The trust will also issue the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4, Class VIII-M-5, Class VIII-M-6 and Class N Notes, which are not offered hereby.

      See "Description of the Notes" in this prospectus supplement.

The Mortgage Loans

      The trust will initially contain approximately 12,403 fixed-rate and adjustable-rate mortgage loans secured by first liens on one- to four-family residential real properties and individual condominium units and approximately 2,791 adjustable-rate home equity revolving lines of credit secured primarily by junior liens on one- to four-family residential real properties and individual condominium units, referred to in this prospectus supplement as the HELOCs. The initial mortgage loans and initial HELOCs have an aggregate principal balance of approximately $3,057,540,464 and $164,258,491, respectively, as of the Cut-off Date.

      The interest rate on each adjustable-rate mortgage loan and each HELOC will be adjusted, in some cases after an initial fixed-rate period, monthly, semi-annually or annually to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note subject to rounding and to certain other limitations, including a maximum lifetime mortgage rate, as more fully described under "The Mortgage Pool" in this prospectus supplement and Schedule A, which is attached to and is part of this prospectus supplement. The related index is as described under "The Mortgage Pool--Indices on the Mortgage Loans" in this prospectus supplement.

      The portion of the mortgage pool related to the mortgage loans in each loan group will include initial mortgage loans and subsequent mortgage loans. The initial mortgage loans in each loan group will be the related mortgage loans deposited into the trust on the closing date. The subsequent mortgage loans in each loan group will be purchased with amounts on deposit in the related pre-funding account described in this prospectus supplement no later than April 30, 2005.

      The  loans  will  be  divided   into  nine   separate   loan  groups  with
characteristics as follows:

The Group I Loans

      The group I mortgage loans will consist of adjustable-rate mortgage loans, with an initial fixed-rate period of one, three, six or twelve months. The index for the group I mortgage loans will be One-Year MTA, which is the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year.

      While the interest rate on each group I mortgage loan will adjust monthly (after any initial fixed-rate period), the minimum monthly

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

payment on each mortgage loan generally will only adjust annually. On each annual payment adjustment date, the minimum monthlypayment generally will not increase or decrease by more than 7.5%. As a result, the interest due with respect to a mortgage loan in this loan group for any given month may, under certain circumstances, exceed the monthly payment for that month. In that case, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that group I mortgage loan in the form of negative amortization. See "Description of the Mortgage Pool" in this prospectus supplement.

      The following table summarizes the approximate characteristics of all of the group I initial mortgage loans as of the Cut-off Date:

Number of mortgage loans:....................................1,316
Aggregate stated principal
  balance:............................................$408,340,774
Range of scheduled
  principal balances:........................$30,000 to $4,241,196
Average scheduled
  principal balance:......................................$310,289
Range of mortgage rates:..........................1.000% to 6.907%
Weighted average mortgage rate:.............................2.482%
Range of remaining terms to stated
  maturity (months):.............................179 to 480 months
Weighted average remaining terms
  to stated maturity (months):..........................371 months
Weighted average loan-to-value
  ratio at origination:.....................................72.95%
Weighted average gross margin:..............................2.983%
Weighted average maximum lifetime
  mortgage rate (per annum):...............................10.041%
Weighted average months to first
  interest adjustment date (months):.............................1
Loan Index Type:
1 Year MTA.................................................100.00%

The Group II Loans

      The group II mortgage loans will consist of adjustable-rate mortgage loans, some of which are hybrid mortgage loans with an initial fixed-rate period of one month, six months, one year or two years. The group II mortgage loans are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan balance limits.

      The following table summarizes the approximate characteristics of all of the group II initial mortgage loans as of the Cut-off Date:

Number of mortgage loans:....................................1,313
Aggregate stated principal
  balance:............................................$261,575,084
Range of scheduled
  principal balances:..........................$29,975 to $550,000
Average scheduled
  principal balance:......................................$199,219
Range of mortgage rates:..........................3.000% to 7.875%
Weighted average mortgage rate:.............................5.392%
Range of remaining terms to stated
  maturity (months):.............................351 to 360 months
Weighted average remaining terms
  to stated maturity (months):..........................359 months
Weighted average loan-to-value
  ratio at origination:.....................................74.85%
Weighted average gross margin:..............................3.164%
Weighted average maximum lifetime
  mortgage rate (per annum):...............................11.233%
Weighted average months to first
  interest adjustment date (months):............................16
Loan Index Type:
1 Year LIBOR................................................38.80%
6 Month LIBOR...............................................48.40%
1 Month LIBOR...............................................12.80%

The Group III Loans

      The group III mortgage loans will consist of adjustable-rate mortgage loans, all of which are hybrid mortgage loans with an initial fixed-rate period of one month, six months, one year or two years. The group III mortgage loans are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan balance limits.

      The following table summarizes the approximate characteristics of all of the group III initial mortgage loans as of the Cut-off Date:

Number of mortgage loans:......................................465
Aggregate stated principal
  balance:............................................$272,649,507
Range of scheduled
  principal balances:.......................$121,185 to $2,280,000
Average scheduled
  principal balance:......................................$586,343
Range of mortgage rates:..........................2.875% to 7.500%
Weighted average mortgage rate:.............................5.187%
Range of remaining terms to stated
  maturity (months):.............................356 to 360 months
Weighted average remaining terms
  to stated maturity (months):..........................359 months
Weighted average loan-to-value
  ratio at origination:.....................................73.07%
Weighted average gross margin:..............................2.759%
Weighted average maximum lifetime
  mortgage rate (per annum):...............................11.331%
Weighted average months to first
  interest adjustment date (months):............................14

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Loan Index Type:
6 Month LIBOR...............................................33.82%
1 Year LIBOR................................................49.58%
1 Month LIBOR...............................................16.60%

The Group IV Loans

      The group IV mortgage loans will consist of adjustable-rate mortgage loans, all of which are hybrid mortgage loans with an initial fixed-rate period of three years. The group IV mortgage loans are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan balance limits.

      The following table summarizes the approximate characteristics of all of the group IV initial mortgage loans as of the Cut-off Date:

Number of mortgage loans:......................................695
Aggregate stated principal
  balance:............................................$136,612,309
Range of scheduled
  principal balances:..........................$37,000 to $479,500
Average scheduled
  principal balance:......................................$196,564
Range of mortgage rates:..........................3.625% to 7.500%
Weighted average mortgage rate:.............................5.630%
Range of remaining terms to stated
  maturity (months):.............................341 to 471 months
Weighted average remaining terms
  to stated maturity (months):..........................359 months
Weighted average loan-to-value
  ratio at origination:.....................................77.28%
Weighted average gross margin:..............................3.557%
Weighted average maximum lifetime
  mortgage rate (per annum):...............................10.987%
Weighted average months to first
  interest adjustment date (months):............................35
Loan Index Type:
1 Year LIBOR................................................34.70%
6 MO LIBOR..................................................63.35%
1 Year CMT...................................................1.95%

The Group V Loans

      The group V mortgage loans will consist of adjustable-rate mortgage loans, all of which are hybrid mortgage loans with an initial fixed-rate period of three years. The group V mortgage loans are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan balance limits.

      The following table summarizes the approximate characteristics of all of the group V initial mortgage loans as of the Cut-off Date:

Number of mortgage loans:......................................222
Aggregate stated principal
  balance:............................................$117,566,170
Range of scheduled
  principal balances:........................$70,100 to $2,500,000
Average scheduled
  principal balance:......................................$529,577
Range of mortgage rates:..........................3.875% to 7.500%
Weighted average mortgage rate:.............................5.561%
Range of remaining terms to stated
  maturity (months):.............................357 to 360 months
Weighted average remaining terms
  to stated maturity (months):..........................359 months
Weighted average loan-to-value
  ratio at origination:.....................................74.96%
Weighted average gross margin:..............................2.819%
Weighted average maximum lifetime
  mortgage rate (per annum):...............................11.061%
Weighted average months to first
  interest adjustment date (months):............................35
Loan Index Type:
6 Month LIBOR...............................................50.05%
1 Year LIBOR................................................49.95%

The Group VI Loans

      The group VI mortgage loans will consist of adjustable-rate mortgage loans, all of which are hybrid mortgage loans with an initial fixed-rate period of five years or seven years. The group VI mortgage loans are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan balance limits.

      The following table summarizes the approximate characteristics of all of the group VI initial mortgage loans as of the Cut-off Date:

Number of mortgage loans:....................................5,229
Aggregate stated principal
  balance:............................................$975,334,489
Range of scheduled
  principal balances:...........................$4,575 to $560,000
Average scheduled
  principal balance:......................................$186,524
Range of mortgage rates:..........................3.875% to 8.000%
Weighted average mortgage rate:.............................5.908%
Range of remaining terms to stated
  maturity (months):.............................315 to 360 months
Weighted average remaining terms
  to stated maturity (months):..........................359 months
Weighted average loan-to-value
  ratio at origination:.....................................75.86%
Weighted average gross margin:..............................3.226%
Weighted average maximum lifetime
  mortgage rate (per annum):...............................10.911%
Weighted average months to first
  interest adjustment date (months):............................59
Loan Index Type:
6 Month LIBOR...............................................64.60%


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                                      S-11
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1 Year LIBOR................................................35.28%
1 Year CMT...................................................0.12%

The Group VII Loans

      The grt 6 0 oup VII mortgage loans will consist of adjustable-rate mortgage loans, all of which are hybrid mortgage loans with an initial fixed-rate period of five years, seven years or ten years. The group VII mortgage loans are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan balance limits.

      The following table summarizes the approximate characteristics of all of the group VII initial mortgage loans as of the Cut-off Date:

Number of mortgage loans:......................................954
Aggregate stated principal
  balance:............................................$507,505,463
Range of scheduled
  principal balances:........................$29,953 to $2,761,850
Average scheduled
  principal balance:......................................$531,976
Range of mortgage rates:..........................3.625% to 8.125%
Weighted average mortgage rate:.............................5.693%
Range of remaining terms to stated
  maturity (months):.............................340 to 360 months
Weighted average remaining terms
  to stated maturity (months):..........................359 months
Weighted average loan-to-value
  ratio at origination:.....................................74.62%
Weighted average gross margin:..............................2.879%
Weighted average maximum lifetime
  mortgage rate (per annum):...............................10.697%
Weighted average months to first
  interest adjustment date (months):............................60
Loan Index Type:
6 Month LIBOR...............................................31.64%
1 Year LIBOR................................................68.36%

The Group VIII Loans

      The group VIII mortgage loans will consist of fixed-rate mortgage loans.

      The following table summarizes the approximate characteristics of all of the group VIII initial mortgage loans as of the Cut-off Date:

Number of mortgage loans:....................................2,209
Aggregate stated principal
  balance:............................................$377,956,667
Range of scheduled
  principal balances:........................$25,182 to $1,724,998
Average scheduled
  principal balance:......................................$171,099
Range of mortgage rates:..........................5.000% to 9.750%
Weighted average mortgage rate:.............................6.578%
Range of remaining terms to stated
  maturity (months):.............................170 to 360 months
Weighted average remaining terms
  to stated maturity (months):..........................347 months
Weighted average loan-to-value
  ratio at origination:.....................................73.95%

The Group IX HELOCs

      The HELOCs will consist of home equity lines of credit loans made or to be made in the future under certain home equity loan revolving credit loan agreements secured primarily by junior lien mortgages on one- to four-family residential properties with an initial five-year draw period, with a possible five-year extension, with interest only payments, followed by a fifteen-year amortized repayment period. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period. The principal balance of a HELOC on any day is equal to its cut-off date principal balance, plus any additional borrowings on that loan, minus all collections credited against the principal balance of that HELOC before that day.

      The following table summarizes the approximate characteristics of all of the group IX initial HELOCs as of the Cut-off Date:

Number of HELOCs:............................................2,791
Aggregate principal
  balance:............................................$164,258,491
Average drawn
  balance:.................................................$58,853
Average credit limit:......................................$63,392
Average credit limit utilization rate:......................92.84%
Current weighted average coupon:............................5.622%
Weighted average margin:....................................1.505%
Weighted average seasoning
  (months):......................................................2
Weighted average remaining term
  to stated maturity (months):.................................298
Weighted average remaining draw term
  to stated maturity (months):.................................118
Weighted average combined loan-to-value
  ratio:....................................................92.65%
Weighted current credit
  score:.......................................................723
Lien position (%first/% junior):......................1.07%/98.93%

For additional information regarding the HELOCs, see "The Mortgage Pool" in this

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                                      S-12
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prospectus  supplement  and Schedule A, which is attached to and is part of this prospectus supplement.

Pre-Funding Accounts

      On or before April 30, 2005, the depositor may sell and the indenture trustee will be obligated to purchase, on behalf of the trust, from funds in the pre-funding accounts as described below, with respect to loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI, loan group VII and loan group VIII, subsequent mortgage loans, and with respect to loan group IX, subsequent HELOCs, to be included in the mortgage pool.

      On the closing date, the company will deposit in the pre-funding accounts to be maintained by the indenture trustee an amount equal to the difference between:

      (1) the sum of the aggregate initial note principal balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class VIII-A, Class IX-A, Class M, Class B and Class VIII-M Notes and the initial overcollateralization amount with respect to loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI, loan group VII, loan group VIII and loan group IX and (2) the aggregate stated principal balance of the initial mortgage loans or HELOCs, as applicable, in loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI, loan group VII, loan group VIII and loan group IX as of the cut-off date.

      Such funds will be held by the indenture trustee in the loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI, loan group VII, loan group VIII and loan group IX pre-funding accounts, respectively. The amount on deposit in each pre-funding account will be reduced by the amount thereof used to purchase the subsequent mortgage loans or subsequent HELOCs, as applicable, in respect of the related loan group during the period from the closing date up to and including April 30, 2005, which we refer to herein as the funding period. Any amounts remaining in each pre-funding account after April 30, 2005 will be distributed on the next payment date to the holders of the related notes.

Interest Coverage Accounts

      On the closing date, the Depositor will deposit or cause to be deposited in interest coverage accounts with respect to each loan group, an amount which will be applied by the Indenture Trustee to cover shortfalls in the amounts of interest generated by the mortgage loans in loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI and loan group VII, loan group VIII and the HELOCs in loan group IX attributable to the pre-funding feature.

      In addition, the interest coverage account for the HELOCs will include interest to cover shortfalls as a result of the pre-funding feature and as a result of a portion of the HELOCs having first payment dates after the first due period.

      For additional information regarding the loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI, loan group VII, loan group VIII and loan group IX interest coverage accounts, see "Description of the Notes--Interest Coverage Account" in this prospectus supplement.

Description of the Notes

Priority of Payments.

Interest Distributions on the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes

      In general, on any payment date, funds available with respect to the mortgage loans in each of loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI and loan group VII, amounts in the related interest coverage accounts and investment income on amounts in the related pre-funding accounts, after the payment of certain fees and expenses, will be distributed first, to pay accrued note interest on the related Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes, plus any related unpaid interest shortfalls. Then any remaining funds available from loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI and loan group VII will be used to make payments as follows:

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                                      S-13
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      first, to pay accrued note interest on the Class M-1 Notes;

      second, to pay accrued note interest on the Class M-2 Notes;

      third, to pay accrued note interest on the Class M-3 Notes;

      fourth, to pay accrued note interest on the Class M-4 Notes.;

      fifth, to pay accrued note interest on the Class M-5 Notes;

      sixth, to pay accrued note interest on the Class M-6 Notes;

      seventh, to pay accrued note interest on the Class M-7 Notes;

      eighth, to pay accrued note interest on the Class M-8 Notes; and

      ninth, to pay accrued note interest on the Class B Notes.

      In the event that an increase in the one-year MTA index causes interest to accrue on a group I mortgage loan for a given month in excess of the monthly payment for that group I mortgage loan, the excess interest will be added to the outstanding principal balance of that group I mortgage loan in the form of negative amortization. As a result, the note interest rate on the Class I-A Notes may be reduced to the related available funds rate. Any resulting interest shortfalls on the Class I-A Notes will carry forward with interest thereon.

Principal Distributions on the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes

      Amounts available after paying interest on the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes will be used to pay principal on such notes as described in this prospectus supplement, in the case of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes, generally in proportion to the extent of principal received on the related mortgage loans.

Net Monthly Excess Cashflow Distributions from Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII.

      Amounts available after paying interest and principal to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes as described in this prospectus supplement will be net monthly excess cashflow and will be used for various purposes, including paying principal on the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes to maintain the target amount of overcollateralization and covering some interest shortfalls and basis risk shortfalls on the such notes.

      Any amounts available after paying the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes in full will be used to make payments on the Class VIII-A Notes and Class VIII-M Notes as described in this prospectus supplement.

See "Description of the Notes" in this prospectus supplement for additional information.

Interest Distributions on the Class VIII-A Notes and Class VIII-M Notes

      In general, on any payment date, funds available with respect to the mortgage loans in loan group VIII, amounts in the related interest coverage account and investment income on amounts in the related pre-funding account, after the payment of certain fees and expenses, will be distributed first, to pay accrued note interest on the Class VIII-A Notes, plus any related unpaid interest shortfalls. Then any remaining funds available from loan group VIII will be used to make payments as follows:

      first, to pay accrued note interest on the Class VIII-M-1 Notes;

      second, to pay accrued note interest on the Class VIII-M-2 Notes;

      third, to pay accrued note interest on the Class VIII-M-3 Notes;

      fourth, to pay accrued note interest on the Class VIII-M-4 Notes;


                                      S-14
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      fifth, to pay accrued note interest on the Class VIII-M-5 Notes; and

      sixth, to pay accrued note interest on the Class VIII-M-6 Notes.

Principal Distributions on the Class VIII-A Notes and Class VIII-M Notes

      Amounts available after paying interest on the Class VIII-A Notes and Class VIII-M Notes will be used to pay principal on such notes as described in this prospectus supplement to the extent of principal received on the related mortgage loans.

Net Monthly Excess Cashflow Distributions from Loan Group VIII

      Amounts available after paying interest and principal to the Class VIII-A Notes and Class VIII-M Notes as described above will be net monthly excess cashflow and will be used for various purposes, including paying principal on the Class VIII-A Notes and Class VIII-M Notes to maintain the target amount of overcollateralization and covering some interest shortfalls and basis risk shortfalls on such notes.

      Any amounts available after paying the Class VIII-A Notes and Class VIII-M Notes in full will be used to make payments on the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes as described in this prospectus supplement.

See "Description of the Notes" in this prospectus supplement for additional information.

Interest Distributions on the Class IX-A Notes

      In general, on any payment date, the floating allocation percentage of interest collections with respect to the HELOCs in loan group IX, amounts in the related interest coverage account and investment income on amounts in the related pre-funding account after the payment of certain fees and expenses, including the premium due the credit enhancer, will be distributed to pay accrued note interest on the Class IX-A Notes.

Principal Distributions on the Class IX-A Notes

      During the managed amortization period, holders of the Class IX-A Notes will receive aggregate principal collections on the HELOCs allocable to such period less aggregate draws on such HELOCs allocable to such period.

      During the rapid amortization period, holders of the Class IX-A Notes will receive 100% of the principal collections on the HELOCs until the Class IX-A Notes are paid in full.

      During the managed  amortization period such amount will be reduced by the
overcollateralization   reduction   amount,  as  described  in  this  prospectus
supplement.

      Amounts available after paying interest and principal to the Class IX-A Notes as described above will be the net monthly excess cashflow and will be used for various purposes, including paying principal on the Class IX-A Notes, to make payments with respect to investor charge-off amounts, build and maintain the target amount of overcollateralization, make certain payments to the credit enhancer and cover some interest shortfalls and basis risk shortfalls on the Class IX-A Notes.

      Any amounts available after paying the Class IX-A Notes in full will be used to make payments with respect to interest and principal on the transferor interest and then to the owner trust certificates.

      Amounts from the HELOCs in loan group IX will not be available to make payments to the notes related to loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI, loan group VII and loan group VIII.

Credit Enhancement

Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class VIII-A, Class M, Class B and Class VIII-M Notes

      The credit enhancement provided for the benefit of the holders of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A and Class VIII-A Notes consists of net monthly excess cashflow, overcollateralization and the subordination provided to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes by the Class M

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                                      S-15
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Notes and  Class B Notes and  provided  to the Class  VIII-A  Notes by the Class
VIII-M Notes. Among the classes of Class M Notes and Class VIII-M Notes, each class of Class M Notes or Class VIII-M Notes with a higher numerical class designation will provide subordination to each class of Class M Notes or Class VIII-M Notes, respectively, with a lower numerical class designation.

      In addition, cross-collateralization will be provided from loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI and loan group VII to the Notes related to loan group VIII, and cross-collateralization will be provided from loan group VIII to the notes related to loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI and loan group VII to the extent described in this prospectus supplement.

See "Description of the Notes" in this prospectus supplement for additional information.

Class IX-A Notes

      The credit enhancement provided for the benefit of the holders of the Class IX-A Notes consists of net monthly excess cashflow, overcollateralization and the financial guaranty insurance policy provided for the benefit of the Class IX-A Notes.

See "Description of the Notes" in this prospectus supplement for additional information.

Advances

Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class VIII-A, Class M, Class B and Class VIII-M Notes

      The RMBS servicer will be obligated to make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans, in general, to the extent that the RMBS servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. If the RMBS servicer fails to make any required advances, the RMBS master servicer, as successor RMBS servicer, may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.

      The HELOC servicer or the HELOC back-up servicer will be obligated to make cash advances with respect to the payments of scheduled interest on the HELOCs which are delinquent as of the end of the related due period, in general, to the extent that the HELOC servicer reasonably believes that such cash advances can be repaid from future payments on the HELOCs. These cash advances are only intended to maintain a regular flow of scheduled interest payments on the Class IX-A Notes and are not intended to guarantee or insure against losses on the HELOCs. The HELOC servicer will not advance delinquent payments of principal.

Derivative Contracts

      The trust will include cap contracts and a corridor contract.

      The trust will include four cap contracts. On the closing date, either the seller will assign to the depositor, and the depositor will assign to the trust primarily for the benefit of the Class III-A, Class M-1, Class M-2 and Class M-3 Notes, its rights under the cap contracts, or the depositor will cause the indenture trustee to enter into the cap contracts on behalf of the trust with the derivative counterparty. Payments under the cap contracts will be made when One-Month LIBOR (as determined pursuant to the cap contracts) exceeds a certain level. Such payments will be used primarily to cover basis risk shortfalls on the Class III-A, Class M-1, Class M-2 and Class M-3 Notes. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the Class III-A, Class M-1, Class M-2 and Class M-3 Notes as a result of the cap contracts.

      The trust will include an interest rate corridor contract. On the closing date, either the seller will assign to the depositor, and the depositor will assign to the trust primarily for the benefit of the Class I-A Notes, its rights under the corridor contract, or the depositor will cause the indenture trustee to enter into the corridor contract on behalf of the trust with the derivative counterparty. Payments under the corridor

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                                      S-16
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contract  will be made  pursuant to the formulas  described  in this  prospectus supplement. Amounts paid under the corridor contract will be available primarily to cover basis risk shortfalls on the Class I-A Notes as described in this prospectus supplement.

      Any amounts received from the cap contracts and the corridor contract not used to cover basis risk shortfalls on the related notes shall be used to cover basis risk shortfalls on some of the other classes of notes as described in this prospectus supplement. However, these amounts are not expected to be material.

      See "Description of the Notes -- The Derivative Contracts" in this prospectus supplement.

Optional Termination

Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class VIII-A, Class M, Class B and Class VIII-M Notes

      At its option, the holder of the trust certificates, or, if there is no single holder, the majority holder of the trust certificates may purchase the assets of the trust related to loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI, loan group VII and loan group VIII and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class VIII-A, Class M, Class B and Class VIII-M Notes on or after the payment date on which the aggregate stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 10% of the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date and the aggregate amounts deposited into the group I, group II, group III, group IV, group V, group VI, group VII and group VIII pre-funding account on the closing date.

Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes

      At its option, the holder of the trust certificates, or, if there is no single holder, the majority holder of the trust certificates may purchase the assets of the trust related to loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI and loan group VII and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes on or after the payment date on which the stated principal balance of the related mortgage loans and properties acquired in respect thereof has been reduced to less than 10% of the stated principal balance of the related mortgage loans as of the Cut-off Date and the aggregate amounts deposited into the group I, group II, group III, group IV, group V, group VI and group VII pre-funding accounts on the closing date; provided, however, that no such optional termination may be exercised unless a "will be debt" opinion has been rendered by nationally recognized tax counsel with respect to the Class VIII-A Notes and Class VIII-M1 Notes.

Class VIII-A Notes and Class VIII-M Notes

      At its option, the holder of the trust certificates, or, if there is no single holder, the majority holder of the trust certificates, may purchase the assets of the trust related to loan group VIII and thereby redeem the Class VIII-A Notes and Class VIII-M Notes on or after the payment date on which the stated principal balance of the related mortgage loans and properties acquired in respect thereof has been reduced to less than 10% of the stated principal balance of the related mortgage loans as of the Cut-off Date and the aggregate amount deposited into the group VIII pre-funding account on the closing date.

Class IX-A Notes

      The holder of the trust certificates, or, if there is no single holder, the majority holder of the trust certificates, may exercise its right to purchase the HELOCs on any payment date on or after the payment date on which the note principal balance of the Class IX-A Notes declines to 10% or less of the note principal balance of the Class IX-A Notes on the closing date. If such holder fails to exercise this right, the Credit Enhancer may purchase the HELOCs 60 days after the payment date on which the note principal balance of the Class IX-A Notes declines to 10% or less of the note principal

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

balance of the Class IX-A Notes on the closing date.

See "The Indenture-- Optional Termination" in this prospectus supplement.

Federal Income Tax Consequences

      For federal income tax purposes the offered notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the trust certificates. Each noteholder that is unrelated to the owner of the trust certificates, by its acceptance of an offered note, will agree to treat the notes as debt.

      The trust is classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the trust certificates, the transferor interest and the Class N, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4, Class VIII-M-5 and Class VIII-M-6 Notes are owned exclusively by a "real estate investment trust" or by a "qualified REIT subsidiary." American Home Mortgage Investment Corp. represents that it qualifies as a "real estate investment trust" and that it owns the trust certificates indirectly through a "qualified REIT subsidiary." Moreover, the trust agreement sets forth restrictions on the transferability of the trust certificates to ensure that it will only be held by a "real estate investment trust" or a "qualified REIT subsidiary."

See "Risk Factors -- The Trust May Be Taxable if the Seller Fails to Qualify As A REIT" in this prospectus supplement and "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

Ratings

      It is a condition to the issuance of the notes that they receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P, and Moody's Investors Service, Inc., which is referred to herein as Moody's:

      Notes                  S&P            Moody's
----------------         -----------      -----------
Class I-A-1                  AAA              Aaa
Class I-A-2                  AAA              Aaa
Class I-A-3                  AAA              Aaa
Class II-A-1                 AAA              Aaa
Class II-A-2                 AAA              Aaa
Class III-A-1                AAA              Aaa
Class III-A-2                AAA              Aaa
Class IV-A-1                 AAA              Aaa
Class IV-A-2                 AAA              Aa1
Class V-A-1                  AAA              Aaa
Class V-A-2                  AAA              Aa1
Class VI-A                   AAA              Aaa
Class VII-A-1                AAA              Aaa
Class VII-A-2                AAA              Aaa
Class VIII-A-1               AAA              Aaa
Class VIII-A-2               AAA              Aaa
Class M-1                    AA+               --
Class M-2                     AA               --
Class M-3                    AA-               --
Class M-4                     A                --
Class M-5                     A-               --
Class M-6                    BBB+              --
Class M-7                    BBB               --
Class M-8                    BBB-              --
Class B                       BB               --
Class VIII-M-1                AA               --
Class VIII-M-2                A                --
Class VIII-M-3                A-               --
Class VIII-M-4               BBB+              --
Class VIII-M-5               BBB               --
Class VIII-M-6               BBB-              --
Class IX-A                   AAA              Aaa

--------------

      The ratings on the notes address the likelihood that holders of the notes will receive all distributions on the mortgage loans or HELOCs to which they are entitled, other than some interest shortfalls. However, the ratings do not address the possibility that noteholders might suffer a lower than anticipated yield.

      A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans or HELOCs.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

See "Yield on the Notes" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

Legal Investment

      When issued, the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class VIII-A, Class M-1, Class M-2, Class M-3 and Class VIII-M-1 Notes will constitute "mortgage related securities" for purposes of SMMEA and all other classes of notes will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA Considerations

      The offered notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the notes.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the notes:

The Notes Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

      The underwriters intend to make a secondary market in the Class I-A, Class II-A, Class III-A, Class IV-A-1, Class V-A-1, Class VII-A-1, Class VIII-A, Class IX-A, Class M-1, Class M-2, Class M-3 and Class VIII-M-1 Notes, however, none of them is obligated to do so. There is no underwriting arrangement for the remaining notes. There can be no assurance that a secondary market for the notes will develop or, if one does develop, that it will provide holders of the notes with liquidity of investment or that it will continue for the life of the notes. This is the fourth securitization of the depositor and the second to include HELOCs and there are only a limited number of securitizations which include mortgage loans or HELOCs originated or purchased by the seller. As a result, the secondary market for the notes may be very limited. In addition, any resale prices that may be available for any note in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The notes will not be listed on any securities exchange.

The Trust May Be Taxable if the Seller Fails to Qualify as a REIT.

      It is anticipated that the trust will be characterized as one or more taxable mortgage pools, or TMPs, for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that, for federal income tax purposes, the trust will be treated as being entirely owned by the seller or an affiliate, which is a "real estate investment trust," or REIT, or by a "qualified REIT subsidiary" and, consequently, the trust will be treated as a "qualified REIT subsidiary" of the seller. So long as the trust continues to be treated as being entirely owned by the seller for such purposes and so long as the seller continues to qualify as a REIT, classification of the trust as a TMP will not cause it to be subject to corporate income tax. Rather, the consequence of the classification of the trust as a TMP is that the shareholders of the seller will be required to treat a portion of the dividends they receive from the seller as though they were "excess inclusions" with respect to a residual interest in a "real estate mortgage investment conduit," or REMIC, within the meaning of Section 860D of the Code.

      In the event that the trust is not treated as being wholly owned by a REIT for federal income tax purposes, it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. No transfer of the trust certificates will be permitted to an entity that is not a REIT or treated as a REIT for federal income tax purposes.

      In the event that federal income taxes are imposed on the trust, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the trust, with a consequential redemption of the notes at a time earlier than anticipated.

The Mortgage Loans and HELOCs Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans and HELOCs.

      As of the cut-off date, approximately 19.86%, 28.70%, 50.31%, 22.62%, 39.44%, 17.11%, 32.44% and 14.27% of the group I, group II, group III, group IV, group V, group VI, group VII and group VIII initial mortgage loans, respectively, approximately 29.84% of the initial HELOCs and approximately 24.73% of the initial mortgage loans in the aggregate, are secured by properties in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans and HELOCs generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans and HELOCs securing the notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan and HELOC concentration may affect the yield to maturity of the notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the notes.

The Value of the Mortgage Loans and HELOCs May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses or Shortfalls Being Incurred on the Notes.

      No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans and HELOCs. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans or HELOCs, and any other financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans or HELOCs with high principal balances or high combined loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage properties related to the mortgage loans or HELOCs may result in the allocation of losses which are not covered by credit enhancement to the notes.

Interest Generated by the Mortgage Loans and HELOCs and Amounts Contributed from the Interest Coverage Accounts May Be Insufficient to Create or Maintain Overcollateralization.

      The amount of interest generated by the mortgage loans and HELOCs (net of fees and expenses) in a loan group and amounts contributed from the related interest coverage account is expected to be higher than the amount of interest required to be paid to the related notes. Any such excess interest will be used to maintain the current level of overcollateralization by covering current or previous realized losses on the mortgage loans or HELOCs. We cannot assure you, however, that enough excess interest will be available to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans and HELOCs will generate:

      o Every time a mortgage loan or HELOC is prepaid in full, excess interest may be reduced because the mortgage loan or HELOC will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

      o Every time a mortgage loan or HELOC is liquidated, excess interest may be reduced because such mortgage loans or HELOC will no longer be outstanding and generating interest.

      o If the rates of delinquencies, defaults or losses on the mortgage loans or HELOCs turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required payments on the notes.

      o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans or HELOCs with relatively higher interest rates than on the mortgage loans or HELOCs with relatively lower interest rates, the amount of excess interest generated by the mortgage loans or HELOCs will be less than would otherwise be the case.

      In addition, during the funding period, amounts on deposit in the group I, group II, group III, group IV, group V, group VI, group VII, group VIII and group IX pre-funding accounts will earn a limited amount of interest which will be available to the related noteholders. The interest earned will be significantly less than interest generated by the mortgage loans and HELOCs in the trust, and amounts in the interest coverage accounts may not be sufficient to cover the shortfall.

The Rate and Timing of Principal Distributions on the Notes Will Be Affected by Prepayment Speeds.

      Mortgagors may prepay their mortgage loans or HELOCs in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans. A prepayment of a mortgage loan or HELOC generally will result in a prepayment on the related notes:

      o If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

      o If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

      o The rate of prepayments on the mortgage loans and HELOCs will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan and HELOC prepayments may increase due to the availability of other mortgage loans or HELOCs at lower interest rates. Conversely, if prevailing interest rates rise, the prepayments on mortgage loans and HELOCs may decrease.

      o The seller will be required to purchase mortgage loans and HELOCs from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the seller has the option to purchase mortgage loans and HELOCs that become 90 days or more delinquent. These purchases will have the same effect on the holders of the notes as a prepayment in full of any such purchased mortgage loans or HELOCs.

      o The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the classes of notes whenever overcollateralization is at a level below the required level. An earlier return of principal to the holders of the notes as a result of the overcollateralization provisions will influence the yield on the notes in a manner similar to the manner in which principal prepayments on the mortgage loans and HELOCs will influence the yield on the notes.

      See "Yield on the Notes" in this prospectus supplement, including the tables entitled "Percent of Initial Note Principal Balance Outstanding at the Following CPR and Prepayment Assumption Percentages."

If the One-Year MTA is Replaced, the Group I Mortgage Loan Margins May Be Adjusted.

      If One-Year MTA is no longer available, the RMBS servicer will choose a new index for the group I mortgage loans that is based on comparable information. When the RMBS servicer chooses a new index, it will increase or decrease the margin for each group I mortgage loan by the difference between the average of the old index for the final three years it was in effect and the average of the replacement index for the most recent three years. The new margin for each group I mortgage loan will be rounded up as provided in the related mortgage note.

Negative Amortization May Increases Losses Applied to the Notes.

      When interest due on a group I mortgage loan is added to the principal balance of the group I mortgage loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the group I mortgage loan. Therefore, if the mortgagor defaults on the group I mortgage loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been in the absence of negative amortization. The noteholders will bear these losses as described under "Description of the Notes -- Allocation of Losses" in this prospectus supplement.

Allocation of Negative Amortization May Affect the Yield on the Notes.

      The amount of negative amortization, if any, with respect to all group I mortgage loans for a given month will reduce the amount of interest collected on the group I mortgage loans and available to be distributed as interest to the Class I-A Notes. As a result, the note interest rate on the Class I-A Notes may be reduced to the related available funds rate. The reduction in interest collections will be offset, in part, by applying principal payments received on the group I mortgage loans to interest distributions on the Class I-A Notes. Any remaining interest shortfalls on the Class I-A Notes will carry forward with interest thereon.

Junior  Lien  Positions  May Cause a Payment  Delay or a Loss on the Class  IX-A
Notes.

      Approximately 98.93% of the aggregate stated principal balance of the initial group IX loans as of the cut-off date are secured by second mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the HELOCs in a junior lien position only to the extent that the claims of any senior mortgages have been satisfied in full. If it is uneconomical to foreclose on a mortgaged property, the HELOC servicer may write off the entire outstanding balance of the related HELOC as a bad debt. These risks are greater if a HELOC has a high combined loan-to-value ratio or low junior ratio because it is more likely that the HELOC servicer would determine foreclosure to be uneconomical. If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy the related HELOCs in the trust, the other forms of credit enhancement are insufficient to cover the loss and the credit enhancer fails to perform its obligations under the financial guaranty insurance policy, then:

      There will be a delay in payments to holders of the Class IX-A Notes while a deficiency judgment against the borrower is sought; and

      Holders of the Class IX-A Notes may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Removal of HELOCs May Extend the Maturity of the Class IX-A Notes.

      Upon notice to the Credit Enhancer and subject to the conditions of the related servicing agreement, on any payment date, the seller may, but shall not be obligated to, remove from the trust a portion of the HELOCs without notice to the noteholders. Upon any such removal, the seller's interest will be reduced by an amount equal to the aggregate principal balances of the HELOCs removed. Such removal may have the effect of reducing principal collections available to the Class IX-A Notes, thereby extending the expected maturity of the Class IX-A Notes.

Some of the HELOCs Have Introductory Rates which May Result in Increased Delinquencies and Defaults on the HELOCs.

      The initial mortgage rate in effect on approximately 54.48% of the initial HELOCs will be an introductory or "teaser" rate that is lower, and may be significantly lower, than the mortgage rate that would have been in effect on those HELOCs based on the related index and gross margin. Therefore, unless the related index declines after origination of a HELOC, the related mortgage rate will generally increase on the first adjustment date following origination of the HELOC subject to the maximum rate cap. Increased monthly payments on HELOCs may result in increased delinquencies and defaults on those HELOCs. The repayment of the HELOCs will be dependent on the ability of the mortgagors to make larger monthly payments or to refinance their HELOC following adjustments of the mortgage rate.

The Note Rate on the Class IX-A Notes May Be Limited.

      The Available Funds Rate on the Class IX-A Notes is calculated by reference to the weighted average of the mortgage loan rates of the HELOCs as adjusted to account for the actual over 360-day interest calculation method. Therefore, the prepayment of the HELOCs with higher mortgage rates may result in a lower note rate on the notes. If the prime rate, which determines the interest rates on the HELOCs, is lower than anticipated by an investor, the net mortgage rates on the HELOCs will be lower than anticipated. If the interest on the Class IX-A Notes is limited by the weighted average of the net mortgage rates of the HELOCs, adjusted as described above, the difference between (a) the rate of one-month LIBOR plus the related note margin and (b) the weighted average of the net mortgage rates of the

HELOCs, adjusted as described above, will create a basis risk shortfall carry-forward amount that will carry forward with interest thereon. Any basis risk shortfall carry-forward amount allocated to the Class IX-A Notes will not be covered by the policy issued by the credit enhancer and will only be payable from excess interest on the HELOCs to the extent available for that purpose in current and future periods. Any related basis risk shortfall carry-forward amounts may remain unpaid on the final payment date for the Class IX-A Notes.

Payments on the HELOCs and the Financial Guaranty Insurance Policy Are the Sole Source of Payments on the Class IX-A Notes.

      Credit enhancement will be provided for the Class IX-A Notes in the form of excess interest collections allocable to the investors, as required and as described in this prospectus supplement, any overcollateralization that may be created and the financial guaranty insurance policy. None of the seller, the depositor, the underwriters, the indenture trustee, the HELOC servicer, the HELOC back-up servicer, the securities administrator or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain any rating of the notes. To the extent that the investor's portion of any losses incurred on any of the HELOCs are not covered by the foregoing, the holders of the notes will bear all risk of such losses resulting from default by mortgagors.

An Investor's Yield to Maturity on the Class IX-A Notes will Depend on Various Factors.

      The yield to maturity of the Class IX-A Notes will depend on a variety of factors, including:

      o the rate and timing of principal payments on the HELOCs (including payments in excess of required installments, prepayments in full, liquidations and repurchases due to breaches of representations or warranties);

      o the holder of the trust certificate's option to exercise its optional termination rights;

      o     the rate and timing of new draws on the HELOCs;

      o     the note rate;

      o the availability of excess interest to cover any basis risk shortfall on the Class IX-A Notes; and

      o     the purchase price.

      In general, if a Class IX-A Note is purchased at a price higher than its outstanding principal balance and principal payments occur more quickly or draws occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a Class IX-A Note is purchased at a price lower than its outstanding principal balance and principal payments occur more slowly or draws occur more quickly than assumed at the time of purchase, the yield will be lower than anticipated.

      The HELOC servicer will be obligated to make cash advances with respect to the payments of scheduled interest on the HELOCs which are delinquent as of the end of the related collection period, in general, to the extent that the HELOC servicer reasonably believes that such cash advances can be repaid from future payments on the HELOCs. These cash advances are only intended to maintain a regular flow of scheduled interest payments on the Class IX-A Notes and are not intended to guarantee or insure against losses on the HELOCs. The HELOC servicer will not advance delinquent payments of principal.

The Rate of Prepayments on the HELOCs will be Affected by Various Factors.

      Since mortgagors can generally prepay their HELOCs at any time, the rate and timing of principal payments on the Class IX-A Notes will be highly uncertain. The interest rates on the HELOCs are subject to adjustment based on changes in the prime rate, and are subject to certain limitations. Any increase in the interest rate on a HELOC may encourage a mortgagor to prepay the loan. The deductibility of interest payments for federal tax purposes, however, may act as a disincentive to prepayment, despite an increase in the interest rate. In addition, due to the revolving feature of the loans, the rate of principal payments may be unrelated to changes in market rates of interest. Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their HELOCs, may increase the rate of prepayments on the HELOCs.

The  Depositor  Has  Limited  Information  Regarding  Prepayment  History of the
HELOCs.

      All of the HELOCs may be prepaid in whole or in part at any time. Neither the seller nor the HELOC servicer is aware of any publicly available studies or statistics on the rate of prepayment of home equity loans. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional home equity loans. The trust's prepayment experience may be affected by a wide variety of factors, including:

      o     general economic conditions,

      o     interest rates,

      o     the availability of alternative financing,

      o     homeowner mobility, and

      o changes affecting the ability to deduct interest payments on home equity lines of credit for federal income tax purposes.

      We refer you to "Prepayment Considerations" in this prospectus supplement.

Cash Flow Is Limited in Early Years of HELOCs.

      Each HELOC has a draw period that lasts up to ten years, and a repayment term following the draw period of fifteen years. No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Following the draw period, monthly principal payments during the repayment period are required in amounts that will amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to holders of the Class IX-A Notes and investors in those notes may receive payments of principal more slowly than anticipated.

There Is an Increased Risk of Loss to Class IX-A Noteholders As Monthly Payments Increase at the End of the Draw Period.

      The HELOCs require no principal payments or minimal principal payments during the first ten years following origination. The HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. The HELOCs pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. Investors in the Class IX-A Notes may suffer a loss if the collateral for such loan, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and the credit enhancer fails to perform under the financial guaranty insurance policy.

Class IX-A Note Rating is Based Primarily on the Financial Strength of the Credit Enhancer.

      The rating on the Class IX-A Notes depends primarily on an assessment by the rating agencies of the HELOCs and the financial strength of the credit enhancer. Any reduction of the rating assigned to the financial strength of the credit enhancer may cause a corresponding reduction in the rating assigned to the Class IX-A Notes. A reduction in the rating assigned to the Class IX-A Notes will reduce the market value of these notes and may affect the ability of investors in these notes to sell them.

The HELOC Servicer Has Limited Ability to Change the Terms of the HELOCs.

      The HELOC servicer may agree to change the terms of a HELOC if the changes:

      o do not materially and adversely affect the interests of the noteholders or the credit enhancer; and

      o     are consistent with prudent business practice.

      In addition, the HELOC servicer, within certain limitations, may increase the credit limit and reduce the loan rate related to a HELOC. Any increase in credit limit related to a HELOC could increase the combined loan-to-value ratio of that HELOC, and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under the HELOC. In addition, any reduction in the loan rate of a HELOC could reduce the excess cash flow available to absorb losses.

The Incurrence of Debt by Borrowers Could Increase the Risk to Investors in the Class IX-A Notes.

      With respect to HELOCs that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the HELOCs.

Some Additional Risks Are Associated with the Notes (other than the Class IX-A Notes).

      The weighted average life of, and the yields to maturity on, the notes will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in these related notes, the actual yield to maturity of these notes may be lower than assumed. The timing of losses on the mortgage loans will also affect an investor's actual yields to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the group I, group II, group III, group IV, group V, group VI and group VII mortgage loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related payment date, will reduce the note principal balance of the Class M and Class B Notes. Realized losses on the group I, group II, group III, group IV, group V and group VII mortgage loans, to the extent the amount of related overcollateralization has been reduced to zero and the aggregate note principal balance of the Class M Notes and Class B Notes has been reduced to zero, will reduce the note principal balance of the Class I-A-2 Notes and Class I-A-3 Notes, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2 and Class VII-A-2 Notes, respectively; provided, however, that any Realized Losses allocated to the Class I-A-2 Notes and Class I-A-3 Notes shall be allocated first, to the Class I-A-3 Notes, and second, to the Class I-A-2 Notes. Realized losses on the group VIII mortgage loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related payment date, will reduce the note principal balance of the Class VIII-M Notes. Realized losses on the group VIII mortgage loans, to the extent the amount of related overcollateralization has been reduced to zero and the aggregate note principal balance of the Class VIII-M-6, Class VIII-M-5, Class VIII-M-4, Class VIII-M-3, Class VIII-M-2, Class VIII-M-1 Notes has been reduced to zero, will reduce the note principal balance of the Class VIII-A-1 Notes and Class VIII-A-2 Notes, on a pro rata basis. As a result of such reductions, less interest will accrue on such classes of notes than would otherwise be the case. The indenture does not permit the allocation of realized losses to the Class I-A-1, Class II-A-1, Class III-A-1, Class IV-A-1, Class V-A-1, Class VI-A and Class VII-A-1. Investors in the Class I-A-1, Class II-A-1, Class III-A-1, Class IV-A-1, Class V-A-1, Class VI-A and Class VII-A-1 Notes should note that although realized losses will not be allocated to the Class I-A-1, Class II-A-1, Class III-A-1, Class IV-A-1, Class V-A-1, Class VI-A and Class VII-A-1 Notes, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class I-A-1, Class II-A-1, Class III-A-1, Class IV-A-1, Class V-A-1, Class VI-A and Class VII-A-1 Notes all interest and principal amounts to which they are then entitled.

      Once a realized loss is allocated to a class of Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A, Class M, Class B and Class VIII-M Notes, no amounts will be distributable with respect to such written-down amount. However, the amount of any realized losses allocated to the these notes may be repaid with interest to the holders thereof from the net monthly excess cashflow according to the priorities set forth under "Description of the Notes -- Overcollateralization Provisions with Respect to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII" and "Description of the Notes -- Overcollateralization Provisions with Respect to Loan Group VIII" in this prospectus supplement.

      The yields to maturity on the notes will be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest or overcollateralization, or a class of notes subordinate thereto. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the notes may be adversely affected by losses even if such class of notes does not ultimately bear such loss.

      Also, investors in the notes should be aware that the Class B Notes may receive more than such class' pro rata share of principal for that payment date. As a result, the note principal balance of the Class B Notes and/or the most subordinate class or classes of Class M Notes may be reduced to zero prior to the more senior class or classes of such notes.

      Unless the aggregate note principal balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes is reduced to zero, it is not expected that the Class M Notes or Class B Notes will receive any payments of principal until the later of the payment date in April 2008 and the first payment date on which the aggregate note principal balance of the Class M Notes and Class B Notes and the related overcollateralized amount is greater than twice this amount as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class M Notes and Class B Notes may be longer than would otherwise be the case.

      Unless the aggregate note principal balance of the Class VIII-A Notes is reduced to zero, it is not expected that the Class VIII-M Notes will receive any payments of principal until the later of the payment date in April 2008 and the first payment date on which the aggregate note principal balance of the Class VIII-M Notes and the related overcollateralized amount is greater than twice this amount as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class VIII-M Notes may be longer than would otherwise be the case.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans or HELOCs That Might be Allocated to the Notes.

      Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan or HELOC if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the notes. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in the accompanying prospectus.

Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement to Cover Losses on the Trust Assets May Result in Losses or Shortfalls Being Allocated to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class VIII-A, Class M, Class B and Class VIII-M Notes.

      The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A and VIII-A Notes, and to a more limited extent, the holders of the Class M, Class B and Class VIII-M Notes, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the mortgage loans. On the closing date, the amount of overcollateralization with respect to loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI and loan group VII will equal approximately 0.35% of the aggregate stated principal balance of the related mortgage loans as of the cut-off date plus the related original pre-funded amounts. On the closing date, the amount of overcollateralization with respect to loan group VIII will equal approximately 0.35% of the aggregate stated principal balance of the related mortgage loans as of the cut-off date plus the related pre-funded amount.

      If delinquencies or defaults occur on the mortgage loans, neither the RMBS servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the RMBS servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

      The ratings of the notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the depositor, the seller, the RMBS master servicer, RMBS servicer, the HELOC back-up servicer, the HELOC servicer, the indenture trustee, the owner trustee, the securities administrator or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings on the notes. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in the accompanying prospectus.

The Difference Between the Interest Rates on the Notes (other than the Class IX-A Notes) and the Related Mortgage Loans May Result in Shortfalls with Respect to these Notes.

      The note interest rate with respect to the Class I-A, Class II-A, Class III-A, Class M and Class B Notes adjusts each month and is based upon the value of an index of one-month LIBOR plus the related margin, limited by a maximum note interest rate and the related available funds rate. However, the mortgage rate for the adjustable-rate mortgage loans is based upon the related index, in each case plus the related gross margin, and adjusts monthly, semi-annually or annually. The indices on the mortgage loans and the One-Month LIBOR Index may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which the mortgage loan indices are stable or falling or that, even if each of the mortgage loan indices rise during the same period, one-month LIBOR may rise much more rapidly than the other loan indices. To the extent that the note interest rate on these notes is limited to the related available funds rate, basis risk shortfalls may occur. See "Description of the Notes -- Interest Payments on the Notes" in this prospectus supplement.

      The note interest rate on the Class IV-A, Class V-A, Class VI-A and Class VII-A Notes prior to the related note rate change date is a fixed interest rate subject to an available funds rate. Therefore the prepayment of the mortgage loans in the related loan group may result in a lower related available funds rate, which, in certain circumstances, could result in a lower note interest rate for these notes, resulting in interest shortfalls. In addition, on or after the related note rate change date, the note interest rate on the Class IV-A, Class V-A, Class VI-A and Class VII-A Notes will adjust each month based upon the value of the least of (i) an index of six-month LIBOR plus the related note margin, (ii) the maximum note interest rate and (iii) the related available funds rate. However, the mortgage rate for the related mortgage loans is based upon a similar or different mortgage index plus the related gross margin, and adjusts semi-annually or annually. The six-month LIBOR loan index and the mortgage indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the six-month LIBOR loan index may rise during periods in which the related mortgage indices are stable or falling or that, even if both the six-month LIBOR loan index and the related mortgage indices rise during the same period, the six-month LIBOR loan index may rise much more rapidly than the related mortgage indices. To the extent that the note interest rate on these notes is limited to the related available funds rate, interest shortfalls or basis risk shortfalls may occur. See "Description of the Notes -- Interest Payments on the Notes" in this prospectus supplement.

      The note interest rate on the Class VIII-A Notes is a fixed rate subject to the related available funds rate. To the extent the available funds rate is paid to the Class VIII-A Notes, the difference between the available funds rate and the fixed note interest rate on the Class VIII-A Notes will create a shortfall that will carry forward with interest thereon. See "Description of the Notes - Interest Payments on the Notes" in this prospectus supplement.

      The note interest rate with respect to the Class VIII-M Notes adjusts each month and is based upon the value of an index of one-month LIBOR plus the related margin, limited by a maximum note interest rate and the related available funds rate. However, the mortgage rate for all of the group VIII mortgage loans is fixed. Thus, to the extent that the note interest rate on these notes is limited to the related available funds rate, net WAC shortfalls may occur. See "Description of the Notes -- Interest Payments on the Notes" in this prospectus supplement.

      Net  monthly  excess  cashflow  may be  used,  subject  to the  priorities described in this prospectus supplement, to cover basis risk shortfalls or interest shortfalls. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the note interest rate on a class of notes is limited to the related available funds rate, there may be little or no net monthly excess cashflow.

      The cap contracts will be assigned to, or entered into by, the indenture trustee on behalf of the trust and the net amounts payable from these contracts will provide some protection against any basis risk shortfalls on the Class III-A, Class M-1, Class M-2 and Class M-3 Notes. However, amounts payable under these cap contracts are based on the parameters described in this prospectus supplement, and, to the extent the actual performance of the related mortgage loans differs from the expectations on which these parameters were based, the cap contracts may provide insufficient funds to cover these shortfalls. In addition, payments from the cap contracts are subject to a ceiling, which may limit the amount of payments from these contracts to cover these shortfalls.

      To the extent that amounts payable under the cap contracts are insufficient to cover basis risk shortfalls on the Class III-A, Class M-1, Class M-2 and Class M-3 Notes, net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the note interest rate on a class of notes is limited to the related available funds rate, there will be little or no net monthly excess cashflow.

      The corridor contract will be assigned to, or entered into by, the indenture trustee on behalf of the trust and the net amounts payable from this contract will provide some protection against any basis risk shortfalls on the Class I-A Notes. However, amounts payable under the corridor contract are based on the parameters described in this prospectus supplement, and, to the extent the actual performance of the related mortgage loans differs from the expectations on which these parameters were based, the corridor contract may provide insufficient funds to cover these shortfalls. In addition, payments from the corridor contract are subject to a ceiling, which may limit the amount of payments from this contract to cover these shortfalls.

      To the extent that amounts payable under the corridor contract are insufficient to cover basis risk shortfalls on the Class I-A Notes, net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the note interest rate on each class of Class I-A Notes is limited to the related available funds rate, there will be little or no net monthly excess cashflow.

Some of the Mortgage Loans Were Underwritten to Non-Conforming Underwriting Standards, Which May Result in Losses or Shortfalls to Be Incurred on the Related Notes.

      Approximately  57.14% and  19.30% of the  initial  mortgage  loans in loan group I and loan group VIII, respectively, all of the mortgage loans in loan group III, loan group V and loan group VII, and none of the initial mortgage loans in loan group II, loan group IV or loan group VI, were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" loans. A "non-conforming" loan means a loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, these loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. In addition, the originators' underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originators' first lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators' loan-to-value ratio determination. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the notes. For a description of the underwriting standards under which the mortgage loans were originated, see "Mortgage Loan Origination--Underwriting Guidelines" in this prospectus supplement.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

      As of the cut-off date, approximately none of the group I initial mortgage loans have an initial interest only period, approximately 0.05%, 72.98% and 11.91% of the group II initial mortgage loans have an initial interest only period of two years, five years and ten years, respectively, approximately 0.16%, 0.28%, 66.97% and 26.10% of the group III initial mortgage loans have an initial interest only period of one year, two years, five years and ten years, respectively, approximately 31.70% and 50.88% of the group IV initial mortgage loans have an initial interest only period of three years and five years, respectively, approximately 46.06% and 47.07% of the group V initial mortgage loans have an initial interest only period of three years and five years, respectively, approximately 86.54%, 0.02% and 0.01% of the group VI initial mortgage loans have an initial interest only period of five years, seven years and ten years, respectively, approximately 86.02% and 0.18% of the group VII initial mortgage loans have an initial interest only period of five years and seven years, respectively, and approximately 25.88% of the group VIII initial mortgage loans have an initial interest only period of five years, and approximately 0.01%, 0.03%, 3.19%, 61.38%, 0.04% and 3.35% of the aggregate initial mortgage loans have an initial interest only period of one year, two years, three years, five years, seven years and ten years, respectively. During the applicable interest only period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by any principal portion of scheduled payments during this period. As a result, no principal payments will be made to the notes from these mortgage loans during their interest only period except in the case of a prepayment.

      After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class VIII-A, Class M, Class B and Class VIII-M Notes.

      Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that begin to amortize with their first monthly payment. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency, loss and prepayment of these mortgage loans.

The Ratings on the Notes are Not a Recommendation to Buy, Sell or Hold the Notes and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Notes.

      It is a condition to the issuance of the notes that each class of notes be rated no lower than the ratings described in this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any note, and, accordingly, there can be no assurance that the rating assigned to any note on the date on which the notes are initially issued will not be lowered or withdrawn by either rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related notes may be adversely affected. See "Ratings" in this prospectus supplement and in the prospectus.

The Mortgage Loans and HELOCs May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans and HELOCs.

      The mortgage loans and HELOCs included in the trust may be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan or HELOC. However, even with respect to those loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan or HELOC significantly in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans or HELOCS with no or limited recourse may adversely affect the yield to maturity of the notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related notes.

The Mortgage Loans and HELOCs May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans and HELOCs.

      To the extent any related mortgaged property is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans and HELOCs may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Legislation" in the accompanying prospectus. To the extent these environmental risks result in losses on the mortgage loans or HELOCs, the yield to maturity of the related notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans and HELOCs.

      Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans and HELOCs.

      The mortgage loans and HELOCs are also subject to federal laws, including:

      (a)  the  Federal   Truth-in-Lending  Act  and  Regulation  Z  promulgated
thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans and HELOCs;

      (b) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

      (c) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

      Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans and HELOCs, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of the Mortgage Loans" in the accompanying prospectus.

      On the closing date, the seller will represent, among other things, that each initial mortgage loan or initial HELOC, at the time it was made and as of the applicable transfer date, and with respect to subsequent mortgage loans and subsequent HELOCs, each such subsequent mortgage loan or subsequent HELOC at the time it was made, complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws, and each loan has been serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws. In the event of a breach of this representation, the seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan or HELOC in the manner described in the prospectus.

The Servicing Operations of the RMBS Servicer and HELOC Servicer Are Being Transferred to Texas

      As of the cut-off date, the primary servicing operations of the RMBS Servicer and HELOC Servicer are in the process of being moved from offices in Maryland, to offices in Texas. The RMBS Servicer and HELOC Servicer expect that the move will be completed by July 31, 2005. Investors should note, however, that when the offices associated with servicing are relocated, there may be a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement will cause losses or shortfalls to be incurred by the holders of the notes. An increase in the number of liquidations of defaulted mortgage loans or HELOCs will have the same effect as an increase in the rate of prepayments on the mortgage loans or HELOCs.

There May Be Variations in the Subsequent Mortgage Loans and Subsequent HELOCs from the Initial Mortgage Loans and Initial HELOCs.

      Each subsequent mortgage loan and subsequent HELOC generally will satisfy the eligibility criteria described in this prospectus supplement at the time of its sale to the trust. The characteristics of the subsequent mortgage loans and subsequent HELOCS, however, may vary from the specific characteristics reflected in the statistical information relating to the initial mortgage loans and initial HELOCs presented in this prospectus supplement, although the extent of such variance is not expected to be material. The final characteristics of the mortgage loans and HELOCs will be reflected in a Current Report on Form 8-K which will be filed by the Depositor within fifteen days of the end of the Funding Period.

Failure to Use All Amounts on Deposit in the Pre-Funding Accounts May Result in a Mandatory Prepayment.

      To the extent that the amounts on deposit in the pre-funding accounts have not been fully applied to the purchase of subsequent mortgage loans and subsequent HELOCs on or before April 30, 2005, the holders of the related notes then entitled to principal distributions on the payment date immediately following April 30, 2005, will receive any amounts remaining in the related pre-funding accounts. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans and subsequent HELOCs in each loan group sold to the indenture trustee on behalf of the trust will require the application of substantially all amounts on deposit in the related pre-funding account and that there will be no material principal payment to the holders of the related notes on such payment date.

The Return on the Notes Could be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws.

      The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans or HELOCs. The military operations by the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan or HELOC for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because none of the RMBS master servicer, the RMBS servicer, the HELOC back-up servicer and the HELOC servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan or HELOC if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the RMBS master servicer, the RMBS servicer, the HELOC back-up servicer or the HELOC servicer and, therefore, will reduce the available funds for the noteholders on subsequent payment dates. We do not know how many mortgage loans or HELOCs in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the RMBS servicer, the HELOC back-up servicer and the HELOC servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan or HELOC which goes into default, there may be delays in payment and losses on the notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or HELOCs resulting from similar legislation or regulations may result in delays in payments or losses to the holders of the notes. Any Relief Act shortfall respecting the Class IX-A Notes will not be covered by the policy issued by the credit enhancer and will only be payable from excess interest on the HELOCs to the extent available as described in this prospectus supplement.

                                THE MORTGAGE POOL

General

      References to percentages of the mortgage loans or HELOCs unless otherwise noted are calculated based on the aggregate unpaid principal balance of the initial mortgage loans or initial HELOCs, respectively, as of the Cut-off Date.

      All of the initial mortgage loans and initial HELOCs will be acquired by the Depositor on the date of issuance of the Notes from American Home Mortgage Acceptance, Inc., an affiliate of the Depositor, the RMBS servicer and the HELOC servicer, pursuant to the Mortgage Loan Purchase Agreement. See "Mortgage Loan Origination" in this prospectus supplement.

      The mortgage pool will initially consist of approximately 12,403 first lien fixed-rate and adjustable-rate mortgages secured by one- to four-family residences and individual condominium units, which are referred to in this prospectus supplement as the mortgage loans, and approximately 2,791 adjustable-rate home equity lines of credit secured primarily by second liens on one- to four-family residential properties and condominium units, which are referred to in this prospectus supplement as the HELOCs. The initial mortgage loans and initial HELOCs have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $3,057,540,463 and $164,258,491, respectively, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The mortgage pool will also include any additions made on or after the Cut-off Date as a result of new advances of money made pursuant to the home equity lines of credit. The initial mortgage loans have original terms to maturity of not greater than 40 years. The initial HELOCs have original terms to maturity of not greater than 25 years.

      The mortgage pool, referred to herein as the Mortgage Pool, has been divided into nine loan groups, designated as Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI, Loan Group VII, Loan Group VIII and Loan Group IX as more fully described below and in Schedule A to this prospectus supplement. The initial and subsequent mortgage loans in Loan Group I are referred to herein as the Group I mortgage loans or a Group I Loan, the initial and subsequent mortgage loans in Loan Group II are referred to herein as the Group II mortgage loans or a Group II Loan, the initial and subsequent mortgage loans in Loan Group III are referred to herein as the Group III mortgage loans or a Group III Loan, the initial and subsequent mortgage loans in Loan Group IV are referred to herein as the Group IV mortgage loans or a Group IV Loan, the initial and subsequent mortgage loans in Loan Group V are referred to herein as the Group V mortgage loans or a Group V Loan, the initial and subsequent mortgage loans in Loan Group VI are referred to herein as the Group VI mortgage loans or a Group VI Loan, the initial and subsequent mortgage loans in Loan Group VII are referred herein as the Group VII mortgage loans or a Group VII Loan, the initial and subsequent mortgage loans in Loan Group VIII are referred herein as the Group VIII mortgage loans or a Group VIII Loan and the initial and subsequent HELOCs are referred to herein as the Group IX HELOCs or a Group IX Loan. Each group of mortgage loans and the group of HELOCs is referred to herein as a Loan Group.

      All of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans are adjustable-rate mortgage loans. The interest rate borne by each of these mortgage loans will be adjusted, following in some cases an initial fixed-rate period, as follows:

      o monthly based on the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year;

      o     monthly based on the One-Month LIBOR Loan Index;

      o     semi-annually based on the Six-Month LIBOR Loan Index; or

      o annually based on the One-Year LIBOR Loan Index or One-Year Treasury Loan Index,

      each referred to in this prospectus supplement as an Index. The rate on each of these mortgage loans will be computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. All of the Group VIII Loans are fixed-rate mortgage loans. All of the Group IX Loans are home equity lines of credit, or HELOCs.

      The mortgage pool will include the initial mortgage loans and the subsequent mortgage loans in Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI, Loan Group VII and Loan Group VIII and the initial HELOCs and subsequent HELOCs in Loan Group IX. The initial mortgage loans and initial HELOCs will be deposited into the trust on the Closing Date. The subsequent mortgage loans and subsequent HELOCs will be purchased with amounts on deposit in the in the related Pre-Funding Account described in this prospectus supplement.

      Each group I mortgage loan allows the related mortgagor to choose, each month after the initial fixed period, one of several payment options, which may include an amount less than, equal to or greater than a fully-amortizing monthly payment, referred to as the Minimum Monthly Payment in this prospectus supplement. The Minimum Monthly Payment for each group I mortgage loan will adjust annually, and on any Due Date on which the principal balance of the mortgage loan would otherwise exceed 110% (in the case of approximately 3.57% of the group I initial mortgage loans, as of the Cut-off Date) or 125% (in the case of approximately 96.43% of the group I initial mortgage loans, as of the Cut-off
Date) of its original principal balance, to an amount which will fully amortize the group I mortgage loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity. The Minimum Monthly Payment may not, however, increase or decrease on any adjustment date by an amount greater than 7.5% of the Minimum Monthly Payment in effect immediately before that adjustment date, or the payment cap, provided that this 7.5% limitation does not apply to the adjustment made on the fifth anniversary of the first Due Date and each fifth anniversary thereafter or if the principal balance of a group I mortgage loan would otherwise exceed 125%, or 110% for mortgage loans originated in New York, of its original principal balance. The final payment on each group I mortgage loan also is not subject to any limit on the change in the Minimum Monthly Payment. Depending on the amount and timing of increases to the principal balance of a group I mortgage loan due to negative amortization, the final payment on that group I mortgage loan may be substantially larger than the immediately preceding Minimum Monthly Payment.

      Since the mortgage interest rate on each group I mortgage loan adjusts monthly and the Minimum Monthly Payment adjusts annually, subject to the limitations described above, and since the Minimum Monthly Payment may not be increased on most adjustment dates by an amount greater than 7.5%, increases in the One-Year MTA Index will cause a larger portion of the monthly payment to be allocated to interest and a smaller portion to principal. In some cases, the interest due on the group I mortgage loan may exceed the monthly payment. Any such excess will be added to the outstanding principal balance of the group I mortgage loan in the form of negative amortization. Decreases in the One-Year MTA Index, on the other hand, will cause a larger portion of the monthly payment to be allocated to principal and a smaller portion to interest.

      In addition, for any month, if the RMBS Servicer receives a payment on a group I mortgage loan that is less than the Minimum Monthly Payment or if no payment is received at all, the RMBS Servicer will advance its own funds to cover the difference between the Minimum Monthly Payment scheduled to be received and the amount actually received with respect to that group I mortgage loan. However, the RMBS Servicer will not be required to make such advances if it determines that those advances will not be recoverable from future payments or collections on that group I mortgage loan. Failure by the RMBS Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the RMBS Servicing Agreement, will constitute an event of default under such RMBS Servicing Agreement. Such event of default shall then obligate the RMBS Master Servicer, as successor RMBS Servicer, to advance such amounts to the Securities Administrator Collection Account to the extent provided in the RMBS Master Servicing Agreement. Any failure of the RMBS Master Servicer to make such advances would constitute an event of default by the RMBS Master Servicer under the RMBS Master Servicing Agreement. The Indenture Trustee, as successor RMBS master servicer, will be required to make an advance which the RMBS Master Servicer is required to make but fails to do so.

      The depositor will convey the initial mortgage loans and initial HELOCs to the trust on the Closing Date pursuant to the Trust Agreement. The depositor will convey the group I, group II, group III, group IV, group V, group VI, group VII and group VIII subsequent mortgage loans and group IX subsequent HELOCs to the trust during the Funding Period. The group I, group II, group III, group IV, group V, group VI, group VII and group VIII subsequent mortgage loans and group IX subsequent HELOCs will be acquired with amounts on deposit in the group I, group II, group III, group IV, group V, group VI, group VII, group VIII and group IX Pre-Funding Accounts, respectively, pursuant to the group I, group II, group III, group IV, group V, group VI, group VII, group VIII and group IX Subsequent Transfer Instruments.

      The mortgage loans and HELOCs are being serviced by the RMBS Servicer and HELOC Servicer as described below under "The Servicers." The mortgage loans and HELOCs were originated generally in accordance with the guidelines described in "Mortgage Loan Origination" in this prospectus supplement.

      All of the mortgage loans have scheduled monthly payments due on the Due Date, and the scheduled monthly payments of the HELOCs will be deemed to be due on the Due Date. Each mortgage loan or HELOC will contain a customary "due-on-sale" clause or will be assumable as provided in the related mortgage note.

      All of the initial mortgage loans with loan-to-value ratios in excess of 80.00%, have primary mortgage insurance up to the required agency limits.

Indices on Certain of the Mortgage Loans and HELOCs

      One-Year MTA. All of the Group I mortgage loans will adjust monthly based on the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)", determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen days before that date.

      If One-Year MTA is no longer available, the RMBS Servicer will choose a new Index that is based on comparable information. When the RMBS Servicer chooses a new Index, it will increase or decrease the Margin on each group I mortgage loan by the difference between the average of One-Year MTA for the final three years it was in effect and the average of the replacement index for the most recent three years. The Margin will be increased by that difference if the average of One-Year MTA is greater than the average of the replacement index, and the Margin will be decreased by that difference if the average of the replacement index is greater than the average of One-Year MTA. The new Margin will be rounded up as provided in the related group I mortgage note.

      Listed below are some historical values of One-Year MTA since January 1, 1998. The values of One-Year MTA shown are intended only to provide an historical summary of the movements in the One-Year MTA and may not be indicative of future rates. No assurances can be given as to the value of One-Year MTA on any interest rate adjustment date or during the life of any group I mortgage loan.

                                                                   One-Year MTA
                                   -------------------------------------------------------------------------

Adjustment Date                     1999        2000       2001        2002        2003       2004     2005
-----------------------------      -----        -----      -----       -----       -----      -----    -----
January 1....................      4.99%        5.21%      6.00%       3.26%       1.94%      1.23%    2.02%
February 1...................      4.94         5.34       5.87        3.06        1.86       1.23     2.17
March 1......................      4.89         5.46       5.71        2.91        1.75       1.23
April 1......................      4.83         5.58       5.53        2.79        1.65       1.24
May 1........................      4.78         5.70       5.32        2.67        1.55       1.29
June 1.......................      4.76         5.79       5.10        2.55        1.45       1.38
July 1.......................      4.73         5.88       4.90        2.41        1.38       1.46
August 1.....................      4.73         5.96       4.67        2.27        1.34       1.52
September 1..................      4.77         6.04       4.40        2.18        1.30       1.60
October 1....................      4.88         6.08       4.09        2.12        1.27       1.68
November 1...................      4.97         6.13       3.76        2.07        1.26       1.77
December 1...................      5.08         6.11       3.48        2.00        1.24       1.89

      Six-Month LIBOR.  Approximately 48.40%, 33.82%, 63.35%, 50.05%, 64.60% and
31.64% of the Group II, Group III, Group IV, Group V, Group VI and Group VII initial mortgage loans, respectively will adjust semi-annually based on the Six-Month LIBOR Loan Index. The Six-Month LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S.
dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as are most recently available as of the time specified in the related mortgage note.

                                                            Six-Month LIBOR Loan Index
                                    ---------------------------------------------------------------------------

Adjustment Date                     1999        2000        2001        2002        2003        2004      2005
-----------------------------       -----       -----       -----       -----       -----       -----     -----
January 1....................       5.07%       6.13%       6.20%       2.03%       1.38%       1.22%     2.78%
February 1...................       4.97        6.29        5.26        2.08        1.35        1.21      2.97
March 1......................       5.13        6.33        4.91        2.04        1.34        1.17
April 1......................       5.06        6.53        4.71        2.36        1.23        1.16
May 1........................       5.04        6.73        4.30        2.12        1.29        1.37
December 1...................       5.25        7.11        3.98        2.08        1.21        1.61
July 1.......................       5.65        7.00        3.91        1.95        1.12        1.90
August 1.....................       5.71        6.89        3.69        1.87        1.21        1.94
September 1..................       5.92        6.83        3.45        1.80        1.20        1.98
October 1....................       5.96        6.76        2.52        1.71        1.14        2.20
November 1...................       6.12        6.72        2.15        1.60        1.23        2.62
December 1...................       6.06        6.64        2.03        1.47        1.27        2.63

      One-Year LIBOR.  Approximately 38.80%,  49.58%, 34.70%, 49.95%, 35.28% and
68.36% of the Group II, Group III, Group IV, Group V, Group VI and Group VII mortgage loans, respectively, will adjust annually based on One-Year LIBOR. The One-Year LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

                                                                  One-Year LIBOR
                                    --------------------------------------------------------------------------

Adjustment Date                     1999        2000        2001        2002        2003       2004      2005
-----------------------------       -----       -----       -----       -----       -----      -----     -----
January 1....................       5.06%       6.75%       5.17%       2.49%       1.45%      1.48%     3.10%
February 1...................       5.40        6.76        4.88        2.43        1.38       1.37      3.27
March 1......................       5.25        6.94        4.67        3.00        1.28       1.34
April 1......................       5.23        7.10        4.44        2.63        1.36       1.81
May 1........................       5.56        7.50        4.24        2.59        1.21       2.08
December 1...................       5.84        7.18        4.18        2.28        1.19       2.11
July 1.......................       5.89        7.08        3.82        2.09        1.16       2.39
August 1.....................       6.06        6.97        3.56        1.90        1.44       2.35
September 1..................       6.04        6.80        2.64        1.73        1.45       2.26
October 1....................       6.25        6.73        2.27        1.64        1.24       2.49
November 1...................       6.27        6.56        2.39        1.73        1.48       2.54
December 1...................       6.50        6.00        2.44        1.45        1.60       2.96

      WSJ Prime Rate. All of the Group IX Loans will adjust monthly based on the WSJ Prime Rate. The WSJ Prime Rate will be a per annum rate as published in The Wall Street Journal on the first business day of each month and are most recently available as of the time specified in the related mortgage note.

                                                                   WSJ Prime Rate
                                   ------------------------------------------------------------------------------

Adjustment Date                    1999        2000        2001        2002        2003         2004        2005
-----------------------------      -----       -----       -----       -----       -----       -----        -----
January 1....................      7.75%       8.50%       9.50%       4.75%       5.00%       4.00%        5.25%
February 1...................      7.75        8.50        8.50        4.75        5.00        4.00         5.25
March 1......................      7.75        8.75        8.50        4.75        5.00        4.00
April 1......................      7.75        9.00        8.00        4.75        5.00        4.00
May 1........................      7.75        9.00        7.50        4.75        5.00        4.00
December 1...................      7.75        9.50        7.50        4.75        5.00        4.00
July 1.......................      8.00        9.50        6.75        4.75        4.00        4.25
August 1.....................      8.00        9.50        6.75        4.75        4.00        4.25
September 1..................      8.25        9.50        6.50        4.75        4.00        4.50
October 1....................      8.25        9.50        6.00        4.75        4.00        4.75
November 1...................      8.25        9.50        5.50        4.75        4.00        4.75
December 1...................      8.50        9.50        5.00        4.75        4.00        5.00

      Approximately 1.95% of the Group IV initial mortgage loans and 0.12% of the Group VI initial mortgage loans will adjust annually based on One-Year CMT. The One-Year CMT Index will be a per annum rate equal to the weekly or monthly average yields on U.S. Treasury securities adjusted to a constant maturity of one year as made available by the Federal Reserve in Federal Reserve Statistical Release H.15.

      Approximately 12.80% and 16.60% of the Group II mortgage loans and Group III mortgage loans, respectively, will adjust annually based on One-Month LIBOR. The One-Month LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Initial Mortgage Loan and Initial HELOC Characteristics

Initial Mortgage Loans and Initial HELOCs in the Aggregate

      The initial mortgage loans and initial HELOCs had an aggregate principal balance as of the Cut-off Date of approximately $3,057,540,464 and $164,258,491, respectively, after application of scheduled payments due on or before the Cut-off Date, whether or not received. In the aggregate, all of the initial mortgage loans and 1.07% of the initial HELOCs are secured by first liens on the related mortgaged property.

      As of the Cut-off Date, the initial mortgage loans had mortgage rates ranging from approximately 1.000% per annum to approximately 9.750% per annum and the weighted-average mortgage rate will be approximately 5.364% per annum. As of the Cut-off Date, the initial HELOCs had mortgage rates ranging from approximately 3.750% per annum to approximately 11.750% per annum and the weighted-average mortgage rate will be approximately 5.622% per annum. The weighted average remaining term to stated maturity of the initial mortgage loans and initial HELOCs will be approximately 359 and 298 months, respectively, as of the Cut-off Date. None of the initial mortgage loans will have a first Due Date prior to July 1, 2001, or after May 1, 2005, or will have a remaining term to maturity of less than 170 months or greater than 480 months as of the Cut-off Date. None of the initial HELOCs will have a first Due Date prior to August 9, 2003, or after May 20, 2005, or will have a remaining term to maturity of less than 231 months or greater than 300 months as of the Cut-off Date. The latest maturity date of any initial mortgage loan is April 1, 2045. The latest maturity date of any initial HELOC is May 2030.

      None of the mortgage loans will be a buydown mortgage loan.

      None of the initial mortgage loans or initial HELOCs originated in Georgia will be subject to the Georgia Fair Lending Act.

      None of the initial mortgage loans or initial HELOCs will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state or local law.

Initial Loan Group I

      The group I initial mortgage loans will have an aggregate principal balance as of the Cut-off Date of approximately $408,340,774, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group I initial mortgage loans are secured by first liens on the related mortgaged property.

      The average principal balance of the group I initial mortgage loans at origination will be approximately $310,688. No group I initial mortgage loan had a principal balance at origination of greater than approximately $4,250,000 or less than approximately $30,000 The average principal balance of the group I initial mortgage loans as of the Cut-off Date will be approximately $310,289. No group I initial mortgage loan will have a principal balance as of the Cut-off Date of greater than approximately $4,241,196 or less than approximately $30,000.

      As of the Cut-off Date, the group I initial mortgage loans will have mortgage rates ranging from approximately 1.000% per annum to approximately 6.907% per annum and the weighted average mortgage rate will be approximately 2.482% per annum. The weighted average remaining term to stated maturity of the group I initial mortgage loans will be approximately 371 months as of the Cut-off Date. None of the group I initial mortgage loans will have a first Due Date prior to March 1, 2004, or after May 1, 2005, or will have a remaining term to maturity of less than 179 months or greater than 480 months as of the Cut-off Date. The latest maturity date of any group I initial mortgage loan is April 1, 2045.

      Approximately 51.91% of the group I initial mortgage loans will provide for prepayment charges.

      The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the group I initial mortgage loans was approximately 72.95%. No loan-to-value ratio at origination of any group I initial mortgage loan was greater than approximately 100% or less than approximately 11.93%.

Initial Loan Group II

      The group II initial mortgage loans will have an aggregate principal balance as of the Cut-off Date of approximately $261,575,084, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group II initial mortgage loans are secured by first liens on the related mortgaged property.

      The average principal balance of the group II initial mortgage loans at origination will be approximately $199,531. No group II initial mortgage loan had a principal balance at origination of greater than approximately $550,000 or less than approximately $30,000. The average principal balance of the group II initial mortgage loans as of the Cut-off Date will be approximately $199,219. No group II initial mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $550,000 or less than approximately $29,975.

      As of the Cut-off Date, the group II initial mortgage loans will have mortgage rates ranging from approximately 3.000% per annum to approximately 7.875% per annum and the weighted-average mortgage rate will be approximately 5.392% per annum. The weighted average remaining term to stated maturity of the group II initial mortgage loans will be approximately 359 months as of the Cut-off Date. None of the group II initial mortgage loans will have a first Due Date prior to July 1, 2004, or after May 1, 2005, or will have a remaining term to maturity of less than 351 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any group II initial mortgage loan is April 1, 2035.

      Approximately 7.33% of the group II initial mortgage loans will provide for prepayment charges.

      The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the group II initial mortgage loans will be approximately 74.85%. No loan-to-value ratio at origination of any group II initial mortgage loan was greater than approximately 95.00% or less than approximately 21.49%.

Initial Loan Group III

      The group III initial mortgage loans had an aggregate principal balance as of the Cut-off Date of approximately $272,649,507, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group III initial mortgage loans are secured by first liens on the related mortgaged property.

      The average principal balance of the group III initial mortgage loans at origination will be approximately $587,999. No group III initial mortgage loan had a principal balance at origination of greater than approximately $2,280,000 or less than approximately $260,000. The average principal balance of the group III initial mortgage loans as of the Cut-off Date will be approximately $586,343. No group III initial mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $2,280,000 or less than approximately $121,185.

      As of the Cut-off Date, the group III initial mortgage loans had mortgage rates ranging from approximately 2.875% per annum to approximately 7.500% per annum and the weighted-average mortgage rate will be approximately 5.187% per annum. The weighted average remaining term to stated maturity of the group III initial mortgage loans will be approximately 359 months as of the Cut-off Date. None of the group III initial mortgage loans will have a first Due Date prior to December 1, 2004, or after May 1, 2005, or will have a remaining term to maturity of less than 356 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any group III initial mortgage loan is April 1, 2035.

      Approximately 3.07% of the group III initial mortgage loans provide for prepayment charges.

      The weighted average of the loan-to-value ratios at origination of the group III initial mortgage loans will be approximately 73.07%. No loan-to-value ratio at origination of any group III initial mortgage loan was greater than approximately 95.00% or less than approximately 15.71%.

Initial Loan Group IV

      The group IV initial mortgage loans will have an aggregate principal balance as of the Cut-off Date of approximately $136,612,309, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group IV initial mortgage loans are secured by first liens on the related mortgaged property.

      The average principal balance of the group IV initial mortgage loans at origination will be approximately $196,654. No group IV initial mortgage loan had a principal balance at origination of greater than approximately $479,500 or less than approximately $37,000. The average principal balance of the group IV initial mortgage loans as of the Cut-off Date will be approximately $196,564. No group IV initial mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $479,500 or less than approximately $37,000.

      As of the Cut-off Date, the group IV initial mortgage loans will have mortgage rates ranging from approximately 3.625% per annum to approximately 7.500% per annum and the weighted average mortgage rate will be approximately 5.630% per annum. The weighted average remaining term to stated maturity of the group IV initial mortgage loans will be approximately 359 months as of the Cut-off Date. None of the group IV initial mortgage loans will have a first Due Date prior to September 1, 2003, or after May 1, 2005, or will have a remaining term to maturity of less than 341 months or greater than 371 months as of the Cut-off Date. The latest maturity date of any group IV initial mortgage loan is June 1, 2044.

      Approximately 9.21% of the group IV initial mortgage loans will provide for prepayment charges.

      The weighted average of the loan-to-value ratios at origination of the group IV initial mortgage loans will be approximately 77.28%. No loan-to-value ratio at origination of any group IV initial mortgage loan was greater than approximately 100.00% or less than approximately 17.61%.

Initial Loan Group V

      The group V initial mortgage loans will have an aggregate principal balance as of the Cut-off Date of approximately $117,566,170, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group V initial mortgage loans are secured by first liens on the related mortgaged property.

      The average principal balance of the group V initial mortgage loans at origination will be approximately $529,666. No group V initial mortgage loan had a principal balance at origination of greater than approximately $2,500,000 or less than approximately $70,100. The average principal balance of the group V initial mortgage loans as of the Cut-off Date will be approximately $529,577. No group V initial mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $2,500,000 or less than approximately $70,100.

      As of the Cut-off Date, the group V initial mortgage loans will have mortgage rates ranging from approximately 3.875% per annum to approximately 7.500% per annum and the weighted-average mortgage rate will be approximately 5.561% per annum. The weighted average remaining term to stated maturity of the group V initial mortgage loans will be approximately 359 months as of the Cut-off Date. None of the group V initial mortgage loans will have a first Due Date prior to January 1, 2005, or after May 1, 2005, or will have a remaining term to maturity of less than 357 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any group V initial mortgage loan is April 1, 2035.

      Approximately 4.25% of the group V initial mortgage loans will provide for prepayment charges.

      The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the group V initial mortgage loans will be approximately 74.96%. No loan-to-value ratio at origination of any group V initial mortgage loan was greater than approximately 95.00% or less than approximately 48.12%.

Initial Loan Group VI

      The group VI initial mortgage loans will have an aggregate principal balance as of the Cut-off Date of approximately $975,334,489, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group VI initial mortgage loans are secured by first liens on the related mortgaged property.

      The average principal balance of the group VI initial mortgage loans at origination will be approximately $186,655. No group VI initial mortgage loan had a principal balance at origination of greater than approximately $560,000 or less than approximately $21,600. The average principal balance of the group VI initial mortgage loans as of the Cut-off Date will be approximately $186,524. No group VI initial mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $560,000 or less than approximately $4,575.

      As of the Cut-off Date, the group VI initial mortgage loans will have mortgage rates ranging from approximately 3.875% per annum to approximately 8.000% per annum and the weighted-average mortgage rate will be approximately 5.908% per annum. The weighted average remaining term to stated maturity of the group VI initial mortgage loans will be approximately 359 months as of the Cut-off Date. None of the group VI initial mortgage loans will have a first Due Date prior to July 1, 2001, or after May 1, 2005, or will have a remaining term to maturity of less than 315 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any group VI initial mortgage loan is April 1, 2035.

      Approximately 7.65% of the group VI initial mortgage loans will provide for prepayment charges.

      The loan-to-Value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the group VI initial mortgage loans will be approximately 75.86%. No loan-to-value ratio at origination of any group VI initial mortgage loan was greater than approximately 100.00% or less than approximately 13.29%.

Initial Loan Group VII

      The group VII initial mortgage loans had an aggregate principal balance as of the Cut-off Date of approximately $507,505,463, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group VII initial mortgage loans are secured by first liens on the related mortgaged property.

      The average principal balance of the group VII initial mortgage loans at origination will be approximately $532,742. No group VII initial mortgage loan had a principal balance at origination of greater than approximately $2,761,850 or less than approximately $30,000. The average principal balance of the group VII initial mortgage loans as of the Cut-off Date will be approximately $531,976. No group VII initial mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $2,761,850 or less than approximately $29,953.

      As of the Cut-off Date, the group VII initial mortgage loans had mortgage rates ranging from approximately 3.625% per annum to approximately 8.125% per annum and the weighted-average mortgage rate will be approximately 5.693% per annum. The weighted average remaining term to stated maturity of the group VII initial mortgage loans will be approximately 359 months as of the Cut-off Date. None of the group VII initial mortgage loans will have a first Due Date prior to August 1, 2003, or after May 1, 2005, or will have a remaining term to maturity of less than 340 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any group VII initial mortgage loan is April 1, 2035.

      Approximately 6.24% of the group VII initial mortgage loans provide for prepayment charges.

      The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the group VII initial mortgage loans will be approximately 74.62%. No loan-to-value ratio at origination of any group VII initial mortgage loan was greater than approximately 95.00% or less than approximately 23.26%.

Initial Loan Group VIII

      The group VIII initial mortgage loans had an aggregate principal balance as of the Cut-off Date of approximately $377,956,667, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group VIII initial mortgage loans are secured by first liens on the related mortgaged property.

      The average principal balance of the group VIII initial mortgage loans at origination will be approximately $171,301. No group VIII initial mortgage loan had a principal balance at origination of greater than approximately $1,730,950 or less than approximately $25,182. The average principal balance of the group VIII initial mortgage loans as of the Cut-off Date will be approximately $171,099. No group VIII initial mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $1,724,998 or less than approximately $25,182.

      As of the Cut-off Date, the group VIII initial mortgage loans had mortgage rates ranging from approximately 5.000% per annum to approximately 9.750% per annum and the weighted-average mortgage rate will be approximately 6.578% per annum. The weighted average remaining term to stated maturity of the group VIII initial mortgage loans will be approximately 347 months as of the Cut-off Date. None of the group VIII initial mortgage loans will have a first Due Date prior to April 1, 2004, or after May 1, 2005, or will have a remaining term to maturity of less than 170 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any group VIII initial mortgage loan is April 1, 2035.

      Approximately 8.86% of the group VIII initial mortgage loans provide for prepayment charges.

      The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the group VIII initial mortgage loans will be approximately 73.95%. No loan-to-value ratio at origination of any group VIII initial mortgage loan was greater than approximately 100.00% or less than approximately 10.53%.

Initial Loan Group IX

      The group IX initial HELOCs had an aggregate principal balance as of the Cut-off Date of approximately $164,258,491, after application of payments due on or before the Cut-off Date, whether or not received. Approximately 98.93% and 1.07% of the group IX initial HELOCs by aggregate principal balance as of the Cut-off Date are secured by second liens and first liens, respectively.

      The average drawn balance of the group IX initial HELOCs at origination will be approximately $63,392. No group IX initial HELOC had a principal balance at origination of greater than approximately $1,512,850 or less than $10,000. The average principal balance of the group IX initial HELOCs as of the Cut-off Date will be approximately $58,853.

      As of the Cut-off Date, the group IX initial HELOCs had HELOC rates ranging from approximately 3.750% per annum to approximately 11.750% per annum and the weighted-average HELOC rate will be approximately 5.622% per annum. The weighted average remaining term to stated maturity of the group IX initial HELOCs will be approximately 298 months as of the Cut-off Date. None of the group IX initial HELOCs will have a first Due Date prior to August 9, 2003, or after May 20, 2005, or will have a remaining term to maturity of less than 231 months or greater than 300 months as of the Cut-off Date. The latest maturity date of any Group IX HELOC is April 20, 2030.

      None of the group IX initial HELOCs provide for prepayment charges.

      The initial HELOCs will have the following characteristics as of the Cut-off Date, unless otherwise indicated below:

o     The average credit limit of the initial HELOCs is approximately $63,392.

o     The weighted average margin of the initial HELOCs is approximately 1.505%.

o     The weighted average seasoning of the initial HELOCs is 2 months.

o     The weighted average remaining term of the initial HELOCs is 298 months.

o The weighted average remaining draw term of the initial HELOCs is 118 months.

o The weighted average credit score of the initial HELOCs as of the cut-off date is approximately 723.

o The average credit limit utilization rate based on the credit limits of the initial HELOCs is approximately 92.84%.

o The weighted average junior ratio of the initial HELOCs based on the related credit limit is approximately 20.16%.

o With respect to 29.84%, 6.35%, 6.17%, 6.13% and 6.09% of the initial HELOCs, the related mortgaged properties are located in California, Maryland, Virginia, Illinois, and Arizona, respectively, and no other state or geographic location had a concentration of HELOCs in excess of 5% as of the Cut-off Date.

o The weighted average original term to maturity of the initial HELOCs as of the cut-off date will be approximately 300 months.

o Approximately 99.01% of the initial HELOCs will be secured by owner occupied property and 0.19% of the initial HELOCs will be secured by non-owner occupied property.

o The loan rates on approximately 54.48% of the initial HELOCs will be introductory or "teaser" rates. The weighted average months until the HELOCs reach their teaser expiration date is approximately 1 month.

o     Approximately  71.03% of the  initial  HELOCs were  originated  under full
      documentation   programs.   The  remainder  of  the  initial  HELOCs  were
      originated under alternative documentation programs.

o     No initial HELOC provides for deferred interest or negative amortization.

o As of the cut-off date, none of the initial HELOCs will be 40 or more days delinquent in payment of principal and interest.

      With respect to each first lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of the credit limit to the lesser of the appraised value and the purchase price. With respect to each second lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of (A) the sum of (i) the credit limit and (ii) any outstanding principal balance, at the time of origination of such HELOC, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, to (B) (i) with respect to those second lien HELOCs for which the proceeds were used to purchase the related mortgaged property, the lesser of the appraised value and the purchase price, and (ii) with respect to all other second lien HELOCs, the appraised value.

The HELOCs

      The initial HELOCs will consist of home equity lines of credit. Approximately 98.93% of the Cut-off Date principal balance of the initial HELOCs are secured by second liens and the remainder are secured by first liens. With respect to all of the initial HELOCs, the borrower represented at the time of origination that the related mortgaged property would be owner-occupied as a primary, second or vacation home.

HELOC Terms

      Interest on each HELOC is calculated based on the average daily balance outstanding during the billing cycle. With respect to each HELOC, the billing cycle is the calendar month preceding the related due date.

      The initial mortgage rate in effect on approximately 54.48% of the initial HELOCs will be an introductory or "teaser" rate that is lower, and may be significantly lower, than the mortgage rate that would have been in effect on those HELOCs based on the related index and gross margin. Therefore, unless the related index declines after origination of a HELOC, the related mortgage rate will generally increase on the first adjustment date following origination of the HELOC subject to the maximum rate cap. Increased monthly payments on HELOCs may result in increased delinquencies and defaults on those HELOCs. The repayment of the HELOCs will be dependent on the ability of the mortgagors to make larger monthly payments or to refinance their HELOC following adjustments of the mortgage rate.

      Each initial HELOC has a loan rate that is subject to adjustments on each adjustment date to equal the sum of (a) the index and (b) the gross margin specified in the related credit line agreement; provided, however, that the loan rate will in no event be greater than the maximum loan rate set forth in the related credit line agreement and subject to the maximum rate permitted by applicable law. The adjustment date is the first day of each related billing cycle beginning on the date specified in the applicable credit line agreement. The index for any adjustment date will be the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal on the first business day of the month in which the relevant billing cycle begins. If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States commercial banks is published in The Wall Street Journal, the index on such day will be the highest of the prime rates.

      Each HELOC had a term to maturity from the date of origination of not more than 300 months. The borrower for each HELOC may make a draw under the related credit line agreement at any time during the draw period. The draw period begins on the related origination date and will be 5 years, subject to an additional 5 year draw period at the option of the HELOC Servicer. The maximum amount of each draw under any HELOC is equal to the excess, if any, of the credit limit over the outstanding principal balance under such credit line agreement at the time of such draw, plus $500. Each HELOC may be prepaid in full or in part at any time and without penalty, but with respect to each HELOC, the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment previously made with respect to such HELOC, up to the credit limit. Each borrower generally will have access to make draws with either checks or a credit card, subject to applicable law. The credit line agreement or mortgage related to each HELOC generally will contain a customary "due-on-sale" clause.

      A borrower's rights to receive draws during the related draw period may be suspended, or the credit limit may be reduced for cause under a number of circumstances, including, but not limited to:

o     a materially adverse change in the borrower's financial circumstances;

o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

o     a payment default by the borrower.

      However, a suspension or reduction generally will not affect the payment terms for previously drawn balances. The HELOC Servicer will have no obligation to investigate as to whether any of those circumstances have occurred and may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, the HELOC may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

o     the borrower's failure to make any payment as required;

o any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property; or

o fraud or material misrepresentation by the borrower in connection with the home equity line of credit.

      Prior to the end of the related draw period, the borrower for each HELOC will be obligated to make monthly payments in a minimum amount that generally will be equal to the finance charge for each billing cycle. In addition, except as described below, after the related draw period, the borrower will be obligated to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

      The finance charge for each HELOC for any billing cycle will be an amount equal to the aggregate, as calculated for each day in the billing cycle, of the then-applicable loan rate divided by 360 multiplied by that day's principal balance. The account balance on any day generally will equal:

o     the principal balance on that date, plus

o additional charges, if any, consisting of unpaid fees, insurance premiums and other charges, plus

o     unpaid finance charges, plus

o     draws funded on that day, minus

o all payments and credits applied to the repayment of the principal balance on that day.

      Payments made by or on behalf of the borrower for each HELOC will be applied to any unpaid finance charges that are due thereon prior to application to any unpaid principal outstanding.

      The principal balance of any HELOC, other than a Liquidated HELOC, on any day will be the cut-off date balance, plus (x) any additional balances relating to that HELOC conveyed to the trust minus (y) all collections credited against the principal balance of that home equity line of credit in accordance with the related credit line agreement prior to that day, exclusive of the pro rata portion attributable to additional balances not conveyed to the trust following a rapid amortization event and (z) all prior related Charge-Off Amounts. The principal balance of a Liquidated HELOC after final recovery of substantially all of the related liquidation proceeds which the HELOC Servicer reasonably expects to receive shall be zero.

      The HELOC Servicer will have the option to allow an increase in the credit limit applicable to any HELOC under limited circumstances described in the related subservicing agreement.

                   THE RMBS MASTER SERVICER AND THE SERVICERS

RMBS Master Servicer

      Wells Fargo Bank, National Association, referred to in this prospectus supplement as the RMBS Master Servicer, will act as the RMBS Master Servicer of the mortgage loans pursuant to the RMBS Master Servicing Agreement, dated as of the Closing Date, among the RMBS Master Servicer, Securities Administrator, Indenture Trustee and Issuer. The RMBS Master Servicer is a national banking association, with its master servicing offices located in Columbia, Maryland. The RMBS Master Servicer is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

      The RMBS Master Servicer will, in accordance with the terms set forth in the RMBS Master Servicing Agreement, supervise the servicing of the mortgage loans by the RMBS Servicer under the RMBS Servicing Agreement. The RMBS Master Servicer will not ultimately be responsible for the performance of the servicing activities by the RMBS Servicer, except as otherwise described herein and the RMBS Master Servicing Agreement. If the RMBS Servicer fails to fulfill its obligations under the RMBS Servicing Agreement, then the RMBS Master Servicer is obligated to terminate the RMBS Servicer and either appoint a successor RMBS servicer, as provided in the RMBS Master Servicing Agreement or assume the obligations of the RMBS Servicer under the RMBS Servicing Agreement. The RMBS Master Servicer will have no obligation to oversee or supervise the activities of the HELOC Servicer or HELOC Back-Up Servicer in connection with the servicing of the HELOCs, and under no circumstances will the RMBS Master Servicer have any duty to become the successor to either the HELOC Servicer or the HELOC Back-Up Servicer. In accordance with the terms and conditions of the RMBS Servicing Agreement, the RMBS Servicer may not waive, modify or vary any term of any mortgage loan or consent to the postponement of any such term, or in any manner grant indulgence to any mortgagor unless the RMBS Servicer has obtained the prior written consent of the RMBS Master Servicer.

      In addition, the RMBS Servicer shall be required to provide to the RMBS Master Servicer a liquidation report upon the foreclosure sale of any mortgaged property or the acquisition of a mortgaged property pursuant to a deed-in-lieu of foreclosure. If the RMBS Servicer has determined that there is a realized loss with respect to a mortgaged property, the RMBS Master Servicer shall review and approve all realized loss calculations contained in such liquidation report.

      As compensation for its services under the RMBS Master Servicing Agreement, the RMBS Master Servicer shall be entitled to all investment income or other earnings on the funds on deposit in the Securities Administrator Collection Account. The RMBS Master Servicer will also be entitled to reimbursement from the Trust Estate for certain expenses and other amounts prior to the payment of any amounts to the Noteholders or certificateholders.

RMBS Servicer and HELOC Servicer

      American Home Mortgage Servicing, Inc., referred to in this prospectus supplement as the RMBS Servicer, will act as the RMBS Servicer of the mortgage loans pursuant to the RMBS Servicing Agreement, dated as of the Closing Date, among the Seller, RMBS Servicer, RMBS Master Servicer, Issuer and Indenture Trustee. The RMBS Servicer is a Maryland corporation. The RMBS Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The RMBS Servicer is an affiliate of the Seller and the Depositor. The RMBS Servicer may use subservicers with respect to all or a portion of the mortgage loans.

      The RMBS Servicer may be terminated upon the occurrence of an RMBS Servicing Trigger Event. The HELOC Servicer may be terminated upon the occurrence of a HELOC Servicer Termination Event. In addition, on the closing date, a reserve fund with an amount of $650,000 will be available to cover any expenses incurred by the RMBS Master Servicer or the HELOC Back-up Servicer, as applicable, in the event of a default by the RMBS Servicer or the HELOC Servicer. In addition, at the end of each calendar quarter, an amount will be released from the reserve fund and paid to the Seller equal to $30 times each mortgage loan which was released from the trust during such calendar quarter. This reserve fund may be removed if the RMBS Servicer and the HELOC Servicer is rated "SQ2" or better by Moody's on any date.

      American Home Mortgage Servicing, Inc., or the HELOC Servicer, will act as servicer with respect to the HELOCs. The HELOC Servicer has only been servicing HELOCs for a limited time. Accordingly, the HELOC Servicer does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the HELOCs. As a result, delinquencies and losses on the HELOCs may be higher than would otherwise be the case.

      The servicing offices of the RMBS Servicer and the HELOC servicer are moving from Maryland to Texas. See "Risk Factors--The Servicing Operations of the RMBS Servicer and HELOC Servicer Are Being Transferred to Texas."

Delinquency and Foreclosure Experience.

      The following tables set forth the delinquency and foreclosure experience of adjustable-rate and fixed-rate mortgage loans funded by American Home and serviced by the RMBS Servicer as of the dates indicated. The tables only set forth information for mortgage loans serviced for American Home by the RMBS Servicer. The table does not include information for mortgage loans which were originated by American Home but are serviced by servicers other than the RMBS Servicer. In addition, they do not include other mortgage loans serviced by the RMBS Servicer which were originated by other originators. As a result, there can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

      The information set forth in the following paragraphs with respect to the RMBS Servicer has been provided by the RMBS Servicer.

            Delinquency and Foreclosure Experience in American Home's
                     Adjustable Rate Mortgage Loan Portfolio

                                       As of September 30, 2004                       As of November 30, 2003

                                                                 % by                                           % by
                                No. of         Principal       Principal                      Principal       Principal
                                Loans           Balance         Balance    No. of Loans        Balance         Balance
                                ---------------------------------------------------------------------------------------
Count/Balance...............    39,291     $  8,232,798,967                   15,680       $2,722,534,254
  30-59 Days................       446     $     81,680,044         0.99%        272       $   34,929,151        1.28%
  60-89 Days................        79     $     14,653,738         0.18%         45       $    5,943,734        0.22%
  90 Days or more...........        73     $     11,298,668         0.14%         39       $    3,743,110        0.14%
Delinquent/Bankruptcies.....       120     $     11,806,973         0.14%        115       $    9,965,649        0.36%
                                ------     ----------------      -------      ------       --------------     -------
Total Delinquencies.........       718     $    119,439,423         1.45%        471       $   54,581,644        2.00%
                                ======     ================      =======      ======       ==============     =======
Foreclosures Pending........        94     $     12,677,963         0.15%         88       $    8,914,390        0.33%
Total Default...............       812     $    132,117,386         1.60%        559       $   63,496,034        2.33%

                                                            As of December 31, 2004

                                                                                      % by
                                                     No. of         Principal       Principal
                                                     Loans           Balance         Balance
                                                     ------     ----------------    ---------
                     Count/Balance...............    47,738     $ 10,680,668,217
                       30-59 Days................       535     $    109,713,803        1.02%
                       60-89 Days................        94     $     18,117,688        0.16%
                       90 Days or more...........        38     $      5,813,868        0.05%
                     Delinquent/Bankruptcies.....        78     $      7,072,773        0.06%
                                                     ------     ----------------     -------
                     Total Delinquencies.........       745     $    140,072,131        1.31%
                                                     ======     ================     =======
                     Foreclosures Pending........       106     $     20,815,426        0.19%
                     Total Default...............       851     $    161,533,557        1.51%

            Delinquency and Foreclosure Experience in American Home's
                       Fixed Rate Mortgage Loan Portfolio

                                               As of December 31, 2004

                                                                       % by
                                      No. of                         Principal
                                       Loans    Principal Balance     Balance
      Count/Balance...............    52,683     $ 6,009,988,813
        30-59 Days................     1,250     $   218,903,320         1.97%
        60-89 Days................       262     $    24,919,320         0.41%
        90 Days or more...........       232     $    19,411,083         0.32%
      Delinquent/Bankruptcies.....       430     $    39,372,889         0.65%
                                      ------     ---------------     --------
      Total Delinquencies.........     2,154     $   249,863,302         3.37%
                                      ======     ===============     ========
      Foreclosures Pending........       314     $    31,155,164         0.51%
      Total Default...............     2,468     $   233,762,251         3.88%

            Delinquency and Foreclosure Experience in American Home's
                             Mortgage Loan Portfolio

                                             As of December 31, 2004

                                                                       % by
                                      No. of                         Principal
                                       Loans     Principal Balance     Balance
      Count/Balance...............   105,011     $ 16,955,933,011
        30-59 Days................     1,882     $    233,710,634        1.37%
        60-89 Days................       401     $     45,068,378        0.26%
        90 Days or more...........       275     $     25,941,223        0.15%
      Delinquent/Bankruptcies.....       508     $     46,445,663        0.27%
                                      ------     ----------------     -------
      Total Delinquencies.........     3,066     $    351,165,898        2.87%
                                      ======     ================     =======
      Foreclosures Pending........       420     $     51,970,590        0.30%
      Total Default...............     3,486     $    403,136,488        2.37%

      While the above foreclosure and delinquency experience is typical of American Home's recent experience with respect to its fixed-rate and adjustable-rate mortgage loan portfolios master serviced by RMBS Servicer, there can be no assurance that experience on the mortgage loans will be similar. Accordingly, the information should not be considered to reflect the credit quality of the mortgage loans, or as a basis for assessing the likelihood, amount or severity of losses on the mortgage loans. The mortgage loans may be more recently originated than, and are likely to have other characteristics which distinguish them from, the loans in the tables above.

The HELOC Back-Up Servicer

      GMAC Mortgage Corporation, or GMACM, will be the HELOC Back-Up Servicer with respect to the HELOCs. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans. The notes do not represent an interest in or an obligation of GMACM.

      GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

      In the event of a default by the HELOC Servicer under the HELOC Servicing Agreement, GMACM will be required to enforce any remedies against the HELOC Servicer, and shall either find a successor HELOC Servicer or shall assume primary servicing obligations for the HELOCs itself.

Conveyance of Subsequent Mortgage Loans and HELOCs and the Pre-Funding Accounts

      Under and to the extent provided in the Indenture, the Indenture Trustee, on behalf of the Trust, will be obligated to purchase from the Depositor during the Funding Period, subject to the availability thereof and the funds on deposit in the related pre-funding account, group I, group II, group III, group IV, group V, group VI, group VII and group VIII subsequent mortgage loans and group IX subsequent HELOCs. The group I, group II, group III, group IV, group V, group VI, group VII and group VIII subsequent mortgage loans and group IX subsequent HELOCs will be transferred to the Indenture Trustee, on behalf of the Trust, on the related Subsequent Transfer Date pursuant to the related Subsequent Transfer Instrument between the Depositor and the Indenture Trustee. In connection with the purchase of group I, group II, group III, group IV, group V, group VI, group VII and group VIII subsequent mortgage loans and group IX subsequent HELOCs on such Subsequent Transfer Dates, the Indenture Trustee, on behalf of the Trust, will be required to pay to the Depositor solely from amounts on deposit in the related Pre-Funding Account, a cash purchase price of 100% of the principal balance of the group I, group II, group III, group IV, group V, group VI, group VII and group VIII subsequent mortgage loans and group IX subsequent HELOCs. The amount paid from the related Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related group I, group II, group III, group IV, group V, group VI, group VII and group VIII subsequent mortgage loans and group IX subsequent HELOCs. Following each Subsequent Transfer Date, the aggregate Stated Principal Balance of the mortgage loans or HELOCs, as applicable, will increase by an amount equal to the aggregate Stated Principal Balance of the related group I, group II, group III, group IV, group V, group VI, group VII and group VIII subsequent mortgage loans and group IX subsequent HELOCs so purchased and the amount in the related Pre-Funding Account will decrease accordingly.

      The group I, group II, group III, group IV, group V, group VI, group VII, group VIII and group IX Pre-Funding Accounts will be established to provide the Indenture Trustee, on behalf of the Trust with sufficient funds to purchase the group I, group II, group III, group IV, group V, group VI, group VII and group VIII subsequent mortgage loans and the group IX subsequent HELOCs, respectively. On the Closing Date, cash in the estimated amounts of approximately $103,659,226, $67,851,671, $69,923,738, $20,887,690, $24,933,830, $259,995,510,
$143,164,536,  $82,043,332  and  $5,741,509  will be deposited into the Group I,
Group II, Group III, Group IV, Group V, Group VI, Group VII, Group VIII and Group IX Pre-Funding Accounts, respectively, and thereafter used to purchase additional related mortgage loans or HELOCs during the period ending no later than April 30, 2005. On or about April 30, 2005, and otherwise during the Funding Period, the group I, group II, group III, group IV, group V, group VI, group VII, group VIII and group IX Original Pre-Funded Amount will be reduced by the amount used to purchase the group I, group II, group III, group IV, group V, group VI, group VII and group VIII subsequent mortgage loans and group IX subsequent HELOCs, respectively, for the mortgage pool in accordance with the Indenture. Any investment income on funds in the group I, group II, group III, group IV, group V, group VI, group VII, group VIII and group IX Pre-Funding Account will be included in group I, group II, group III, group IV, group V, group VI, group VII and group VIII Available Funds and Interest Collections with respect to the Group IX Loans.

      With respect to each group I, group II, group III, group IV, group V, group VI, group VII or group VIII subsequent mortgage loan, (i) the principal balance of such subsequent mortgage loan, as of the related subsequent cut-off date, shall not exceed $2,000,000 and (ii) the related mortgagor shall not have more than 2 other mortgage loans outstanding which are also included in the trust.

      Any conveyance of group I subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such mortgage loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument; (b) the depositor will not select such mortgage loans in a manner that it believes to be adverse to the interests of the noteholders; (c) the depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans; (d) as of the related Subsequent Cut-off Date, each such mortgage loan will satisfy the following criteria: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be no more than 480 months; (iii) each group I subsequent mortgage loan must be an adjustable-rate mortgage loan with a first lien on the related mortgaged property; (iv) no group I subsequent mortgage loan will have a first payment date occurring after June 1, 2005; (v) the latest maturity date of any group I subsequent mortgage loan will be no later than May 1, 2045; (vi) none of the group I subsequent mortgage loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 532; (viii) such mortgage loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 0.482% per annum to approximately 4.482% per annum; (ix) none of the group I subsequent mortgage loans will be a New York State "high cost" loan; and (x) such mortgage loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement; (e) as of the related Subsequent Cut-off Date, each group of such mortgage loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 1.982% to 2.982% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 51.91% of the Pool Balance; (iii) have a weighted average credit score ranging from 700 to 706; (iv) have no more than 19.86% of such mortgage loans concentrated in the state of California; (v) have no less than 72.28% of the mortgaged properties securing group I loans be owner occupied; (vi) have no less than 84.45% of the mortgaged properties securing group I loans be single family detached and de minimis planned unit developments; (vii) have no more than 49.03% of the group I loans be cash-out refinance; (viii) all of the subsequent mortgage loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy; (ix) have no more than 0.00% of the group I loans be mortgage loans with an interest only period; (x) together with the group I loans already included in the trust, have no more than 2.29% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 14% of the pool will have a credit score less than 640; (xii) no less than 30% the pool will have "full documentation";
(xii) will have a weighted  average loan to value ratio  between 68% and 77% and
(xiv) no more than 2.00% will have a loan to value ratio of greater than 95%.

      Any conveyance of group II subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such mortgage loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument; (b) the depositor will not select such mortgage loans in a manner that it believes to be adverse to the interests of the noteholders or the credit enhancer; (c) the depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans; (d) as of the related Subsequent Cut-off Date, each such mortgage loan will satisfy the following criteria: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be 360 months; (iii) each group II subsequent mortgage loan must be an adjustable-rate mortgage loan with a first lien on the related mortgaged property; (iv) no group II subsequent mortgage loan will have a first payment date occurring after June 1,

2005; (v) the latest maturity date of any group II subsequent mortgage loan will be no later than May 1, 2035; (vi) none of the group II subsequent mortgage loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 530; (viii) such mortgage loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 3.392% per annum to approximately 7.392% per annum; (ix) none of the group II subsequent mortgage loans will be a New York State "high cost" loan; and (x) such mortgage loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement;
(e) as of the related Subsequent Cut-off Date, each group of such mortgage loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 4.892% to 5.892% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 7.33% of the Pool Balance; (iii) have a weighted average credit score ranging from 708 to 714;
(iv) have no more than 28.70% of such mortgage loans concentrated in the state of California; (v) have no less than 71.67% of the mortgaged properties securing group II loans be owner occupied; (vi) have no less than 75.14% of the mortgaged properties securing group II loans be single family detached and de minimis planned unit developments; (vii) have no more than 23.88% of the group II loans be cash-out refinance; (viii) all of the subsequent mortgage loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy;
(ix) have no more than 84.94% of the group II loans be mortgage loans with an interest only period; (x) together with the group II loans already included in the trust, have no more than 0.72% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 6% of the pool will have a credit score less than 640; (xii) no less than 23% of the pool will have "full documentation"; (xii) will have a weighted average loan to value ratio between 70% and 79% and (xiv) no more than 0.50% will have a loan to value ratio of greater than 95%.

      Any conveyance of group III subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such mortgage loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument; (b) the depositor will not select such mortgage loans in a manner that it believes to be adverse to the interests of the noteholders; (c) the depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans; (d) as of the related Subsequent Cut-off Date, each such mortgage loan will satisfy the following criteria: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be 360 months; (iii) each group III subsequent mortgage loan must be an adjustable-rate mortgage loan with a first lien on the related mortgaged property; (iv) no group III subsequent mortgage loan will have a first payment date occurring after June 1, 2005; (v) the latest maturity date of any group III subsequent mortgage loan will be no later than May 1, 2035; (vi) none of the group III subsequent mortgage loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 621; (viii) such mortgage loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 3.187% per annum to approximately 7.187% per annum; (ix) none of the group III subsequent mortgage loans will be a New York State "high cost" loan; and (x) such mortgage loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement; (e) as of the related Subsequent Cut-off Date, each group of such mortgage loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 4.687% to 5.687% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 3.07% of the Pool Balance; (iii) have a weighted average credit score ranging from 715 to 721 (iv) have no more than 50.31% of such mortgage loans concentrated in the state of California; (v) have no less than 85.16% of the mortgaged properties securing group III loans be owner occupied; (vi) have no less than 88.01% of the mortgaged properties securing group III loans be single family detached and de minimis planned unit developments; (vii) have no more than 24.92% of the group III loans be cash-out refinance; (viii) all of the subsequent mortgage loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy;

(ix) have no more than 93.51% of the Group III loans be mortgage loans with an interest only period; (x) together with the group III loans already included in the trust, have no more than 1.66% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 5% of the pool will have a credit score less than 640; (xii) no less than 23% of the pool will have "full documentation"; (xiii) will have a weighted average loan to value ratio between 70% and 77% and (xiv) no more than 0.50% will have a loan to value ratio of greater than 95%.

      Any conveyance of group IV subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such mortgage loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument; (b) the depositor will not select such mortgage loans in a manner that it believes to be adverse to the interests of the noteholders or the credit enhancer; (c) the depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans; (d) as of the related Subsequent Cut-off Date, each such mortgage loan will satisfy the following criteria: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be either 360 months or 480 months;
(iii) each group IV subsequent mortgage loan must be an adjustable-rate mortgage loan with a first lien on the related mortgaged property; (iv) no group IV subsequent mortgage loan will have a first payment date occurring after June 1, 2005; (v) the latest maturity date of any group IV subsequent mortgage loan will be no later than June 1, 2044; (vi) none of the group IV subsequent mortgage loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 536; (viii) such mortgage loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 3.630% per annum to approximately 7.360% per annum; (ix) none of the group IV subsequent mortgage loans will be a New York State "high cost" loan; and (x) such mortgage loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement;
(e) as of the related Subsequent Cut-off Date, each group of such mortgage loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 5.130% to 6.130% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 9.21% of the Pool Balance; (iii) have a weighted average credit score ranging from 702 to 708;
(iv) have no more than 22.62% of such mortgage loans concentrated in the state of California; (v) have no less than 79.11% of the mortgaged properties securing group IV loans be owner occupied; (vi) have no less than 83.44% of the mortgaged properties securing group IV loans be single family detached and de minimis planned unit developments; (vii) have no more than 26.78% of the group IV loans be cash-out refinance; (viii) all of the subsequent mortgage loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy;
(ix) have no more than 82.58% of the group IV loans be mortgage loans with an interest only period; (x) together with the group IV loans already included in the trust, have no more than 1.26% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 10% of the pool will have a credit score less than 640; (xii) no less than 42% of the pool will have "full documentation"; (xiii) will have a weighted average loan to value ratio between 73% and 82% and (xiv) no more than 2.00% will have a loan to value ratio of greater than 95%.

      Any conveyance of group V subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such mortgage loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument; (b) the depositor will not select such mortgage loans in a manner that it believes to be adverse to the interests of the noteholders or the credit enhancer; (c) the depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans; (d) as of the related Subsequent Cut-off Date, each such mortgage loan will satisfy the following criteria: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be 360 months; (iii) each group V subsequent mortgage loan must be an adjustable-rate mortgage loan with a first lien on the related mortgaged property; (iv) no group V subsequent mortgage loan will have a first payment date occurring after June 1, 2005; (v) the latest maturity date of any group V subsequent mortgage loan will be no later than May 1, 2035; (vi) none of the group V subsequent mortgage loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 621; (viii) such mortgage loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 3.561% per annum to approximately 7.561% per annum; (ix) none of the group V subsequent mortgage loans will be a New York State "high cost" loan; and (x) such mortgage loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement; (e) as of the related Subsequent Cut-off Date, each group of such mortgage loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 5.061% to 6.061% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 4.25% of the Pool Balance; (iii) have a weighted average credit score ranging from 709 to 715;
(iv) have no more than 39.44% of such mortgage loans concentrated in the state of California; (v) have no less than 89.19% of the mortgaged properties securing group V loans be owner occupied; (vi) have no less than 90.08% of the mortgaged properties securing group V loans be single family detached and de minimis planned unit developments; (vii) have no more than 28.72% of the group V loans be cash-out refinance; (viii) all of the subsequent mortgage loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy;
(ix) have no more than 93.12% of the group V loans be mortgage loans with an interest only period; (x) together with the group V loans already included in the trust, have no more than 3.84% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 6% of the pool will have a credit score less than 640; (xii) no less than 38% of the pool will have "full documentation"; (xiii) will have a weighted average loan to value ratio between 70% and 79% and (xiv) no more than 0.50% will have a loan to value ratio of greater than 95%.

      Any conveyance of group VI subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such mortgage loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument; (b) the depositor will not select such mortgage loans in a manner that it believes to be adverse to the interests of the noteholders or the credit enhancer; (c) the depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans; (d) as of the related Subsequent Cut-off Date, each such mortgage loan will satisfy the following criteria: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be 360 months; (iii) each group VI subsequent mortgage loan must be an adjustable-rate mortgage loan with a first lien on the related mortgaged property; (iv) no group VI subsequent mortgage loan will have a first payment date occurring after May 1, 2005; (v) the latest maturity date of any group VI subsequent mortgage loan will be no later than April 1, 2035; (vi) none of the group VI subsequent mortgage loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 464; (viii) such mortgage loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 3.908% per annum to approximately 7.908% per annum; (ix) none of the group VI subsequent mortgage loans will be a New York State "high cost" loan; and (x) such mortgage loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement; (e) as of the related Subsequent Cut-off Date, each group of such mortgage loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 5.408% to 6.408% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 7.65% of the Pool Balance; (iii) have a weighted average credit score ranging from 707 to 713;
(iv) have no more than 17.11% of such mortgage loans concentrated in the state of California; (v) have no less than 75.75% of the mortgaged properties securing group VI loans be owner occupied; (vi) have no less than

78.48% of the mortgaged properties securing group VI loans be single family detached and de minimis planned unit developments; (vii) have no more than 27.37% of the group VI loans be cash-out refinance; (viii) all of the subsequent mortgage loans with a loan to Value ratio greater than 80% will be covered by a Primary Insurance Policy; (ix) have no more than 86.57% of the group VI loans be mortgage loans with an interest only period; (x) together with the group VI loans already included in the trust, have no more than 0.95% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 7% of the pool will have a credit score less than 640; (xii) no less than 41% of the pool will have "full documentation"; (xiii) will have a weighted average loan to value ratio between 71% and 80% and (xiv) no more than 0.50% will have a loan to value ratio of greater than 95%.

      Any conveyance of group VII subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such mortgage loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument; (b) the depositor will not select such mortgage loans in a manner that it believes to be adverse to the interests of the noteholders; (c) the depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans; (d) as of the related Subsequent Cut-off Date, each such mortgage loan will satisfy the following criteria: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be 360 months; (iii) each group VII subsequent mortgage loan must be an adjustable-rate mortgage loan with a first lien on the related mortgaged property; (iv) no group VII subsequent mortgage loan will have a first payment date occurring after June 1, 2005; (v) the latest maturity date of any group VII subsequent mortgage loan will be no later than May 1, 2035; (vi) none of the group VII subsequent mortgage loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 555; (viii) such mortgage loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 3.693% per annum to approximately 7.693% per annum; (ix) none of the group VII subsequent mortgage loans will be a New York State "high cost" loan; and (x) such mortgage loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement; (e) as of the related Subsequent Cut-off Date, each group of such mortgage loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 5.193% to 6.193% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 6.24% of the Pool Balance; (iii) have a weighted average credit score ranging from 714 to 720; (iv) have no more than 32.44% of such mortgage loans concentrated in the state of California; (v) have no less than 92.98% of the mortgaged properties securing group VII loans be owner occupied; (vi) have no less than 89.16% of the mortgaged properties securing group VII loans be single family detached and de minimis planned unit developments; (vii) have no more than 27.85% of the group VII loans be cash-out refinance; (viii) all of the subsequent mortgage loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy; (ix) have no more than 86.20% of the group VII loans be mortgage loans with an interest only period; (x) together with the group VII loans already included in the trust, have no more than 1.19% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 6% of the pool will have a credit score less than 640; (xii) no less than 50.00% of the pool will have "full documentation"; (xiii) will have a weighted average loan to value ratio between 70% and 79% and (xiv) no more than 0.50% will have a loan to value ratio of greater than 95%.

      Any conveyance of group VIII subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such mortgage loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument; (b) the depositor will not select such mortgage loans in a manner that it believes to be adverse to the interests of the noteholders or the credit enhancer; (c) the depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans; (d) as of the related Subsequent Cut-off Date, each such mortgage loan will satisfy the following criteria: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be 360 months; (iii) each group VIII subsequent mortgage loan must be a fixed rate mortgage loan with a first lien on the related mortgaged property; (iv) no group VIII subsequent mortgage loan will have a first payment date occurring after June 1, 2005; (v) the latest maturity date of any group VIII subsequent mortgage loan will be no later than May 1, 2035; (vi) none of the group VIII subsequent mortgage loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 551; (viii) such mortgage loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 4.578% per annum to approximately 8.578% per annum; (ix) none of the group VIII subsequent mortgage loans will be a New York State "high cost" loan; and (x) such mortgage loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement;
(e) as of the related Subsequent Cut-off Date, each group of such mortgage loans will satisfy the following criteria: (i) have a weighted average Mortgage Rate ranging from 6.078% to 7.078% per annum; (ii) consist of mortgage loans with prepayment charges representing no less than approximately 8.86% of the Pool Balance; (iii) have a weighted average credit score ranging from 689 to 695;
(iv) have no more than 14.27% of such mortgage loans concentrated in the state of California; (v) have no less than 72.54% of the mortgaged properties securing group VIII loans be owner occupied; (vi) have no less than 82.51% of the mortgaged properties securing group VIII loans be single family detached and de minimis planned unit developments; (vii) have no more than 43.81% of the group VIII loans be cash-out refinance; (viii) all of the subsequent mortgage loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy; (ix) have no more than 25.88% of the group VIII loans be mortgage loans with an interest only period; (x) together with the group VIII loans already included in the trust, have no more than 1.77% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code; (xi) no more than 20% of the pool will have a credit score less than 640; (xii) no less than 15.00% the pool will have "full documentation"; (xiii) will have a weighted average loan to value ratio between 70% and 78% and (xiv) no more than 1% will have a loan to value ratio of greater than 95%.

      Any conveyance of group IX subsequent HELOCs on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following:
(a) each such HELOC must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument; (b) the depositor will not select such HELOCs in a manner that it believes to be adverse to the interests of the noteholders or the credit enhancer; (c) the depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such HELOCs; (d) as of the related Subsequent Cut-off Date, each such HELOC will satisfy the following criteria: (i) such HELOC may not be 30 or more days delinquent as of the Subsequent Transfer Date; (ii) the remaining term to stated maturity of such HELOC will not exceed 300 months; (iii) such HELOC will be secured by a mortgage in a first or second lien position; (iv) such HELOC will have a fully-indexed margin between (-0.375)% and 7.000%; (v) each HELOC will have a credit limit less than $1,512,850; (vi) each HELOC will have a combined loan-to-value ratio less than or equal to 101%; (vii) each HELOC will have a credit limit utilization rate less than or equal to 101%; (viii) each HELOC will have a credit score greater than or equal to 603; (ix) no HELOC will provide for negative amortization; and (x) such HELOC shall have been underwritten substantially in accordance with the criteria set forth under "Description of the Mortgage Pool--Underwriting Standards" in this prospectus supplement.

      Such pool of subsequent HELOCs transferred will have the following characteristics: (i) a weighted average fully-indexed margin of at least 1.505%;
(ii) a weighted  average  combined  loan-to-value  ratio of no more than 92.65%;
(iii) a weighted average credit score of 723 or greater; (iv) at least 60.47% of the HELOCs in the pool will be secured by a single family residence; (v) at least 99.01% of the

HELOCs in the pool will be secured by an owner-occupied property; (vi) no more than 28.51% of the pool will have a loan purpose of cash-out refinance; (vii) cash-out refinance loans will have a maximum weighted average CLTV of 100.00%;
(viii) no more than  5.18% of the pool will have a credit  score  less than 660;
(ix) no less than 71.03% of the pool will have "full documentation"; (x) no more than 29.84% of the pool will be in the state of California; and (xi) no more than 6.35% of the pool will be in any state other than California.

      Notwithstanding the foregoing, any group I, group II, group III, group IV, group V, group VI, group VII or group VIII subsequent mortgage loan or group IX subsequent HELOC may be rejected by any one of the Rating Agencies if the inclusion of such mortgage loan or HELOC would adversely affect the ratings on any class of Notes, without, in the case of the Class IX-A Notes, taking the Policy into account. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors. The final characteristics of the mortgage loans and HELOCs will be reflected in a Form 8-K which will be filed by the Depositor within 15 days of the end of the Funding Period.

                            MORTGAGE LOAN ORIGINATION

      American Home Mortgage Investment Corp. and, together with its direct or indirect wholly-owned subsidiaries, collectively referred to herein as American Home, is primarily engaged in the business of originating and servicing residential mortgage loans. American Home offers a broad array of residential mortgage products targeted primarily to high-credit-quality borrowers. American Home originates loans through its mortgage banking operation, which made approximately $23.1 billion of loans in 2004. American Home offers a broad array of home mortgage products through an extensive nationwide network of retail loan production offices as well as through its wholesale and Internet mortgage lending operations. American Home operates more than 300 loan production offices in 40 states and makes loans throughout all 50 states. American Home's mortgage banking operation also services the loans underlying the securities American Home retains for investment as well as certain of the loans that American Home sells to third-party purchasers. As of December 31, 2004, American Home serviced approximately 104,841 loans with an aggregate principal amount of approximately $16,800,000,000.

      The common stock of American Home Mortgage Investment Corp. is publicly traded on the New York Stock Exchange under the ticker symbol "AHM". The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747. The information set forth in the following paragraphs with respect to American Home has been provided by American Home.

Underwriting Guidelines

      The following information generally describes American Home's underwriting guidelines with respect to mortgage loans originated pursuant to its "conforming" or "prime" underwriting standards and its Alt-A underwriting guidelines. Approximately 100.00%, 72.96%, 88.34%, 53.38%, 80.02%, 65.41%,
77.63% and 31.77% of the Group I, Group II, Group III, Group IV, Group V, Group VI, Group VI and Group VIII Loans, respectively, were generally written in accordance with American Home's "prime" underwriting guidelines. Approximately 27.04%, 11.66%, 46.62%, 19.98%, 34.59%, 22.37%, 68.23% of the Group II, Group
III, Group IV, Group V, Group VI, Group VII and Group VIII Loans, respectively, were generally written in accordance with American Home's Alt-A underwriting guidelines.

      The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

      American Home's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are "non-conforming" in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

      American Home's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

      American Home underwrites a borrower's creditworthiness based solely on information that American Home believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

      The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

      American Home obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

      In addition to reviewing the borrower's credit history and credit score, American Home underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

      In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector automated underwriting systems or they have been manually underwritten by American Home underwriters. American Home's Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

      Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by an American Home underwriter or a mortgage insurance company contract underwriter.

      The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

      American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

                                HELOC ORIGINATION

      The HELOCs were originated in accordance with American Home's Underwriting Guidelines.

Underwriting Guidelines

      The following information generally describes American Home's underwriting guidelines with respect to HELOCs originated pursuant to its HELOC Stated Income/Full Asset Verification Second Mortgage Loans Program and its HELOC Full/Alternative Documentation Second Mortgage Loans Program, referred to as the SIFA Program and the FIFA Program, respectively, in this prospectus supplement.

Asset/Reserve, Income and Employment Verification

      Under the SIFA Program, verification of income is waived, but must be disclosed accurately and must be deemed reasonable and consistent with borrower's profession or occupation. The SIFA Program is available for salaried and self employed borrowers, including borrowers with commission income. Salaried borrowers must have been in the same line of work for a minimum of two years and employment status must be verified verbally. Self employed borrowers must have been in the same business at the same location for a minimum of two years, must own 25% or more of a business, or be the owner of a sole proprietorship, corporation or partnership. Self employment must be verified by either (i) a valid business license reflecting a minimum of two years of self-employment or (ii) a neutral third party, such as a CPA, regulatory agency or professional organization. The source of all unearned or passive income must be verified through Full/Alternative documentation if it constitutes 50% or more of the qualifying income. If the amount of passive income constitutes less than 50% of the qualifying income, the source only need be stated and not verified, as long as the amount of income claimed is reasonable based on the profile of the borrower.

      The borrower is required to provide six months principal interest, taxes and insurance (total housing payment, including first and second liens) in verified liquid assets after close of escrow. The borrower must also supply two months' bank statements. Loan proceeds are not an acceptable source of reserves, and cash-out proceeds from a refinance may not be used to meet the reserve requirement. Accounts in the name of a corporation or partnership, or other party, and stock in a closely held corporation are not acceptable assets.

      Full documentation under the FIFA Program is available for salaried and self employed borrowers, including borrowers with commission income, and is generally documented to the requirements of Fannie Mae in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets and other liabilities, except that (A) salaried borrowers must (i) have been employed in the same field for two years, or if the borrower has an employment history less than two years and was in school or the military, a diploma or discharge papers must be provided, (ii) explain employment gaps of more than 30 days in writing and (iii) provide computer generated paystubs and W-2's and (B) self-employed borrowers must (i) submit two years' most recent personal and business tax returns to verify that the borrower has been in the same business, at the same location for a minimum of two years, (ii) submit a year-to-date profit and loss statement dated within five months of the time of closing and (iii) own 25% or more of a business, or be the owner of a sole proprietorship, corporation or partnership.

      Alternative documentation is available for salaried borrowers only. When originating an equity loan simultaneously with a conforming loan amount first mortgage that was underwritten through Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector and received an Approve/Eligible or

Accept result, respectively, the equity loan may be delivered with the same documentation required by the automated underwriting system certificate for the first lien so long as a copy of the automated underwriting system approval and the HUD-1 from the first lien are included in the second mortgage file, except that property inspection waivers are not permitted. When originating an equity loan simultaneously with a non-conforming loan amount first mortgage that has been approved by American Home Mortgage, the documentation requirement guidelines of the first mortgage loan are followed for the equity loan. When originating a stand alone equity loan, borrowers with credit scores of 680 or greater need only provide the following: (i) when salaried, one month's pay stub and verbal verification of a minimum of two years of employment history; (ii) when salaried with overtime or bonus, one month's pay stub and verbal verification of a minimum of two years of employment history and the most recent year's W-2 or a completed verification of employment with a breakdown of overtime and/or bonus income; (iii) when salaried with commission income, one month's pay stub and verbal verification of a minimum of two year's employment history and the most recent year's tax return and IRS form 4506T; or (iv) when self-employed, the most recent year's personal and business tax returns, verification of two years of self-employment and IRS form 4506T.

      When the home equity line of credit is used as a first lien, two months of principal, interest, taxes and insurance reserves are required, and cash-out proceeds from a refinance may not be used to meet the reserve requirement. Reserve requirements are not applicable to piggyback or stand alone transactions in a subordinate position.

Credit Criteria

      The originator obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores.

      Under the SIFA Program, the lowest middle score, or the lower of two scores, of all borrowers is used, and all borrowers must have a minimum credit score of 620.

      Under the FIFA Program, the lower of two credit scores or the middle of three credit scores for the highest wage earner is used (or if borrowers' incomes are equal, the lowest score of all borrowers is used), and all borrowers must have a minimum credit score of 620.

      Each borrower under both programs must meet the following criteria:

o Minimum established credit must cover at least two years of credit history;

o three trade lines must be established, and at least one of them must be currently open and not be a collection or a charge-off, and one of the three trade lines must have had activity in the last six months;

o for credit scores greater than or equal to 720, no foreclosures or bankruptcies within the last seven years, and for credit scores between 620 and 719, no foreclosures or bankruptcies within the last five years (all with a minimum of twenty-four months of re-established credit that must include 3 trade lines in addition to the existing first mortgage with satisfactory payment rating, excluding accounts opened prior to the bankruptcy or foreclosure, and there may be no delinquencies after the bankruptcy or foreclosure);

o borrower has not participated in a consumer credit counseling plan within the last two years (with a minimum of twenty-four months of re-established credit that must include 3 trade lines in addition to the existing first mortgage with satisfactory payment rating, excluding accounts opened prior to the bankruptcy or foreclosure, and there may be no delinquencies after the bankruptcy or foreclosure);

o for credit scores greater than or equal to 720, no mortgage payments thirty days or more delinquent within the last twenty-four months, and for credit scores between 680 and 719, no mortgage payments thirty days or more delinquent within the last twelve months, and under the SIFA Program, for credit scores between 620 and 679, no mortgage payments thirty days or more delinquent within the last twelve months, and under the FIFA Program, for credit scores between 620 and 679, no more than one mortgage payment thirty days or more delinquent within the last twelve months;

o for credit scores between 620 and 659, no more than three payment delinquencies of 30 days or more on any trade lines within the past year; and

o for major adverse credit that is open or has been paid within the last twelve months, which includes collections, charge-off accounts, judgments, liens, repossessions, garnishments and ninety-day delinquencies, for credit scores greater than or equal to 720, with prior approval only if over $200, and for credit scores between 620 and 719, with prior approval only if over $500 (and all must be paid at closing).

Maximum LTV/CLTV

      The maximum loan-to-value and combined loan-to-value requirements are limited based on the loan amount, property type, borrower's credit score, and underwriting documentation used as specified below.

      The SIFA Program

      Loans made for the purpose of purchasing or refinancing one unit condos used as a residence have a maximum loan amount of $150,000 and a maximum loan-to-value ratio that depends on the borrower's credit score. A maximum total combined lien of $750,000 applies when the loan-to-value ratio is 100%. Property value limits also vary with the borrower's credit score.

      The FIFA Program

      Loans made for the purpose of purchasing or refinancing PUDs and low-rise condos used as a primary residence have maximum loan amounts which range from $100,000 to $1,000,000 and vary based on the loan-to-value ratios and the borrower's credit score. of $150,000 and a maximum loan-to-value ratio that depends on the borrower's credit score. Maximum total combined lien restrictions also apply.

      Loans made for the purpose of purchasing or refinancing high-rise condos used as a primary residence have maximum loan amounts which range from $100,000 to $500,000 and vary based on loan-to-value ratios and the borrower's credit score.

      Loans made for the purchasing or refinancing two-unit properties used as a primary residence have maximum loan amounts which range from $100,000 to $1,000,000.

      Loans made for the purpose of purchasing or refinancing 3-4 unit properties used as a primary residence have a maximum loan amount of $150,000 with a permitted loan-to-value ratio that varies with the borrower's credit score.

      Loans made for the purpose of purchasing or refinancing second homes or investment property have a maximum loan amount of $150,000 with a permitted loan-to-value ratio that varies with the borrower's credit score. Manufactured homes and 2-4 unit properties are not permitted second homes or investment properties under the program.

First Mortgage Requirements

      For second lien HELOCs, the following additional requirements apply with respect to the first lien mortgage:

      The first lien mortgage may be one of the following:

o     Conventional loan;

o     FHA or VA loan (for stand alone transactions only); or

o Balloon loan, as long as the balloon loan has at least 36 months remaining on its current term, amortizes over 30 years and is a seven-year balloon or a five-year balloon with respect to a piggyback or stand alone transaction, respectively.

      The first lien mortgage may not be one of the following:

o     private party first lien;

o     contract for deed, a contract for purchase or a land contract;

o     first lien HELOC;

o     all inclusive trust deed;

o     reverse mortgage or a loan that provides for future advances;

o     recapture lien or bonds with recapture taxes; o negative amortization;

o     FNMA Flex 100 loan; or

o     California Veteran loan.

Appraisal Requirements

      The appraisal requirement for the SIFA Program is dependent upon the loan amount and is as follows:

------------------------------------------------------------------------------------------------------------------
   Max Loan Amount /
    Property Value               (> 720)              (680 - 719)            (640 - 679)          (620 - 639)
------------------------------------------------------------------------------------------------------------------
   Loans <= $100,000         2055 Exterior           2055 Exterior          2055 Exterior       2055 Exterior
------------------------------------------------------------------------------------------------------------------
   Loans > $100,000          Full Appraisal          Full Appraisal         Full Appraisal      Full Appraisal
------------------------------------------------------------------------------------------------------------------
   Value > $800,000          Full Appraisal          Full Appraisal         Full Appraisal      Full Appraisal
------------------------------------------------------------------------------------------------------------------

      The appraisal requirement for the FIFA Program is dependent upon the loan amount and is as follows:

------------------------------------------------------------------------------------------------------------------
   Max Loan Amount /
    Property Value               (>= 720)             (680 - 719)           (640 - 679)           (620 - 639)
------------------------------------------------------------------------------------------------------------------
   Loans <= $30,000          Stated Value(2) or      Stated Value(2) or     2055 Exterior         2055 Exterior
                             2055 Exterior(3)        2055 Exterior(3)
------------------------------------------------------------------------------------------------------------------
   Loans <= $100,000         2055 Exterior(1),(3)    2055 Exterior(1),(3)   2055 Exterior(1)      2055 Exterior(1)
------------------------------------------------------------------------------------------------------------------
   Loans > $100,000          Full Appraisal          Full Appraisal         Full Appraisal        Full Appraisal
------------------------------------------------------------------------------------------------------------------
   Value > $800,000          Full Appraisal          Full Appraisal         Full Appraisal        Full Appraisal
------------------------------------------------------------------------------------------------------------------

(1) Two to four unit properties are not eligible for Form 2055 Exterior and must use Form 1025/72, Small Residential Income Property Appraisal Report.

(2) Stated Value is allowed with the following restrictions and must be indicated on the Uniform Underwriting Transmittal Summary (1008):

o     100% CLTV pricing.

o     Owner-occupied SFRs or detached PUDs only.

o     Second homes are not allowed.

o     First lien HELOC's are not allowed.

o     Requires minimum twelve-month property seasoning.

o     Must use tax assessed value if property is located in Kansas.

o     Stated Value is not allowed in the States of New York and West Virginia.

(3) Piggyback transactions may allow the use of FNMA or FHLMC reduced appraisal forms #2075 or #2070. The simultaneously closing first lien must be a conforming loan amount, which must be underwritten through DU or LP and receive an Approve/Eligible or Accept result. The reduced appraisal form's eligibility must be indicated on the AUS certificate for the first lien.

                             ADDITIONAL INFORMATION

      The description of the mortgage pool and the mortgaged properties in this prospectus supplement, including Schedule A hereto, is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Notes, initial mortgage loans and initial HELOCs may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other initial mortgage loans and initial

HELOCs may be included in the mortgage pool prior to the issuance of the Notes unless including these mortgage loans or HELOCs would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Notes are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans and HELOCs may vary. In no event, however, will more than 10% (by principal balance at the Cut-off Date) of the mortgage loans or HELOCs deviate from the characteristics of the mortgage loans and HELOCs set forth in this prospectus supplement. Within 15 days of the end of the Funding Period, tables reflecting the composition of the final pool of mortgage loans and HELOCs, will be filed by the Depositor on Form 8-K with the Commission.

                            DESCRIPTION OF THE NOTES

General

      The American Home Mortgage Investment Trust 2005-1, Mortgage-Backed Notes, Series 2005-1, will consist of thirty-three classes of Notes, twenty-one of which are offered pursuant to this prospectus supplement. The Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4, Class VIII-M-5, Class VIII-M-6 and Class N Notes are not offered pursuant to this prospectus supplement.

      The Trust Certificates, which are not offered hereby, will be entitled to payments on any payment date only after all required payments have been made on the Notes. The principal balance of the Trust Certificates as of any date of determination will be equal to the aggregate Stated Principal Balance of the mortgage loans and HELOCs minus the aggregate Note Principal Balance of all the Notes (other than the Class N Notes). The Trust Certificates will be entitled to payments as provided in the Agreements.

      The Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A and Class VIII-A Notes represent an interest primarily in the Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII and Group VIII Loans, respectively. Payments of principal on the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A and Class VIII-A Notes will be made first from payments received from the Group I, Group, II, Group III, Group IV, Group V, Group VI, Group VII and Group VIII Loans, respectively. Notwithstanding any other language in the Agreements, any potential for payment of principal amounts from a Loan Group to the non-related Notes is a type of credit enhancement only, which has the effect of providing limited cross-collateralization.

      The Class IX-A Notes represent an interest solely in the Group IX HELOCs. The Class IX-A Notes are not entitled to any payments from the mortgage loans, and the other classes of notes are not entitled to payments from the HELOCs.

      The Notes will be issued by the Trust, the assets of which on the Closing Date will consist of the following:

      o all of the Issuer's right, title and interest in and to the initial mortgage loans and initial HELOCs and subsequent mortgage loans and subsequent HELOCs, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the initial mortgage loans and initial HELOCs and subsequent mortgage loans and subsequent HELOCs after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date;

      o additional draws under the HELOCs conveyed to the trust;

      o any mortgaged properties acquired on behalf of the trust by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon;

      o the financial guaranty insurance policy issued by the Credit Enhancer for the benefit of the Class IX-A Notes only;

      o the Cap Contracts, which will primarily cover basis risk shortfalls on the Class III-A, Class M-1, Class M-2 and Class M-3 Notes;

      o the Corridor Contract, which will primarily cover basis risk shortfalls on the Class I-A Notes;

      o the rights of the trust under all insurance policies required to be maintained pursuant to the Servicing Agreements;

      o the Pre-Funding Accounts and Interest Coverage Accounts;

      o the rights of the Depositor under the Mortgage Loan Purchase Agreement;

      o such assets relating to the mortgage loans and HELOCs as from time to time may be held in the Protected Account, the Collection Accounts, the Securities Administrator Collection Account and the Payment Account;

      o the rights with respect to the Servicing Agreements, to the extent assigned to the Issuer; and

      o any proceeds of the foregoing.

      The aggregate Stated Principal Balance of the initial mortgage loans and the initial HELOCs as of the Cut-off Date, after application of scheduled payments due whether or not received, is approximately $3,057,540,464 and $164,258,491, respectively, subject to a permitted variance as described in this prospectus supplement under "Additional Information."

      Each class of Notes will have the initial Note Principal Balance as set forth on page S-6 hereof and will have the Note Interest Rate as defined under "Glossary" in this prospectus supplement.

      The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC, Clearstream and Euroclear and their participants in minimum denominations representing Note Principal Balances of (1), in the case of the Offered Notes, other than the Class IX-A Notes, $25,000 and integral multiples of $1 in excess thereof and (2) in the case of the Class IX-A Notes, $25,000 and integral multiples of $1,000 in excess thereof. The Notes will be issued as global notes. See "Description of the Securities--Form of Securities" and "--Global Securities" in the accompanying prospectus.

      Amounts payable to the Notes shall be paid by the Indenture Trustee as paying agent based on a report provided to them by the Securities Administrator.

Book-Entry Notes

      The Notes will initially be issued in book-entry form and are referred to herein as the Book-entry Notes. Holders of the Book-entry Notes may elect to hold their Notes through DTC in the United States, or Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, or

Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The Book-entry Notes will be issued in one or more securities which equal the aggregate Note Principal Balance of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the Book-entry Notes in minimum denominations of $25,000 and integral multiples of $1 in excess thereof, except for the Class IX-A Notes. Investors in the Class IX-A Notes may hold the beneficial interests in the Book-entry Notes in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. Except as described below, no beneficial owner of the Book-entry Notes will be entitled to receive a physical note, or definitive note, representing the security. Unless and until definitive notes are issued, it is anticipated that the only holder of the Book-entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be holders as that term is used in the Agreements.

      A Note Owner's ownership of a Book-entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Note Owner's account for that purpose. In turn, the financial intermediary's ownership of the Book-entry Notes will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Note Owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

      Note Owners will receive all payments of principal and interest on the Book-Entry Notes from the Indenture Trustee through DTC and DTC participants. While the Book-entry Notes are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the Book-entry Notes and is required to receive and transmit payments of principal and interest on the Book-entry Notes.

      Participants and indirect participants with whom Note Owners have accounts for Notes are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess definitive notes, the DTC rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

      Note Owners will not receive or be entitled to receive definitive notes representing their respective interests in the Book-entry Notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Note Owners who are not participants may transfer ownership of Book-entry Notes only through participants and indirect participants by instructing the participants and indirect participants to transfer the Book-entry Notes, by book-entry transfer, through DTC for the account of the purchasers of the Book-entry Notes, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.
Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

      Under a book-entry format, Note Owners may experience delays in their receipt of payments, since the payments will be made by the Indenture Trustee to Cede & Co., as nominee for DTC. Payments on Book-entry Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Note Owner to pledge Book-entry Notes to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the Book-entry Notes, may be limited due to the lack of physical notes for the Book-entry Notes. In addition, issuance of the Book-entry Notes in book-entry form may reduce the liquidity of the Book-entry Notes in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

      DTC has advised the Indenture Trustee and the Note Registrar that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Agreements only at the direction of one or more financial intermediaries to whose DTC accounts the Book-entry Notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the Book-entry Notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by Noteholders under the Agreements on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some Notes which conflict with actions taken relating to other Notes.

      Definitive notes will be issued to Note Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Indenture Trustee or the Note Registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option (with the consent of the Indenture Trustee, such consent not to be unreasonably withheld), elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the indenture, any Note Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the indenture, receive a definitive note evidencing such Note Owner's percentage interest in the related class of Notes.

      Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Note Registrar is required to request that DTC notify all Note Owners through its participants of the availability of definitive notes. Upon surrender by DTC of the global note or definitive notes representing the Book-entry Notes and receipt of instructions for re-registration, the Note Registrar will reissue the Book-entry Notes as definitive notes issued in the respective Note Principal Balances owned by individual Note Owners, and thereafter the Note Registrar will recognize the holders of definitive notes as Noteholders under the Agreements.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

      The Depositor, the Issuer, the RMBS Master Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the HELOC Servicer, the Seller, the Indenture Trustee, the Note Registrar, the Securities Administrator and the Owner Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

      For additional information regarding DTC, Clearstream, Euroclear and the Notes, see "Description of the Securities--Form of Securities" and "--Global Securities" in the prospectus.

Interest Payments on the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes

      On each payment date, the Indenture Trustee shall withdraw from the Payment Account the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Available Funds for such payment date and make the following payments, in the order of priority described below, in each case to the extent of the related Available Funds remaining for such payment date:

      (1) from the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Available Funds, concurrently to the holders of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes, respectively, pro rata, based on their respective entitlements, the related Accrued Note Interest for such class for such payment date, plus any related Unpaid Interest Shortfall for such payment date;

      (2) from the remaining Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Available Funds for such payment date, to the holders of the Class M-1 Notes, the related Accrued Note Interest for such class for such payment date;

      (3) from the remaining Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Available Funds for such payment date, to the holders of the Class M-2 Notes, the related Accrued Note Interest for such class for such payment date;

      (4) from the remaining Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Available Funds for such payment date, to the holders of the Class M-3 Notes, the related Accrued Note Interest for such class for such payment date;

      (5) from the remaining Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Available Funds for such payment date, to the holders of the Class M-4 Notes, the related Accrued Note Interest for such class for such payment date;

      (6) from the remaining Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Available Funds for such payment date, to the holders of the Class M-5 Notes, the related Accrued Note Interest for such class for such payment date;

      (7) from the remaining Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Available Funds for such payment date, to the holders of the Class M-6 Notes, the related Accrued Note Interest for such class for such payment date;

      (8) from the remaining Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Available Funds for such payment date, to the holders of the Class M-7 Notes, the related Accrued Note Interest for such class for such payment date;

      (9) from the remaining Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Available Funds for such payment date, to the holders of the Class M-8 Notes, the related Accrued Note Interest for such class for such payment date;

      (10) from the remaining Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Available Funds for such payment date, to the holders of the Class B Notes, the related Accrued Note Interest for such class for such payment date; and

      (11) any remainder (to the extent not included as part of the related Principal Distribution Amount) as part of the Net Monthly Excess Cashflow to be allocated as described under "- Overcollateralization Provisions for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII" below.

Interest Payments on the Class VIII-A Notes and Class VIII-M Notes

      On each payment date, the Indenture Trustee shall withdraw from the Payment Account the Group VIII Available Funds for such payment date and make the following payments, in the order of priority described below, in each case to the extent of the Group VIII Available Funds remaining for such payment date:

      (1) to the holders of the Class VIII-A Notes, pro rata, based on their respective entitlements, the related Accrued Note Interest for each such class for such payment date, plus any related Unpaid Interest Shortfall for such payment date;

      (2) from the remaining Group VIII Available Funds for such payment date, to the holders of the Class VIII-M-1 Notes, the related Accrued Note Interest for such class for such payment date;

      (3) from the remaining Group VIII Available Funds for such payment date, to the holders of the Class VIII-M-2 Notes, the related Accrued Note Interest for such class for such payment date;

      (4) from the remaining Group VIII Available Funds for such payment date, to the holders of the Class VIII-M-3 Notes, the related Accrued Note Interest for such class for such payment date;

      (5) from the remaining Group VIII Available Funds for such payment date, to the holders of the Class VIII-M-4 Notes, the related Accrued Note Interest for such class for such payment date;

      (6) from the remaining Group VIII Available Funds for such payment date, to the holders of the Class VIII-M-5 Notes, the related Accrued Note Interest for such class for such payment date;

      (7) from the remaining Group VIII Available Funds for such payment date, to the holders of the Class VIII-M-6 Notes, the related Accrued Note Interest for such class for such payment date; and

      (8) any remainder (to the extent not included as part of the related Principal Distribution Amount) as part of the Net Monthly Excess Cashflow to be allocated as described under "- Overcollateralization Provisions for Loan Group VIII" below.

Principal Payments on the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes

      On each payment date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M Notes and Class B Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

      (1) concurrently, the Class A Principal Allocation Fraction of the related Principal Distribution Amount shall be allocated to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, with any amounts payable to the Class II-A Notes payable to the Class II-A-1 Notes and Class II-A-2 Notes, pro rata, with any amounts payable to the Class III-A Notes payable to the Class III-A-1 Notes and Class III-A-2 Notes, pro rata, with any amounts payable to the Class IV-A Notes payable to the Class IV-A-1 Notes and Class IV-A-2 Notes, pro rata, with any amounts payable to the Class V-A Notes payable to the Class V-A-1 Notes and Class V-A-2 Notes, pro rata, and with any amounts payable to the Class VII-A Notes payable to the Class VII-A-1 Notes and Class VII-A-2 Notes, pro rata;

      (2) concurrently, any remaining related Principal Distribution Amount for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII shall be distributed to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes on a pro rata basis, based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, with any amounts payable to the Class II-A Notes payable to the Class II-A-1 Notes and Class II-A-2 Notes, pro rata, with any amounts payable to the Class III-A Notes payable to the Class III-A-1 Notes and Class III-A-2 Notes, pro rata, with any amounts payable to the Class IV-A Notes payable to the Class IV-A-1 Notes and Class IV-A-2 Notes, pro rata, with any amounts payable to the Class V-A Notes payable to the Class V-A-1 Notes and Class V-A-2 Notes, pro rata, and with any amounts payable to the Class VII-A Notes payable to the Class VII-A-1 Notes and Class VII-A-2 Notes, pro rata;

      (3) any remaining related Principal Distribution Amount, to the Class M-1 Notes until the Note Principal Balance of such Class is reduced to zero;

      (4) any remaining related Principal Distribution Amount, to the Class M-2 Notes until the Note Principal Balance of such Class is reduced to zero;

      (5) any remaining related Principal Distribution Amount, to the Class M-3 Notes until the Note Principal Balance of such Class is reduced to zero;

      (6) any remaining related Principal Distribution Amount, to the Class M-4 Notes until the Note Principal Balance of such Class is reduced to zero;

      (7) any remaining related Principal Distribution Amount, to the Class M-5 Notes until the Note Principal Balance of such Class is reduced to zero;

      (8) any remaining related Principal Distribution Amount, to the Class M-6 Notes until the Note Principal Balance of such Class is reduced to zero;

      (9) any remaining related Principal Distribution Amount, to the Class M-7 Notes until the Note Principal Balance of such Class is reduced to zero;

      (10) any remaining related Principal Distribution Amount, to the Class M-8 Notes until the Note Principal Balance of such Class is reduced to zero;

      (11) any remaining related Principal Distribution Amount, to the Class B Notes until the Note Principal Balance of such Class is reduced to zero; and

      (12) any remainder as part of the Net Monthly Excess Cashflow to be allocated as described under "- Overcollateralization Provisions for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII" below.

      On each payment date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M Notes and Class B Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

      (1) concurrently, the related Class A Principal Allocation Fraction of the Class A Principal Distribution Amount shall be allocated to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, with any amounts payable to the Class II-A Notes payable to the Class II-A-1 Notes and Class II-A-2 Notes, pro rata, with any amounts payable to the Class III-A Notes payable to the Class III-A-1 Notes and Class III-A-2 Notes, pro rata, with any amounts payable to the Class IV-A Notes payable to the Class IV-A-1 Notes and Class IV-A-2 Notes, pro rata, with any amounts payable to the Class V-A Notes payable to the Class V-A-1 Notes and Class V-A-2 Notes, pro rata, and with any amounts payable to the Class VII-A Notes payable to the Class VII-A-1 Notes and Class VII-A-2 Notes, pro rata;

      (2) concurrently, any remaining Class A Principal Distribution Amount shall be distributed to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes on a pro rata basis, based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, pro rata, with any amounts payable to the Class II-A Notes payable to the Class II-A-1 Notes and Class II-A-2 Notes, pro rata, with any amounts payable to the Class III-A Notes payable to the Class III-A-1 Notes and Class III-A-2 Notes, pro rata, with any amounts payable to the Class IV-A Notes payable to the Class IV-A-1 Notes and Class IV-A-2 Notes, pro rata, with any amounts payable to the Class V-A Notes payable to the Class V-A-1 Notes and Class V-A-2 Notes, pro rata, and with any amounts payable to the Class VII-A Notes payable to the Class VII-A-1 Notes and Class VII-A-2 Notes, pro rata;

      (3) any remaining related Principal Distribution Amount shall be distributed to the Class M-1 Notes, the Class M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

      (4) any remaining related Principal Distribution Amount shall be distributed to the Class M-2 Notes, the Class M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

      (5) any remaining related Principal Distribution Amount shall be distributed to the Class M-3 Notes, the Class M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

      (6) any remaining related Principal Distribution Amount shall be distributed to the Class M-4 Notes, the Class M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

      (7) any remaining related Principal Distribution Amount shall be distributed to the Class M-5 Notes, the Class M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

      (8) any remaining related Principal Distribution Amount shall be distributed to the Class M-6 Notes, the Class M-6 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

      (9) any remaining related Principal Distribution Amount shall be distributed to the Class M-7 Notes, the Class M-7 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

      (10) any remaining related Principal Distribution Amount shall be distributed to the Class M-8 Notes, the Class M-8 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

      (11) any remaining related Principal Distribution Amount shall be distributed to the Class B Notes, the Class B Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

      (12) any remainder as part of the Net Monthly Excess Cashflow to be allocated as described under "- Overcollateralization Provisions for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII" below.

      The allocation of distributions in respect of principal to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes on each payment date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Class M Notes and Class B Notes. Increasing the respective percentage interest in the trust of the Class M Notes and Class B Notes relative to that of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes is intended to preserve the availability of the subordination provided by the Class M Notes and Class B Notes.

Principal Payments on the Class VIII-A Notes and Class VIII-M Notes

      On each payment date (a) prior to the related Stepdown Date, (b) on which a related Trigger Event is in effect or (c) after the earlier of (i) the first possible optional termination date with respect to the Group VIII Loans and (ii) the payment date in March 2015, the holders of each class of Class VIII-A Notes and Class VIII-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

      (1) the related Principal Distribution Amount shall be distributed sequentially to the Class VIII-A-1 Notes and Class VIII-A-2 Notes, in that order, until the Note Principal Balances thereof have been reduced to zero;

      (2) any remaining related Principal Distribution Amount, to the Class VIII-M-1 Notes until the Note Principal Balance of such Class is reduced to zero;

      (3) any remaining related Principal Distribution Amount, to the Class VIII-M-2 Notes until the Note Principal Balance of such Class is reduced to zero;

      (4) any remaining related Principal Distribution Amount, to the Class VIII-M-3 Notes until the Note Principal Balance of such Class is reduced to zero;

      (5) any remaining related Principal Distribution Amount, to the Class VIII-M-4 Notes until the Note Principal Balance of such Class is reduced to zero;

      (6) any remaining related Principal Distribution Amount, to the Class VIII-M-5 Notes until the Note Principal Balance of such Class is reduced to zero;

      (7) any remaining related Principal Distribution Amount, to the Class VIII-M-6 Notes until the Note Principal Balance of such Class is reduced to zero; and

      (8)   any  remainder  as part of the Net Monthly  Excess  Cashflow for the
            Group   VIII  Loans  to  be   allocated   as   described   under  "-
            Overcollateralization Provisions for Loan Group VIII" below.

      On each payment date (a) on or after the related Stepdown Date, (b) on which a related Trigger Event is not in effect and (c) on or before the earlier of (i) the first possible optional termination date with respect to the Group VIII Loans and (ii) the payment date in March 2015, the holders of each class of Class VIII-A Notes and Class VIII-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

      (1) the Class VIII-A Principal Distribution Amount shall be distributed sequentially to the Class VIII-A-1 Notes and Class VIII-A-2 Notes, in that order, until the Note Principal Balances thereof have been reduced to zero;

      (2) any remaining related Principal Distribution Amount shall be distributed to the Class VIII-M-1 Notes, the Class VIII-M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

      (3) any remaining related Principal Distribution Amount shall be distributed to the Class VIII-M-2 Notes, the Class VIII-M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

      (4) any remaining related Principal Distribution Amount shall be distributed to the Class VIII-M-3 Notes, the Class VIII-M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

      (5) any remaining related Principal Distribution Amount shall be distributed to the Class VIII-M-4 Notes, the Class VIII-M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

      (6) any remaining related Principal Distribution Amount shall be distributed to the Class VIII-M-5 Notes, the Class VIII-M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

      (7) any remaining related Principal Distribution Amount shall be distributed to the Class VIII-M-6 Notes, the Class VIII-M-6 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

      (8)   any  remainder  as part of the Net Monthly  Excess  Cashflow for the
            Group   VIII  Loans  to  be   allocated   as   described   under  "-
            Overcollateralization Provisions for Loan Group VIII" below.

      The allocation of distributions in respect of principal to the Class VIII-A Notes on each payment date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class VIII-A Notes, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Class VIII-M Notes. Increasing the respective percentage interest in the trust of the Class VIII-M Notes relative to that of the Class VIII-A Notes is intended to preserve the availability of the subordination provided by the Class VIII-M Notes.

Overcollateralization Provisions for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII

      With respect to any payment date, any Net Monthly Excess Cashflow for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans shall be paid as follows, in each case to the extent of remaining related Net Monthly Excess Cashflow:

      (1) to the holders of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M Notes and Class B Notes in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount as described under "--Principal Payments on the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M Notes and Class B Notes" above;

      (2) to the holders of the Class I-A-2, Class I-A-3 Notes, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2 and Class VII-A-2 Notes, on a pro rata basis, based on the amount of Allocated Realized Loss Amount for such Notes, an amount equal to the Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

      (3) to the holders of the Class M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (4) to the holders of the Class M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (5) to the holders of the Class M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated

            Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (6) to the holders of the Class M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (7) to the holders of the Class M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (8) to the holders of the Class M-6 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (9) to the holders of the Class M-7 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (10) to the holders of the Class M-8 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (11) to the holders of the Class B Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (12) to the holders of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes, on a pro rata basis, based on the amount of any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes on such payment date, any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes on such payment date, to the extent not covered, with respect to the Class I-A, Class II-A, Class III-A, Class IV-A-1, Class V-A-1, Class VII-A-1 and Class VIII-A Notes, by the Corridor Contract or the Cap Contracts as described under "Description of the Notes--The Derivative Contracts" below;

      (13) sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes, any related Basis Risk Shortfall Carry-Forward Amount for such Notes on such payment date, to the extent not covered, in the case of the Class M-1, Class M-2 and Class M-3 Notes, by the Corridor Contract or the Cap Contracts as described under "Description of the Notes--The Derivative Contracts" below;

      (14) up to and including the payment date in June 2035, to the Class VIII-A Notes and Class VIII-M Notes, to be included in the related Net Monthly Excess Cashflow as described under "--Overcollateralization Provisions for Loan Group VIII" below;

      (15)  to the holders of the Class N Notes as  provided  in the  Indenture;
            and

      (16) to the holders of the Trust Certificates as provided in the Indenture and the Trust Agreement.

Overcollateralization Provisions for Loan Group VIII

      With respect to any payment date, any Net Monthly Excess Cashflow for the Group VIII Loans shall be paid as follows, in each case to the extent of remaining related Net Monthly Excess Cashflow:

      (1) to the holders of the Class VIII-A Notes and Class VIII-M Notes in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount as described under "--Principal Payments on the Class VIII-A Notes and Class VIII-M Notes" above;

      (2) to the holders of the Class VIII-A-1 Notes and Class VIII-A-2 Notes, on a pro rata basis, based on the amount of Allocated Realized Loss Amount for such Notes, an amount equal to the Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

      (3) to the holders of the Class VIII-M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (4) to the holders of the Class VIII-M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (5) to the holders of the Class VIII-M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (6) to the holders of the Class VIII-M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (7) to the holders of the Class VIII-M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (8) to the holders of the Class VIII-M-6 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated

            Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

      (9) to the holders of the Class VIII-A Notes, pro rata, based on the amount of any related Net WAC Shortfall Carry-Forward Amount for such Notes on such payment date, any related Net WAC Shortfall Carry-Forward Amount for such Notes on such payment date, to the extent not covered by the Corridor Contract or the Cap Contracts as described under "Description of the Notes--The Derivative Contracts" below;

      (10) sequentially to the holders of the Class VIII-M Notes, any related Basis Risk Shortfall Carry-Forward Amount for such Notes on such payment date, to the extent not covered, in the case of the Class VIII-M-1 Notes, by the Corridor Contract or the Cap Contracts as described under "Description of the Notes--The Derivative Contracts" below;

      (11) to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes to be included in the related Net Monthly Excess Cashflow as described under "--Overcollateralization Provisions for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII" above; and

      (12)  to the holders of the Class N Notes as  provided  in the  Indenture;
            and

      (13) to the holders of the Trust Certificates as provided in the Indenture and the Trust Agreement.

Calculation of LIBOR for the LIBOR Notes

      On each Interest Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, and, after the related Note Rate Change Date, the London interbank offered rate for six-month United States dollar deposits, or Six-Month LIBOR, for the next Accrual Period for the LIBOR Notes on the basis of the offered rates of the Reference Banks for one-month, six-month or one-year United States dollar deposits, as applicable, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

      On each Interest Determination Date, if the related LIBOR rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period for the LIBOR Notes will be established separately by the Securities Administrator as follows:

      (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

      (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR or Six-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

      (3) If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR or Six-Month LIBOR, as applicable, will be the One-Month LIBOR rate or Six-Month LIBOR rate applicable to the preceding Accrual Period.

      The establishment of One-Month LIBOR and Six-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the LIBOR Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

The Derivative Contracts

      The Derivative Counterparty

      Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., generally known as "Rabobank Nederland" and/or "Rabobank International", is a cooperative banking organization incorporated in The Netherlands, and acts as the central coordinating bank for the "Rabobank Group". The Rabobank Group consists of the Rabobank Nederland and certain subsidiaries and, as of December 31, 2003, 328 local banks which are cooperative companies incorporated in The Netherlands. The Rabobank Group is covered by a mutual guarantee which, with the approval of the Dutch authorities, permits a consolidated presentation of financial results. As of the date of this prospectus supplement, Rabobank Nederland is rated "Aaa" by Moody's Investors Services, Inc. and "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. The Rabobank Nederland engages in a wide variety of commercial banking and related financial services in The Netherlands and internationally.

      The Derivative Contracts will be issued by a branch of Rabobank Nederland located in New York City and licensed by the New York State Superintendent of Banks. The branch is authorized to exercise substantially the same rights and privileges that are available to New York State-chartered banks at the same location, subject in general to the same duties, restrictions, reporting requirements, penalties, liabilities, conditions and limitations that apply to New York State-chartered banks at the same location.

      Rabobank Nederland is required to file annual reports on Form F.R. Y-7 with the Federal Reserve Bank of New York that include information relating to the financial condition of Rabobank Nederland as a whole and that of the United States banking activities of Rabobank Nederland. The non-confidential portions of such annual reports are available to the public upon request from the Federal Reserve Bank of New York.

      The information contained under this heading "The Derivative Contracts" relates to and has been obtained from the Rabobank Nederland. Delivery of this prospectus supplement shall not create any implication that there has been no change in the affairs of Rabobank Nederland since the date set forth in this prospectus supplement, or that the information contained or referred to under this heading is correct as of the time subsequent to the date set forth in this prospectus supplement.

      The Cap Contracts

      On the Closing Date, either the Seller will assign to the Depositor, and the Depositor will assign to the Indenture Trustee for the benefit of the notes, its rights under the Cap Contracts, or the Depositor will cause the Indenture Trustee, on behalf of the trust, to enter into the Cap Contracts with the Derivative Counterparty.

      Each of the Cap Contracts will contain a Cap Rate and provide for the calculation of One-Month LIBOR. The Cap Contracts will provide for payments to be made to the Indenture Trustee if One-Month

LIBOR exceeds the related Cap Rate. The Cap Contracts will primarily cover Basis Risk Shortfall Carry-Forward Amounts on the Class III-A, Class M-1, Class M-2 and Class M-3 Notes. On any Payment Date, any amounts from the Cap Contracts not paid to the Class III-A, Class M-1, Class M-2 and Class M-3 Notes will be paid to the holders of some of the notes as described below and will not be available to make payments to the Class III-A, Class M-1, Class M-2 and Class M-3 Notes on future Payment Dates.

      Payments will be made with respect to the Cap Contracts in accordance with a notional balance based on the schedule set forth therein. With respect to any payment date on or prior to the termination of each Cap Contract, the amount, if any, payable by the Derivative Counterparty under each Cap Contract will equal the product of (i) the excess, if any, of (x) One-Month LIBOR (as determined pursuant to the Cap Contract) over (y) the related Cap Rate for such payment date, and (ii) an amount equal to the notional balance for such payment date (which, in the case of payments to be made to the Class III-A, Class M-1, Class M-2 and Class M-3 Notes, will be the lesser of (a) the notional balance on the schedule and (b) the balance of the related Notes) and (iii) the actual number of days in the related Accrual Period, divided by 360.

      The Cap Rates and scheduled notional balances of the Cap Contracts are set forth in the following two tables:

                            Class M-1 Cap            Class M-1           Class M-2 Cap            Class M-2
        Period          Notional Balance ($)       Cap Rate (%)       Notional Balance ($)      Cap Rate (%)
--------------------------------------------------------------------------------------------------------------
    March 25, 2005           144,910,000               5.69                45,495,000               5.66
    April 25, 2005           144,910,000               5.69                45,495,000               5.66
     May 25, 2005            144,910,000               5.69                45,495,000               5.66
     June 25, 2005           144,910,000               5.69                45,495,000               5.66
     July 25, 2005           144,910,000               5.69                45,495,000               5.66
    August 25, 2005          144,910,000               5.69                45,495,000               5.66
  September 25, 2005         144,910,000               5.69                45,495,000               5.66
   October 25, 2005          144,910,000               5.69                45,495,000               5.66
   November 25, 2005         144,910,000               5.69                45,495,000               5.66
   December 25, 2005         144,910,000               5.69                45,495,000               5.66
   January 25, 2006          144,910,000               5.69                45,495,000               5.66
   February 25, 2006         144,910,000               5.69                45,495,000               5.66
    March 25, 2006           144,910,000               5.87                45,495,000               5.84
    April 25, 2006           144,910,000               5.87                45,495,000               5.84
     May 25, 2006            144,910,000               5.87                45,495,000               5.84
     June 25, 2006           144,910,000               5.87                45,495,000               5.84
     July 25, 2006           144,910,000               5.87                45,495,000               5.84
    August 25, 2006          144,910,000               5.87                45,495,000               5.84
  September 25, 2006         144,910,000               5.87                45,495,000               5.84
   October 25, 2006          144,910,000               5.87                45,495,000               5.84
   November 25, 2006         144,910,000               5.87                45,495,000               5.84
   December 25, 2006         144,910,000               5.87                45,495,000               5.84
   January 25, 2007          144,910,000               5.87                45,495,000               5.84
   February 25, 2007         144,910,000               5.87                45,495,000               5.84
    March 25, 2007           144,910,000               6.29                45,495,000               6.26
    April 25, 2007           144,910,000               6.29                45,495,000               6.26
     May 25, 2007            144,910,000               6.29                45,495,000               6.26
     June 25, 2007           144,910,000               6.29                45,495,000               6.26

                            Class M-1 Cap            Class M-1           Class M-2 Cap            Class M-2
        Period          Notional Balance ($)       Cap Rate (%)       Notional Balance ($)      Cap Rate (%)
--------------------------------------------------------------------------------------------------------------
     July 25, 2007           144,910,000               6.29                45,495,000               6.26
    August 25, 2007          144,910,000               6.29                45,495,000               6.26
  September 25, 2007         144,910,000               6.29                45,495,000               6.26
   October 25, 2007          144,910,000               6.29                45,495,000               6.26
   November 25, 2007         144,910,000               6.29                45,495,000               6.26
   December 25, 2007         144,910,000               6.29                45,495,000               6.26
   January 25, 2008          144,910,000               6.29                45,495,000               6.26
   February 25, 2008         144,910,000               6.29                45,495,000               6.26
    March 25, 2008           144,910,000               6.86                45,495,000               6.83
    April 25, 2008           144,910,000               6.86                45,495,000               6.83
     May 25, 2008            142,830,991               6.86                44,842,288               6.83
     June 25, 2008           140,181,395               6.86                44,010,438               6.83
     July 25, 2008           137,580,854               6.86                43,193,989               6.83
    August 25, 2008          135,028,460               6.86                42,392,656               6.83
  September 25, 2008         132,523,083               6.86                41,606,084               6.83
   October 25, 2008          130,064,098               6.86                40,834,077               6.83
   November 25, 2008         127,650,646               6.86                40,076,366               6.83
   December 25, 2008         125,281,870               6.86                39,332,680               6.83
   January 25, 2009          122,956,959               6.86                38,602,766               6.83
   February 25, 2009         120,675,102               6.86                37,886,369               6.83
    March 25, 2009           118,430,041               7.06                37,181,525               7.03
    April 25, 2009           116,226,380               7.06                36,489,678               7.03
     May 25, 2009            114,063,611               7.06                35,810,669               7.03
     June 25, 2009           111,940,977               7.06                35,144,260               7.03
     July 25, 2009           109,857,734               7.06                34,490,219               7.03
    August 25, 2009          107,813,154               7.06                33,848,316               7.03
  September 25, 2009         105,806,452               7.06                33,218,305               7.03
   October 25, 2009          103,836,996               7.06                32,599,987               7.03
   November 25, 2009         101,904,095               7.06                31,993,146               7.03
   December 25, 2009         100,007,073               7.06                31,397,570               7.03
   January 25, 2010          98,145,266                7.06                30,813,049               7.03

                            Class M-3 Cap            Class M-3          Class III-A Cap          Class III-A
        Period          Notional Balance ($)       Cap Rate (%)       Notional Balance ($)      Cap Rate (%)
--------------------------------------------------------------------------------------------------------------
    March 25, 2005           11,795,000                5.56               317,052,000               6.03
    April 25, 2005           11,795,000                5.56               310,715,463               6.03
     May 25, 2005            11,795,000                5.56               304,496,021               6.03
     June 25, 2005           11,795,000                5.56               298,391,512               6.03
     July 25, 2005           11,795,000                5.56               292,400,711               6.03
    August 25, 2005          11,795,000                5.56               286,520,603               6.03
  September 25, 2005         11,795,000                5.56               280,749,146               6.03
   October 25, 2005          11,795,000                5.56               275,084,333               6.03
   November 25, 2005         11,795,000                5.56               269,524,194               6.03
   December 25, 2005         11,795,000                5.56               264,066,798               6.03
   January 25, 2006          11,795,000                5.56               258,710,247               6.03
   February 25, 2006         11,795,000                5.56               253,452,679               6.03
    March 25, 2006           11,795,000                5.74
    April 25, 2006           11,795,000                5.74
     May 25, 2006            11,795,000                5.74
     June 25, 2006           11,795,000                5.74
     July 25, 2006           11,795,000                5.74
    August 25, 2006          11,795,000                5.74
  September 25, 2006         11,795,000                5.74
   October 25, 2006          11,795,000                5.74
   November 25, 2006         11,795,000                5.74
   December 25, 2006         11,795,000                5.74
   January 25, 2007          11,795,000                5.74
   February 25, 2007         11,795,000                5.74
    March 25, 2007           11,795,000                6.16
    April 25, 2007           11,795,000                6.16
     May 25, 2007            11,795,000                6.16
     June 25, 2007           11,795,000                6.16
     July 25, 2007           11,795,000                6.16
    August 25, 2007          11,795,000                6.16
  September 25, 2007         11,795,000                6.16
   October 25, 2007          11,795,000                6.16
   November 25, 2007         11,795,000                6.16
   December 25, 2007         11,795,000                6.16
   January 25, 2008          11,795,000                6.16
   February 25, 2008         11,795,000                6.16
    March 25, 2008           11,795,000                6.73
    April 25, 2008           11,795,000                6.73
     May 25, 2008            11,625,778                6.73
     June 25, 2008           11,410,114                6.73
     July 25, 2008           11,198,442                6.73
    August 25, 2008          10,990,689                6.73
  September 25, 2008         10,786,763                6.73
   October 25, 2008          10,586,613                6.73
   November 25, 2008         10,390,169                6.73
   December 25, 2008         10,197,361                6.73

                            Class M-3 Cap            Class M-3          Class III-A Cap          Class III-A
        Period          Notional Balance ($)       Cap Rate (%)       Notional Balance ($)      Cap Rate (%)
--------------------------------------------------------------------------------------------------------------
   January 25, 2009          10,008,125                6.73
   February 25, 2009          9,822,392                6.73
    March 25, 2009            9,639,655                6.93
    April 25, 2009            9,460,287                6.93
     May 25, 2009             9,284,247                6.93
     June 25, 2009            9,111,475                6.93
     July 25, 2009            8,941,909                6.93
    August 25, 2009           8,775,489                6.93
  September 25, 2009          8,612,153                6.93
   October 25, 2009           8,451,849                6.93
   November 25, 2009          8,294,519                6.93
   December 25, 2009          8,140,111                6.93
   January 25, 2010           7,988,568                6.93

      On  each  payment  date,   any  payments   received  from  the  Derivative
Counterparty with respect to such payment date from the Cap Contracts will be allocated in the following order of priority:

      (1) the amount received from each Cap Contract will be allocated first to the related Class III-A, Class M-1, Class M-2 and Class M-3 Notes, in reduction of any related Basis Risk Shortfall Carry-Forward Amount for such class for that payment date; and

      (2) from any amounts remaining from the Cap Contracts, as part of the Excess Derivative Payment Amount, to be paid as described under "--The Corridor Contract" below.

The Corridor Contract

      On the Closing Date, either the Seller will assign to the Depositor, and the Depositor will assign to the Indenture Trustee for the benefit of the Class I-A Notes, its rights under the Corridor Contract, or the Depositor will cause the Indenture Trustee on behalf of the trust, to enter into the Corridor Contract with the Derivative Counterparty.

      The Corridor Contract will contain a Cap Rate and Ceiling Rate and provide for the calculation of One-Month LIBOR. The Corridor Contract will provide for payments to be made to the Indenture Trustee if One-Month LIBOR (as determined pursuant to the Corridor Contract, but not more than the Ceiling Rate) exceeds the related Cap Rate. The Corridor Contract will primarily cover Basis Risk Shortfall Carry-Forward Amounts on the Class I-A Notes. On any payment date, any amounts from the Corridor Contract not paid to the Class I-A Notes generally will be paid as part of Excess Derivative Payment Amount as described below and will not be available to make payments to the Class I-A Notes on future payment dates.

      Payments will be made with respect to the Corridor Contract in accordance with a notional balance based on the schedule set forth therein. With respect to any payment date on or prior to the termination of the Corridor Contract, the amount, if any, payable by the Derivative Counterparty under the Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of
(1) MTA (as determined pursuant to the Corridor Contract) and (2) the Ceiling Rate for such payment date, over (y) the Cap Rate for such payment date, and
(ii) an amount equal to the notional balance for such payment date (which will be the lesser of (a) the notional balance on the schedule and (b) the aggregate Note Principal

Balance of the Class I-A Notes) and (iii) the actual number of days in the related Accrual Period, divided by 360. The Ceiling Rate for the Corridor Contract is 11.00% per annum.

                        Corridor                                     Corridor                                    Corridor
                        Contract                                     Contract                                    Contract
                        Notional       Cap                           Notional      Cap                           Notional     Cap
   Payment Date        Amount ($)    Rate (%)     Payment Date      Amount ($)   Rate (%)     Payment Date      Amount ($)  Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
  March 25, 2005      512,000,000     10.00     October 25, 2008   235,886,105     9.43       May 25, 2012     101,460,626    9.43
  April 25, 2005      501,495,999      9.74    November 25, 2008   231,597,616     9.74       June 25, 2012     99,413,081    9.74
   May 25, 2005       492,725,201      9.43    December 25, 2008   227,387,327     9.43       July 25, 2012     97,405,789    9.43
   June 25, 2005      484,109,352      9.74     January 25, 2009   223,253,809     9.43      August 25, 2012    95,437,973    9.43
   July 25, 2005      475,645,694      9.43    February 25, 2009   219,195,658     10.44   September 25, 2012   93,508,869    9.74
  August 25, 2005     467,331,514      9.43      March 25, 2009    215,148,759     9.43     October 25, 2012    91,617,729    9.43
September 25, 2005    459,164,150      9.74      April 25, 2009    211,173,736     9.74     November 25, 2012   89,763,821    9.74
 October 25, 2005     451,140,987      9.43       May 25, 2009     207,272,111     9.43     December 25, 2012   87,946,423    9.43
 November 25, 2005    443,259,458      9.74      June 25, 2009     203,442,529     9.74     January 25, 2013    86,164,830    9.43
 December 25, 2005    435,517,041      9.43      July 25, 2009     199,683,660     9.43
 January 25, 2006     427,911,258      9.43     August 25, 2009    195,994,200     9.43
 February 25, 2006    420,439,679     10.44    September 25, 2009  192,372,868     9.74
  March 25, 2006      413,001,275      9.43     October 25, 2009   188,818,405     9.43
  April 25, 2006      405,691,144      9.74    November 25, 2009   185,329,578     9.74
   May 25, 2006       398,511,459      9.43    December 25, 2009   181,905,176     9.43
   June 25, 2006      391,459,877      9.74     January 25, 2010   178,544,008     9.43
   July 25, 2006      384,534,098      9.43    February 25, 2010   175,244,909     10.44
  August 25, 2006     377,731,861      9.43      March 25, 2010    171,769,157     9.43
September 25, 2006    371,050,948      9.74      April 25, 2010    168,346,047     9.74
 October 25, 2006     364,489,180      9.43       May 25, 2010     164,989,672     9.43
 November 25, 2006    358,044,418      9.74      June 25, 2010     161,698,750     9.74
 December 25, 2006    351,714,562      9.43      July 25, 2010     158,472,022     9.43
 January 25, 2007     345,497,549      9.43     August 25, 2010    155,308,257     9.43
 February 25, 2007    339,391,353     10.44    September 25, 2010  152,206,245     9.74
  March 25, 2007      333,309,156      9.43     October 25, 2010   149,164,798     9.43
  April 25, 2007      327,332,806      9.74    November 25, 2010   146,182,752     9.74
   May 25, 2007       321,464,235      9.43    December 25, 2010   143,258,964     9.43
   June 25, 2007      315,701,491      9.74     January 25, 2011   140,392,316     9.43
   July 25, 2007      310,042,657      9.43    February 25, 2011   137,581,707     10.44
  August 25, 2007     304,485,850      9.43      March 25, 2011    134,826,059     9.43
September 25, 2007    299,029,222      9.74      April 25, 2011    132,124,314     9.74
 October 25, 2007     293,670,958      9.43       May 25, 2011     129,475,436     9.43
 November 25, 2007    288,409,278      9.74      June 25, 2011     126,878,405     9.74
 December 25, 2007    283,242,431      9.43      July 25, 2011     124,332,225     9.43
 January 25, 2008     278,168,700      9.43     August 25, 2011    121,835,914     9.43
 February 25, 2008    273,186,400     10.08    September 25, 2011  119,388,513     9.74
  March 25, 2008      268,220,921      9.43     October 25, 2011   116,989,078     9.43
  April 25, 2008      263,342,707      9.74    November 25, 2011   114,636,686     9.74
   May 25, 2008       258,553,473      9.43    December 25, 2011   112,330,430     9.43
   June 25, 2008      253,851,593      9.74     January 25, 2012   110,069,419     9.43
   July 25, 2008      249,235,469      9.43    February 25, 2012   107,852,781     10.08
  August 25, 2008     244,703,535      9.43      March 25, 2012    105,679,660     9.43
September 25, 2008    240,254,250      9.74      April 25, 2012    103,549,216     9.74

      On  each  payment  date,   any  payments   received  from  the  Derivative
Counterparty with respect to the Corridor Contract will be allocated in the following order of priority:

      (1) first, the amount received from the Corridor Contract will be allocated to the Class I-A Notes, in reduction of any related Basis Risk Shortfall Carry-Forward Amount for such class for that payment date; and

      (2) any remaining amounts from the Corridor Contract shall be included in the Excess Derivative Payment Amount and shall be paid as provided in the following paragraph.

      On each payment date, the Excess Derivative Payment Amount shall be paid as follows, in each case to the extent of amounts remaining:

      (1) first, to the Class I-A, Class II-A, Class III-A, Class IV-A-1, Class V-A-1, Class VII-A-1 and Class VIII-A Notes, pro rata, based on entitlement, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount, as applicable, for such class or classes for that payment date;

      (2) second, to the Class M-1 Notes, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class for that payment date;

      (3) third, to the Class M-2 Notes and Class VIII-M-1 Notes, pro rata, based on entitlement, in reduction of any remaining related Basis Risk Carry-Forward Amount for such class or classes for that payment date; and

      (4) fourth, to the Class M-3 Notes, in reduction of any remaining related Basis Risk Shortfall Carry-Forward Amount for such class for that payment date.

      It is not expected that the Excess Derivative Payment Amount will be material on any payment date.

Allocation of Losses on the Mortgage Loans

      With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the trust by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the RMBS Servicer or RMBS Master Servicer for Monthly Advances, Servicing Fees and HELOC Back-Up Servicing Fees, servicing advances and certain other amounts specified in the related Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Deficient Valuation, in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

      There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan, Deficient Valuations and Debt Service Reductions. In the case of a Deficient Valuation, the Trust would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced debt. The principal portion of Debt Service Reductions will not be allocated in reduction of the Note Principal Balance of any class of Notes. However, regardless of when they occur, Debt Service Reductions may reduce the amount of related Available Funds that would otherwise be available for distribution on a payment date.

      Any Realized Losses on the mortgage loans in Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII will be allocated or covered on any payment date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that payment date; second, in reduction of the related Overcollateralized Amount, until reduced to zero (meaning, no losses will be allocated to the Class B Notes or Class M Notes until the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes equals the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII); third, to the Class B Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class M-8 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifth, to the Class M-7 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; sixth, to the Class M-6 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; seventh, to the Class M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; eighth, to the Class M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; ninth, to the Class M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; tenth, to the Class M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; eleventh, to the Class M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and twelfth, to the extent such Realized Losses are incurred in respect of the mortgage loans in Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V or Loan Group VII, to the Class I-A-2 Notes and Class I-A-3 Notes, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2 and Class VII-A-2 Notes, respectively, in reduction of the Note Principal Balance thereof, until reduced to zero; provided, however, that any Realized Losses allocated to the Class I-A-2 Notes and Class I-A-3 Notes shall be allocated first, to the Class I-A-3 Notes, and second, to the Class I-A-2 Notes.

      Any Realized Losses on the mortgage loans in Loan Group VIII will be allocated or covered on any payment date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that payment date; second, in reduction of the related Overcollateralized Amount, until reduced to zero (meaning, no losses will be allocated to the Class VIII-M Notes until the aggregate Note Principal Balance of Class VIII-A Notes and Class VIII-M Notes equals the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group VIII); third, to the Class VIII-M-6 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class VIII-M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifth, to the Class VIII-M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; sixth, to the Class VIII-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; seventh, to the Class VIII-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; eighth, to the Class VIII-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero, and ninth, to the Class VIII-A-1 Notes and Class VIII-A-2 Notes, on a pro rata basis, in reduction of the Note Principal Balance thereof, until reduced to zero.

      The Indenture does not permit the allocation of Realized Losses to the Class I-A-1, Class II-A-1, Class III-A-1, Class IV-A-1, Class V-A-1, Class VI-A and Class VII-A-1 Notes. Investors in the Class I-A-1, Class II-A-1, Class III-A-1, Class IV-A-1, Class V-A-1, Class VI-A and Class VII-A-1 Notes should note that although Realized Losses will not be allocated to the Class I-A-1, Class II-A-1, Class III-A-1, Class IV-A-1, Class V-A-1, Class VI-A and Class VII-A-1 Notes, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class I-A-1, Class II-A-1, Class III-A-1, Class IV-A-1, Class V-A-1, Class VI-A and Class VII-A-1 Notes all interest and principal amounts to which they are then entitled.

      Once Realized Losses have been allocated to the Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and

Class VIII-M Notes, such amounts with respect to such Notes will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and Class VIII-M Notes from Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions" above.

      Any allocation of a Realized Loss to a Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and Class VIII-M Note will be made by reducing the Note Principal Balance thereof by the amount so allocated as of the payment date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Note Principal Balance of any Note be reduced more than once in respect of any particular amount both (i) allocable to such
Note in respect of Realized Losses and (ii) payable as principal to the holder of such Note from related Net Monthly Excess Cashflow.

      In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes on each payment date, holders of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes have a right to payment of the related Available Funds that is prior to the rights of the holders of the Class M Notes and Class B Notes. In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class M Notes on each payment date, holders of the Class M Notes have a right to payment of the related Available Funds that is prior to the rights of the holders of the Class M Notes with a lower payment priority and the Class B Notes. In addition, overcollateralization and the application of related Net Monthly Excess Cashflow will also increase the likelihood of payment in full of amounts of interest and principal to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class VI-A, Class VII-A Notes and Class M Notes and Class B Notes on each payment date.

      In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class VIII-A Notes on each payment date, holders of the Class VIII-A Notes have a right to payment of the related Available Funds that is prior to the rights of the holders of the Class VIII-M Notes. In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class VIII-M Notes on each payment date, holders of the Class VIII-M Notes have a right to payment of the related Available Funds that is prior to the rights of the holders of the Class VIII-M Notes with a lower payment priority. In addition, overcollateralization and the application of related Net Monthly Excess Cashflow will also increase the likelihood of payment in full of amounts of interest and principal to the Class VIII-A Notes and Class VIII-M Notes on each payment date.

      If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Note Principal Balance of the class of Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and Class VIII-M Notes, as applicable, with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of Notes. The amount of any remaining Subsequent Recoveries will be applied to increase the Note Principal Balance of the class of Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and Class VIII-M Notes, as applicable, with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and Class VIII-M Notes, as applicable, and so on. Holders of such Class I-A-2, Class I-A-3, Class

II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and Class VIII-M Notes, as applicable, will not be entitled to any payment in respect of Accrued Note Interest on the amount of such increases for any Accrual Period preceding the Payment Date on which such increase occurs. Any such increases shall be applied to the Note Principal Balance of each Note of such class in accordance with its respective Percentage Interest.

Interest Coverage Accounts

      On the Closing Date, the Depositor will deliver to the Indenture Trustee for deposit in the Interest Coverage Accounts a cash amount as specified in the Indenture. On each payment date during the Funding Period and on the payment date immediately following the termination of the Funding Period, funds on deposit in the Interest Coverage Accounts will be applied by the Indenture Trustee to cover shortfalls in the amount of interest generated by the related assets in the trust attributable to the pre-funding feature. The Indenture permits funds in the Interest Coverage Accounts, to the extent that they will not be needed to fund any shortfall of the kind described above, to be released by the Indenture Trustee to the Seller or its designee at the end of the pre-funding period as provided therein.

Payments on the Class IX-A Notes

      On each Payment Date, the Investor Interest Collections, reduced by the HELOC Back-Up Servicing Fee, the HELOC Servicing Fee and any unreimbursed nonrecoverable servicing and interest advances previously made, will be distributed in the following order of priority:

      (1)   to the Credit Enhancer, the premium due for the Policy;

      (2) to the holders of the Class IX-A Notes, accrued interest and unpaid interest, in each case accrued at a rate equal to the related Note Interest Rate;

      (3) to the holders of the Class IX-A Notes, as a payment of principal, Investor Charge-Off Amounts incurred during the preceding Due Period and the Investor Charge-Off Amounts incurred during previous periods that were not subsequently funded by Investor Interest Collections, overcollateralization or draws under the Policy;

      (4) to the Credit Enhancer, as reimbursement for prior draws made under the Policy;

      (5) to the holders of the Class IX-A Notes, as a payment of principal, the amount necessary to build the overcollateralization to the Overcollateralization Target Amount;

      (6) to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;

      (7) to the holders of the Class IX-A Notes, Basis Risk Shortfall Carry-Forward Amounts for such Notes on such payment date;

      (8) to the owner of the Transferor Interest, any amounts required to be paid pursuant to the Agreements; and

      (9) to the holder of the Owner Trust Certificates, any remaining amounts.

      On each Payment Date, Principal Collections on the HELOCs will be distributed in the following order of priority:

      (1) to the holders of the Class IX-A Notes, the lesser of the outstanding Note Principal Balance of the Class IX-A Notes and the Investor Principal Distribution Amount;

      (2) to the Credit Enhancer, as reimbursement for prior draws made under the Policy; and

      (3) to the owner of the Transferor Interest, any amounts required to be paid pursuant to the Agreements; and

      (4) to the holder of the Owner Trust Certificates, any remaining amounts.

Rapid Amortization Events

      A Rapid Amortization Event is any of the following events:

      (1) Investor Interest Collections or Principal Collections for any Payment Date are not enough to make any required payment of interest or principal in each case that is due on the Class IX-A Notes, and such failure continues for a period of five Business Days;

      (5) a declaration of bankruptcy or insolvency by any of the Trust, the Depositor, or the HELOC Servicer;

      (6)   the Trust becomes subject to the Investment Company Act of 1940;

      (7) failure on the part of the Trust, the Depositor, the Seller, the HELOC Back-Up Servicer or the HELOC Servicer to perform any of its other material obligations under the HELOC Servicing Agreement, the HELOC Back-Up Servicing Agreement, the Trust Agreement or the Indenture;

      (8)   a draw on the Policy is unreimbursed for 90 days; or

      (9)   the occurrence of a HELOC Servicer Termination Event.

      If any event described in clause (1) or (4) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the Indenture Trustee, the Credit Enhancer, or the Indenture Trustee acting at the direction of the noteholders holding notes evidencing more than 51% in principal amount of the Class IX-A Notes then outstanding, with the consent of the Credit Enhancer, by written notice to the holder of the Transferor's Interest, the depositor and the HELOC Servicer (and to the Indenture Trustee, if given by the Credit Enhancer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (2), (3), (5) or (6) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the Indenture Trustee, the Credit Enhancer or the noteholders immediately on the occurrence of such event.

      Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the HELOC Servicer and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the HELOC Servicer, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event.

The Policy

      The following information has been supplied by the Credit Enhancer for inclusion in this prospectus supplement. The Credit Enhancer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Credit Enhancer set forth under the headings "Description of the Notes - The Policy," "The Credit Enhancer" in this prospectus supplement. Additionally, the Credit Enhancer makes no representation regarding the notes or the advisability of investing in the notes.

      The Credit Enhancer, in consideration of the payment of a premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Class IX-A noteholder that an amount equal to each full and complete Insured Payment will be received from the Credit Enhancer by the Indenture Trustee or its successors, as Indenture Trustee for the Class IX-A noteholders, on behalf of the Class IX-A noteholders, for distribution by the Indenture Trustee to each Class IX-A noteholder of that Class IX-A noteholder's proportionate share of the Insured Payment.

      The Credit Enhancer's obligations under the Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee. Insured Payments will be made only at the time set forth in the Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Class IX-A Notes, unless the acceleration is at the sole option of the Credit Enhancer.

      If any portion or all of any amount that is insured under the Policy that was previously distributed to a Class IX-A Noteholder is recoverable and recovered from that Class IX-A Noteholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), the insurer will be required to pay as an Insured Payment, an amount equal to each such Preference Amount by 12:00 noon on the next payment date after the second business day following receipt by the insurer of (i) a certified copy of the Final Order, (ii) an opinion of counsel satisfactory to the insurer that such order is final and not subject to appeal, (iii) an assignment, in form reasonably satisfactory to the insurer, irrevocably assigning to the insurer all rights and claims of the Indenture Trustee and/or such Class IX-A Noteholder relating to or arising under such Preference Amount and appointing the insurer as the agent of the trustee and/or such Class IX-A Noteholder in respect of such Preference Amount, and (iv) a Notice, as defined below, appropriately completed and executed by the Securities Administrator or such Class IX-A Noteholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Class IX-A Noteholder directly (unless the Class IX-A Noteholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Indenture Trustee for distribution to the Insured Certificateholder upon proof of such payment reasonably satisfactory to the insurer). Notwithstanding the foregoing, in no event shall the insurer be (i) required to make any payment under the Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the insurer hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Class IX-A Notes, prior to the time the insurer otherwise would have been required to make a payment in respect of such principal, in which case the insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required. "Notice" means a written notice in the form attached as an exhibit to the Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Securities Administrator to the insurer specifying the information set forth in the exhibit.

      Any of the documents required under clauses (i) through (iv) of the preceding paragraph that are received by the insurer after 12:00 noon, New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the insurer on the next succeeding business day. All payments made by the insurer hereunder in respect of Preference Amounts will be made with the insurer's own funds.

      Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by the Credit Enhancer to the Indenture Trustee, on behalf of the Class IX-A noteholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of the Insured Payment and legally available therefor.

      Subject to the terms of the Indenture, the Credit Enhancer will be subrogated to the rights of each Class IX-A noteholder to receive payments under the Class IX-A Notes to the extent of any payment by the Credit Enhancer under the Policy.

      As used in the Policy, the following terms shall have the following meanings:

      "Deficiency  Amount"  means,  with respect to any Payment Date, the sum of
(i) the Guaranteed Interest Payment on the Obligations, excluding any Relief Act Shortfalls, Basis Risk Shortfalls or Basis Risk Shortfall Carry-Forward Amount for such Payment Date, and (ii) the Guaranteed Principal Payment Amount.

      "Guaranteed Interest Payment" means for any Payment Date, an amount equal to the amount by which (a) accrued and unpaid interest for payment on the Class IX-A Notes, excluding any Relief Act Shortfalls, Basis Risk Shortfalls or Basis Risk Shortfall Carry-Forward Amounts at the Note Interest Rate relating to the Class IX-A Notes, exceeds (b) the amount available for interest distributions on the Class IX -A Notes on such Payment Date.

      "Guaranteed Principal Payment Amount" means with respect to any Payment Date, other than the Payment Date in June 2030, the excess, if any, by which (a) the Note Principal Balance relating to the Class IX-A Notes (after giving effect to all payments of principal on the Class IX-A Notes on such Payment Date, but without giving effect to payments under the Policy to be made on such Payment
Date) exceeds (b) the Invested Amount as of the end of the related Due Period or, with respect to the Payment Date in June 2030, the Note Principal Balance relating to the Class IX-A Notes after giving effect to all other distributions of principal of the Class IX-A Notes on such Payment Date.

      "Insured Payment" means (a) as of any payment date, any Deficiency Amount and (b) any Preference Amount.

      Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the Indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Indenture unless such amendment or modification has been approved in writing by the Credit Enhancer.

      The Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the Policy is not refundable for any reason, including the payment of the Class IX-A Notes prior to their respective maturities. The Policy shall expire and terminate without any action on the part of the insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Class IX-A Notes shall have been paid in full and (ii) if any proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) in this paragraph, the 30th day after the entry of a final, non appealable order in resolution or settlement of such proceeding.

      Notwithstanding the foregoing paragraph, the Policy does not cover prepayment interest shortfalls or shortfalls caused by application of the relief act, as applicable, on the Class IX-A Notes, nor does the Policy guarantee to the holders of the Class IX-A Notes any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Depositor, the Trust, the Securities Administrator or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Policy also does not cover the failure of the Indenture Trustee to make any payment required under Indenture to the holder of any Class IX-A Note.

      The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. The proper venue for any action or proceeding on the Policy shall be the County of New York, State of New York.

      The   insurance   provided   by  the   Policy  is  not   covered   by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                               YIELD ON THE NOTES

General

      The yield to maturity on and weighted average life of each class of Notes will be primarily affected by the rate, amount and timing of principal payments on the related mortgage loans and HELOCs, including prepayments, the allocation of principal payments on the mortgage loans and HELOCs among the related classes of Notes, Realized Losses and interest shortfalls on the related mortgage loans and HELOCs, the Note Interest Rate on such class of Notes, and the purchase price paid for such class of Notes.

Prepayment Considerations

The Mortgage Loans

      The rate of principal payments on each class of Class A Notes, the aggregate amount of distributions on each class of Class A Notes and the yield to maturity of each class of Class A Notes will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in the related Loan Group. The rate of principal payments on each class of Class M Notes and Class B Notes, the aggregate amount of distributions on each class of Notes and the yield to maturity of each class of Class M Notes and Class B Notes will be related to the rate, amount and timing of payments of principal on all of the mortgage loans in Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII. The rate of principal payments on each such class of Class VIII-M Notes, the aggregate amount of distributions on each class of Notes and the yield to maturity of each class of Class VIII-M Notes will be related to the rate, amount and timing of payments of principal on all of the mortgage loans in Loan Group VIII. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate, amount and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time, subject in some cases to the payment of a prepayment charge. All of the mortgage loans contain due-on-sale clauses.

      Principal Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the Notes that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate, amount and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations" and in this prospectus supplement), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Notes may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

      The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Notes will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Notes. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Notes. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of mortgage loans, repurchases of mortgage loans upon breach of representations or warranties and the optional termination of the trust also affect the receipt of principal on the mortgage loans. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Notes. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

      Negative amortization may increase the risk of default. The outstanding principal balance of a Group I Loan which is subject to negative amortization increases by the amount of interest which is deferred as described in this prospectus supplement. During periods in which the outstanding principal balance of a negative amortization loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of the negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization loan that is required to be liquidated. Furthermore, each negative amortization loan provides for the payment of any remaining unamortized principal balance of the negative amortization loan (due to the addition of deferred interest, if any, to the principal balance of the negative amortization loan) in a single payment at the maturity of the negative amortization loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the negative amortization loans is greater than that associated with fully amortizing mortgage loans.

      Some of the mortgage loans have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the Notes from the mortgage loans during their interest only period except in the case of a prepayment.

      In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

The HELOCs

      The rate and timing of defaults on the HELOCs will affect the rate and timing of principal payments on the HELOCs and thus the yield on the Class IX-A Notes. There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs. However, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios or low junior lien ratios. See "Risk Factors" in this prospectus supplement. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to investors or the Policy, Holders of the Class IX-A Notes will bear all risk of such losses resulting from default by Mortgagors. Even where the Policy covers certain losses incurred on the HELOCs, the effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the Class IX-A Notes may be affected by certain refinancing programs, which may include general or targeted solicitations. Principal Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the Notes that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate, amount and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations" and in this prospectus supplement), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Notes may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      It is highly unlikely that the HELOCs will prepay at any constant rate until maturity or that all of the HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the HELOCs may significantly affect the actual yield to maturity on the Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

      The rate of payments (including prepayments) on pools of HELOCs is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Notes will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Notes. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Notes. If prevailing mortgage rates fall significantly below the mortgage rates on the HELOCs, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the HELOCs, the rate of prepayment on the HELOCs would be expected to decrease. Other factors affecting prepayment of HELOCs include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, seasonal purchasing and payment habits of borrowers. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of HELOCs, repurchases of HELOCs upon breach of representations or warranties and the optional termination of the trust also affect the receipt of principal on the HELOCs. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the HELOCs during any period or over the life of the Notes. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the accompanying prospectus.

      Although all of the loan rates on the HELOCs are subject to adjustment, the loan rates on the HELOCs adjust based on the Prime Rate, while the Class IX-A Notes adjust based on one-month LIBOR. Changes in one-month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. It is possible that an increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class IX-A Notes. Any Basis Risk Shortfall Carry-Forward Amount allocated to the Class IX-A Notes will not be covered by the Policy issued by the credit enhancer and will only be payable from excess interest on the HELOCs to the extent available for that purpose in current and future periods. Any related basis risk shortfall carry-forward amounts may remain unpaid on the final payment date for the Class IX-A Notes.

      There can be no assurance as to the rate of principal payments and Draws on the HELOCs. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time.

      Generally, HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the HELOCs may be much more volatile than for typical first lien mortgage loans. See "Risk Factors" in this prospectus supplement.

Allocation of Principal Payments

      The yields to maturity of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes will be affected by the allocation of principal payments among the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes. The Class I-A, Class

II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes are subject to priorities for payment of principal as described in this prospectus supplement. The yields to maturity of the Class VIII-A Notes will be affected by the allocation of principal payments among the Class VIII-A Notes. The Class VIII-A Notes are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the Notes with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

      Also, investors in the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class M Notes or Class B Notes may receive more than such class' pro rata share of principal for that payment date. As a result, the Note Principal Balance of the most subordinate class of Class M Notes or Class B Notes may be reduced to zero prior to the more senior class or classes of Notes.

      Also, investors in the Class VIII-A Notes should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class VIII-M Notes then outstanding may receive more than such class' pro rata share of principal for that payment date. As a result, the Note Principal Balance of the most subordinate class of Class VIII-M Notes may be reduced to zero prior to the more senior class or classes of Notes.

      As described in this prospectus supplement, during certain periods all principal payments on the mortgage loans in loan group I, loan group II, loan group III, loan group IV, loan group V, loan group VI and loan group VII will be allocated among the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes. Unless the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes has been reduced to zero, the Class M Notes and Class B Notes will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class M Notes and Class B Notes will not be entitled to receive payments in respect of principal until the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes has been reduced to zero. To the extent that no principal payments are distributed on the Class M Notes or Class B Notes, the subordination afforded the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes by the Class M Notes and Class B Notes, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Notes and Class B Notes will be extended.

      As described in this prospectus supplement, during certain periods all principal payments on the mortgage loans in loan group VIII will be allocated among the Class VIII-A Notes. Unless the aggregate Note Principal Balance of the Class VIII-A Notes has been reduced to zero, the Class VIII-M Notes will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class VIII-M Notes will not be entitled to receive payments in respect of principal until the aggregate Note Principal Balance of the Class VIII-A Notes has been reduced to zero. To the extent that no principal payments are distributed on the Class VIII-M Notes, the subordination afforded the Class VIII-A Notes by the Class VIII-M Notes, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class VIII-M Notes will be extended.

Interest Shortfalls and Realized Losses

      When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the RMBS Servicer to collect full amounts of interest on the mortgage loan. See "Legal Aspects of the Mortgage Loans--Servicemembers Relief Act" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the RMBS Servicer, but only to the extent that such amount does not exceed the aggregate of the RMBS Servicing Fee on the mortgage loans serviced by it for the related Due Period. Interest shortfalls required to be funded but not funded by the RMBS Servicer are required to be paid by the RMBS Master Servicer, but only to the extent that such amount does not exceed the RMBS Master Servicer's investment income for the applicable Payment Date. Neither the RMBS Servicer nor the RMBS Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "The Servicing Agreements--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Legal Aspects of the Mortgage Loans--Servicemembers Relief Act" in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Notes. Any resulting shortfalls will be allocated among the Notes as provided in this prospectus supplement under "Description of the Notes -- Interest Payments on the Notes."

      The yields to maturity and the aggregate amount of distributions on the Notes will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the offered notes could significantly affect the yield to an investor in the offered notes. In addition, Realized Losses on the mortgage loans may affect the market value of the related notes, even if these losses are not allocated to these notes. In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Note Interest Rates

      The effective yield to holders of the Class IV-A, Class V-A, Class VI-A, Class VII-A and Class VIII-A Notes will be less than the yields otherwise produced by their respective Note Interest Rates and purchase prices because interest will not be distributed to these Noteholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

      The Note Interest Rate with respect to the Class I-A, Class II-A, Class III-A, Class M and Class B Notes adjusts each month and is based upon the value of an index of one-month LIBOR plus the related margin, limited by a maximum note interest rate and the related Available Funds Rate. However, the mortgage rate for the related mortgage loans may adjust based on a different index, in each case plus the related gross margin, and adjusts monthly, semi-annually or annually. The mortgage loan indices and One-Month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which mortgage loan indices are stable or falling or that, even if each of the mortgage loan indices rise during the same period, one-month LIBOR may rise much more rapidly than the other loan indices. To the extent that the Note Interest Rate on these notes is limited to the related Available Funds Rate, basis risk shortfalls may occur. See "Description of the Notes -- Interest Payments on the Notes" in this prospectus supplement.

      The Note Interest Rate on the Class VIII-A Notes is a fixed rate subject to the related Available Funds Rate. To the extent the Available Funds Rate is paid to the Class VIII-A Notes, the difference between the Available Funds Rate and the fixed Note Interest Rate on the Class VIII-A Notes will create Net WAC Shortfall Carry-Forward Amounts that will carry forward with interest thereon. See "Description of the Notes - Interest Payments on the Notes" in this prospectus supplement.

      The Note Interest Rate on the Class IV-A, Class V-A, Class VI-A and Class VII-A Notes prior to the related note rate change date is a fixed interest rate subject to an Available Funds Rate. Therefore the prepayment of the mortgage loans in the related loan group may result in a lower related Available Funds Rate, which, in certain circumstances, could result in a lower note interest rate for these notes, resulting in interest shortfalls. In addition, on or after the related note rate change date, the note interest rate on the Class IV-A, Class V-A, Class VI-A and Class VII-A Notes will adjust each month based upon the value of the least of (i) an index of six-month LIBOR plus the related Note Margin, (ii) the related Maximum Note Interest Rate, and (iii) the related Available Funds Rate. However, the mortgage rate for the related mortgage loans is based upon a similar or different mortgage index plus the related gross margin, and adjusts semi-annually or annually. The six-month LIBOR loan index and the mortgage indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the six-month LIBOR loan index may rise during periods in which the related mortgage indices are stable or falling or that, even if both the six-month LIBOR loan index and the related mortgage indices rise during the same period, the six-month LIBOR loan index may rise much more rapidly than the related mortgage indices. To the extent that the note interest rate on these notes is limited to the related Available Funds Rate, basis risk shortfalls may occur. See "Description of the Notes -- Interest Payments on the Notes" in this prospectus supplement.

      The Note Interest Rate with respect to the Class VIII-M Notes adjusts each month and is based upon the value of an index of one-month LIBOR plus the related margin, limited by a maximum note interest rate and the related Available Funds Rate. However, the mortgage rate for all of the group VIII mortgage loans is fixed. Thus, to the extent that the note interest rate on these notes is limited to the related Available Funds Rate, Basis Risk Shortfalls may occur. See "Description of the Notes -- Interest Payments on the Notes" in this prospectus supplement.

      The Note Interest Rate with respect to the Class IX-A Notes adjusts each month based on one-month LIBOR plus the related Note Margin, limited by the related Available Funds Rate. However, the loan rates on the HELOCs adjust based on the Prime Rate. Changes in one-month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. An increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class IX-A Notes. The Available Funds Rate on the Class IX-A Notes is calculated by reference to the weighted average of the net mortgage loan rates of the HELOCs as adjusted to account for the actual over 360-day interest calculation method. Therefore, the prepayment of the HELOCs with higher mortgage rates may result in a lower Note Interest Rate on the Class IX-A Notes. If the interest on the Class IX-A Notes is limited by the weighted average of the net mortgage rates of the HELOCs, adjusted as described above, the difference between (a) the rate of One-Month LIBOR plus the related note margin and (b) the weighted average of the net mortgage rates of the HELOCs, adjusted as described above, will create Basis Risk Shortfalls. See "Description of the Notes -- Interest Payments on the Notes" in this prospectus supplement.

      Net Monthly Excess Cashflow may be used, subject to the priorities described in this prospectus supplement, to cover Basis Risk Shortfalls or Net WAC Shortfalls. However, there can be no assurance that available Net Monthly Excess Cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the Note Interest Rate on a class of Notes is limited to the related Available Funds Rate, there may be little or no Net Monthly Excess Cashflow. The Cap Contracts and the Corridor Contract will cover Basis Risk Shortfalls on the Class III-A, Class M-1, Class M-2 and Class M-3 Notes and the Class I-A Notes, respectively. However, there can be no assurance that available amounts from these Derivative Contracts will be sufficient to cover these shortfalls.

      The yields to maturity on the Notes will be affected by their Note Interest Rates. The Note Interest Rates on the Notes, other than the Class VIII-A Notes, will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Note Interest Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Purchase Price

      In addition, the yields to maturity on the Notes will depend on the price paid by the holders of the Notes. The extent to which the yield to maturity of an Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Note is purchased at a premium and principal distributions thereon occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.
Conversely, if a Note is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

Final Scheduled Payment Date

      The final scheduled payment date for each class of Notes, other than the Class VIII-A, Class VIII-M and Class IX-A Notes, is the payment date in June 2045. The final scheduled payment date for the Class VIII-A Notes and Class VIII-M Notes is the payment date in June 2035. The final scheduled payment date for the Class IX-A Notes is the payment date in June 2030. The final scheduled payment date in each case is the payment date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled payment date.

      The Trust with respect to the Class IX-A Notes shall terminate upon notice to the Indenture Trustee and the Securities Administrator of the later of (A) payment in full of all amounts owing on the Class IX-A Notes and to the Credit Enhancer unless the Credit Enhancer shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last HELOC remaining in the Trust; (ii) the optional purchase by the holder of the Trust Certificates, or, if there is no single holder, the majority holder of the Trust Certificates, or by the Credit Enhancer as described below and (iii) the Payment Date in June 2030.

Optional Termination

The Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes

      The holder of the Trust Certificates, or, if there is no single holder, the majority holder of the Trust Certificates may, at its option, purchase all of the mortgage loans from Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII and redeem the related Notes on or after any payment date on which the related aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period is less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances; provided, however, that no such optional termination may be exercised unless a "will be debt" opinion has been rendered by nationally recognized tax counsel with respect to the Class VIII-A Notes and Class VIII-M-1 Notes. See "The Indenture--Optional Termination" herein and "The Agreements--Termination; Retirement of the Securities" in the prospectus.

The Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class VIII-A, Class M, Class B and Class VIII-M Notes

      The holder of the Trust Certificates, or, if there is no single holder, the majority holder of the Trust Certificates may, at its option, purchase all of the mortgage loans from Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI, Loan Group VII and Loan Group VIII and redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class VIII-A, Class M, Class B and Class VIII-M Notes on or after any payment date on which the aggregate Stated Principal Balance of the related mortgage loans as of the end of the related Due Period is less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII and Group VIII Cut-off Date Balances. See "The Indenture--Optional
Termination" herein and "The Agreements--Termination; Retirement of the Securities" in the prospectus.

The Class VIII-A Notes and Class VIII-M Notes

      The holder of the Trust Certificates, or, if there is no single holder, the majority holder of the Trust Certificates may, at its option, purchase all of the mortgage loans from Loan Group VIII and redeem the Class VIII-A Notes and Class VIII-M Notes on or after any payment date on which the aggregate Stated Principal Balance of the related mortgage loans as of the end of the related Due Period is less than 10% of the Group VIII Cut-off Date Balance. See "The Indenture--Optional Termination" herein and "The Agreements--Termination; Retirement of the Securities" in the prospectus.

The Class IX-A Notes

      The HELOCs will be subject to optional purchase by (i) the holder of the Trust Certificates, or, if there is no single holder, the majority holder of the Trust Certificates, on any payment date on or after the outstanding Note Principal Balance of the Class IX-A Notes is reduced to an amount less than or equal to 10% of the Note Principal Balance of the Class IX-A Notes on the Closing Date or (ii) by the Credit Enhancer if the holder of the Trust Certificates, or, if there is no single holder, the majority holder of the Trust Certificates, fails to exercise the right 60 days after the 10% level occurs.

      The optional purchase price payable upon optional termination as described for (i) the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes, (ii) the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class VIII-A, Class M, Class B and Class VIII-M Notes, (iii) the Class VIII-A Notes and Class VIII-M Notes and (iv) the Class IX-A Notes, each as described above, will be equal to the lesser of (i) the fair market value of the mortgage loans or HELOCs, as applicable, and (ii) the sum of the outstanding principal balance of the mortgage loans or HELOCs, as applicable, and accrued and unpaid interest thereon at the weighted average of the loan rates through the day preceding the final payment date; provided that the option may only be exercised if the purchase price is sufficient to repay all outstanding principal and accrued and unpaid interest on the notes and all amounts owed to the Credit Enhancer, if applicable.

Removal of HELOCs

      Upon notice to the Credit Enhancer and subject to the conditions of the Indenture and HELOC Servicing Agreement, on any payment date, the seller may, but shall not be obligated to, remove from the trust a portion of the HELOCs without notice to the Class IX-A noteholders. The seller will randomly select the HELOCs to be removed. HELOCs to be removed will only be removed upon satisfaction of conditions specified in the servicing agreement, including:

      o the seller representing and warranting that no selection procedures which are adverse to the interests of the Class IX-A noteholders or the Credit Enhancer were used by the seller in selecting the HELOCs to be removed; and

      o no Rapid Amortization Event has occurred or will occur as a result of the removal.

      Upon any such removal, the seller interest will be reduced by an amount equal to the aggregate principal balances of the HELOCs removed.

      Such removal may have the effect of reducing principal collections available to the Class IX-A Notes, thereby extending the expected maturity of the Class IX-A Notes.

Weighted Average Life

The Mortgage Loans

      Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a Note is determined by (a) multiplying the amount of the reduction, if any, of the Note Principal Balance of such Note by the number of years from the date of issuance of such Note to the related payment date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Note Principal Balance of such Note referred to in clause (a). The weighted average life of the Notes of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans assumes a constant rate of prepayment each month, or CPR relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. The prepayment model used in this prospectus supplement for the Group VIII Loans is the related Prepayment Assumption. No representation is made that the mortgage loans will prepay at these or any other rates.

      The Notes were structured assuming, among other things, a 25% CPR for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans, and 100% of the Prepayment Assumption for the Group VIII Loans. The prepayment assumption to be used for pricing purposes for the respective classes of Notes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

      The tables following the next paragraph indicate the percentages of the initial Note Principal Balance of each class of Notes that would be outstanding after each of the dates shown at various percentages of CPR and the Prepayment Assumption and the corresponding weighted average life of each class of Notes. The table is based on the following modeling assumptions:

      (1)   the  mortgage   pool   consists  of  98  mortgage   loans  with  the
            characteristics set forth in the table below,

      (2) the mortgage loans prepay at the specified percentages of the CPR or the Prepayment Assumption, as applicable,

      (3) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

      (4) scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in April 2005, and are computed prior to giving effect to prepayments received on the last day of the prior month,

      (5)   none of the mortgage loans are pre-funded,

      (6) there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in March 2005,

      (7) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after any interest-only periods),

      (8) the levels of One-Month LIBOR, the One-Year Treasury Loan Index, the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index and One-Year MTA remain constant at 2.85%, 3.32%, 3.30%, 3.6925% and 2.18%, respectively,

      (9) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in 8 above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

      (10) scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (7) above, except with respect to the mortgage loans identified as belonging to Loan Group I which provide for negative amortization, and which have a Payment Cap of 7.50%,

      (11) payments in respect of the Notes are received in cash on the 25th day of each month, commencing in April 2005,

      (12)  the Notes are purchased on March 23, 2005,

      (13)  no amounts are received or paid from the Derivative Contracts,

      (14)  no investment income is received,

      (15)  the RMBS Servicing Fee remains constant, and

      (16) the holder of the Trust Certificates does not exercise its option to purchase the Notes described under the caption "The Indenture--Optional Termination" except where indicated. The optional termination date with respect to the notes related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII is the optional termination date where these loan groups collectively may first be terminated; the optional termination date with respect to the notes related to Loan Group VIII is the optional termination date where this loan group may first be terminated; and the optional termination date with respect to the Class IX-A Notes is the optional termination date where this loan group may first be terminated;

                            MORTGAGE LOAN ASSUMPTIONS

                                                                                                  Original
                                                                                     Net           Term to
  Loan        Loan          Current           Mortgage          Mortgage          Maturity         Maturity
 Number      Group        Balance($)          Rate (%)           Rate(%)        (in months)      (in months)
 ------      -----    ----------------      ------------      ------------     -------------    -------------
   1            I       127,290,551.96      2.3010751477      2.0449600369          371              370
   2            I        26,890,819.21      2.4075533955      2.1498061186          398              397
   3            I       138,365,692.31      2.3399715455      2.0881484065          368              367
   4            I        79,783,630.48      2.4875607191      2.1133465035          371              371
   5            I        31,795,232.31      2.5171887866      2.1450410329          376              376
   6            I       107,874,073.73      2.8824667380      2.5092780494          371              370
   7           II        18,036,737.27      4.0462002058      3.6746564921          360              359
   8           II        26,752,104.56      4.2587468209      3.8862592370          360              359
   9           II        83,023,089.20      5.2435996761      4.8792554172          360              359
   10          II         2,415,180.47      5.0664674594      4.7188435992          360              360
   11          II        11,534,483.22      3.5737843514      3.1987843514          360              359
   12          II        28,236,942.55      4.5132342008      4.1411611430          360              359
   13          II           412,449.73      7.7171173131      7.3421173131          360              356
   14          II         5,180,761.99      6.5894587001      6.2260776440          360              359
   15          II        22,833,659.19      6.5318795697      6.1597752211          360              359
   16          II           149,868.19      5.1250000000      4.7500000000          360              358
   17          II           603,653.95      5.7406847200      5.3656847200          360              358
   18          II        17,554,999.58      6.0864548214      5.7148445387          360              359
   19          II       107,994,907.32      6.0195946429      5.6534474956          360              359
   20          II           582,786.69      6.4293622161      6.0543622161          360              359
   21          II           166,419.18      6.0000000000      5.6250000000          360              360
   22          II           945,831.99      5.2469541424      4.8719541424          360              359
   23          II           404,644.11      5.2524509804      4.8774509804          360              359
   24          II           546,578.10      5.2419354839      4.8669354839          360              360
   25          II         2,051,657.70      5.2865697236      4.9115697236          360              359
   26         III         9,209,666.51      4.6210556555      4.3710556555          360              359
   27         III        60,942,439.17      4.2822472297      4.0294922614          360              359
   28         III           540,906.10      4.8750000000      4.6250000000          360              359
   29         III        99,141,863.66      5.4001222478      5.1501222478          360              359
   30         III         2,580,617.38      4.6082917217      4.3582917217          360              359
   31         III        27,347,075.08      3.5253013393      3.2753013393          360              359
   32         III        26,936,019.46      4.6173896194      4.3649406993          360              359
   33         III         1,043,885.78      5.7032768979      5.3991786750          360              359
   34         III         9,395,060.66      6.1664728344      5.9078635634          360              359
   35         III           967,474.33      5.7500000000      5.5000000000          360              358
   36         III         6,792,612.14      6.2299984740      5.9799984740          360              360
   37         III         2,119,937.29      7.0809699922      6.8117076510          360              359

                                                                            Number of
                Remaining                                                   Months to            Months
                 Term to             Maximum             Negative              Next             Between
  Loan            Gross              Mortgage          Amortization          Payment            Payment
 Number         Margin (%)           Rate (%)            Cap (%)            Adjustment         Adjustment
 ------        ------------       -------------        ------------        ------------       ------------
   1           2.9985698659       10.0012159039              125                 12                 12
   2           3.3598901267        9.9859598759              125                 13                 12
   3           2.8251633307        9.9742258539           123.38                 12                 12
   4           3.0080990459       10.1222743334              125                 13                 12
   5           3.3923797652       10.0615076819              125                 13                 12
   6           2.9276479242       10.1224099493          124.538                 12                 12
   7           2.4472274322       10.1608625529              N/A                 12                 12
   8           2.2517694612       11.0000000000              N/A                 13                 12
   9           2.2527043897       11.2435996761              N/A                 12                 12
   10          3.7247913569       12.0000000000              N/A                  4                  1
   11          2.6652841675       12.0000000000              N/A                  3                  1
   12          3.2700504765       12.0000000000              N/A                  4                  1
   13          5.4629370994       13.9516162447              N/A                 21                  6
   14          4.9368916107       11.8228180561              N/A                 24                  6
   15          4.4338531983       11.5622745529              N/A                 24                  6
   16          2.2500000000       10.1250000000              N/A                 23                  6
   17          3.6697717600       11.7406847200              N/A                 23                  6
   18          4.7562963616       11.2079322472              N/A                 24                  6
   19          3.6147654008       11.0289595140              N/A                 24                  6
   20          4.0000000000       12.4293622161              N/A                  7                  6
   21          2.7500000000       12.0000000000              N/A                  8                  6
   22          2.4544819046       12.0000000000              N/A                  6                  6
   23          3.5024509804       11.2524509804              N/A                  6                  6
   24          3.2620967742       11.2419354839              N/A                  7                  6
   25          2.4261730566       12.0000000000              N/A                  6                  6
   26          2.2500000000       11.1673006544              N/A                 13                 12
   27          2.2937357364       11.0000000000              N/A                 13                 12
   28          2.2500000000       10.8750000000              N/A                 12                 12
   29          2.2702805385       11.4001222478              N/A                 12                 12
   30          3.4263658793       12.0000000000              N/A                  4                  1
   31          2.6419542328       12.0000000000              N/A                  3                  1
   32          3.5264137895       12.0000000000              N/A                  3                  1
   33          5.0000000000       10.7032768979              N/A                 24                  6
   34          3.7025344831       11.1664728344              N/A                 24                  6
   35          5.8750000000       10.7500000000              N/A                 23                  6
   36          4.7295210085       11.4051693442              N/A                 25                  6
   37          4.6639462314       12.3796844532              N/A                 24                  6


                                                                                                  Original
                                                                                     Net           Term to
  Loan        Loan          Current           Mortgage          Mortgage          Maturity         Maturity
 Number      Group        Balance($)          Rate (%)           Rate(%)        (in months)      (in months)
 ------      -----      --------------      ------------      ------------     --------------   -------------
   38         III        91,417,126.72      6.0502854802      5.8000772811          360              359
   39         III         1,110,710.79      4.4564479638      4.2064479638          360              360
   40         III           551,837.31      6.1250000000      5.8750000000          360              359
   41         III         1,474,204.71      5.1312430751      4.8812430751          360              360
   42         III         1,001,807.93      7.0017863372      6.7517863372          360              359
   43          IV         3,068,505.80      5.4846678941      5.1096678941          360              354
   44          IV         4,920,404.66      4.8639706337      4.4889706337          364              361
   45          IV        49,735,846.99      5.0581855711      4.6831855711          360              359
   46          IV         3,064,888.86      5.8796258519      5.5046258519          360              359
   47          IV        16,384,069.39      6.0459526936      5.6709526936          360              359
   48          IV           195,243.20      4.8750000000      4.5000000000          360              359
   49          IV        1,1260,404.62      5.8910276954      5.5160276954          360              359
   50          IV           187,230.57      5.3750000000      5.0000000000          360              360
   51          IV        68,683,405.91      5.9558825503      5.5846704485          360              359
   52           V         5,554,372.22      4.9654677339      4.7154677339          360              359
   53           V        65,628,805.48      5.1091072949      4.8563162019          360              359
   54           V           333,681.16      7.5000000000      7.1250000000          360              359
   55           V         3,915,409.47      6.1242739950      5.8742739950          360              359
   56           V         5,117,112.98      6.0522665364      5.8022665364          360              360
   57           V           603,950.63      5.4685851324      5.0935851324          360              359
   58           V        61,346,668.06      6.0127878465      5.7616990856          360              359
   59          VI         1,157,319.51      5.2537252901      4.8787252901          360              349
   60          VI        37,373,269.40      5.2452590588      4.8754783121          360              359
   61          VI           222,409.80      6.8750000000      6.5000000000          360              358
   62          VI       397,944,664.44      5.2914649336      4.9174250983          360              359
   63          VI        18,582,961.05      6.5857480979      6.2148801543          360              359
   64          VI           171,840.98      6.3750000000      6.0000000000          360              359
   65          VI       108,300,619.07      6.4597241655      6.0869757203          360              359
   66          VI            65,861.67      6.2500000000      5.8750000000          360              356
   67          VI         2,550,645.23      6.5591276777      6.1841276777          360              359
   68          VI        72,263,695.75      6.2757719000      5.9025246067          360              360
   69          VI           765,135.31      5.0282444960      4.7618771727          360              360
   70          VI       595,359,252.61      6.1959305828      5.8227241796          360              359
   71          VI           278,227.49      5.7614368061      5.3864368061          360              350
   72          VI           294,097.70      5.2500000000      4.8750000000          360              356
   73         VII           509,424.00      4.8750000000      4.6250000000          360              341
   74         VII        59,715,644.17      5.0871855459      4.8281305756          360              359
   75         VII           140,517.57      4.8750000000      4.5000000000          360              358
   76         VII       380,583,255.02      5.2882215327      5.0349999530          360              359
   77         VII         5,415,071.46      6.6165312301      6.3476640901          360              359

                                                                                        Number of
               Original         Remaining                                               Months to            Months
                Term to          Term to             Maximum         Negative              Next             Between
  Loan          Maturity          Gross              Mortgage      Amortization          Payment            Payment
 Number       (in months)       Margin (%)           Rate (%)        Cap (%)            Adjustment         Adjustment
 ------       -----------     --------------      -------------    ------------       --------------      ------------
   38             359          3.0668567532       11.0637067438          N/A                 24                  6
   39             360          2.5412895928       12.0000000000          N/A                  7                  6
   40             359          3.6250000000       12.1250000000          N/A                  6                  6
   41             360          3.6250000000       11.1312430751          N/A                  7                  6
   42             359          4.2517863372       12.0000000000          N/A                  6                  6
   43             354          2.2500000000       10.4846678941          N/A                 31                 12
   44             361          2.3473433170       10.8639706337          N/A                 34                 12
   45             359          2.2673524530       11.0588068062          N/A                 36                 12
   46             359          4.9049926642       10.8796258519          N/A                 37                  6
   47             359          4.5264858476       11.0793857274          N/A                 36                  6
   48             359          5.0000000000        9.8750000000          N/A                 36                  6
   49             359          5.0000000000       10.8910276954          N/A                 37                  6
   50             360          3.5000000000       11.3750000000          N/A                 37                  6
   51             359          4.1034114039       10.9674907459          N/A                 36                  6
   52             359          2.2500000000       10.9654677339          N/A                 36                 12
   53             359          2.2813174949       11.1091072949          N/A                 36                 12
   54             359          5.0000000000       12.5000000000          N/A                 36                  6
   55             359          3.9046261746       11.1242739950          N/A                 36                  6
   56             360          4.7394445431       11.0522665364          N/A                 37                  6
   57             359          5.0000000000       10.4685851324          N/A                 37                  6
   58             359          3.1828236672       11.0127878465          N/A                 36                  6
   59             349          2.7500000000       10.2537252901          N/A                 50                 12
   60             359          2.3007244216       10.2452590588          N/A                 60                 12
   61             358          5.0000000000       11.8750000000          N/A                 59                 12
   62             359          2.3129148789       10.2915679761          N/A                 60                 12
   63             359          4.9833213024       11.6056312425          N/A                 60                  6
   64             359          5.0000000000       11.3750000000          N/A                 60                  6
   65             359          4.0969961772       11.4658743866          N/A                 60                  6
   66             356          2.2500000000       12.2500000000          N/A                 57                  6
   67             359          4.6419739599       11.6946909356          N/A                 60                  6
   68             360          4.9887607685       11.2807671140          N/A                 61                  6
   69             360          3.4791425261       10.8973059096          N/A                 61                  6
   70             359          3.4608387180       11.1978557785          N/A                 60                  6
   71             350          2.7500000000       10.7614368061          N/A                 75                 12
   72             356          2.5000000000       10.2500000000          N/A                 81                 12
   73             341          2.2500000000        9.8750000000          N/A                 02                 12
   74             359          2.2537916023       10.0871855459          N/A                 60                 12
   75             358          2.2500000000        9.8750000000          N/A                 59                 12
   76             359          2.2700108561       10.2882215327          N/A                 61                 12
   77             359          5.0000000000       11.6165312301          N/A                 60                  6


                                                                                                        Original
                                                                                          Net            Term to
  Loan         Loan           Current            Mortgage           Mortgage           Maturity          Maturity
 Number       Group         Balance($)           Rate (%)            Rate(%)         (in months)       (in months)
 ------       -----       --------------      --------------      ------------      -------------     -------------

   78          VII          2,246,075.33       6.7408014112       6.3926093251           360               359
   79          VII         19,229,000.28       6.7629512453       6.5004288373           360               359
   80          VII          2,577,010.09       6.7990049751       6.5490049751           360               359
   81          VII         19,600,084.88       6.5742172552       6.3242172552           360               360
   82          VII         10,623,760.34       6.1912082104       5.8364928497           360               359
   83          VII        146,183,555.24       6.6417242373       6.3877887750           360               359
   84          VII          2,692,716.52       5.4210964724       5.1710964724           360               356
   85          VII          1,153,885.11       5.1250000000       4.8750000000           360               357

                                                                      Number of
              Remaining                                               Months to            Months
               Term to           Maximum           Negative              Next             Between
  Loan          Gross            Mortgage        Amortization          Payment            Payment
 Number       Margin (%)         Rate (%)          Cap (%)            Adjustment         Adjustment
 ------     -------------     -------------      ------------        ------------       ------------
   78        5.0000000000     11.7408014112            N/A                 60                  6
   79        4.3608824647     11.7629512453            N/A                 60                  6
   80        5.0000000000     11.7990049751            N/A                 60                  6
   81        5.0000000000     11.5742172552            N/A                 61                  6
   82        4.9444260289     11.2282575245            N/A                 60                  6
   83        3.9621280422     11.6560463711            N/A                 61                  6
   84        2.2500000000     10.4210964724            N/A                 81                 12
   85        2.2500000000     10.1250000000            N/A                 82                 12

                            MORTGAGE LOAN ASSUMPTIONS

                                                                            Number of                      Remaining
                                                           Subsequent     Months to Next     Months      Interest Only
  Loan     Loan     Minimum Mortgage   Initial Periodic   Periodic Rate       Rate         Between Rate     Term (in
 Number   Group         Rate (%)         Rate Cap (%)        Cap (%)       Adjustment       Adjustment      months)         Index
 ------   -----     ----------------   ----------------   -------------   --------------   ------------  -------------  ------------
    1        I        2.9985698659           N/A               N/A                1              1            N/A       One-Year MTA
    2        I        3.3598901267           N/A               N/A                1              1            N/A       One-Year MTA
    3        I        2.8251633307           N/A               N/A                1              1            N/A       One-Year MTA
    4        I        3.0080990459           N/A               N/A                1              1            N/A       One-Year MTA
    5        I        3.3923797652           N/A               N/A                1              1            N/A       One-Year MTA
    6        I        2.9276479242           N/A               N/A                1              1            N/A       One-Year MTA
    7       II        2.4472274323       2.0000000000      2.0000000000          11             12            N/A         1YR_LIB
    8       II        2.2517694613       2.0000000000      2.0000000000          12             12            119         1YR_LIB
    9       II        2.2527043897       2.0000000000      2.0000000000          11             12            59          1YR_LIB
   10       II        3.7247913569           N/A               N/A                3              1            N/A          1M_LIB
   11       II        2.6652841675           N/A               N/A                2              1            119          1M_LIB
   12       II        3.2700504765           N/A               N/A                3              1            59           1M_LIB
   13       II        5.4629370994       3.0000000000      1.3086247329          20              6            N/A          6M_LIB
   14       II        4.9368916107       3.0120146352      1.0000000000          23              6            N/A          6M_LIB
   15       II        4.4338531984       3.0000000000      1.0000000000          23              6            N/A          6M_LIB
   16       II        2.2500000000       3.0000000000      1.0000000000          22              6            22           6M_LIB
   17       II        3.6697717600       3.0000000000      1.0000000000          22              6            58           6M_LIB
   18       II        4.7562963616       3.0000000000      1.0000000000          23              6            59           6M_LIB
   19       II        3.6147654008       3.0000000000      1.0000000000          23              6            59           6M_LIB
   20       II        4.0000000000       1.0000000000      1.0000000000           6              6            N/A          6M_LIB
   21       II        2.7500000000           N/A               N/A                7              6            N/A          6M_LIB
   22       II        2.4544819046           N/A               N/A                5              6            119          6M_LIB
   23       II        3.5024509804       1.0000000000      1.0000000000           5              6            59           6M_LIB
   24       II        3.2620967742       1.0000000000      1.0000000000           6              6            60           6M_LIB
   25       II        2.4261730566           N/A               N/A                5              6            59           6M_LIB
   26      III        2.2500000000       2.0000000000      2.0000000000          12             12            N/A         1YR_LIB
   27      III        2.2937357364       2.0000000000      2.0000000000          12             12            119         1YR_LIB
   28      III        2.2500000000       2.0000000000      2.0000000000          11             12            11          1YR_LIB
   29      III        2.2702805385       2.0000000000      2.0000000000          11             12            59          1YR_LIB
   30      III        3.4263658793           N/A               N/A                3              1            N/A          1M_LIB
   31      III        2.6419542328           N/A               N/A                2              1            119          1M_LIB
   32      III        3.5264137896           N/A               N/A                2              1            59           1M_LIB
   33      III        5.0000000000       3.0000000000      1.0000000000          23              6            N/A          6M_LIB
   34      III        3.7025344831       3.0000000000      1.0000000000          23              6            N/A          6M_LIB

                                                                            Number of                      Remaining
                                                           Subsequent     Months to Next     Months      Interest Only
  Loan     Loan     Minimum Mortgage   Initial Periodic   Periodic Rate       Rate         Between Rate     Term (in
 Number   Group         Rate (%)         Rate Cap (%)        Cap (%)       Adjustment       Adjustment      months)         Index
 ------   -----     ----------------   ----------------   -------------   --------------   ------------  -------------  ------------
   35      III        5.8750000000       2.7500000000      1.0000000000          22              6            22           6M_LIB
   36      III        4.7295210085       3.2447952795      1.0000000000          24              6            60           6M_LIB
   37      III        4.6639462314       3.0000000000      1.0000000000          23              6            59           6M_LIB
   38      III        3.0668567532       3.0000000000      1.0000000000          23              6            59           6M_LIB
   39      III        2.5412895928           N/A               N/A                6              6            120          6M_LIB
   40      III        3.6250000000       1.0000000000      1.0000000000           5              6            59           6M_LIB
   41      III        3.6250000000       1.0000000000      1.0000000000           6              6            60           6M_LIB
   42      III        4.2517863372           N/A               N/A                5              6            59           6M_LIB
   43       IV        2.2500000000       1.0000000000      1.0000000000          30             12            N/A         1YR_TRES
   44       IV        2.3473433170       2.0000000000      2.0000000000          33             12            N/A         1YR_LIB
   45       IV        2.2673524530       2.0000490034      2.0000000000          35             12            35          1YR_LIB
   46       IV        4.9049926642       3.0000000000      1.0000000000          36              6            N/A          6M_LIB
   47       IV        4.5264858476       3.0000000000      1.0000000000          35              6            N/A          6M_LIB
   48       IV        5.0000000000       3.0000000000      1.0000000000          35              6            35           6M_LIB
   49       IV        5.0000000000       3.0000000000      1.0000000000          36              6            59           6M_LIB
   50       IV        3.5000000000       3.0000000000      1.0000000000          36              6            60           6M_LIB
   51       IV        4.1034114039       2.9979805787      1.0000000000          35              6            59           6M_LIB
   52        V        2.2500000000       2.0000000000      2.0000000000          35             12            N/A         1YR_LIB
   53        V        2.2813174948       1.9997691404      2.0000000000          35             12            35          1YR_LIB
   54        V        5.0000000000       3.0000000000      1.0000000000          35              6            N/A          6M_LIB
   55        V        3.9046261746       3.0000000000      1.0000000000          35              6            N/A          6M_LIB
   56        V        4.7394445431       3.0000000000      1.0000000000          36              6            60           6M_LIB
   57        V        5.0000000000       3.0000000000      1.0000000000          36              6            59           6M_LIB
   58        V        3.1828236672       3.0000259817      1.0000000000          35              6            59           6M_LIB
   59       VI        2.7500000000       4.6904719304      2.0000000000          49             12            N/A         1YR_TRES
   60       VI        2.3007244216       5.0000000000      2.0000000000          59             12            N/A         1YR_LIB
   61       VI        5.0000000000       5.0000000000      1.0000000000          58             12            58          1YR_LIB
   62       VI        2.3129148790       4.9999943597      1.9955145899          59             12            59          1YR_LIB
   63       VI        4.9833213024       4.9602337107      1.0000000000          59              6            N/A          6M_LIB
   64       VI        5.0000000000       5.0000000000      1.0000000000          59              6            N/A          6M_LIB
   65       VI        4.0969961772       4.9825134383      1.0000000000          59              6            N/A          6M_LIB
   66       VI        2.2500000000       6.0000000000      2.0000000000          56              6            116          6M_LIB
   67       VI        4.6419739599       4.7288734842      1.0000000000          59              6            59           6M_LIB
   68       VI        4.9887607685       4.9900095720      1.0000000000          60              6            60           6M_LIB
   69       VI        3.4791425261       3.2618771727      1.0000000000          60              6            60           6M_LIB
   70       VI        3.4608387180       4.9968213018      1.0000000000          59              6            59           6M_LIB
   71       VI        2.7500000000       5.0000000000      2.0000000000          74             12            N/A         1YR_TRES

                                                                            Number of                      Remaining
                                                           Subsequent     Months to Next     Months      Interest Only
  Loan     Loan     Minimum Mortgage   Initial Periodic   Periodic Rate       Rate         Between Rate     Term (in
 Number   Group         Rate (%)         Rate Cap (%)        Cap (%)       Adjustment       Adjustment      months)         Index
 ------   -----     ----------------   ----------------   -------------   --------------   ------------  -------------  ------------
   72       VI        2.5000000000       5.0000000000      2.0000000000          80             12            80          1YR_LIB
   73      VII        2.2500000000       5.0000000000      2.0000000000         101             12            N/A         1YR_LIB
   74      VII        2.2537916023       5.0000000000      2.0000000000          59             12            N/A         1YR_LIB
   75      VII        2.2500000000       5.0000000000      2.0000000000          58             12            58          1YR_LIB
   76      VII        2.2700108560       5.0001281477      1.9984955107          60             12            59          1YR_LIB
   77      VII        5.0000000000       5.0000000000      1.0000000000          59              6            N/A          6M_LIB
   78      VII        5.0000000000       5.0000000000      1.0000000000          59              6            N/A          6M_LIB
   79      VII        4.3608824647       5.0000000000      1.0000000000          59              6            N/A          6M_LIB
   80      VII        5.0000000000       5.0000000000      1.0000000000          59              6            59           6M_LIB
   81      VII        5.0000000000       5.0000000000      1.0000000000          60              6            60           6M_LIB
   82      VII        4.9444260289       4.9259013718      1.0000000000          59              6            59           6M_LIB
   83      VII        3.9621280422       4.9713557324      1.0000000000          60              6            59           6M_LIB
   84      VII        2.2500000000       5.0000000000      2.0000000000          80             12            N/A         1YR_LIB
   85      VII        2.2500000000       5.0000000000      2.0000000000          81             12            81          1YR_LIB

                            MORTGAGE LOAN ASSUMPTIONS

                                                               Net        Original Term    Remaining Term     Remaining
   Loan         Loan         Current          Mortgage        Mortgage      to Maturity      to Maturity     Interest Only
  Number       Group       Balance ($)        Rate (%)        Rate (%)      (in months)      (in months)    Term (in months)
----------------------------------------------------------------------------------------------------------------------------
    86         VIII      2,493,644.10      6.5142693133     6.2642693133        360              360              N/A
    87         VIII      10,228,736.55     6.4443670793     6.1943670793        337              336              N/A
    88         VIII      47,343,134.91     6.4980643998     6.2480643998        334              333              N/A
    89         VIII       710,769.31       6.3750000000     6.1250000000        360              359               59
    90         VIII      2,103,407.37      6.5321753197     6.2821753197        360              359               59
    91         VIII      25,900,461.05     7.2725246995     7.0225246995        360              359               59
    92         VIII       939,562.86       6.7548796835     6.5048796835        360              357              N/A
    93         VIII       512,281.82       7.1875844591     6.9375844591        360              359              N/A
    94         VIII      18,554,280.76     6.5239772052     6.2739772052        342              342              N/A
    95         VIII     260,862,696.09     6.5618461742     6.3118461742        346              345              N/A
    96         VIII       254,027.00       6.0000000000     5.7500000000        360              360               60
    97         VIII      4,938,196.37      6.6870356991     6.4370356991        360              359               59
    98         VIII      85,158,801.81     6.4835518630     6.2335518630        360              359               59

      There will be discrepancies between the characteristics of the actual mortgage loans pledged and assigned to the Indenture Trustee and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial Note Principal Balances outstanding (and the weighted average lives) of the classes of Notes set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the Notes may mature earlier or later than indicated by the tables below. Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Notes and set forth the percentage of the initial Note Principal Balance of each such class that would be outstanding after each of the payment dates shown, at specified percentages of CPR and the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of CPR and the Prepayment Assumption. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

          Percent of Initial Note Principal Balance Outstanding at the
                            Following CPR Percentages

                                         Class I-A-1, Class I-A-2 and Class I-A-3 Notes
                                         ----------------------------------------------
CPR:                                     10%           25%           40%           50%
Payment Date
------------
Initial Percentage ............         100%          100%          100%          100%
March 2006 ....................          89            73            57            46
March 2007 ....................          80            53            31            19
March 2008 ....................          71            38            15             5
March 2009 ....................          63            29            12             5
March 2010 ....................          55            22             7             3
March 2011 ....................          48            16             4             1
March 2012 ....................          42            12             3             *
March 2013 ....................          37             9             1             *
March 2014 ....................          32             6             1             0
March 2015 ....................          28             5             *             0
March 2016 ....................          25             3             *             0
March 2017 ....................          22             2             0             0
March 2018 ....................          19             2             0             0
March 2019 ....................          16             1             0             0
March 2020 ....................          14             1             0             0
March 2021 ....................          12             *             0             0
March 2022 ....................          11             *             0             0
March 2023 ....................           9             *             0             0
March 2024 ....................           8             0             0             0
March 2025 ....................           6             0             0             0
March 2026 ....................           5             0             0             0
March 2027 ....................           4             0             0             0
March 2028 ....................           4             0             0             0
March 2029 ....................           3             0             0             0
March 2030 ....................           2             0             0             0
March 2031 ....................           2             0             0             0
March 2032 ....................           1             0             0             0
March 2033 ....................           1             0             0             0
March 2034 ....................           *             0             0             0
March 2035 ....................           0             0             0             0
Weighted Average Life in years
(to Maturity)**                         7.62          3.25          1.83          1.30
Weighted Average Life in years
(to optional termination date)**        7.21          2.98          1.66          1.19

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          Percent of Initial Note Principal Balance Outstanding at the
                            Following CPR Percentages

                                           Class II-A-1 Notes and Class II-A-2 Notes
                                           -----------------------------------------
CPR:                                     10%           25%           40%           50%
Payment Date
------------
Initial Percentage .............        100%          100%          100%          100%
March 2006 .....................         89            73            57            46
March 2007 .....................         79            52            31            19
March 2008 .....................         70            37            15             5
March 2009 .....................         62            29            12             5
March 2010 .....................         55            22             7             3
March 2011 .....................         48            16             4             1
March 2012 .....................         42            12             2             *
March 2013 .....................         37             9             1             0
March 2014 .....................         33             6             1             0
March 2015 .....................         29             5             *             0
March 2016 .....................         26             3             0             0
March 2017 .....................         22             2             0             0
March 2018 .....................         20             2             0             0
March 2019 .....................         17             1             0             0
March 2020 .....................         15             1             0             0
March 2021 .....................         13             *             0             0
March 2022 .....................         11             *             0             0
March 2023 .....................          9             *             0             0
March 2024 .....................          8             0             0             0
March 2025 .....................          7             0             0             0
March 2026 .....................          6             0             0             0
March 2027 .....................          5             0             0             0
March 2028 .....................          4             0             0             0
March 2029 .....................          3             0             0             0
March 2030 .....................          2             0             0             0
March 2031 .....................          2             0             0             0
March 2032 .....................          1             0             0             0
March 2033 .....................          *             0             0             0
March 2034 .....................          *             0             0             0
March 2035 .....................          0             0             0             0
Weighted Average Life in years
(to Maturity)**                         7.68          3.23          1.82          1.29
Weighted Average Life in years
(to optional termination date)**        7.27          2.96          1.65          1.18

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          Percent of Initial Note Principal Balance Outstanding at the
                            Following CPR Percentages

                                          Class III-A-1 Notes and Class III-A-2 Notes
                                          -------------------------------------------
CPR:                                      10%           25%           40%           50%
Payment Date
------------
Initial Percentage .............         100%          100%          100%          100%
March 2006 .....................          89            73            57            46
March 2007 .....................          79            53            31            19
March 2008 .....................          71            37            15             5
March 2009 .....................          63            29            12             5
March 2010 .....................          55            22             7             3
March 2011 .....................          48            16             4             1
March 2012 .....................          43            12             2             *
March 2013 .....................          38             9             1             *
March 2014 .....................          34             6             1             0
March 2015 .....................          30             5             *             0
March 2016 .....................          26             3             0             0
March 2017 .....................          23             3             0             0
March 2018 .....................          20             2             0             0
March 2019 .....................          17             1             0             0
March 2020 .....................          15             1             0             0
March 2021 .....................          13             *             0             0
March 2022 .....................          11             *             0             0
March 2023 .....................           9             *             0             0
March 2024 .....................           8             0             0             0
March 2025 .....................           7             0             0             0
March 2026 .....................           6             0             0             0
March 2027 .....................           5             0             0             0
March 2028 .....................           4             0             0             0
March 2029 .....................           3             0             0             0
March 2030 .....................           2             0             0             0
March 2031 .....................           2             0             0             0
March 2032 .....................           1             0             0             0
March 2033 .....................           1             0             0             0
March 2034 .....................           *             0             0             0
March 2035 .....................           0             0             0             0
Weighted Average Life in years
(to Maturity)**                          7.74          3.25          1.82          1.29
Weighted Average Life in years
(to optional termination date)**         7.32          2.97          1.65          1.18

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          Percent of Initial Note Principal Balance Outstanding at the
                            Following CPR Percentages

                                          Class IV-A-1 Notes and Class IV-A-2 Notes
                                          -----------------------------------------
CPR:                                    10%           25%           40%           50%
Payment Date
------------
Initial Percentage ...........          100%          100%          100%          100%
March 2006 ...................           89            73            57            46
March 2007 ...................           79            52            31            19
March 2008 ...................           70            37            15             5
March 2009 ...................           62            29            12             5
March 2010 ...................           54            21             7             3
March 2011 ...................           47            16             4             1
March 2012 ...................           42            12             2             *
March 2013 ...................           37             9             1             *
March 2014 ...................           32             6             1             0
March 2015 ...................           28             5             *             0
March 2016 ...................           25             3             *             0
March 2017 ...................           22             2             0             0
March 2018 ...................           19             2             0             0
March 2019 ...................           17             1             0             0
March 2020 ...................           14             1             0             0
March 2021 ...................           12             *             0             0
March 2022 ...................           11             *             0             0
March 2023 ...................            9             *             0             0
March 2024 ...................            8             0             0             0
March 2025 ...................            7             0             0             0
March 2026 ...................            5             0             0             0
March 2027 ...................            4             0             0             0
March 2028 ...................            4             0             0             0
March 2029 ...................            3             0             0             0
March 2030 ...................            2             0             0             0
March 2031 ...................            2             0             0             0
March 2032 ...................            1             0             0             0
March 2033 ...................            *             0             0             0
March 2034 ...................            0             0             0             0
March 2035 ...................            0             0             0             0
Weighted Average Life in years
(to Maturity)**                         7.59          3.22          1.81          1.29
Weighted Average Life in years
(to optional termination date)**        7.19          2.95          1.65          1.18

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          Percent of Initial Note Principal Balance Outstanding at the
                            Following CPR Percentages

                                           Class V-A-1 Notes and Class V-A-2 Notes
                                           ---------------------------------------
CPR:                                    10%           25%           40%           50%
Payment Date
------------
Initial Percentage ...........         100%           100%          100%          100%
March 2006 ...................          89             73            57            46
March 2007 ...................          79             53            31            19
March 2008 ...................          70             37            15             5
March 2009 ...................          62             29            12             5
March 2010 ...................          54             21             7             3
March 2011 ...................          47             16             4             1
March 2012 ...................          41             12             2             *
March 2013 ...................          37              9             1             *
March 2014 ...................          32              6             1             0
March 2015 ...................          28              5             *             0
March 2016 ...................          25              3             0             0
March 2017 ...................          22              2             0             0
March 2018 ...................          19              2             0             0
March 2019 ...................          16              1             0             0
March 2020 ...................          14              1             0             0
March 2021 ...................          12              *             0             0
March 2022 ...................          10              *             0             0
March 2023 ...................           9              *             0             0
March 2024 ...................           8              0             0             0
March 2025 ...................           6              0             0             0
March 2026 ...................           5              0             0             0
March 2027 ...................           4              0             0             0
March 2028 ...................           3              0             0             0
March 2029 ...................           3              0             0             0
March 2030 ...................           2              0             0             0
March 2031 ...................           1              0             0             0
March 2032 ...................           1              0             0             0
March 2033 ...................           *              0             0             0
March 2034 ...................           0              0             0             0
March 2035 ...................           0              0             0             0
Weighted Average Life in years
(to Maturity)**                         7.57          3.23           1.82          1.29
Weighted Average Life in years
(to optional termination date)**        7.17          2.96           1.65          1.18

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          Percent of Initial Note Principal Balance Outstanding at the
                            Following CPR Percentages

                                                      Class VI-A Notes
                                                      ----------------
CPR:                                    10%           25%           40%           50%
Payment Date
------------
Initial Percentage ...........         100%           100%          100%          100%
March 2006 ...................          89             73            57            46
March 2007 ...................          79             53            31            19
March 2008 ...................          70             37            15             5
March 2009 ...................          62             29            12             5
March 2010 ...................          55             22             7             3
March 2011 ...................          48             16             4             1
March 2012 ...................          42             12             2             *
March 2013 ...................          37              9             1             *
March 2014 ...................          33              6             1             0
March 2015 ...................          29              5             *             0
March 2016 ...................          25              3             0             0
March 2017 ...................          22              2             0             0
March 2018 ...................          19              2             0             0
March 2019 ...................          17              1             0             0
March 2020 ...................          15              1             0             0
March 2021 ...................          13              *             0             0
March 2022 ...................          11              *             0             0
March 2023 ...................           9              *             0             0
March 2024 ...................           8              0             0             0
March 2025 ...................           7              0             0             0
March 2026 ...................           6              0             0             0
March 2027 ...................           5              0             0             0
March 2028 ...................           4              0             0             0
March 2029 ...................           3              0             0             0
March 2030 ...................           2              0             0             0
March 2031 ...................           2              0             0             0
March 2032 ...................           1              0             0             0
March 2033 ...................           *              0             0             0
March 2034 ...................           0              0             0             0
March 2035 ...................           0              0             0             0
Weighted Average Life in years
(to Maturity)**                        7.65            3.23          1.82          1.29
Weighted Average Life in years
(to optional termination date)**       7.24            2.96          1.65          1.18

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          Percent of Initial Note Principal Balance Outstanding at the
                            Following CPR Percentages

                                          Class VII-A-1 Notes and Class VII-A-2 Notes
                                          -------------------------------------------
CPR:                                     10%           25%           40%           50%
Payment Date
------------
Initial Percentage ................      100%          100%          100%         100%
March 2006 ........................       89            73            57           46
March 2007 ........................       79            52            31           19
March 2008 ........................       70            37            15            5
March 2009 ........................       62            29            12            5
March 2010 ........................       55            22             7            3
March 2011 ........................       48            16             4            1
March 2012 ........................       42            12             2            *
March 2013 ........................       37             9             1            0
March 2014 ........................       33             6             1            0
March 2015 ........................       29             5             *            0
March 2016 ........................       25             3             0            0
March 2017 ........................       22             2             0            0
March 2018 ........................       19             2             0            0
March 2019 ........................       17             1             0            0
March 2020 ........................       14             1             0            0
March 2021 ........................       12             *             0            0
March 2022 ........................       11             *             0            0
March 2023 ........................        9             *             0            0
March 2024 ........................        8             0             0            0
March 2025 ........................        7             0             0            0
March 2026 ........................        5             0             0            0
March 2027 ........................        4             0             0            0
March 2028 ........................        4             0             0            0
March 2029 ........................        3             0             0            0
March 2030 ........................        2             0             0            0
March 2031 ........................        2             0             0            0
March 2032 ........................        1             0             0            0
March 2033 ........................        *             0             0            0
March 2034 ........................        0             0             0            0
Weighted Average Life in years
(to Maturity)**                          7.63          3.23          1.81         1.29
Weighted Average Life in years
(to optional termination date)**         7.22          2.96          1.65         1.18

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          Percent of Initial Note Principal Balance Outstanding at the
                   Following Prepayment Assumption Percentages

                                                             Class VIII-A-1 Notes
                                                             --------------------
Group VIII Prepayment Assumption:            50%         75%          100%         150%         200%
Payment Date
------------
Initial Percentage ................         100%         100%         100%         100%         100%
March 2006 ........................          89           84           80           70           60
March 2007 ........................          76           66           57           40           25
March 2008 ........................          65           51           40           21            7
March 2009 ........................          55           40           29           14            4
March 2010 ........................          46           32           21            7            0
March 2011 ........................          39           25           15            3            0
March 2012 ........................          33           19           10            0            0
March 2013 ........................          28           14            6            0            0
March 2014 ........................          23           11            3            0            0
March 2015 ........................          19            8            1            0            0
March 2016 ........................          15            5            0            0            0
March 2017 ........................          12            2            0            0            0
March 2018 ........................           8            1            0            0            0
March 2019 ........................           6            0            0            0            0
March 2020 ........................           3            0            0            0            0
March 2021 ........................           1            0            0            0            0
March 2022 ........................           0            0            0            0            0
March 2023 ........................           0            0            0            0            0
March 2024 ........................           0            0            0            0            0
March 2025 ........................           0            0            0            0            0
March 2026 ........................           0            0            0            0            0
March 2027 ........................           0            0            0            0            0
March 2028 ........................           0            0            0            0            0
March 2029 ........................           0            0            0            0            0
March 2030 ........................           0            0            0            0            0
March 2031 ........................           0            0            0            0            0
March 2032 ........................           0            0            0            0            0
March 2033 ........................           0            0            0            0            0
March 2034 ........................           0            0            0            0            0
March 2035 ........................           0            0            0            0            0
Weighted Average Life in years
(to Maturity)**                             5.73         4.12         3.15         2.08         1.50
Weighted Average Life in years (the
earlier of the optional termination
date)**                                     5.72         4.07         3.10         2.05         1.47


----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          Percent of Initial Note Principal Balance Outstanding at the
                   Following Prepayment Assumption Percentages

                                                       Class VIII-A-2 Notes
                                                       --------------------
Group VIII Prepayment Assumption:            50%      75%       100%      150%      200%
Payment Date
------------
Initial Percentage ................         100%      100%      100%      100%      100%
March 2006 ........................         100       100       100       100       100
March 2007 ........................         100       100       100       100       100
March 2008 ........................         100       100       100       100       100
March 2009 ........................         100       100       100       100       100
March 2010 ........................         100       100       100       100        81
March 2011 ........................         100       100       100       100        19
March 2012 ........................         100       100       100        84         0
March 2013 ........................         100       100       100        35         0
March 2014 ........................         100       100       100         4         0
March 2015 ........................         100       100       100         0         0
March 2016 ........................         100       100        75         0         0
March 2017 ........................         100       100        42         0         0
March 2018 ........................         100       100        16         0         0
March 2019 ........................         100        75         0         0         0
March 2020 ........................         100        44         0         0         0
March 2021 ........................         100        18         0         0         0
March 2022 ........................          78         0         0         0         0
March 2023 ........................          38         0         0         0         0
March 2024 ........................           2         0         0         0         0
March 2025 ........................           0         0         0         0         0
March 2026 ........................           0         0         0         0         0
March 2027 ........................           0         0         0         0         0
March 2028 ........................           0         0         0         0         0
March 2029 ........................           0         0         0         0         0
March 2030 ........................           0         0         0         0         0
March 2031 ........................           0         0         0         0         0
March 2032 ........................           0         0         0         0         0
March 2033 ........................           0         0         0         0         0
March 2034 ........................           0         0         0         0         0
March 2035 ........................           0         0         0         0         0
Weighted Average Life in years
(to Maturity)**                             17.76     14.93     11.9   0  7.80      5.54
Weighted Average Life in years (the
earlier of the optional termination
date)**                                     15.59     11.01     8.34      5.42      3.84

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          Percent of Initial Note Principal Balance Outstanding at the
                            Following CPR Percentages

                                                        Class M-1 Notes
                                                        ---------------
CPR:                                          10%       25%       40%       50%
Payment Date
------------
Initial Percentage .....................      100%      100%      100%      100%
March 2006 .............................      100       100       100       100
March 2007 .............................      100       100       100       100
March 2008 .............................      100       100       100       100
March 2009 .............................      100        63        26        19
March 2010 .............................      100        47        15         3
March 2011 .............................      100        35         8         0
March 2012 .............................       91        26         1         0
March 2013 .............................       81        19         0         0
March 2014 .............................       71        14         0         0
March 2015 .............................       63         9         0         0
March 2016 .............................       55         5         0         0
March 2017 .............................       48         1         0         0
March 2018 .............................       42         0         0         0
March 2019 .............................       36         0         0         0
March 2020 .............................       32         0         0         0
March 2021 .............................       27         0         0         0
March 2022 .............................       23         0         0         0
March 2023 .............................       20         0         0         0
March 2024 .............................       17         0         0         0
March 2025 .............................       14         0         0         0
March 2026 .............................       12         0         0         0
March 2027 .............................        9         0         0         0
March 2028 .............................        6         0         0         0
March 2029 .............................        3         0         0         0
March 2030 .............................        *         0         0         0
March 2031 .............................        0         0         0         0
March 2032 .............................        0         0         0         0
March 2033 .............................        0         0         0         0
March 2034 .............................        0         0         0         0
March 2035 .............................        0         0         0         0
Weighted Average Life in years
(to Maturity)**                               13.05     5.64      3.95      3.83
Weighted Average Life in years
(to optional termination date)**              12.34     5.22      3.69      3.34

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          Percent of Initial Note Principal Balance Outstanding at the
                            Following CPR Percentages

                                               Class M-2 Notes
                                               ---------------
CPR:                                  10%        25%       40%      50%
Payment Date
------------
Initial Percentage ...........        100%      100%      100%      100%
March 2006 ...................        100       100       100       100
March 2007 ...................        100       100       100       100
March 2008 ...................        100       100       100       100
March 2009 ...................        100        63        26         3
March 2010 ...................        100        47        10         0
March 2011 ...................        100        35         0         0
March 2012 ...................         91        26         0         0
March 2013 ...................         81        18         0         0
March 2014 ...................         71         6         0         0
March 2015 ...................         63         0         0         0
March 2016 ...................         55         0         0         0
March 2017 ...................         48         0         0         0
March 2018 ...................         42         0         0         0
March 2019 ...................         36         0         0         0
March 2020 ...................         32         0         0         0
March 2021 ...................         27         0         0         0
March 2022 ...................         23         0         0         0
March 2023 ...................         20         0         0         0
March 2024 ...................         14         0         0         0
March 2025 ...................          7         0         0         0
March 2026 ...................          2         0         0         0
March 2027 ...................          0         0         0         0
March 2028 ...................          0         0         0         0
March 2029 ...................          0         0         0         0
March 2030 ...................          0         0         0         0
March 2031 ...................          0         0         0         0
March 2032 ...................          0         0         0         0
March 2033 ...................          0         0         0         0
March 2034 ...................          0         0         0         0
March 2035 ...................          0         0         0         0
Weighted Average Life in years
(to Maturity)**                       12.67     5.39      3.68      3.39
Weighted Average Life in years
(to optional termination date)**      12.34     5.21      3.57      3.30

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          Percent of Initial Note Principal Balance Outstanding at the
                            Following CPR Percentages

                                                    Class M-3 Notes
                                                    ---------------
CPR:                                      10%        25%       40%      50%
Payment Date
------------
Initial Percentage .............          100%      100%      100%      100%
March 2006 .....................          100       100       100       100
March 2007 .....................          100       100       100       100
March 2008 .....................          100       100       100       100
March 2009 .....................          100        63        26         0
March 2010 .....................          100        47         0         0
March 2011 .....................          100        35         0         0
March 2012 .....................           91        26         0         0
March 2013 .....................           81         0         0         0
March 2014 .....................           71         0         0         0
March 2015 .....................           63         0         0         0
March 2016 .....................           55         0         0         0
March 2017 .....................           48         0         0         0
March 2018 .....................           42         0         0         0
March 2019 .....................           36         0         0         0
March 2020 .....................           32         0         0         0
March 2021 .....................           27         0         0         0
March 2022 .....................           20         0         0         0
March 2023 .....................            3         0         0         0
March 2024 .....................            0         0         0         0
March 2025 .....................            0         0         0         0
March 2026 .....................            0         0         0         0
March 2027 .....................            0         0         0         0
March 2028 .....................            0         0         0         0
March 2029 .....................            0         0         0         0
March 2030 .....................            0         0         0         0
March 2031 .....................            0         0         0         0
March 2032 .....................            0         0         0         0
March 2033 .....................            0         0         0         0
March 2034 .....................            0         0         0         0
March 2035 .....................            0         0         0         0
Weighted Average Life in years
(to Maturity)**                           12.24     5.16      3.53      3.20
Weighted Average Life in years
(to optional termination date)**          12.24     5.16      3.52      3.20

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

          Percent of Initial Note Principal Balance Outstanding at the
                   Following Prepayment Assumption Percentages

                                                                 Class VIII-M-1 Notes
                                                                 --------------------
Group VIII Prepayment Assumption:                   50%         75%       100%       150%       200%
Payment Date
------------
Initial Percentage ..........................       100%       100%       100%       100%       100%
March 2006 ..................................       100        100        100        100        100
March 2007 ..................................       100        100        100        100        100
March 2008 ..................................       100        100        100        100        100
March 2009 ..................................       100         92         70         37         20
March 2010 ..................................       100         74         52         23         20
March 2011 ..................................        90         60         39         19         20
March 2012 ..................................        77         48         29         19         10
March 2013 ..................................        67         39         22         19          0
March 2014 ..................................        57         31         20         19          0
March 2015 ..................................        49         25         20          8          0
March 2016 ..................................        49         25         20          0          0
March 2017 ..................................        49         25         20          0          0
March 2018 ..................................        49         25         20          0          0
March 2019 ..................................        49         25         17          0          0
March 2020 ..................................        49         25          7          0          0
March 2021 ..................................        49         25          0          0          0
March 2022 ..................................        49         23          0          0          0
March 2023 ..................................        49         10          0          0          0
March 2024 ..................................        49          0          0          0          0
March 2025 ..................................        27          0          0          0          0
March 2026 ..................................         7          0          0          0          0
March 2027 ..................................         0          0          0          0          0
March 2028 ..................................         0          0          0          0          0
March 2029 ..................................         0          0          0          0          0
March 2030 ..................................         0          0          0          0          0
March 2031 ..................................         0          0          0          0          0
March 2032 ..................................         0          0          0          0          0
March 2033 ..................................         0          0          0          0          0
March 2034 ..................................         0          0          0          0          0
March 2035 ..................................         0          0          0          0          0
Weighted Average Life in years
(to Maturity)**                                     13.70      9.07       6.82       4.84       4.15
Weighted Average Life in years (the
earlier of the optional termination
date)**                                             11.44      7.37       5.56       3.97       3.51

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

The HELOCs

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Class IX-A Notes will be influenced by, among other things, the rate of principal payments and draws on the HELOCs.

      The prepayment model used in this prospectus supplement for the Group IX Loans is the related Prepayment Assumption. No representation is made that the HELOCs will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the HELOCs drawn each month is drawn at a specified annual rate, referred to as the Constant Draw Rate in this prospectus supplement. This rate is converted to a constant monthly rate. No representation is made that draws will be made on the HELOCs at that or any other rate.

      The table set forth below is based on the related Prepayment Assumption and optional redemption assumptions as indicated in the table below. For the following table, it was assumed that the HELOCs have been aggregated into four pools with the following characteristics:

                                                                               Original      Remaining
                                                                                Term to        Term
     Loan             Current       Gross    Aggregate      Maximum Credit      Maturity    to Maturity
    Number          Balance ($)   Rate (%)   Fees (%)          Limit ($)      (in months)   (in months)
   -----------------------------------------------------------------------------------------------------
      1           77,384,942.88     7.189      0.520        83,766,855.80         300            297
      2           33,695,533.36     4.191      0.520        37,100,597.45         300            298
      3           36,011,320.85     4.342      0.520        37,716,306.79         300            300
      4           22,908,202.92     4.445      0.520        24,526,559.79         299            299

              Remaining
                 Draw                                                           Months        Months to
 Loan         Period (in        Gross       Maximum                          between Rate     Next Rate
Number          months)       Margin (%)   Rate (%)    Minimum Rate (%)       Adjustment      Adjustment     Index
-------------------------------------------------------------------------------------------------------------------
  1               118           1.689       18.005           1.689                 1              1          Prime
  2               118           1.366       18.016           1.366                 1              1          Prime
  3               119           1.315       18.000           1.315                 1              2          Prime
  4               120           1.385       18.000           1.385                 1              3          Prime

      In addition, in creating the tables below the following assumptions were made:

      (1) payments are made in accordance with the description set forth under "Description of the Notes,"

      (2) payments on the Class IX-A Notes will be made on the 25th day of each calendar month regardless of the day on which the Payment Date actually occurs, commencing in April 2005,

      (3)   no extension past the scheduled maturity date of a HELOC is made,

      (4)   no delinquencies or defaults occur,

      (5) monthly Draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments,

      (6)   the HELOCs pay on the basis of a 30-day month and a 360-day year,

      (7)   no Rapid Amortization Event occurs,

      (8)   the Closing Date is March 23, 2005,

      (9) for each Payment Date, the Class IX-A Note Rate is equal to One-Month LIBOR plus 0.16% per annum,

      (10) the prime rate index with respect to the HELOCs remains constant at 5.50%, and one-month LIBOR remains constant at 2.85%,

      (11)  the Policy premium rate is 0.20%,

      (12)  there are no initial or subsequent periodic rate caps; and

      (13)  the draw rate is 10%.

      The actual characteristics and performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and Draw scenarios. For example, it is very unlikely that all of the HELOCs will prepay and that the HELOCs will experience Draws at a constant rate until maturity or that all of the HELOCs will prepay or that the HELOCs will experience Draws at the same rate. Moreover, the diverse remaining terms to stated maturity and current loan rates of the HELOCs could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and current loan rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or actual prepayment experience, will affect the percentages of initial stated Principal Balance outstanding over time and the weighted average life of the Class IX-A Notes.

      Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Class IX-A Notes, and sets forth the percentages of the initial stated Principal Balance of the Class IX-A Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR and Constant Draw Rates.

          Percent of Initial Note Principal Balance Outstanding at the
                   Following Prepayment Assumption Percentages

                                                                   Class IX-A Notes
                                                                   ----------------
Group IX Prepayment Assumption:              50%            75%           100%           125%            150%
Payment Date
------------
Initial Percentage...................       100%           100%           100%           100%            100%
March 2006...........................        81             67             53             40              26
March 2007...........................        66             44             27             14              5
March 2008...........................        54             31             16              7              1
March 2009...........................        44             22              9              2              0
March 2010...........................        37             15              5              *              0
March 2011...........................        26              9              2              0              0
March 2012...........................        17              4              *              0              0
March 2013...........................        10              1              0              0              0
March 2014...........................         4              0              0              0              0
March 2015...........................         0              0              0              0              0
Weighted Average Life in years (to
Maturity)**                                 3.92           2.43           1.61           1.10            0.76
Weighted Average Life in years (to the
optional termination date)**                3.84           2.32           1.48           0.99            0.71

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date,
      (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Yield Sensitivity of the Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class M, Class B, Class VIII-A and Class VIII-M Notes

      If the amount of overcollateralization for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans has been reduced to zero, the yield to maturity on the Class B Notes will become extremely sensitive to Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (to the extent not covered by the Net Monthly Excess
Cashflow) will be allocated to the Class B Notes. If the amount of overcollateralization for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans and the Note Principal Balance of the Class B Notes has been reduced to zero, the yield to maturity on the Class M-8 Notes will become extremely sensitive to Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (to the extent not covered by the Net Monthly Excess Cashflow) will be allocated to the Class M-8 Notes. If the amount of overcollateralization for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans and the Note Principal Balance of the Class B Notes and Class M-8 Notes has been reduced to zero, the yield to maturity on the Class M-7 Notes will become extremely sensitive to Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (to the extent not covered by the Net Monthly Excess
Cashflow) will be allocated to the Class M-7 Notes. If the amount of overcollateralization for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans and the Note Principal Balance of the Class B, Class M-8 and Class M-7 Notes has been reduced to zero, the yield to maturity on the Class M-6 Notes will become extremely sensitive to Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (to the extent not covered by the Net Monthly Excess Cashflow) will be allocated to the Class M-6 Notes. If the amount of overcollateralization for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans and the Note Principal Balance of the Class B, Class M-8, Class M-7 and Class M-6 Notes has been reduced to zero, the yield to maturity on the Class M-5 Notes will become extremely sensitive to Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (to the extent not covered by the Net Monthly Excess
Cashflow) will be allocated to the Class M-5 Notes. If the amount of overcollateralization for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans and the Note Principal Balance of the Class B, Class M-8, Class M-7, Class M-6 and Class M-5 Notes has been reduced to zero, the yield to maturity on the Class M-4 Notes will become extremely sensitive to Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (to the extent not covered by the Net Monthly Excess
Cashflow) will be allocated to the Class M-4 Notes. If the amount of overcollateralization for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans and the Note Principal Balance of the Class B, Class M-8, Class M-7, Class M-6, Class M-5 and Class M-4 Notes has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (to the extent not covered by the Net Monthly Excess Cashflow) will be allocated to the Class M-3 Notes. If the amount of overcollateralization for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans and the Note Principal Balance of the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4 and Class M-3 Notes has been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (to the extent not covered by the Net Monthly Excess Cashflow) will be allocated to the Class M-2 Notes. If the amount of overcollateralization for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans and the Note Principal Balance of the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3 and Class M-2 Notes has been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans (to the extent not covered by the Net Monthly Excess Cashflow) will be allocated to the Class M-1 Notes. If the amount of overcollateralization for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans and the aggregate Note Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes has been reduced to zero, the yield to maturity on the Class I-A-2 Notes and Class I-A-3 Notes, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2 and Class VII-A-2 Notes will become extremely sensitive to Realized Losses on the Group I, Group II, Group III, Group IV, Group V and Group VII Loans, respectively (and the timing thereof), because the entire amount of any Realized Losses on the Group I, Group II, Group III, Group IV, Group V and Group VII Loans, respectively (to the extent not covered by the Net Monthly Excess Cashflow) will be allocated to the Class I-A-2 Notes and Class I-A-3 Notes, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2 and Class VII-A-2 Notes, respectively, provided, however, that any Realized Losses allocated to the Class I-A-2 Notes and Class I-A-3 Notes shall be allocated first, to the Class I-A-3 Notes, and second, to the Class I-A-2 Notes. The initial undivided interest in the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans evidenced by the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Notes on the Closing Date will be approximately 4.30%, 1.35%, 0.35%, 0.20%, 0.20%, 0.20%, 0.20%, 0.15% and 0.15%, respectively. The initial undivided interest in the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans evidenced by the Class I-A-2, Class I-A-3 Notes, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2 and Class VII-A-2 Notes on the Closing Date will be approximately 23.14%, 13.88%, 9.26%, 9.26%, 7.55%, 7.55% and 17.55%, respectively. The initial amount of overcollateralization in the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans is approximately 0.35% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances.

      If the amount of overcollateralization for the Group VIII Loans has been reduced to zero, the yield to maturity on the Class VIII-M-6 Notes will become extremely sensitive to Realized Losses on the Group VIII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group VIII Loans (to the extent not covered by the Net Monthly Excess Cashflow) will be allocated to the Class VIII-M-6 Notes. If the amount of overcollateralization for the Group VIII Loans and the Note Principal Balance of the Class VIII-M-6 Notes has been reduced to zero, the yield to maturity on the Class VIII-M-5 Notes will become extremely sensitive to Realized Losses on the Group VIII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group VIII Loans (to the extent not covered by the Net Monthly Excess Cashflow) will be allocated to the Class VIII-M-5 Notes. If the amount of overcollateralization for the Group VIII Loans and the aggregate Note Principal Balance of the Class VIII-M-6 Notes and Class VIII-M-5 Notes has been reduced to zero, the yield to maturity on the Class VIII-M-4 Notes will become extremely sensitive to Realized Losses on the Group VIII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group VIII Loans (to the extent not covered by the Net Monthly Excess Cashflow) will be allocated to the Class VIII-M-4

Notes. If the amount of overcollateralization for the Group VIII Loans and the aggregate Note Principal Balance of the Class VIII-M-6, Class VIII-M-5 and Class VIII-M-4 Notes has been reduced to zero, the yield to maturity on the Class VIII-M-3 Notes will become extremely sensitive to Realized Losses on the Group
VIII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group VIII Loans (to the extent not covered by the Net Monthly Excess Cashflow) will be allocated to the Class VIII-M-3 Notes. If the amount of overcollateralization for the Group VIII Loans and the aggregate Note Principal Balance of the Class VIII-M-6, Class VIII-M-5, Class VII-M-4 and Class VIII-M-3 Notes has been reduced to zero, the yield to maturity on the Class VIII-M-2 Notes will become extremely sensitive to Realized Losses on the Group VIII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group VIII Loans (to the extent not covered by the Net Monthly Excess Cashflow) will be allocated to the Class VIII-M-2 Notes. If the amount of overcollateralization for the Group VIII Loans and the aggregate Note Principal Balance of the Class VIII-M-6, Class VIII-M-5, Class VII-M-4, Class VIII-M-3 and Class VIII-M-2 Notes has been reduced to zero, the yield to maturity on the Class VIII-M-1 Notes will become extremely sensitive to Realized Losses on the Group VIII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group VIII Loans (to the extent not covered by the Net Monthly Excess Cashflow) will be allocated to the Class VIII-M-1 Notes. If the amount of overcollateralization for the Group VIII Loans and the aggregate Note Principal Balance of the Class VIII-M-1, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4, Class VIII-M-5 and Class VIII-M-6 Notes has been reduced to zero, the yield to maturity on the Class VIII-A-1 Notes and Class VIII-A-2 Notes will become extremely sensitive to Realized Losses on the Group VIII Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group VIII Loans (to the extent not covered by the Net Monthly Excess Cashflow) will be allocated to the Class VIII-A-1 Notes and Class VIII-A-2 Notes, on a pro rata basis. The initial undivided interest in the Group VIII Loans evidenced by the Class VIII-M-1, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4, Class VIII-M-5 and Class VIII-M-6 Notes on the Closing Date will be approximately 5.00%, 1.05%, 0.20%, 0.55%, 0.10% and 0.10%, respectively. The initial undivided interest in the Group VIII Loans evidenced by the Class VIII-A-1 Notes and Class VIII-A-2 Notes on the Closing Date will be approximately 88.99% and 3.66%, respectively. The initial amount of overcollateralization in the Group VIII Loans is approximately 0.35% of the Group VIII Cut-off Date Balance.

      Investors in the Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and Class VIII-M Notes should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and Class VIII-M Notes, such amounts with respect to such Notes will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and Class VIII-M Notes from Net Monthly Excess Cashflow in the priority set forth under "Description of the Notes -- Overcollateralization Provisions for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII" and "-- Overcollateralization Provisions for Loan Group VIII" in this prospectus supplement. In addition, the Note Principal Balances of the Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and Class VIII-M Notes may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such Notes.

                                   THE ISSUER

      American Home Mortgage Investment Trust 2005-1 is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this prospectus supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the Notes and the Trust Certificates, (iii) making payments on the Notes and the Trust Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The Issuer is not expected to have any significant assets other than the mortgage loans pledged to the Indenture Trustee as collateral to secure the Notes. The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee. In accordance with the Agreements, certain duties of the Issuer under the Agreements will be performed by Deutsche Bank National Trust Company or, as described herein, the Securities Administrator and certain other duties will be performed by the Depositor or an affiliate of the Depositor.

                                THE OWNER TRUSTEE

      Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

      Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of a representation made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation will be the successor of the Owner Trustee under the Trust Agreement.

      The Owner Trustee's annual fee will be paid by American Home Mortgage Servicing, Inc. To the extent that American Home Mortgage Servicing, Inc. fails to pay such fees, the Owner Trustee will be entitled to recover such fees from Available Funds on a first priority basis. The Trust Agreement will provide that the Owner Trustee will be entitled to recover from the Payment Account all reasonable out-of-pocket expenses, disbursements and advances and expenses of the Owner Trustee, in connection with any Event of Default, any breach of the Trust Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Owner Trustee in the administration of the Trust created by the Trust Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Noteholders.

                              THE INDENTURE TRUSTEE

      Deutsche Bank National Trust Company will be the Indenture Trustee under the Indenture. The Indenture Trustee has designated the offices of its agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for purposes of the transfer and exchange of the Notes. For all other purposes, the Indenture Trustee's "Corporate Trust Office" is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:
Trust Administration - AH 0501, or such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor, the Owner Trustee, the RMBS Master Servicer, the RMBS Servicer, the

HELOC Back-Up Servicer, the HELOC Servicer and the Securities Administrator. The Indenture Trustee will be entitled to compensation for its services on each payment date in an amount equal to earnings on amounts then on deposit in the Payment Account. The Indenture Trustee will also serve as Note Registrar and Note Payment Agent under the Indenture and Certificate Registrar and Certificate Paying Agent under the Trust Agreement.

      The Indenture will provide that the Indenture Trustee will be entitled to recover from the Payment Account, prior to payments to Noteholders, all reasonable out-of-pocket expenses, disbursements and advances and expenses of the Indenture Trustee, in connection with the Agreements, any Event of Default or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Indenture Trustee in the administration of the Trust created pursuant to the Trust Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Noteholders.

                          THE SECURITIES ADMINISTRATOR

      Wells Fargo Bank, National Association, a national banking association, will act as Securities Administrator for so long as it is also the RMBS Master Servicer. The Securities Administrator's office for notices under the Agreements is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. As Securities Administrator, Wells Fargo Bank, N.A. will perform certain administrative duties with respect to the Notes and the Trust Certificates, on behalf of the Indenture Trustee and Owner Trustee, including preparing distribution statements and tax information for Noteholders, and preparing certain tax and SEC filings for the Trust.

      The  Agreements  will provide that the  Securities  Administrator  and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Securities Administrator Collection Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Securities Administrator, in connection with any breach of any Agreement to which it is a party or any claim or legal action (including any pending or threatened claim or legal action), incurred or made by the Securities Administrator in the performance of its duties under the Agreements (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Noteholders.

                               THE CREDIT ENHANCER

      The Credit Enhancer has supplied the following information for inclusion in this prospectus supplement. No representation is made by the Issuer or the Underwriters as to the accuracy and completeness of this information.

The Credit Enhancer

      The Credit Enhancer, a New York stock insurance corporation, is a direct, wholly-owned subsidiary of FGIC Corporation, a Delaware corporation, and provides financial guaranty insurance for public finance and structured finance obligations. The Credit Enhancer is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

      On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of The Blackstone Group L.P. ("Blackstone"), affiliates of The Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") acquired FGIC Corporation (the "FGIC Acquisition") from a subsidiary of General Electric Capital Corporation ("GE Capital"). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation's common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation's convertible participating preferred stock and approximately 5% of FGIC Corporation's common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Insurer or any claims under any insurance policy, including the Policy, issued by the Credit Enhancer.

      The Credit Enhancer is subject to the insurance laws and regulations of the State of New York, where the Credit Enhancer is domiciled, including Article 69 of the New York Insurance Law ("Article 69"), a comprehensive financial guaranty insurance statute. The Credit Enhancer is also subject to the insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction, but generally require insurance companies to maintain minimum standards of business conduct and solvency, to meet certain financial tests, to comply with requirements concerning permitted investments and the use of policy forms and premium rates and to file quarterly and annual financial statements on the basis of statutory accounting principles ("SAP") and other reports. In addition, Article 69, among other things, limits the business of each financial guaranty Credit Enhancer to financial guaranty insurance and certain related lines.

      For the years ended December 31, 2004, and 2003 the Credit Enhancer had written directly or assumed through reinsurance, guaranties of approximately $59.5 billion and $42.4 billion par value of securities, respectively (of which approximately 56% and 79%, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $323.6 million and $260.3 million, respectively. For the year ended December 31, 2004, the Credit Enhancer had reinsured, through facultative and excess of loss arrangements, approximately 2.3% of the risks it had written.

      The following table sets forth the capitalization of the Credit Enhancer as of December 31, 2003 and December 31, 2004 respectively, on the basis of generally accepted accounting principles ("GAAP").

                      Financial Guaranty Insurance Company
                              CAPITALIZATION TABLE
                              (Dollars in Millions)

                                                    December 31,    December 31,
                                                        2003            2004
                                                    ------------    ------------
            Unearned Premiums                         $    919        $  1,043
            Other Liabilities                               86             121
            Stockholder's Equity
                 Common Stock                               15              15
                 Additional Paid-in Capital              1,858           1,883
                 Accumulated Other
                      Comprehensive Income                   2              15
            Retained Earnings                               94             265
                                                      --------        --------
            Total Stockholder's Equity                   1,969           2,178
                                                      --------        --------
            Total Liabilities and
                 Stockholder's Equity                 $  2,974        $  3,342
                                                      ========        ========

      The audited financial statements of the Credit Enhancer as of December 31, 2003 and 2004 and for each of the years in the three-year period ended December 31, 2004, which are included as Exhibit 99.1 to the Current Report on Form 8-K filed by the Issuer on March 21, 2005 (SEC file number 333-121581) in connection with the registration statement of which this prospectus supplement is a part, are hereby incorporated by reference in this prospectus supplement. Any statement contained herein under the heading "The Credit Enhancer" or in such
Exhibit 99.1, shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the Credit Enhancer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      All financial statements of the Credit Enhancer (if any) included in documents filed by the Issuer with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

      Copies of the Credit Enhancer's GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Credit Enhancer's telephone number is (212) 312-3000.

      Neither the Credit Enhancer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, the prospectus, the prospectus supplement or any information or disclosure that is provided to potential purchasers of the Series 2005-1 Notes, or omitted from such disclosure, other than with respect to the accuracy of information regarding the Credit Enhancer and the Policy set forth under the heading "The Credit Enhancer" and "Description of the Notes--The Policy" herein. In addition, the Credit Enhancer makes no representation regarding the Series 2005-1 Notes or the advisability of investing in the Series 2005-1 Notes.

Financial Strength Ratings of the Credit Enhancer

      The financial strength of the Credit Enhancer is rated "AAA" by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service, and "AAA" by Fitch Ratings. Each rating of the Credit Enhancer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the Credit Enhancer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Series 2005-1 Notes, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Series 2005-1 Notes. The Credit Enhancer does not guarantee the market price or investment value of the Series 2005-1 Notes nor does it guarantee that the ratings on the Series 2005-1 Notes will not be revised or withdrawn.

Experts

      The predecessor basis financial statements of Financial Guaranty Insurance Company for the year ended December 31, 2002 have been included in the Current Report on Form 8-K of the Depositor, which is incorporated by reference in the registration statement to which the prospectus supplement relates, in reliance upon the report of KPMG LLP, independent registered public accounting firm, which is also included therein, and upon the authority of said firm as experts in accounting and auditing.

      The financial statements of Financial Guaranty Insurance Company as of December 31, 2004 and 2003 and for the year ended December 31, 2004 and the periods from December 18, 2003 through

December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the Depositor, which are incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

          THE RMBS MASTER SERVICING AGREEMENT AND SERVICING AGREEMENTS

      The following summary describes a number of terms of the Servicing Agreements. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreements. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Servicing Agreements. Requests should be addressed to American Home Mortgage Securities, LLC, 538 Broadhollow Road, Melville, New York 11747. See "The Agreements" in the accompanying prospectus.

Servicing and Other Compensation And Payment of Expenses

      The RMBS Master Servicer will be entitled to retain as compensation for its activities under the RMBS Master Servicing Agreement the investment income on funds in the Securities Administrator Collection Account. The RMBS Master Servicing Agreement also will provide that the RMBS Master Servicer will be entitled to reimbursement from the Securities Administrator Collection Account for advances and certain expenses. The RMBS Servicer will be entitled to retain the RMBS Servicing Fee from collections on the related mortgage loans as compensation for its activities under the RMBS Servicing Agreement. As additional servicing compensation, the RMBS Servicer is entitled to retain all prepayment penalties and charges, any assumption fees and any late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Protected Account and any escrow accounts in respect of the mortgage loans as provided in the RMBS Servicing Agreement. However, the RMBS Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the related mortgage loans on any payment date with Compensating Interest. The RMBS Servicer is obligated to pay certain insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the RMBS Servicer in connection with its responsibilities under the RMBS Servicing Agreement. However, the RMBS Servicer is entitled to reimbursement therefor as provided in the RMBS Servicing Agreement.

      The HELOC Back-Up Servicer will be entitled to retain the HELOC Back-Up Servicing Fee as compensation for its activities under the HELOC Back-Up
Servicing Agreement. The HELOC Back-Up Servicing Agreement also will provide that the HELOC Back-Up Servicer will be entitled to reimbursement for advances and certain expenses. The HELOC Servicer will be entitled to retain the HELOC Servicing Fee from collections on the related HELOCs as compensation for its activities under the HELOC Servicing Agreement. As additional servicing compensation, the HELOC Servicer is entitled to retain all prepayment penalties and charges, any assumption fees and any late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the related Collection Account as provided in the HELOC Servicing Agreement. The HELOC Servicer is obligated to pay certain insurance premiums and ongoing expenses associated with the mortgage pool in respect of the HELOCs serviced by it and incurred by the HELOC Servicer in connection with its responsibilities under the HELOC Servicing Agreement. However, the HELOC Servicer is entitled to reimbursement therefor as provided in the HELOC Servicing Agreement.

Realization Upon Defaulted Mortgage Loans and HELOCs

      The RMBS Servicer and the HELOC Servicer will take such action as they deem to be in the best interest of the trust with respect to defaulted mortgage loans and HELOCs and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans and HELOCs as to which no satisfactory collection arrangements can be made. To the extent set forth in the RMBS Servicing Agreement and HELOC Servicing Agreement, the RMBS Servicer and the HELOC Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such Servicer employs and exercises in servicing and administering mortgage loans and HELOCs, as applicable, for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

The Protected Account

      The RMBS Servicer will establish and maintain one or more accounts, referred to herein as the Protected Accounts, into which it will deposit daily all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the RMBS Servicer out of Liquidation Proceeds in accordance with the RMBS Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the RMBS Servicer's own funds (less the RMBS Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the RMBS Servicing Agreement.

      On the date specified in the RMBS Servicing Agreement, the RMBS Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Securities Administrator for deposit in the Securities Administrator Collection Account the amounts required for distribution for such Payment Date in accordance with the RMBS Servicing Agreement.

The Collection Accounts

      The HELOC Servicer will establish and maintain one or more accounts, referred to herein as the Collection Accounts, into which it will deposit daily all collections of principal and interest on any HELOCs, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries (less amounts reimbursable to the HELOC Servicer out of Liquidation Proceeds or Recoveries in accordance with the HELOC Servicing Agreement), the Repurchase Price for any HELOCs repurchased, and advances made from the HELOC Servicer's own funds (less the HELOC Servicing Fee). All Collection Accounts and amounts at any time credited thereto shall comply with the requirements of the HELOC Servicing Agreement.

      On the date specified in the HELOC Servicing Agreement, the HELOC Servicer will withdraw or cause to be withdrawn from the applicable Collection Accounts and any other permitted accounts and will remit to the Securities Administrator for deposit in the Securities Administrator Collection Account the amounts required for distribution for such Payment Date in accordance with the HELOC Servicing Agreement.

Optional Repurchase of Defaulted Mortgage Loans

      Subject to the terms of the RMBS Servicing Agreement, the RMBS Servicer, on behalf of the Issuer, may either purchase from the Issuer or sell to a third-party on behalf of the Issuer any mortgage loan that is 90 days or more delinquent at a price equal to the Stated Principal Balance thereof plus one month's interest thereon and any amounts, including advances, owed to the RMBS Servicer.

      Subject to the terms of the HELOC Servicing Agreement, the Seller, on behalf of the Issuer, may either purchase itself from the Issuer or sell to a third-party on behalf of the Issuer any HELOC that is 90 days or more delinquent at a price equal to the Stated Principal Balance thereof plus one month's interest thereon and any amounts, including advances, owed to the HELOC Servicer.

                                  THE INDENTURE

      The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture.
Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to American Home Mortgage Securities, LLC, 538 Broadhollow Road, Melville, New York 11747. See "The Agreements" in the accompanying prospectus.

General

      The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement and the Servicing Agreements as executed will be filed by the Depositor with the SEC within fifteen days of the initial issuance of the Notes. The final characteristics of the mortgage loans and HELOCs will be reflected in a Form 8-K which will be filed by the Depositor within 15 days of the end of the Funding Period. Reference is made to the prospectus for important information in addition to that presented in this prospectus supplement regarding the Trust, the terms and conditions of the Indenture and the Trust Agreement and the Notes. The Notes will be transferable and exchangeable at the designated office of the Note Registrar's agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041. See "The Indenture Trustee" in this prospectus supplement.

Rights Upon Event of Default

      If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee, or the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding, may declare the principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

      If, following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been that declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (a) Noteholders representing 100% of the aggregate Note Principal Balance of the Notes then outstanding consent to that sale, (b) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Interest Rates, on the outstanding Note Principal Balance of the Notes at the date of that sale or
(c) it is determined that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Noteholders representing more than 66 2/3% of the aggregate Note Principal Balance of the Notes then outstanding.

      If, following an Event of Default, in accordance with above paragraph, the Indenture Trustee sells or causes to be sold the assets included in the Trust, proceeds from the sale of such assets will be applied as provided in the Indenture.

      Unless an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Unless the Credit Enhancer is in default, the Credit Enhancer may exercise the rights of the Class IX-A Noteholders including the right to direct the Indenture Trustee in all matters with respect to the Class IX-A Notes and Loan Group IX under the Indenture.

Limitation on Suits

      No Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee, on behalf of the Noteholders; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
(4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

Resignation and Removal of Indenture Trustee The Indenture Trustee may resign at any time, or in the event that there is a conflict of interest with respect to the Indenture Trustee acting as Indenture Trustee for one or more classes of Notes, the Issuer will be obligated to appoint a successor Indenture Trustee for all of the Notes or such class of Notes with respect to which a conflict exists within the period specified in the Indenture. The Indenture Trustee may also be removed at any time by Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee will not become effective until the acceptance of the appointment by a successor Indenture Trustee.

      Optional Termination

At its option, the holder of the Trust Certificates, or, if there is no single holder, the majority holder of the Trust Certificates may purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI, Loan Group VII and Loan Group VIII and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class

VII-A, Class M, Class B, Class VIII-A and Class VIII-M Notes, on or after the payment date on which the aggregate stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V, Loan Group VI, Loan Group VII and Loan Group VIII Cut-off Date Balance. At its option, the holder of the Trust Certificates, or, if there is no single holder, the majority holder of the Trust Certificates may purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes on or after the payment date on which the aggregate stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balance; provided, however, that no such optional termination may be exercised unless a "will be debt" opinion has been rendered by nationally recognized tax counsel with respect to the Class VIII-A Notes and Class VIII-M-1 Notes. At its option, the holder of the Trust Certificates, or, if there is no single holder, the majority holder of the Trust Certificates, may purchase the assets of the Trust related to Loan Group VIII and thereby redeem the Class VIII-A Notes and Class VIII-M Notes on or after the payment date on which the stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 10% of the Group VIII Cut-off Date Balance. The holder of the trust certificates, or, if there is no single holder, the majority holder of the trust certificates, may exercise its right to purchase the HELOCs on any Payment Date on or after the Payment Date on which the Note Principal Balance of the Class IX-A Notes declines to 10% or less of the Note Principal Balance of the Class IX-A Notes on the Closing Date. If the holder of the trust certificates, or, if there is no single holder, the majority holder of the trust certificates, fails to exercise this right, the Credit Enhancer may purchase the HELOCs 60 days after the Payment Date on which the Note Principal Balance of the Class IX-A Notes declines to 10% or less of the Note Principal Balance of the Class IX-A Notes on the Closing Date.

                               ASSIGNMENT OF LOANS

General

      On or prior to the date the Notes are issued, the Seller, pursuant to the Mortgage Loan Purchase Agreement, will convey each initial loan to the Depositor, and the Depositor, pursuant to the Trust Agreement, will in turn, convey each initial loan, together with all principal and interest due on or with respect to such loans after the Cut-off Date, to the Issuer; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on each initial loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date.

      At the time of issuance of the Notes, the Issuer will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on the mortgage loans after the Cut-off Date, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes. The Indenture Trustee, concurrently with that assignment, will authenticate and deliver the Notes at the direction of the Issuer in exchange for, among other things, the mortgage loans.

                         FEDERAL INCOME TAX CONSEQUENCES

Tax Classification of the Trust and of the Notes

      In the opinion of Thacher Proffitt & Wood LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes (other than those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, AHMC or one of its qualified real estate investment trust, or REIT, subsidiaries acquires beneficial ownership thereof, referred to herein as the "Retained Notes"), will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

      In the opinion of Thacher Proffitt & Wood LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, despite the fact that the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, or QRS, 100% ownership interest in the Trust Certificates, the Transferor Interest and the Class N, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4, Class VIII-M-5 and Class VIII-M-6 Notes.

      AHMC will hold through AHM SPV III LLC, its direct wholly-owned qualified REIT subsidiary, a 100% ownership interest in the Trust Certificates. AHMC represents it filed with its federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, Thacher Proffitt & Wood LLP has not independently verified AHMC's qualification as a REIT, but instead has relied solely upon the representation made by AHMC concerning its REIT status. If AHMC were to fail to qualify as a REIT while it or its subsidiary owns the Trust Certificates, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Trust Certificates to qualify as a REIT or a QRS would constitute an Indenture Default.

      At the issuance of the Notes, AHMC also will acquire the Retained Notes, including a 100% beneficial ownership of the Class N, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4, Class VIII-M-5 and Class VIII-M-6 Notes. Because AHMC's qualified REIT subsidiary will own the Trust Certificates, the Retained Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold both the Retained Notes and the Trust Certificates. If AHMC were to sell a Retained Note or the Trust Certificates to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The remainder of this discussion assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

Tax Consequences to Holders of the Notes

      Interest Income on the Offered Notes. The Offered Notes will not be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See "Federal Income Tax Consequences - Notes" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to (i) 25% CPR with respect to the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans and (ii) 100% of the Prepayment Assumption for the Group VIII Loans and Group IX Loans. See "Weighted Average Life" above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement dated March 22, 2005, the Depositor has agreed to sell, and Bear, Stearns & Co. Inc. has agreed to purchase 70.00% and Lehman Brothers Inc., Citigroup Global Markets Inc. and UBS Investment Bank have each agreed to purchase approximately 10.00% of each of the Class I-A, Class II-A, Class III-A, Class IV-A-1, Class V-A-1, Class VII-A-1, Class VIII-A, Class IX-A, Class M-1, Class M-2, Class M-3 and Class VIII-M-1 Notes. Distribution of these Notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of these Notes, before deducting expenses payable by the Depositor, will be approximately 100.00% of the aggregate initial Note Principal Balance of these Notes, plus accrued interest on the Class IV-A-1, Class V-A-1, Class VII-A-1 and Class VIII-A Notes from the Cut-off Date.

      The aggregate expenses payable by the Depositor in connection with the Notes are estimated to be $1,035,000.

      In connection with the purchase and sale of the underwritten Notes, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The underwritten Notes are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System on or about the Closing Date.

      The underwriting agreement provides that the Depositor and the Seller, jointly and severally, will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriters may be required to make in respect thereof.

      The Class IV-A-2, Class V-A-2, Class VI-A, Class VII-A-2, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4, Class VIII-M-5 and Class VIII-M-6 Notes may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these Notes. This prospectus supplement will be appropriately supplemented in connection with any future offering of these Notes. Proceeds to the Depositor from any sale of these Notes will equal the purchase price paid by their purchaser, net of any expenses payable by the Depositor and any compensation payable to any underwriter or agent. On the Closing Date, the Depositor intends to transfer these Notes to an affiliate of the Seller as partial consideration for the mortgage loans. The Seller or its affiliates may enter into repurchase or secured financing transactions with respect to the Notes so retained.

                                SECONDARY MARKET

      There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Notes will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the Note Principal Balance of the Notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Notes will be generally available on an ongoing basis. The limited nature of information regarding the Notes may adversely affect the liquidity of the Notes, even if a secondary market for the Notes becomes available.

                                 LEGAL OPINIONS

      Legal matters relating to the Notes will be passed upon for the Issuer, the Depositor, the Seller and American Home by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriters by McKee Nelson, LLP, Washington, D.C.

                                     RATINGS

      It is a condition to the issuance of the Notes that they receive at least the following ratings from S&P and Moody's:

                          Notes                S&P            Moody's
                   -----------------       ----------      ------------
                   Class I-A-1                 AAA              Aaa
                   Class I-A-2                 AAA              Aaa
                   Class I-A-3                 AAA              Aaa
                   Class II-A-1                AAA              Aaa
                   Class II-A-2                AAA              Aaa
                   Class III-A-1               AAA              Aaa
                   Class III-A-2               AAA              Aaa
                   Class IV-A-1                AAA              Aaa
                   Class IV-A-2                AAA              Aa1
                   Class V-A-1                 AAA              Aaa
                   Class V-A-2                 AAA              Aa1
                   Class VI-A                  AAA              Aaa
                   Class VII-A-1               AAA              Aaa
                   Class VII-A-2               AAA              Aaa
                   Class VIII-A-1              AAA              Aaa
                   Class VIII-A-2              AAA              Aaa
                   Class M-1                   AA+               --
                   Class M-2                    AA               --
                   Class M-3                   AA-               --
                   Class M-4                    A                --
                   Class M-5                    A-               --
                   Class M-6                   BBB+              --
                   Class M-7                   BBB               --
                   Class M-8                   BBB-              --
                   Class B                      BB               --
                   Class VIII-M-1               AA               --
                   Class VIII-M-2               A                --
                   Class VIII-M-3               A-               --
                   Class VIII-M-4              BBB+              --
                   Class VIII-M-5              BBB               --
                   Class VIII-M-6              BBB-              --
                   Class IX-A                  AAA              Aaa

      The ratings of S&P and Moody's assigned to mortgage-backed notes address the likelihood of the receipt by noteholders of all distributions to which the noteholders are entitled other than Basis Risk Shortfalls. The rating process addresses structural and legal aspects associated with the Notes, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Notes.

      The Depositor has not requested that any rating agency rate any class of the Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Notes, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes as stated above.

                                LEGAL INVESTMENT

      Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class VIII-A, Class M-1, Class M-2, Class M-3 and Class VIII-M-1 Notes will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by the Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in "mortgage related securities" provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class IX-A, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4, Class VIII-M-5 and
Class VIII-M-6 Notes will not constitute "mortgage related securities" for purposes of SMMEA.

      The Depositor makes no representations as to the proper characterization of any class of Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Notes constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

      ERISA and Section 4975 of the Code impose certain requirements on Plans and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the prospectus) has promulgated the DOL Regulations defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

      As of the date hereof, it is anticipated that the ratings of the Offered Notes and the traditional debt features of the Offered Notes should cause the Offered Notes to be treated as debt with no "substantial equity features" under the DOL Regulations. There can be no assurance given, however, that the Offered Notes are or will be treated as debt and not "equity interests" under the DOL Regulations. Moreover, the debt treatment of the Offered Notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Offered Notes change. If the Offered Notes were to be treated as equity interests, the mortgage loans and other assets of the Trust may be considered to be Plan
Assets. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

      In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, even if the Offered Notes are treated as indebtedness under the DOL Regulations, prior to making an investment in the Offered Notes, investing Plans should determine whether the Issuer, the Seller, the Depositor, the Underwriters, the Owner Trustee, the Indenture Trustee, the RMBS Master Servicer , the RMBS Servicer the HELOC Back-Up Servicer, the HELOC Servicer, the Securities Administrator any other servicer, any administrator, any provider of credit support, including the Derivative Counterparty, any owner of the Trust Certificates, which could be transferred subsequent to the purchase of an Offered Note by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the issuer of those securities to be deemed "Plan Assets" of such Plan, and any person with certain specified relationships to such issuer to be deemed a Party in Interest with respect to the investing Plan.

      By acquiring an Offered Note, each purchaser will be deemed to represent that either (1) it is not acquiring the Offered Note with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of the Offered Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and (B) the Offered Notes are rated investment grade or better and such person believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Offered Notes. Alternatively, regardless of the rating of the Offered Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, the Depositor, the Underwriters, the Owner Trustee, the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the HELOC Servicer, the Securities Administrator or any successor servicer which opines that the acquisition, holding and transfer of such Offered Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, the Underwriters, the Owner Trustee, the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the HELOC Servicer, the Securities Administrator or any successor servicer to any obligation in addition to those undertaken in the Indenture.

      Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Offered Notes.

                                    GLOSSARY

      Accrual Period -- With respect to any payment date and the Notes, other than the Class IV-A, Class V-A, Class VI-A, Class VII-A and Class VIII-A Notes, the period from the preceding payment date (or in the case of the first payment date, from the Closing Date) through the day preceding such payment date. With respect to any payment date and Class IV-A, Class V-A, Class VI-A, Class VII-A and Class VIII-A Notes, the prior calendar month. Accrued Note Interest for the Class I-A, Class II-A, Class III-A, Class M, Class B and Class VIII-M Notes shall be calculated on the basis of the actual number of days in the Accrual Period and a 360-day year. Accrued Note Interest on the Class IV-A, Class V-A, Class VI-A, Class VII-A and Class VIII-A Notes, shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Accrued Note Interest -- For any payment date and each class of Notes, interest accrued during the related accrual period at the then-applicable Note Interest Rate on the related note principal balance thereof immediately prior to such payment date, plus any Accrued Note Interest remaining unpaid from any prior payment date with interest thereon at the related Note Interest Rate.

      Additional Balance -- As to any HELOC Mortgage Loan and day, the aggregate amount of all Draws conveyed to the Trust pursuant to the Mortgage Loan Purchase Agreement.

      Adjustment Fraction -- For any Payment Date with respect to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes immediately prior to that Payment Date. For any Payment Date with respect to the Class VIII-A Notes and Class VIII-M Notes, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the Group VIII Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class VIII-A Notes and Class VIII-M Notes immediately prior to that Payment Date. For any Payment Date with respect to the Class IX-A Notes, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the Group IX Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class IX-A Notes immediately prior to that Payment Date.

      Additional Negative Amortization Principal Amount -- For any Payment Date, the excess, if any, of (x) the Negative Amortization Amount over (y) the Principal Remittance Amount for the Group I Loans (without regard to the last sentence of the definition thereof).

      Agreements  --  The  Servicing  Agreements,   the  RMBS  Master  Servicing
Agreement, the Indenture, the Trust Agreement, the Mortgage Loan Purchase Agreement, the Cap Contracts, the Corridor Contract and the Insurance Policy.

      AHMC-- American Home Mortgage Investment Corp.

      Allocated Realized Loss Amount -- With respect to any class of Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and Class VIII-M Notes and any payment date, an amount equal to the sum of any Realized Loss allocated to that class of Notes on that payment date and any Allocated Realized Loss Amount for

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that class remaining  unpaid from the previous  payment date, in each case, with interest thereon at the applicable Note Interest Rate for such payment date for such class for the related Accrual Period.

      American Home -- American Home Mortgage Investment Corporation.

      Available Funds - The Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII or Group VIII Available Funds, as applicable.

      Available Funds Rate - On any Payment Date and any class of Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A or Class VII-A Notes, the per annum rate equal to (a) the weighted average (as described below) of (1) the weighted average of the Net Mortgage Rates on the related Mortgage Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, and (2) the amount of interest earned on amounts on deposit in the related Pre-Funding Account from the prior Payment Date to the current Payment Date, expressed as a percentage of the related Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, weighted on the basis of the related Pre-Funded Amount as of the end of the related Due Period, times (b) in the case of the Class I-A, Class II-A and Class III-A only, a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (c) the related Adjustment Fraction. In addition, the Available Funds Rate with respect to the Class I-A Notes will be reduced by the Additional Negative Amortization Principal Amount, expressed as a percentage of the aggregate Note Principal Balance of the Class I-A Notes. The weighted average of clauses (1) and (2) above shall be weighted on the basis of the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period and the aggregate amount on deposit in the related Pre-Funding Account, respectively.

      On any Payment Date and any class of Class M Notes or Class B Notes, the per annum rate equal to (a) the weighted average (as described below) of (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V , Loan Group VI and Loan Group VII included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans of Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII, the aggregate Note Principal Balance of the related Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A or Class VII-A Notes, respectively, and (2) the amount of interest earned on amounts on deposit in the related Pre-Funding Account from the prior Payment Date to the current Payment Date, expressed as a percentage of the related Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, weighted on the basis of the related Pre-Funded Amount as of the end of the related Due Period, times (b) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (c) the related Adjustment Fraction. The weighted average of clauses (1) and (2) above shall be weighted on the basis of the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period and the aggregate amount on deposit in the related Pre-Funding Account, respectively.

      On any Payment Date and any class of Class VIII-A Notes and Class VIII-M Notes, the per annum rate equal to the (a) the weighted average (as described below) of (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group VIII included in the trust as of the end of the prior Due Period, and (2) the amount of interest earned on amounts on deposit in the related Pre-Funding Account from the prior Payment Date to the current Payment Date, expressed as a percentage of the related Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, weighted on the basis of the related Pre-Funded Amount as of the end of the related Due Period, times (b) in the case of the Class VIII-M Notes only, a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (c) the related Adjustment Fraction. The weighted average of clauses (1) and (2) above shall be weighted on the basis of the aggregate Stated Principal Balance of the related Mortgage Loans as of the beginning of the related Due Period and the aggregate amount on deposit in the related Pre-Funding Account, respectively.

      On any Payment Date and the Class IX-A Notes,  the per annum rate equal to
(a) the weighted average (as described below) of (1) the weighted average of the Net Mortgage Rates of the HELOC Mortgage Loans in Loan Group IX included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, and (2) the amount of interest earned on amounts on deposit in the related Pre-Funding Account from the prior Payment Date to the current Payment Date, expressed as a percentage of the related Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, weighted on the basis of the related Pre-Funded Amount as of the end of the related Due Period, times (b) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (c) the related Adjustment Fraction. The weighted average of clauses
(1) and (2) above shall be weighted on the basis of the aggregate Stated Principal Balance of the related HELOC Mortgage Loans as of the beginning of the related Due Period and the aggregate amount on deposit in the related Pre-Funding Account, respectively.

      Bankruptcy Loss -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

      Basic Principal Distribution Amount -- With respect to any payment date and Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII, the lesser of (a) the excess of (i) the sum of the related Available Funds for such payment date over (ii) the aggregate amount of Accrued Note Interest for the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes for such payment date and (b) the related Principal Remittance Amount for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans for such payment date. With respect to any payment date and Loan Group VIII, the lesser of (a) the excess of (i) the related Available Funds for such payment date over (ii) the aggregate amount of Accrued Note Interest for the Class VIII-A Notes and Class VIII-M Notes for such payment date and (b) the related Principal Remittance Amount for the Group VIII Loans for such payment date.

      Basis Risk Shortfall -- With respect to any class of LIBOR Notes, except the Class IX-A Notes, on each payment date where clause (iii) of the definition of "Note Interest Rate" is less than clauses (i) or (ii) of the definition of "Note Interest Rate," the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such payment date calculated pursuant to the lesser of clause (i) or (ii) of the definition of Note Interest Rate over (y) Accrued Note Interest thereon for such payment date calculated at the related Available Funds Rate. With respect to the Class IX-A Notes, on each payment date where clause
(y) of the definition of Note Interest Rate is less than clause (x) of the definition of Note Interest Rate, the excess, if any, of the aggregate Accrued
Note Interest thereon for such payment date calculated pursuant to clause (x) of the definition of Note Interest Rate over Accrued Note Interest thereon for such payment date calculated at the related Available Funds Rate.

      Basis Risk Shortfall Carry-Forward Amount -- With respect to each class of LIBOR Notes and any payment date, as determined separately for each such class of Notes, an amount equal to the aggregate amount of Basis Risk Shortfall for such Notes on such payment date, plus any unpaid Basis Risk Shortfall for such class of Notes from prior payment dates, plus interest thereon at the Note Interest Rate for such payment date for such class for the related Accrual Period, to the extent previously unreimbursed by the Net Monthly Excess Cashflow or payments received by the Indenture Trustee under the Cap Contracts or Corridor Contract, as applicable.

      Book-entry Notes -- Each class of Notes issued, maintained and transferred at the DTC, Clearstream, Luxembourg or the Euroclear System.

      Cap Contracts -- The interest rate Cap Contracts between the Indenture Trustee (or assigned to the Indenture Trustee) on behalf of the Trust and the Derivative Counterparty primarily for the benefit of the Class III-A, Class M-1, Class M-2 and Class M-3 Notes.

      Cap Rate -- With respect to each Cap Contract and each payment date, the fixed rate set forth in each Cap Contract used to determine payments to the Indenture Trustee. With respect to each Corridor Contract and each payment date, the fixed rate set forth in the Corridor Contract used to determine payments to the Indenture Trustee.

      Ceiling Rate -- With respect to each Cap Contract and each payment date, the fixed rate set forth in the Cap Contract used to determine payments to the Indenture Trustee. With respect to each Corridor Contract and each payment date, the fixed rate set forth in the Corridor Contract used to determine payments to the Indenture Trustee.

      Charge-Off Amount -- For any Charged-Off HELOC, the amount of the principal balance that has been written down.

      Charged-Off HELOC -- A HELOC with a balance that has been written down on the HELOC Servicer's servicing system in accordance with its policies and procedures and any HELOC that is more than 180 days past due.

      Class A Notes -- The Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class VIII-A and Class IX-A Notes.

      Class A Principal Allocation Fraction -- For any payment date and each class of Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes, a fraction, (x) the numerator of which is the Principal Remittance Amount with respect to the mortgage loans in the related Loan Group to be distributed on that payment date, and (y) the denominator of which is the Principal Remittance Amount for all of the mortgage loans in Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII to be distributed on that payment date.

      Class A Principal Distribution Amount -- For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the lesser of (A) the related aggregate Principal Distribution Amount for such payment date and
(B) the excess (if any) of (x) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 85.10% and (b) the amount, if any, by which
(i) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances.

      Class M Notes -- The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes.

      Class M-1 Principal Distribution Amount -- For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes (after taking into account the distribution of the Class A Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class M-1 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 93.70% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances.

      Class M-2 Principal Distribution Amount -- For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A and Class M-1 Notes (after taking into account the distribution of the Class A and Class M-1 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class M-2 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 96.40% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances.

      Class M-3 Principal Distribution Amount -- For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M-1 and Class M-2 Notes (after taking into account the distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class M-3 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 97.10% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances.

      Class M-4 Principal Distribution Amount -- For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M-1, Class M-2 and Class M-3 Notes (after taking into account the distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class M-4 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 97.50% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances.

      Class M-5 Principal Distribution Amount -- For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class M-5 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 97.90% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment

Period) exceeds (ii) 0.35% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances.

      Class M-6 Principal Distribution Amount -- For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class M-6 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 98.30% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances.

      Class M-7 Principal Distribution Amount -- For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class M-7 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 98.70% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances.

      Class M-8 Principal Distribution Amount -- For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class M-8 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 99.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances.

      Class B Principal Distribution Amount -- For any applicable payment date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A and Class M Notes (after taking into account the distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class B Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 99.30% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances.

      Class I-A Notes -- The Class I-A-1 Notes and Class I-A-2 Notes.

      Class II-A Notes -- The Class II-A-1 Notes and Class II-A-2 Notes.

      Class III-A Notes -- The Class III-A-1 Notes and Class III-A-2 Notes.

      Class IV-A Notes -- The Class IV-A-1 Notes and Class IV-A-2 Notes.

      Class V-A Notes -- The Class V-A-1 Notes and Class V-A-2 Notes.

      Class VII-A Notes -- The Class VII-A-1 Notes and Class VII-A-2 Notes.

      Class VIII-A Notes -- The Class VIII-A-1 Notes and Class VIII-A-2 Notes.

      Class VIII-A Principal Distribution Amount -- For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the lesser of (A) the related aggregate Principal Distribution Amount for such payment date and (B) the excess (if any) of (x) the aggregate Note Principal Balance of the Class VIII-A Notes immediately prior to such payment date over
(y) the lesser of (a) the aggregate Stated

Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 85.30% and (b) the amount, if any, by which
(i) the aggregate Stated Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group VIII Cut-off Date Balances.

      Class VIII-M Notes -- The Class VIII-M-1, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4, Class VIII-M-5 and Class VIII-M-6 Notes.

      Class VIII-M-1 Principal Distribution Amount -- For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class VIII-A Notes (after taking into account the distribution of the Class VIII-A Principal Distribution Amount on such payment date) and (ii) the Note Principal Balance of the Class VIII-M-1 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 95.30% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group VIII Cut-off Date Balance.

      Class VIII-M-2 Principal Distribution Amount -- For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class VIII-A Notes and Class VIII-M-1 Notes (after taking into account the distribution of the Class VIII-A and Class VIII-M-1 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class VIII-M-2 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 97.40% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group VIII Cut-off Date Balance.

      Class VIII-M-3 Principal Distribution Amount -- For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal

Balance of the Class VIII-A, Class VIII-M-1 and Class VIII-M-2 Notes (after taking into account the distribution of Class VIII-A, Class VIII-M-1 and Class VIII-M-2 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class VIII-M-3 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 97.80% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group VIII Cut-off Date Balance.

      Class VIII-M-4 Principal Distribution Amount -- For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class VIII-A, Class VIII-M-1, Class VIII-M-2 and Class VIII-M-3 Notes (after taking into account the distribution of the Class VIII-A, Class VIII-M-1, Class VIII-M-2 and Class VIII-M-3 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class VIII-M-4 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 98.90% and (b) the amount, if any, by which
(i) the aggregate Stated Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group VIII Cut-off Date Balance.

      Class VIII-M-5 Principal Distribution Amount -- For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class VIII-A, Class VIII-M-1, Class VIII-M-2, Class VIII-M-3 and Class VIII-M-4 Notes (after taking into account the distribution of the Class VIII-A, Class VIII-M-1, Class VIII-M-2, Class VIII-M-3 and Class VIII-M-4 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class VIII-M-5 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 99.10% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group VIII Cut-off Date Balance.

      Class VIII-M-6 Principal Distribution Amount -- For any applicable payment date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such payment date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class VIII-A, Class VIII-M-1, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4 and Class VIII-M-5 Notes (after taking into account the distribution of the Class VIII-A, Class VIII-M-1, Class VIII-M-2, Class VIII-M-3, Class VIII-M-4 and Class VIII-M-5 Principal Distribution Amounts on such payment date) and (ii) the Note Principal Balance of the Class VIII-M-6 Notes immediately prior to such payment date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 99.30% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group VIII Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the Group VIII Cut-off Date Balance.

      Closing Date -- March 23, 2005.

      Collection Account -- The account or accounts created and maintained by the HELOC Servicer pursuant to the HELOC Servicing Agreement, as applicable.

      Compensating Interest -- Any payments made by the RMBS Master Servicer or the RMBS Servicer, pursuant to the RMBS Master Servicing Agreement and RMBS Servicing Agreement, as applicable, to cover Prepayment Interest Shortfalls.

      Conforming Balance -- A mortgage loan has a Conforming Balance if it is secured by a single family property with a maximum original principal balance of $359,650 or less for all mortgage loans other than those originated in Alaska and Hawaii, for which the maximum balance is $539,475. For mortgage loans secured by two-, three- and four-family properties the maximum balance is $460,400, $556,500 or $691,600, respectively, or $690,600, $834,750 and
$1,037,400, respectively, if the property is located in Alaska or Hawaii.

      Corridor Contract -- The interest rate corridor contract between the Indenture Trustee (or assigned to the Indenture Trustee) on behalf of the Trust and the Derivative Counterparty primarily for the benefit of the Class I-A Notes.

      CPR -- A constant rate of prepayment on the mortgage loans or HELOCs.

      Credit Enhancement Percentage -- With respect to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes and any payment date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class M Notes and Class B Notes and the related Overcollateralized Amount and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period. With respect to the Class VIII-A Notes and any payment date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class VIII-M Notes and the related Overcollateralized Amount and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period.

      Credit Enhancer -- Financial Guaranty Insurance Company.

      Cut-Off Date -- With respect to the initial mortgage loans and initial HELOCs, March 1, 2005, and with respect to the subsequent mortgage loans or subsequent HELOCs, the applicable Subsequent Cut-off Date.

      Debt Service Reduction -- With respect to any mortgage loan, a reduction in the scheduled monthly payment for such mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

      Deficient Valuation -- With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

      Delinquency  Rate  --  For  any  month,  the  fraction,   expressed  as  a
percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent, or, in the case of any HELOC, 90 or more days delinquent, (including all foreclosures, mortgage loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans, or HELOCs, as applicable, as of the close of business on the last day of such month, or Due Period, as applicable.

      Depositor -- American Home Mortgage Securities, LLC.

      Derivative Contracts -- Any of the Cap Contracts or the Corridor Contract.

      Derivative Counterparty -- Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.

      Determination Date -- With respect to any payment date, the 15th day of the related month or, if such day is not a business day, the immediately preceding business day.

      Draw -- With respect to any HELOC, an additional borrowing by the related mortgagor subsequent to the Cut-off Date in accordance with the related mortgage note.

      Draw Period -- With respect to any HELOC, the period during which the related mortgagor is permitted to make Draws.

      Due Date -- With respect to each mortgage loan or HELOC, the date in each month on which its Monthly Payment is due, exclusive of any days of grace.

      Due Period -- With respect to any payment date, in the case of the mortgage loans, the period commencing on the second day of the month immediately preceding the month in which such payment date occurs and ending on the first day of the month in which such payment date occurs, and in the case of the Group IX HELOCs, the period commencing on the 11th of the month immediately preceding the month in which such payment date occurs and ending on the 10th day of the month in which such payment date occurs.

      Event of Default -- Any one of the following: (a) the failure by the Issuer to pay Accrued Note Interest on any Class of Notes, other than the Class N Notes, with respect to a payment date on such payment date; (b) a default by the Issuer in the observance of certain negative covenants in the Indenture;

(c) a default by the Issuer in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable;
(d) any representation or warranty made by the Issuer in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure by the Issuer on the final scheduled payment date to pay all Accrued Note Interest, all remaining Basis Risk Shortfall Carry-Forward Amounts and to reduce the Note Principal Balances of all of the Notes to zero.

      Excess Derivative Payment Amount -- For any payment date, the sum of (a) the excess of amounts payable from the Corridor Contract on that payment date over the amount of Basis Risk Shortfall Carry-Forward Amounts payable to the Class I-A Notes on that payment date and (b) the excess of amounts payable from the Cap Contracts on that payment date over the amount of Basis Risk Shortfall Carry-Forward Amounts payable to the related Class III-A, Class M-1, Class M-2 and Class M-3 Notes on that payment date.

      Excess Overcollateralization Amount -- For any payment date and Loan Group IX, the amount by which the related Overcollateralized Amount, assuming the full Investor Principal Distribution Amount was paid on the Class IX-A Notes for such payment date, exceeds the related Overcollateralization Target Amount; provided, however, that following the occurrence of a Rapid Amortization Event the Excess Overcollateralization Amount shall be zero.

      Floating Allocation Percentage -- For any payment date, the percentage equivalent of a fraction with a numerator of the Invested Amount at the end of the previous Due Period (in the case of the first payment date, the Invested Amount as of the Closing Date) and a denominator equal to the sum of (i) the Group IX Pool Balance and (ii) the Group IX Pre-Funded Amount, in each case at the end of the previous Due Period (in the case of the first payment date, the Group IX Cut-off Date Balance), provided such percentage shall not be greater than 100%.

      Funding Period -- With respect to the Group I Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group I Pre-Funding Account is reduced to less than $50,000, (ii) an RMBS Servicer default or (iii) April 30, 2005. With respect to the Group II Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group II Pre-Funding Account is reduced to less than $50,000, (ii) an RMBS Servicer default or (iii) April 30, 2005. With respect to the Group III Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group III Pre-Funding Account is reduced to less than $50,000, (ii) an RMBS Servicer default or (iii) April 30, 2005. With respect to the Group IV Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group IV Pre-Funding Account is reduced to less than $50,000, (ii) an RMBS Servicer default or (iii) April 30, 2005. With respect to the Group V Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group V Pre-Funding Account is reduced to less than $50,000, (ii) an RMBS Servicer default or (iii) April 30, 2005. With respect to the Group VI Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group VI Pre-Funding Account is reduced to less than $50,000, (ii) an RMBS Servicer default or (iii) April 30, 2005. With respect to the Group VII Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group VII Pre-Funding Account is reduced to less than $50,000, (ii) an RMBS Servicer default or (iii) April 30, 2005. With respect to the Group VIII Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group VIII Pre-

Funding Account is reduced to less than $50,000, (ii) an RMBS Servicer default or (iii) April 30, 2005. With respect to the Group IX HELOCs, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group IX Pre-Funding Account is reduced to less than $50,000,
(ii) a HELOC Servicer default or (iii) April 30, 2005.

      Group I Available Funds -- For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group I Loans. The Group I Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group I Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group I Loans made by the RMBS Servicer for such Payment Date and (3) any amounts reimbursed by the RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, (4) amounts transferred from the Group I Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group I Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group I Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to, the Indenture Trustee, RMBS Master Servicer, the RMBS Servicer, the Securities Administrator and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group I Loans.

      Group I Cut-off Date Balance -- The sum of (x) the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date and (y) the Group I Original Pre-Funded Amount.

      Group I Interest Coverage Account -- A trust account that the Indenture Trustee will establish for the benefit of the Class I-A, Class M and Class B Notes.

      Group I Original Pre-Funded Amount -- The amount deposited in the Group I Pre-Funding Account on the Closing Date by the Depositor, which will be approximately $103,659,226.

      Group I Pre-Funded Amount -- The amount on deposit in the Group I Pre-Funding Account on any date of determination.

      Group I Pre-Funding Account -- An account established by the Indenture Trustee for the benefit of the Class I-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group I Original Pre-Funded Amount.

      Group I Subsequent Transfer Instrument -- With respect to the Group I subsequent mortgage loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC., as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

      Group II Available Funds -- For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group II Loans. The Group II Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group II Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group II Loans made by the RMBS Servicer for such payment date and (3) any amounts reimbursed by the RMBS

Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable,
(4) amounts transferred from the Group II Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group II Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group II Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator, the Owner Trustee and other amounts as provided in the Agreements allocable to the Group II Loans.

      Group II Cut-off Date Balance -- The sum of (x) the aggregate Stated Principal Balance of the Group II Loans as of the Cut-off Date and (y) the Group II Original Pre-Funded Amount.

      Group II Interest Coverage Account -- An account established by the Indenture Trustee for the benefit of the Class II-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group II Original Pre-Funded Amount.

      Group II Original Pre-Funded Amount -- The amount deposited in the Group II Pre-Funding Account on the Closing Date by the Depositor, which will be approximately $67,851,671.

      Group II Pre-Funded Amount -- The amount on deposit in the Group II Pre-Funding Account on any date of determination.

      Group II Pre-Funding Account -- An account established by the Indenture Trustee for the benefit of the Class II-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group II Original Pre-Funded Amount.

      Group II Subsequent Transfer Instrument -- With respect to the Group II subsequent mortgage loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC., as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

      Group III Available Funds -- For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group III Loans. The Group III Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group III Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group III Loans made by the RMBS Servicer for such payment date and (3) any amounts reimbursed by the RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, (4) amounts transferred from the Group III Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group III Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group III Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator, the Owner Trustee and other amounts as provided in the Agreements allocable to the Group III Loans.

      Group III Cut-off Date Balance -- The sum of (x) the aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date and (y) the Group III Original Pre-Funded Amount.

      Group III Interest Coverage Account -- An account established by the Indenture Trustee for the benefit of the Class III-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group III Original Pre-Funded Amount.

      Group III Original Pre-Funded Amount -- The amount deposited in the Group III Pre-Funding Account on the Closing Date by the Depositor, which will be approximately $69,923,738.

      Group III Pre-Funded Amount -- The amount on deposit in the Group III Pre-Funding Account on any date of determination.

      Group III Pre-Funding Account -- An account established by the Indenture Trustee for the benefit of the Class III-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group III Original Pre-Funded Amount.

      Group III Subsequent Transfer Instrument -- With respect to the Group III subsequent mortgage loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC, as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

      Group IV Available Funds -- For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group IV Loans. The Group IV Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group IV Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group IV Loans made by the RMBS Servicer for such payment date and (3) any amounts reimbursed by the RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, (4) amounts transferred from the Group IV Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group IV Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group IV Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group IV Loans.

      Group IV Cut-off Date Balance -- The sum of (x) the aggregate Stated Principal Balance of the Group IV Loans as of the Cut-off Date and (y) the Group IV Original Pre-Funded Amount.

      Group IV Interest Coverage Account -- An account established by the Indenture Trustee for the benefit of the Class IV-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group IV Original Pre-Funded Amount.

      Group IV Original Pre-Funded Amount -- The amount deposited in the Group IV Pre-Funding Account on the Closing Date by the Depositor, which will be approximately $20,887,690.

      Group IV Pre-Funded Amount -- The amount on deposit in the Group IV Pre-Funding Account on any date of determination.

      Group IV Pre-Funding Account -- An account established by the Indenture Trustee for the benefit of the Class IV-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group IV Original Pre-Funded Amount.

      Group IV Subsequent Transfer Instrument -- With respect to the Group IV subsequent mortgage loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC., as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

      Group V Available Funds -- For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group V Loans. The Group V Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group V Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group V Loans made by the RMBS Servicer for such payment date and (3) any amounts reimbursed by the RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, (4) amounts transferred from the Group V Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group V Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group V Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group V Loans.

      Group V Cut-off Date Balance -- The sum of (x) the aggregate Stated Principal Balance of the Group V Loans as of the Cut-off Date and (y) the Group V Original Pre-Funded Amount.

      Group V Interest Coverage Account -- An account established by the Indenture Trustee for the benefit of the Class V-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group V Original Pre-Funded Amount.

      Group V Original Pre-Funded Amount -- The amount deposited in the Group V Pre-Funding Account on the Closing Date by the Depositor, which will be approximately $24,933,830.

      Group V Pre-Funded Amount -- The amount on deposit in the Group V Pre-Funding Account on any date of determination.

      Group V Pre-Funding Account -- An account established by the Indenture Trustee for the benefit of the Class V-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group V Original Pre-Funded Amount.

      Group V Subsequent Transfer Instrument -- With respect to the Group V subsequent mortgage loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC., as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

      Group VI Available Funds -- For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group VI Loans. The Group VI Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group VI Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group VI Loans made by the RMBS Servicer for such payment date and (3) any amounts reimbursed by the RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, (4) amounts transferred from the Group VI Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group VI Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group VI Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group VI Loans.

      Group VI Cut-off Date Balance -- The sum of (x) the aggregate Stated Principal Balance of the Group VI Loans as of the Cut-off Date and (y) the Group VI Original Pre-Funded Amount.

      Group VI Interest Coverage Account -- An account established by the Indenture Trustee for the benefit of the Class VI-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group VI Original Pre-Funded Amount.

      Group VI Original Pre-Funded Amount -- The amount deposited in the Group VI Pre-Funding Account on the Closing Date by the Depositor, which will be approximately $259,995,510.

      Group VI Pre-Funded Amount -- The amount on deposit in the Group VI Pre-Funding Account on any date of determination.

      Group VI Pre-Funding Account -- An account established by the Indenture Trustee for the benefit of the Class VI-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group VI Original Pre-Funded Amount.

      Group VI Subsequent Transfer Instrument -- With respect to the Group VI subsequent mortgage loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC., as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

      Group VII Available Funds -- For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group VII Loans. The Group VII Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group VII Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group VII Loans made by the RMBS Servicer for such payment date and (3) any amounts reimbursed by the RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, (4) amounts transferred from the Group VII Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group VII Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group VII Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to the Indenture

Trustee,   the  RMBS  Master  Servicer,   the  RMBS  Servicer,   the  Securities
Administrator and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group VII Loans.

      Group VII Cut-off Date Balance -- The sum of (x) the aggregate Stated Principal Balance of the Group VII Loans as of the Cut-off Date and (y) the Group VII Original Pre-Funded Amount.

      Group VII Interest Coverage Account -- An account established by the Indenture Trustee for the benefit of the Class VII-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group VII Original Pre-Funded Amount.

      Group VII Original Pre-Funded Amount -- The amount deposited in the Group VII Pre-Funding Account on the Closing Date by the Depositor, which will be approximately $143,164,536.

      Group VII Pre-Funded Amount -- The amount on deposit in the Group VII Pre-Funding Account on any date of determination.

      Group VII Pre-Funding Account -- An account established by the Indenture Trustee for the benefit of the Class VII-A, Class M and Class B Notes and funded on the Closing Date by the Depositor with the Group VII Original Pre-Funded Amount.

      Group VII Subsequent Transfer Instrument -- With respect to the Group VII subsequent mortgage loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC., as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

      Group VIII Available Funds -- For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group VIII Loans. The Group VIII Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group VIII Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group VIII Loans made by the RMBS Servicer for such payment date and (3) any amounts reimbursed by the RMBS Servicer, the Indenture Trustee or the Securities Administrator in connection with losses on certain eligible investments in the Protected Accounts, Securities Administrator Collection Account or Payment Account, as applicable, (4) amounts transferred from the Group VIII Interest
Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group VIII Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group VIII Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group VIII Loans.

      Group VIII Cut-off Date Balance -- The sum of (x) the aggregate Stated Principal Balance of the Group VIII Loans as of the Cut-off Date and (y) the Group VIII Original Pre-Funded Amount.

      Group VIII Interest Coverage Account -- A trust account that the Indenture Trustee will establish for the benefit of the Class VIII-A Notes and Class VIII-M Notes.

      Group VIII Original Pre-Funded Amount -- The amount deposited in the Group VIII Pre-Funding Account on the Closing Date by the Depositor, which will be approximately $82,043,332.

      Group VIII Pre-Funded Amount -- The amount on deposit in the Group VIII Pre-Funding Account on any date of determination.

      Group VIII Pre-Funding Account -- An account established by the Indenture Trustee for the benefit of the Class VIII-A Notes and Class VIII-M Notes and funded on the Closing Date by the Depositor with the Group VIII Original Pre-Funded Amount.

      Group VIII Subsequent Transfer Instrument -- With respect to the Group VIII subsequent mortgage loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC., as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

      Group IX Cut-off Date Balance -- The sum of (x) the aggregate Stated Principal Balance of the Group IX HELOCs as of the Cut-off Date and (y) the Group IX Original Pre-Funded Amount.

      Group IX Delinquent HELOC Amount -- With respect to any payment date, the aggregate Stated Principal Balance of any Group IX Loans which are 180 days or more delinquent, REO, in bankruptcy or in foreclosure.

      Group IX Excess Spread Percentage -- With respect to any payment date, the percentage equivalent of a fraction, (A) the numerator of which is the product of (i) the excess of (x) the Investor Interest Collections on the Group IX Loans for that payment date over (y) the sum of the Accrued Note Interest on the Group IX Loans, the premium due to the Credit Enhancer under the Policy, any Investor Charge-Off Amounts, any reimbursement amounts and other amounts payable to the Credit Enhancer pursuant to the Insurance Agreement, and the related servicing fee for such payment date and (ii) twelve (12), and (B) the denominator of which is the aggregate Stated Principal Balance of the Group IX Loans as of the beginning of the related Due Period,

      Group IX Interest Coverage Account -- A trust account that the Indenture Trustee will establish for the benefit of the Class IX -A Noteholders.

      Group IX Original Pre-Funded Amount -- The amount deposited in the Group IX Pre-Funding Account on the Closing Date by the Depositor, which will be approximately $5,741,509.

      Group IX Pool Balance-- For any payment date, an amount equal to the aggregate of the Principal Balances of the HELOCs at the end of the related Due Period.

      Group IX Pre-Funded Amount -- The amount on deposit in the Group IX Pre-Funding Account on any date of determination.

      Group IX Pre-Funding Account -- An account established by the Indenture Trustee for the benefit of the Class IX-A Noteholders and funded on the Closing Date by the Depositor with the Group IX Original Pre-Funded Amount.

      Group IX Subsequent Transfer Instrument -- With respect to the Group IX subsequent HELOCs, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC., as depositor, and Deutsche Bank National Trust Company, as indenture trustee.

      Guaranteed Interest Payment -- As defined in "Description of the Notes - The Policy" in this prospectus supplement.

      Guaranteed Principal Payment Amount -- As defined in "Description of the Notes - The Policy" in this prospectus supplement.

      HELOC Back-Up Servicer - GMAC Mortgage Corporation or its successor in interest.

      HELOC Back-Up Servicing Agreement -- The HELOC Back-Up Servicing Agreement dated as of March 23, 2005, among the HELOC Back-Up Servicer, Indenture Trustee and Issuer.

      HELOC Back-Up Servicing Fee -- With respect to each HELOC and any payment date, the fee payable monthly to the HELOC Back-Up Servicer pursuant to the HELOC Back-Up Servicing Agreement in respect of back-up servicing compensation that accrues at an annual rate equal to the HELOC Back-Up Servicing Fee Rate multiplied by the Stated Principal Balance of such HELOC as of the first day of the related Due Period.

      HELOC Back-Up Servicing Fee Rate -- With respect to each HELOC, 0.02% per annum.

      HELOC Servicer - American Home Mortgage Servicing, Inc., or its successor in interest.

      HELOC Servicing Agreement -- The Servicing Agreement, dated as of March 23, 2005, among the HELOC Servicer, HELOC Back-Up Servicer, Seller, Indenture Trustee and Issuer.

      HELOC Servicing Fee - With respect to each HELOC and any payment date, the fee payable monthly to the HELOC Servicer in respect of servicing compensation that accrues at an annual rate equal to the HELOC Servicing Fee Rate multiplied by the Stated Principal Balance of such HELOC as of the first day of the related Due Period.

      HELOC Servicing Fee Rate - With respect to each HELOC, 0.50% per annum.

      HELOC Servicer Termination Event -- A removal of the HELOC Servicer by the Credit Enhancer for "cause." Cause shall mean any material breach of any obligation, covenant, or trigger under the transaction documents subject to cure provisions relating to such breach as agreed to by the parties. In particular, HELOC Servicer Termination Events shall include:

      (a) The occurrence of a draw on the Policy which remains unreimbursed for a period of 90 days.;

      (b) Cumulative losses, as a percentage of the HELOC pool balance as of the Closing Date, exceed the following:

                  Months                  Percentage
                  0   - 12                   1.00%
                  13 - 24                    2.00%
                  25 - 36                    3.00%
                  37 - 48                    4.00%
                  49+                        5.00%

      (c) AHMC fails to have a tangible net worth of at least $530 million as described in the Agreements.

      Indenture -- The Indenture dated as of March 23, 2005, between the Issuer, the Securities Administrator and the Indenture Trustee.

      Indenture Trustee -- Deutsche Bank National Trust Company, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

      Insurance Agreement -- The Insurance Agreement dated as of March 23, 2005 among the Indenture Trustee, the Seller, the Issuer, American Home Mortgage Investment Corp., the HELOC Servicer, the Depositor, the Owner Trustee and the Insurer, including any amendments and supplements thereto in accordance with the terms thereof.

      Insured Amount -- For the Class IX-A Notes as of any payment date, the sum of (a)(i) the Guaranteed Principal Payment Amount for the Class IX-A Notes for that payment date and (ii) the Guaranteed Interest Payment for the Class IX-A Notes for that payment date and (b) any Preference Amount that occurs before the related determination date.

      Interest Collections -- For each payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group IX Loans, and consist of scheduled interest collected during the related Due Period on the HELOCs and allocated to interest in accordance with the terms of the related Credit Line Agreements, plus delinquent interest advanced by the HELOC Servicer for such Due Period, together with the interest portion of any Repurchase Price and substitution adjustment amount paid during the related Due Period, any Net Recoveries on HELOCs that were previously Charged-Off HELOCs and interest earned on amounts on deposit in the Group IX Pre-Funding Account, net of fees and reimbursements to the Owner Trustee, Indenture Trustee, Securities Administrator, HELOC Servicer and HELOC Back-Up Servicer.

      Interest  Determination Date -- With respect each class of LIBOR Notes and
(i) the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related payment date on which such Accrual Period commences.

      Invested Amount -- For any payment date, the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts (before taking into account any Overcollateralization Reduction Amount) up to and including the related payment date and (ii) the aggregate of Investor Charge-Off Amounts up to and including such payment date. The Invested Amount on the Closing Date is $170,000,000 (the Group IX Cut-Off Date Balance).

      Investor   Charge-Off  Amount  --  For  any  payment  date,  the  Floating
Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

      Investor Interest Collections -- For any payment date, the Floating Allocation Percentage of Interest Collections for the related Due Period.

      Investor Principal Distribution Amount-- On every payment date from the first payment date through and including the payment date in March 2010, unless a Rapid Amortization Event has occurred is equal to the excess, if any, of all Principal Collections received during the related Due Period over the amount of all additional balances drawn under the mortgage loans during the related Due Period; and on every payment date after the payment date in March 2010 or if a Rapid Amortization Event has previously occurred, is equal to all Principal Collections received during the related Due Period. During the Managed Amortization Period, such amount will be reduced by the Overcollateralization Reduction Amount.

      Issuer -- American Home Mortgage Investment Trust 2005-1, a Delaware statutory trust, or its successor in interest.

      Insurance Proceeds -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

      LIBOR Business Day -- A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

      LIBOR Note -- Any Class I-A, Class II-A, Class III-A, Class IX-A, Class M, Class B or Class VIII-M Note, or any Class IV-A, Class V-A, Class VI-A or Class VII-A Note after the related Note Rate Change Date.

      Liquidated HELOC-- Any defaulted HELOC as to which the HELOC Servicer has determined that all amounts which it expects to recover from or on account of such HELOC have been recovered.

      Liquidated Mortgage Loan -- Any defaulted mortgage loan as to which the RMBS Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

      Liquidation Proceeds -- Amounts received by the RMBS Servicer or HELOC Servicer in connection with the liquidation of a defaulted mortgage loan or HELOC whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

      Loan Group -- Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI, Loan Group VII, Loan Group VIII or Loan Group IX as applicable.

      Managed Amortization Period -- Begins on the Cut-off Date and ends on the earlier of the Payment Date in March 2010 or the occurrence of a Rapid Amortization Event.

      Maximum Note Interest Rate -- With respect to any payment date and each class of the Class I-A, Class II-A, Class III-A, Class M and Class B Notes, and with respect to the Class IV-A, Class V-A, Class VI-A and Class VII-A Notes and any payment date after the related Note Rate Change Date, 11.00% per annum. With respect to any payment date and each class of the Class VIII-M Notes, 10.00% per annum.

      Minimum Monthly Payment -- The minimum amount required to be paid by the mortgagor pursuant to the terms of a Group I mortgage note.

      Monthly Advance -- The aggregate of all payments of principal and interest, net of the RMBS Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

      Monthly Payments -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

      Moody's -- Moody's Investors Service, Inc.

      Net Recoveries -- With respect to a HELOC, the aggregate of all amounts received upon liquidation of the HELOC, including, without limitation, insurance proceeds, reduced by related expenses.

      Net Liquidation Proceeds -- With respect to any Liquidated Mortgage Loan, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed Servicing Advances by the HELOC Servicer or RMBS Servicer, as applicable, Monthly Advances and Liquidation Expenses.

      Net Monthly Excess Cashflow -- With respect to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII, as determined in the aggregate for any payment date, the sum of (1) the excess of (x) the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Available Funds for such payment date over (y) the sum for such payment date of (A) the aggregate amount of Accrued Note Interest for the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes and (B) the Principal Remittance Amount used to make payments in respect of principal to these Notes, and (2) amounts payable from the Net Monthly Excess Cashflow for the Group VIII Loans as described in clause 10 of "Description of the Notes - Overcollateralization Provisions for Loan Group VIII" in this prospectus supplement. With respect to Loan Group VIII, for any payment date and, the sum of (1) the excess of (x) the related Available Funds for such payment date over (y) the sum for such payment date of (A) the aggregate amount of Accrued Note Interest for the Class VIII-A Notes and Class VIII-M Notes and (B) the Principal Remittance Amount used to make payments in respect of principal to these Notes and (2) amounts payable from the Net Monthly Excess Cashflow for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as described in clause 14 of "Description of the Notes - Overcollateralization Provisions for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII" in this prospectus supplement.

      Net Mortgage Rate -- For any mortgage loan or HELOC, the then applicable mortgage rate thereon less the RMBS Servicing Fee, the HELOC Back-Up Servicing Fee Rate or the HELOC Servicing Fee Rate, as applicable, and, in the case of a Group IX Loan, less the premium due to the Credit Enhancer under the Policy, in each case expressed as a per annum rate.

      Negative Amortization Amount -- With respect to any Payment Date, the aggregate amount of negative amortization with respect to the Group I Loans for the related Due Period.

      Net WAC Shortfall -- With respect to the Class IV-A, Class V-A, Class VI-A and Class VII-A Notes, on or prior to the related Note Rate Change Date, and with respect to any class of Class VIII-A Notes on any payment date, as determined separately for each such class of notes, the excess, if any, of (x) the related Accrued Note Interest thereon for such payment date calculated pursuant to clause (i)(a) of the related definition of Note Interest Rate over
(y) Accrued  Note  Interest
thereon for such payment date calculated at the related Available Funds Rate.

      Net WAC Shortfall Carry-Forward Amount -- With respect to the Class IV-A, Class V-A, Class VI-A and Class VII-A Notes, on or prior to the related Note Rate Change Date, and with respect to any class of Class VIII-A Notes on any payment date, as determined separately for each such class of Notes, an amount equal to the aggregate amount of Net WAC Shortfall for such Notes on such payment date, plus any unpaid Net WAC Shortfall for such class of Notes from prior payment dates, plus interest thereon at the related Note Interest Rate for such payment date for such class for the related Accrual Period, to the extent previously unreimbursed by Net Monthly Excess Cashflow.

      Note -- Any Class A, Class M, Class B, Class VIII-M or Class N Note.

      Note Interest Rate -- With respect to each payment date and the Class I-A, Class II-A, Class III-A, Class M, Class B or Class VIII-M Note, a floating rate equal to the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the related Maximum Note Interest Rate and (iii) the related Available Funds Rate with respect to such payment date. With respect to each payment date and the Class IV-A-1, Class IV-A-2, Class V-A-1, Class V-A-2, Class VI-A, Class VII-A-1 and Class VII-A-2 Notes, (i) prior to the related Note Rate Change Date, the lesser of (a) 4.992%, 4.992%, 5.001%, 5.001%, 5.294%, 5.292% and 5.292% per
annum, respectively and (b) the related Available Funds Rate and (ii) on or after the related Note Rate Change Date, the least of (a) Six-Month LIBOR plus the related Note Margin, (b) the related Maximum Note Interest Rate and (c) the related Available Funds Rate. With respect to each payment date prior to the Step-Up Date and the Class VIII-A-1 Notes and Class VIII-A-2 Notes, the lesser of (i) 5.500% and 5.500% per annum, respectively, and (ii) the related Available Funds Rate. With respect to each payment date on or after the Step-Up Date and the Class VIII-A-1 Notes and Class VIII-A-2 Notes, the lesser of (i) 6.000% and 6.000% per annum, respectively, and (ii) the related Available Funds Rate. With respect to each payment date and the Class IX-A Notes, a rate equal to the lesser of (x) One-Month LIBOR plus the related Note Margin and (y) the related Available Funds Rate.

      Note Margin -- With respect to the Class I-A-1 Notes, on any payment date prior to the Step-Up Date, 0.220% per annum, and on any payment date on and after the Step-Up Date, 0.440% per annum. With respect to the Class I-A-2 Notes, on any payment date prior to the Step-Up Date, 0.280% per annum, and on any payment date on and after the Step-Up Date, 0.560% per annum. With respect to the Class I-A-3 Notes, on any payment date prior to the Step-Up Date, 0.310% per annum, and on any payment date on and after the Step-Up Date, 0.620% per annum. With respect to the Class II-A-1 Notes, on any payment date prior to the Step-Up Date, 0.210% per annum, and on any payment date on and after the Step-Up Date, 0.420% per annum. With respect to the Class II-A-2 Notes, on any payment date prior to the Step-Up Date, 0.280% per annum, and on any payment date on and after the Step-Up Date, 0.560% per annum. With respect to the Class III-A-1 Notes, on any payment date prior to the Step-Up Date, 0.220% per annum, and on any payment date on and after the Step-Up Date, 0.440% per annum. With respect to the Class III-A-2 Notes, on any payment date prior to the Step-Up Date, 0.290% per annum, and on any payment date on and after the Step-Up Date, 0.580% per annum .With respect to the Class M-1 Notes, on any payment date prior to the Step-Up Date, 0.570% per annum, and on any payment date on and after the Step-Up Date, 0.855% per annum. With respect to the Class M-2 Notes, on any payment date prior to the Step-Up Date, 0.600% per annum, and on any payment date on and after the

Step-Up Date, 0.900% per annum. With respect to the Class M-3 Notes, on any payment date prior to the Step-Up Date, 0.700% per annum, and on any payment date on and after the Step-Up Date, 1.050% per annum. With respect to the Class M-4 Notes, on any payment date prior to the Step-Up Date, 0.850% per annum, and on any payment date on and after the Step-Up Date, 1.275% per annum. With respect to the Class M-5 Notes, on any payment date prior to the Step-Up Date, 1.000% per annum, and on any payment date on and after the Step-Up Date, 1.500% per annum. With respect to the Class M-6 Notes, on any payment date prior to the Step-Up Date, 2.000% per annum, and on any payment date on and after the Step-Up Date, 3.000% per annum. With respect to the Class M-7 Notes, on any payment date prior to the Step-Up Date, 2.000% per annum, and on any payment date on and after the Step-Up Date, 3.000% per annum. With respect to the Class M-8 Notes, on any payment date prior to the Step-Up Date, 2.100% per annum, and on any payment date on and after the Step-Up Date, 3.150% per annum. With respect to the Class B Notes, on any payment date prior to the Step-Up Date, 3.000% per annum, and on any payment date on and after the Step-Up Date, 4.500% per annum. With respect to the Class VIII-M-1 Notes, on any payment date prior to the Step-Up Date, 0.600% per annum, and on any payment date on and after the Step-Up Date, 0.900% per annum. With respect to the Class VIII-M-2 Notes, on any payment date prior to the Step-Up Date, 0.850% per annum, and on any payment date on and after the Step-Up Date, 1.275% per annum. With respect to the Class VIII-M-3 Notes, on any payment date prior to the Step-Up Date, 1.000% per annum, and on any payment date on and after the Step-Up Date, 1.500% per annum. With respect to the Class VIII-M-4 Notes, on any payment date prior to the Step-Up Date, 2.000% per annum, and on any payment date on and after the Step-Up Date, 3.000% per annum. With respect to the Class VIII-M-5 Notes, on any payment date prior to the Step-Up Date, 2.000% per annum, and on any payment date on and after the Step-Up Date, 3.000% per annum. With respect to the Class VIII-M-6 Notes, on any payment date prior to the Step-Up Date, 2.100% per annum, and on any payment date on and after the Step-Up Date, 3.150% per annum. With respect to the Class IX-A Notes, on any payment date prior to the Step-Up Date, 0.160% per annum, and on any payment date on and after the Step-Up Date, 0.320% per annum. With respect to each of the Class IV-A , Class V-A, Class VI-A and Class VII-A Notes after the applicable Note Rate Change Date, 2.000% per annum.

      Note Owner -- Any person who is the beneficial owner of a Book-entry Note.

      Note Principal Balance -- With respect to any Note as of any date of determination, the initial Note Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Note and (a) plus, in the case of the Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and Class VIII-M Notes, any Subsequent Recoveries allocated thereto and (b) minus, in the case of the Class I-A-2, Class I-A-3, Class II-A-2, Class III-A-2, Class IV-A-2, Class V-A-2, Class VII-A-2, Class VIII-A-1, Class VIII-A-2, Class M, Class B and Class VIII-M Notes, the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior payment dates as described in this prospectus supplement.

      Note Rate Change Date -- With respect to the Class IV-A , Class V-A, Class VI-A and Class VII-A Notes, the payment date in March 2008, March 2008, March 2010 and March 2010, respectively.

      Noteholder -- A holder of a Note.

      Original Pre-Funded Amount -- The Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII, Group VIII or Group IX Original Pre-Funded Amount, as applicable.

      Outstanding Principal Balance -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

      Overcollateralization Increase Amount -- With respect to the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans, with respect to any payment date, the lesser of (i) the related Net Monthly Excess Cashflow for such payment date and (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such payment date (after taking into account payments to the related Notes of the related Basic Principal Distribution Amount on such payment date). With respect to the Group VIII Loans, with respect to any payment date on or prior to the earlier of (x) the first possible optional termination date with respect to the Group VIII Loans and (y) the payment date in March 2015, the lesser of (i) the related Net Monthly Excess Cashflow for such payment date and
(ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such payment date (after taking into account payments to the related Notes of the related Basic Principal Distribution Amount on such payment date), and thereafter, the related Net Monthly Excess Cashflow for such payment date.

      Overcollateralization Reduction Amount -- With respect to Loan Group IX and any payment date, the lesser of (x) the related Excess Overcollateralization Amount for such payment date and (y) the Investor Principal Distribution Amount for such payment date (before taking into account the related Overcollateralization Reduction Amount).

      Overcollateralization Target Amount -- With respect to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII, 0.35% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances plus the amount of any Additional Net Negative Amortization Amount. With respect to Loan Group VIII, 0.35% of the Group VIII Cut-off Date Balance. However after the earlier of (a) first possible optional termination date with respect to the Group VIII Loans and (b) the payment date in March 2015, the Overcollateralization Target Amount with respect to Loan Group VIII will no longer be applicable. With respect to Loan Group IX, (1) prior to the related Stepdown Date, an amount equal to the sum of (a) the Group IX Delinquent HELOC Amount and (b) 4.50% of the Group IX Cut-off Date Balance and (2) on or after the related Stepdown Date, an amount equal to the sum of (a) the Group IX Delinquent HELOC Amount and (b) the greatest of (x) 9.00% of the Invested Amount, (y) 0.90% of the Group IX Cut-off Date Balance, and (z) the aggregate Stated Principal Balance of the three Group IX Loans with the greatest Stated Principal Balance; provided, however, that if a related Trigger Event is in effect for the Group IX Loans, then the Overcollateralization Target Amount for the Group IX Loans will be the same as on the prior payment date.

      Overcollateralized Amount -- For any payment date and Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) and the related Pre-Funded Amount, exceeds
(ii) the aggregate Note Principal Balance of the related Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes as of such payment date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on these Notes on such payment date). For any payment date and Loan Group VIII, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) and the related Pre-Funded Amount, exceeds (ii) the aggregate Note Principal Balance of the Class VIII-A Notes and Class VIII-M Notes as of such payment date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on these Notes on such payment date). For any payment date and Loan Group IX, the amount, if any, by which (i) the Invested Amount exceeds (ii) the Note Principal Balance of the Class IX-A Notes as of such payment date (after giving effect to all other distributions of principal on these Notes on such payment date). The initial amount of overcollateralization in the Group IX Loans is approximately 0.60% of the Group IX Cut-off Date Balance.

      Owner Trustee -- Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

      Payment Account -- The account established by the Indenture Trustee pursuant to Section 3.01 of the Indenture.

      Payment Cap -- 7.50% of the Minimum Monthly Payment.


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

      Payment Date -- In each month, the 25th day of the month or, if that day is not a business day, the next business day.

      Policy -- The note guaranty insurance policy (No. 05030007) with respect to the Class IX-A Notes and all endorsements thereto, if any, dated the Closing Date, issued by the Credit Enhancer for the benefit of the holders of the Class IX-A Notes.

      Pre-Funded Amount -- The amount on deposit in a Pre-Funding Account on any date of determination.

      Pre-Funding Accounts -- The accounts established by the Indenture Trustee for the benefit of the Noteholders and funded on the Closing Date by the Depositor with the Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII, Group VIII and Group IX Original Pre-Funded Amounts.

      Prepayment Assumption -- With respect to the Group VIII Loans, a 100% Prepayment Assumption assumes an 8.00% CPR for the first month in the life of the loan, an additional approximate 1.4545% CPR for each month for the next eleven months, and a 24.00% CPR for the twelfth month and each month thereafter. With respect to the Group IX Loans, a 100% Prepayment Assumption assumes 50.00% CPR.

      Prepayment Period -- With respect to any payment date is the calendar month immediately preceding the month in which such payment date occurs.

      Principal Collections -- For each payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the Group IX Loans, and consist of amounts collected during the related Due Period on the HELOCs and allocated to principal in accordance with the terms of the related credit line agreement together with the principal portion of any purchase price or any substitution adjustment amounts paid during the preceding Due Period and any Group IX Pre-Funded Amount to the distributed to the Class IX-A Noteholders pursuant to the Indenture, net of fees and reimbursements to the Owner Trustee, Indenture Trustee, Securities Administrator, HELOC Servicer and HELOC Back-Up Servicer.

      Principal Distribution Amount -- For any payment date, as determined separately for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans collectively and for the Group VIII Loans, the sum of (a) the related Basic Principal Distribution Amount, and (b) the related Overcollateralization Increase Amount.

      Principal Prepayment -- Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

      Principal Remittance Amount -- For any payment date and any Loan Group or the mortgage loans in the aggregate, as applicable, the sum of

      (i) the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

      (ii) the principal portion of all proceeds of the repurchase of a mortgage loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month;

      (iii) any amount remaining on deposit in the related Pre-Funding Account at the end of the Funding Period; and

      (iv) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans by the Seller or holder of the Trust Certificates, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

      In addition, with respect to the Group I Loans, the Principal Remittance Amount shall be reduced (to not less than zero) by the Negative Amortization Amount on the Group I Loans.

      Protected Account -- An account established and maintained for the benefit of Noteholders by the RMBS Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the RMBS Servicing Agreement.

      RMBS Master Servicer -- Wells Fargo Bank, National Association, or its successor in interest.

      RMBS Master Servicing Agreement: -- The Master Servicing Agreement dated as of March 23, 2005, among the RMBS Master Servicer, Securities Administrator, Indenture Trustee and Issuer.

      RMBS Servicing Fee -- With respect to each mortgage loan and any payment date, the fee payable monthly to the RMBS Servicer in respect of servicing compensation that accrues at an annual rate equal to the RMBS Servicing Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period.

      RMBS Servicing Fee Rate -- With respect to any mortgage loan with an original principal balance of less than or equal to $359,650, 0.375% per annum and with respect to each other mortgage loan 0.250% per annum.

      RMBS Servicer - American Home Mortgage Servicing, Inc., or its successor in interest.

      RMBS Servicing Agreement -- The Servicing Agreement dated as of March 23, 2005, among the Seller, RMBS Servicer, RMBS Master Servicer, Issuer and Indenture Trustee.

      RMBS Servicing Trigger Event -- An RMBS Servicing Trigger Event is in effect with respect to any payment date if either

      (a) the Rolling Three Month Delinquency Rate for the mortgage loans is greater than 6%; or

      (b) the cumulative amount of Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII and Group VIII Cut-off Date Balance:

      0.15% with respect to each month up to April 2006

      0.15% with respect to May 2006, plus an additional 1/12th of 0.50% for each month thereafter until April 2007

      0.65% with respect to May 2007, plus an additional 1/12th of 0.95% for each month thereafter until April 2008

      1.60% with respect to May 2008, plus an additional 1/12th of 0.80% for each month thereafter until April 2009

      2.40% with respect to May 2009, plus an additional 1/12th of 0.75% for each month thereafter until April 2010

      3.15% with respect to May 2010, plus an additional 1/12th of 0.55% for each month thereafter until April 2011

      3.70% with respect to May 2011 and each month thereafter

provided, however, that if the RMBS Servicer is rated "SQ2" or better by Moody's on any date, the RMBS Servicer Trigger Event will no longer be in effect with respect to any payment date thereafter.

      Rapid Amortization Event -- Any of the events described in "Description of the Notes - Rapid Amortization Events" in this prospectus supplement.

      Rapid Amortization Period -- Begins on the earlier of Payment Date in April 2010 or the occurrence of a Rapid Amortization Event.

      Rating Agencies -- Standard and Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

      Realized Loss -- With respect to a mortgage loan is (1) a Deficient Valuation, or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

      Record Date -- For each class of Notes, other than the Class IV-A, Class V-A, Class VI-A, Class VII-A and Class VIII-A Notes, and each payment date, will be the close of business on the business day immediately preceding such payment date; provided, however, if any such Note is no longer a Book-Entry Note, the "Record Date" for such class of Notes shall be the close of business on the last business day of the calendar month preceding such payment date. For each class of the Class IV-A, Class V-A, Class VI-A, Class VII-A and Class VIII-A Notes and each payment date, the close of business on the last business day of the calendar month preceding such payment date.

      REO Property -- A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

      Reference Banks -- Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Depositor, the Seller, the RMSB Master Servicer, the RMBS Servicer, the HELOC Back-Up Servicer or HELOC Servicer.

      Relief Act Shortfall -- For any payment date and any mortgage loan, any shortfalls relating to the Relief Act or similar legislation or regulations.

      Repurchase Price -- With respect to any mortgage loan required to be repurchased, an amount equal to the sum of the following: (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date for which interest was last paid by the Mortgagor to the first day of the month following the month of purchase, (iii) the amount of unreimbursed Monthly Advances or unreimbursed servicing advances made with respect to such Mortgage Loan, (iv) any other amounts owed to the RMBS Servicer, RMBS Master Servicer, HELOC Servicer or HELOC Back-Up Servicer pursuant to the related Servicing Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the trust in connection with any violation of such loan of any predatory lending law.

      Repurchase Proceeds -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Seller and any cash deposit in connection with the substitution of a mortgage loan. See "Description of the Securities -- Assignment of Trust Fund Assets" in the prospectus.

      Reserve Interest Rate -- With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month, six-month or one-year United States dollar lending rates, as applicable, which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month, six-month or one-year United States dollar lending rate, as applicable, which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

      Rolling Three Month Delinquency Rate -- With respect to any payment date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second payment dates, respectively) immediately preceding months.

      S&P -- Standard and Poor's, a division of The McGraw-Hill Companies, Inc.

      Securities Administrator -- Wells Fargo Bank, National Association, or its successor in interest.

      Securities Administrator Collection Account -- The account established by the Securities Administrator pursuant to Section 3.01 of the Indenture and
Section 3.06 of the RMBS Master Servicing Agreement.

      Seller -- American Home Mortgage Acceptance, Inc., an affiliate of the RMBS servicer, the HELOC servicer and the Depositor.

      Servicing Agreement -- Any of the RMBS Servicing Agreement, the HELOC Back-Up Servicing Agreement or the HELOC Servicing Agreement, as applicable.

      Stated Principal Balance -- With respect to any mortgage loan, other than a HELOC, and any payment date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero. With respect to any HELOC, the principal balance of the HELOC as of the Cut-off Date, plus any Additional Balances in respect of such HELOC minus all collections credited against the principal balance of such HELOC in accordance with the related mortgage note and minus all prior related Charge-Off Amounts. The Stated Principal Balance of any Liquidated HELOC is zero.

      Stepdown Date -- With respect to the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans, the later to occur of (x) the payment date occurring in April 2008 and (y) the first payment date for which the Credit Enhancement Percentage for the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans, but prior to any payment of the Class A Principal Distribution Amount for these notes then entitled to payments of principal on that payment date) is greater than or equal to approximately 14.90%. With respect to the Group VIII Loans, the later to occur of (x) the payment date occurring in April 2008 and (y) the first payment date for which the Credit Enhancement Percentage for the Class VIII-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group VIII Loans, but prior to any payment of the Class VIII-A Principal Distribution Amount for these notes then entitled to payments of principal on that payment date) is greater than or equal to approximately 14.70%. With respect to the Class IX-A Notes and Loan Group IX, the later to occur of (x) the payment date occurring in October 2007 and (y) the payment date on which the aggregate Investor Principal Distribution Amount actually distributed to the holders of the Class IX-A Notes equals or exceeds one-half of the Group IX Cut-off Date Balance.

      Step-Up Date -- With respect to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class VII-A, Class M and Class B Notes, the payment date occurring after the first payment date for which the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the end of the related Due Period and the related Pre-Funded Amount has been reduced to 10% or less of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balances. With respect to the Class VIII-A Notes and Class VIII-M Notes, the earlier of (a) the payment date occurring in April 2015 and (b) the payment date occurring after the first payment date for which the aggregate Stated Principal Balance of the Group VIII Loans as of the end of the related Due Period and the related Pre-Funded Amount has been reduced to 10% or less of the Group VIII Cut-off Date Balance. With respect to the Class IX-A Notes, the Payment Date occurring after the first Payment Date for which the Note Principal Balance of the Class IX-A Notes immediately preceding such payment date has been reduced to 10% or less of the initial Note Principal Balance of the Class IX-A Notes.

      Subsequent Cut-off Date -- With respect to any subsequent mortgage loan or subsequent HELOC, the date, as designated by the Depositor, that is the later of
(i) the first day of the month in which the related Subsequent Transfer Date occurs and (ii) the origination date of such subsequent mortgage loan or subsequent HELOC, as the cut-off date with respect to the related subsequent mortgage loan or subsequent HELOC.

      Subsequent Recoveries -- Any liquidation proceeds received after the final liquidation of a mortgage loan or HELOC.

      Subsequent Transfer Date -- With respect to any subsequent mortgage loan or subsequent HELOC, the applicable date upon which such mortgage loan was purchased from the Seller with amounts on deposit in the related Pre-Funding Account.

      Subsequent Transfer Instrument -- The subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC, as depositor, and Deutsche Bank National Trust Company, as indenture trustee, or such other instrument as agreed upon by the company and the Indenture Trustee.

      Telerate Screen Page 3750 -- The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

      Transferor Interest -- Represents the pari passu interest in the Group IX HELOCs equal to the cumulative amount of draws on the HELOCs beginning with the Rapid Amortization Period as defined herein. The Transferor Interest is calculated as the outstanding pool balance of the HELOCs at the end of the previous Due Period less the Invested Amount.

      Trigger Event -- With respect to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII, a Trigger Event is in effect with respect to any payment date on and after the related Stepdown Date if either

      (a) the Rolling Three Month Delinquency Rate for the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the close of business on the last day of the preceding calendar month exceeds 40% of the aggregate Note Principal Balance of the Class M Notes and Class B Notes plus the aggregate Overcollateralized Amount for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII, divided by the aggregate Stated Principal Balance of Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans; or

      (b) the cumulative amount of Realized Losses incurred on the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans as of the Cut-off Date:

                  March 2008 to April 2009...............        1.75%
                  May 2009 and thereafter................        2.00%

      With respect to Loan Group VIII, a Trigger Event is in effect with respect to any payment date on and after the related Stepdown Date if either

(a) the Rolling Three Month Delinquency Rate for the Group VIII Loans as of the close of business on the last day of the preceding calendar month exceeds 50% of the aggregate Note Principal Balance of the Class VIII-M Notes plus the aggregate Overcollateralized Amount for Loan Group VIII, divided by the aggregate Stated Principal Balance of the Group VIII Loans; or

(b)......the cumulative amount of Realized Losses incurred on the Group VIII
Loans from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group VIII Loans as of the Cut-off
Date:

                  March 2008 to April 2009...............        1.75%
                  May 2009 and thereafter................        2.00%

         With respect to Loan Group IX, a Trigger Event is in effect with respect to any payment date on and after the Stepdown Date if either

      (a) the average of the Group IX Excess Spread Percentage for that payment date and the prior two payment dates is less than or equal to 1.75% per annum;

      (b) the Rolling Three Month Delinquency Rate for the Group IX Loans as of the close of business on the last day of the preceding Due Period exceeds 5.00% of aggregate Stated Principal Balance of Group IX Loans;

      (c) the cumulative amount of Charge-Off Amounts incurred on the Group IX Loans from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group IX Loans as of the Cut-off
Date:

                  October 2007 to March 2008.............        2.50%
                  April 2008 to March 2009...............        3.25%
                  April 2009 and thereafter..............        4.00%

      Trust Agreement -- The Amended and Restated Trust Agreement dated as of March 23, 2005, among the Owner Trustee, the Depositor and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent.

      Trust Certificates -- The owner trust certificates issued pursuant to the Trust Agreement, representing the beneficial ownership interest in the Trust.

      Unpaid Interest Shortfalls -- With respect to the mortgage loans, (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest, and (b) any Relief Act Shortfalls.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the Notes offered by this prospectus supplement, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

      Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Issuer, the RMSB Master Servicer, the RMBS Servicer, the HELOC Back-Up Servicer, the HELOC Servicer, the Securities Administrator nor the Indenture Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

      Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      The  global  securities  will be  registered  in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

      Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors   electing  to  hold  interests  in  global  securities  through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of notes in same-day funds.

      Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

      As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

      Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

      (a) borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      (b) borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

      Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

      (d) each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

      (e) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      (f) Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

      (g) Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

      (h) Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

      U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

      (i) a citizen or resident of the United States;

      (j) a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

      (k) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

      (l) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                                                      SCHEDULE A

            CERTAIN CHARACTERISTICS OF THE INITIAL MORTGAGE LOANS AND
                                 INITIAL HELOCS

      The description herein of the Initial Mortgage Loans and the Initial HELOCs is based upon the estimates of the composition thereof as of the Cut-Off Date, as adjusted to reflect the Scheduled Principal Balances as of the Cut-Off Date. Prior to the issuance of the Notes, Mortgage Loans and the HELOCs may be removed as a result of (i) Principal Prepayments thereof in full prior to March 1, 2005, (ii) requirements of the Rating Agencies, (iii) delinquencies or otherwise. In any such event, other mortgage loans or HELOCs may be included in the Trust. American Home Mortgage Investment Trust 2005-1 believes that the estimated information set forth herein with respect to the Initial Mortgage Loans and Initial HELOCs as presently constituted is representative of the characteristics thereof at the time the Notes are issues, although certain characteristics of the Mortgage Loans and HELOCs may vary.

       Principal Balances of the Mortgage Loans at Origination in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
    Original Principal Balance        Mortgage Loans       as of Cut-Off Date         Loans
--------------------------------      --------------      -------------------     -------------
$        0 - $  100,000.........            238              $ 16,409,912.68            4.02%
$  100,001 - $  200,000.........            367                54,401,623.83           13.32
$  200,001 - $  300,000.........            252                62,627,782.18           15.34
$  300,001 - $  350,000.........            106                34,405,798.41            8.43
$  350,001 - $  400,000.........             74                27,826,251.37            6.81
$  400,001 - $  450,000.........             50                21,307,108.47            5.22
$  450,001 - $  500,000.........             41                19,625,704.23            4.81
$  500,001 - $  550,000.........             30                15,741,802.17            3.86
$  550,001 - $  600,000.........             31                17,779,975.85            4.35
$  600,001 - $  650,000.........             17                10,606,044.56            2.60
$  650,001 - $  700,000.........             11                 7,533,968.92            1.85
$  700,001 - $  800,000.........             20                14,803,098.64            3.63
$  800,001 - $  900,000.........             16                13,616,429.12            3.33
$  900,001 - $1,000,000.........             17                16,566,502.35            4.06
$1,000,001 - $1,100,000.........              5                 5,237,749.56            1.28
$1,100,001 - $1,200,000.........              8                 9,246,895.24            2.26
$1,200,001 - $1,300,000.........              6                 7,586,945.96            1.86
$1,300,001 - $1,400,000.........              3                 4,026,232.64            0.99
$1,400,001 - $1,500,000.........              8                11,887,276.13            2.91
$1,500,001 - $1,600,000.........              1                 1,582,868.00            0.39
$1,600,001 - $1,700,000.........              2                 3,380,000.00            0.83
$1,700,001 - $1,800,000.........              1                 1,772,915.80            0.43
$2,000,001 - $2,100,000.........              3                 6,270,019.05            1.54
$2,200,001 - $2,300,000.........              2                 4,510,296.23            1.10
$2,300,001 - $2,400,000.........              2                 4,780,000.00            1.17
$2,400,001 - $2,500,000.........              1                 2,469,093.92            0.60
$2,600,001 - $2,700,000.........              2                 5,373,661.72            1.32
$2,700,001 - $2,800,000.........              1                 2,723,620.99            0.67
$3,500,001 or more.............              1                  4,241,196.13            1.04
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

Minimum Original Principal Balance:     $    30,000.00
Maximum Original Principal Balance:     $ 4,250,000.00
Average Original Principal Balance:     $   310,688.09

          Scheduled Principal Balances of the Mortgage Loans as of the
                             Cut-Off Date in Group I

                                                             Aggregate Scheduled
                                                              Principal Balance
                                         Number of               Outstanding        % of Mortgage
   Scheduled Principal Balance        Mortgage Loans         as of Cut-Off Date         Loans
--------------------------------      --------------         ------------------     -------------
$        0 - $  100,000.........            239               $ 16,509,770.78            4.04%
$  100,001 - $  200,000.........            366                 54,301,765.73           13.30
$  200,001 - $  300,000.........            252                 62,627,782.18           15.34
$  300,001 - $  350,000.........            108                 35,103,866.10            8.60
$  350,001 - $  400,000.........             72                 27,128,183.68            6.64
$  400,001 - $  450,000.........             51                 21,750,209.69            5.33
$  450,001 - $  500,000.........             40                 19,182,603.01            4.70
$  500,001 - $  550,000.........             30                 15,741,802.17            3.86
$  550,001 - $  600,000.........             31                 17,779,975.85            4.35
$  600,001 - $  650,000.........             17                 10,606,044.56            2.60
$  650,001 - $  700,000.........             11                  7,533,968.92            1.85
$  700,001 - $  800,000.........             20                 14,803,098.64            3.63
$  800,001 - $  900,000.........             16                 13,616,429.12            3.33
$  900,001 - $1,000,000.........             17                 16,566,502.35            4.06
$1,000,001 - $1,100,000.........              5                  5,237,749.56            1.28
$1,100,001 - $1,200,000.........              8                  9,246,895.24            2.26
$1,200,001 - $1,300,000.........              6                  7,586,945.96            1.86
$1,300,001 - $1,400,000.........              3                  4,026,232.64            0.99
$1,400,001 - $1,500,000.........              8                 11,887,276.13            2.91
$1,500,001 - $1,600,000.........              1                  1,582,868.00            0.39
$1,600,001 - $1,700,000.........              2                  3,380,000.00            0.83
$1,700,001 - $1,800,000.........              1                  1,772,915.80            0.43
$2,000,001 - $2,100,000.........              3                  6,270,019.05            1.54
$2,200,001 - $2,300,000.........              2                  4,510,296.23            1.10
$2,300,001 - $2,400,000.........              2                  4,780,000.00            1.17
$2,400,001 - $2,500,000.........              1                  2,469,093.92            0.60
$2,600,001 - $2,700,000.........              2                  5,373,661.72            1.32
$2,700,001 - $2,800,000.........              1                  2,723,620.99            0.67
$3,500,001 or more.............               1                  4,241,196.13            1.04
                                          -----               ---------------         -------
     Total.....................           1,316               $408,340,774.15          100.00%
                                          =====               ===============         =======

Minimum Scheduled Principal Balance:    $    30,000.00
Maximum Scheduled Principal Balance:    $ 4,241,196.13
Average Scheduled Principal Balance:    $   310,289.34

     Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding          % of Mortgage
   Mortgage Interest Rates (%)        Mortgage Loans       as of Cut-Off Date          Loans
-------------------------------       --------------      -------------------      -------------
1.000% - 1.249%................             411              $152,252,137.78           37.29%
1.250% - 1.499%................             201                34,427,426.93            8.43
1.500% - 1.749%................              74                32,358,111.86            7.92
1.750% - 1.999%................              73                33,131,957.31            8.11
2.000% - 2.249%................              31                 7,376,475.56            1.81
2.250% - 2.499%................              15                 5,549,858.59            1.36
2.500% - 2.749%................              27                 6,568,652.14            1.61
2.750% - 2.999%................               3                   266,666.00            0.07
3.000% - 3.249%................               5                 1,414,799.76            0.35
3.250% - 3.499%................               6                   829,588.45            0.20
3.500% - 3.749%................               2                   491,250.00            0.12
3.750% - 3.999%................              20                 3,634,005.23            0.89
4.000% - 4.249%................               7                 1,859,462.18            0.46
4.250% - 4.499%................             124                37,807,807.41            9.26
4.500% - 4.749%................              34                11,082,019.42            2.71
4.750% - 4.999%................              63                20,345,044.79            4.98
5.000% - 5.249%................              99                30,473,610.87            7.46
5.250% - 5.499%................              69                16,478,154.97            4.04
5.500% - 5.749%................              20                 6,613,484.94            1.62
5.750% - 5.999%................              18                 2,976,384.68            0.73
6.000% - 6.249%................               8                 1,527,572.41            0.37
6.250% - 6.499%................               3                   551,097.41            0.13
6.500% - 6.749%................               2                   274,144.60            0.07
6.750% - 6.999%................               1                    51,060.86            0.01
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

Minimum Mortgage Interest Rate:             1.000%
Maximum Mortgage Interest Rate:             6.907%
Weighted Average Mortgage Interest Rate:    2.482%

                    Original Loan-to-Value Ratios* in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
Original Loan-to-Value Ratios (%)     Mortgage Loans       as of Cut-Off Date         Loans
---------------------------------     --------------      -------------------     -------------
  0.01% -  30.00%..............              11              $  2,945,444.74            0.72%
 30.01% -  40.00%..............              10                 2,251,816.23            0.55
 40.01% -  50.00%..............              36                10,517,789.69            2.58
 50.01% -  55.00%..............              26                 6,802,702.44            1.67
 55.01% -  60.00%..............              43                26,470,188.73            6.48
 60.01% -  65.00%..............              93                29,378,684.41            7.19
 65.01% -  70.00%..............             170                59,603,093.37           14.60
 70.01% -  75.00%..............             258                99,345,537.67           24.33
 75.01% -  80.00%..............             553               145,697,296.07           35.68
 80.01% -  85.00%..............              14                 3,542,641.01            0.87
 85.01% -  90.00%..............              52                11,394,160.42            2.79
 90.01% -  95.00%..............              22                 5,028,984.14            1.23
 95.01% - 100.00%..............              28                 5,362,435.23            1.31
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

Weighted Average Original Loan-to-Value Ratio: 72.95%

*Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

         Geographic Distribution* of the Mortgage Properties in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of             Outstanding         % of Mortgage
     Geographic Distribution          Mortgage Loans       as of Cut-Off Date          Loans
-------------------------------       --------------       ------------------      -------------
Alabama........................               1              $    192,232.00            0.05%
Arizona........................              17                 7,983,737.15            1.96
California.....................             181                81,088,481.96           19.86
Colorado.......................              13                 3,154,944.62            0.77
Connecticut....................              11                 6,404,090.33            1.57
Delaware.......................              54                11,836,486.89            2.90
District of Columbia...........               8                 3,692,205.57            0.90
Florida........................             143                49,598,866.01           12.15
Georgia........................              16                 3,541,470.85            0.87
Idaho..........................               7                 2,088,682.96            0.51
Illinois.......................              43                12,498,559.46            3.06
Indiana........................               9                   865,738.09            0.21
Kansas.........................               4                   689,181.10            0.17
Kentucky.......................              27                 3,017,586.60            0.74
Maryland.......................              66                22,736,099.96            5.57
Massachusetts..................              23                 8,431,437.62            2.06
Michigan.......................              74                19,652,923.04            4.81
Missouri.......................              11                 1,516,638.66            0.37
Montana........................               3                   915,617.90            0.22
Nevada.........................              34                12,651,320.85            3.10
New Hampshire..................               4                   777,765.00            0.19
New Jersey.....................              56                20,845,110.46            5.10
New York.......................              24                14,570,494.38            3.57
North Carolina.................             181                43,795,382.21           10.73
Ohio...........................              81                 8,695,338.88            2.13
Oklahoma.......................               1                    54,000.00            0.01
Oregon.........................              14                 2,804,958.02            0.69
Pennsylvania...................              52                14,051,012.90            3.44
Rhode Island...................               7                 4,673,398.28            1.14
South Carolina.................              49                14,172,554.78            3.47
Tennessee......................               3                   475,719.53            0.12
Texas..........................               7                   816,405.29            0.20
Utah...........................               4                 1,347,305.55            0.33
Vermont........................               1                   109,000.00            0.03
Virginia.......................              78                26,747,986.67            6.55
Washington.....................               8                 1,712,544.33            0.42
Wisconsin......................               1                   135,496.25            0.03
                                          -----              ---------------          ------
        Total..................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

*No more than approximately 2.29% of Loan Group I by cut-off date principal balance will be secured by properties located in any one zip code area.

  Credit Scores as of the Date of Origination of the Mortgage Loans in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
      Range of Credit Scores          Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------     ----------------------   -------------
 500 - 549.....................               1              $  2,380,000.00            0.58%
 575 - 599.....................              10                 5,829,773.85            1.43
 600 - 619.....................              13                 6,295,535.66            1.54
 620 - 639.....................             118                33,770,656.23            8.27
 640 - 659.....................             138                40,767,855.69            9.98
 660 - 679.....................             160                50,510,197.81           12.37
 680 - 699.....................             176                54,124,559.08           13.25
 700 - 719.....................             172                61,734,986.27           15.12
 720 - 739.....................             147                42,900,241.13           10.51
 740 - 759.....................             147                37,763,914.48            9.25
 760 - 779.....................             140                45,183,528.08           11.07
 780 - 799.....................              75                21,014,258.28            5.15
 800 - 819.....................              19                 6,065,267.59            1.49
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

Weighted Average Credit Score:   703

              Property Types of the Mortgage Properties in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
          Property Type               Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------     ----------------------   -------------
2-4 Family.....................              66              $ 13,821,343.08            3.38%
CO-OP..........................               3                   809,750.00            0.20
Condominium....................             190                48,773,329.86           11.94
PUD............................             283               100,789,662.78           24.68
Single Family..................             773               244,066,850.10           59.77
Townhouse......................               1                    79,838.33            0.02
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

               Occupancy Status of Mortgage Properties in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
         Occupancy Status             Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------     ----------------------   -------------
Investor.......................             403              $ 64,634,702.33           15.83%
Owner Occupied.................             767               295,168,506.98           72.28
Second Home....................             146                48,537,564.84           11.89
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

                  Loan Purpose of the Mortgage Loans in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
           Loan Purpose               Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------     ----------------------   -------------
Cash-Out Refinance.............             544              $200,206,127.34           49.03%
Purchase.......................             479               142,780,705.55           34.97
Rate/Term Refinance............             293                65,353,941.26           16.00
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

               Documentation Type of the Mortgage Loans in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
        Documentation Type            Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      --------------------    -------------
Income & Employment
Verified/Assets Verified.......             607              $136,659,241.48           33.47%
Verbal Verification of
Employment/Assets Not Verified.             191                65,544,790.31           16.05
Verbal Verification of
Employment/Assets Verified.....             518               206,136,742.36           50.48
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

       Original Terms to Stated Maturity of the Mortgage Loans in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
       Stated Original Term           Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      --------------------    -------------
180 Months.....................               1              $    341,250.00            0.08%
360 Months.....................           1,193               366,928,559.55           89.86
480 Months.....................             122                41,070,964.60           10.06
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

Minimum Original Term to Stated Maturity (Months):    180
Maximum Original Term to Stated Maturity (Months):    480
Weighted Average Orig. Term to Stated Mat. (Months):  372

       Remaining Terms to Stated Maturity of the Mortgage Loans as of the
                            Cut Off Date in Group I

                                                           Aggregate Scheduled
                                                            Principal Balance
                                         Number of             Outstanding         % of Mortgage
      Stated Remaining Term           Mortgage Loans       as of Cut-Off Date          Loans
-------------------------------       --------------      --------------------    -------------
120 - 179 Months...............               1               $    341,250.00            0.08%
300 - 359 Months...............             642                193,756,132.37           47.45
360 - 480 Months...............             673                214,243,391.78           52.47
                                          -----               ---------------          ------
     Total.....................           1,316               $408,340,774.15          100.00%
                                          =====               ===============          ======

Minimum Remaining Term to Stated Maturity (Months):       179
Maximum Remaining Term to Stated Maturity (Months):       480
Weighted Average Remaining Term to Stated Mat. (Months):  371

                     Index of the Mortgage Loans in Group I

                                                          Aggregate Scheduled
                                         Number of         Principal Balance
                                                              Outstanding         % of Mortgage
              Index                   Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      --------------------    -------------
1 Year MTA.....................           1,316              $408,340,774.15          100.00%
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

        Months to Next Rate Adjustment* of the Mortgage Loans in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
       Next Rate Adjustment           Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      --------------------    -------------
 0 - 3 Months..................           1,293              $399,910,684.15           97.94%
 4 - 6 Months..................              12                 3,990,642.51            0.98
10 - 12 Months.................               9                 4,083,447.49            1.00
13 - 15 Months.................               2                   356,000.00            0.09
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

Weighted Average Next Rate Adjustment (Month): 1

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

           Rate Adjustment Frequency of the Mortgage Loans in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
    Rate Adjustment Frequency         Mortgage Loans      as of Cut-Off Date          Loans
-------------------------------       --------------      --------------------    -------------
1 MONTH........................          1,316               $408,340,774.15         100.00%
                                         -----               ---------------         ------
        Total..................          1,316               $408,340,774.15         100.00%
                                         =====               ===============         ======

         Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group I

                                                           Aggregate Scheduled
                                                            Principal Balance
                                        Number of              Outstanding        % of Mortgage
   Maximum Mortgage Rate (%)         Mortgage Loans        as of Cut-Off Date         Loans
-----------------------------         --------------      --------------------    ------------
 9.751% - 10.000%............             832              $324,619,192.82            79.50%
10.251% - 10.500%............             402                64,831,486.51            15.88
10.501% - 10.750%............              82                18,890,094.82             4.63
                                        -----              ---------------           ------
    Total....................           1,316              $408,340,774.15           100.00%
                                        =====              ===============           ======

Weighted Average Maximum Mortgage Rate:  10.041%

                  Gross Margin of the Mortgage Loans in Group I

                                                        Aggregate Scheduled
                                                         Principal Balance
                                       Number of             Outstanding          % of Mortgage
        Gross Margin (%)            Mortgage Loans       as of Cut-Off Date           Loans
-----------------------------       --------------      -------------------       -------------
2.001% - 2.250%..............              15              $  7,071,145.49            1.73%
2.251% - 2.500%..............             197                60,449,269.35           14.80
2.501% - 2.750%..............             126                47,347,698.45           11.60
2.751% - 3.000%..............             370               128,007,299.97           31.35
3.001% - 3.250%..............             223                65,069,586.70           15.94
3.251% - 3.500%..............             167                48,246,708.23           11.82
3.501% - 3.750%..............              92                23,650,745.12            5.79
3.751% - 4.000%..............              75                20,449,852.78            5.01
4.001% - 4.250%..............              22                 2,543,133.46            0.62
4.251% - 4.500%..............              16                 3,025,877.93            0.74
4.501% - 4.750%..............              11                 1,944,395.81            0.48
4.751% - 5.000%..............               1                    51,060.86            0.01
5.000% and Greater...........               1                   484,000.00            0.12
                                        -----              ---------------          ------
    Total....................           1,316              $408,340,774.15          100.00%
                                        =====              ===============          ======


Weighted Average Gross Margin: 2.983%

               Prepayment Penalty of the Mortgage Loans in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
        Prepayment Penalty            Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
No Prepayment..................             669              $196,386,204.48           48.09%
1 Year ........................             475               165,150,062.43           40.44
3 Years........................             172                46,804,507.24           11.46
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

                  Product Type of the Mortgage Loans in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
           Product Type               Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
1 Year MTA.....................           1,316              $408,340,774.15          100.00%
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

             Interest Only Feature of the Mortgage Loans in Group I

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
      Interest Only Feature           Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
Non-IO.........................           1,316              $408,340,774.15          100.00%
                                          -----              ---------------          ------
     Total.....................           1,316              $408,340,774.15          100.00%
                                          =====              ===============          ======

       Principal Balances of the Mortgage Loans at Origination in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
  Original Principal Balance          Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
$        0 - $ 100,000.........            183              $ 13,398,428.96            5.12%
$  100,001 - $ 200,000.........            531                80,513,416.05           30.78
$  200,001 - $ 300,000.........            404                99,653,229.06           38.10
$  300,001 - $ 350,000.........            126                40,887,655.87           15.63
$  350,001 - $ 400,000.........             45                16,279,393.62            6.22
$  400,001 - $ 450,000.........             11                 4,646,510.00            1.78
$  450,001 - $ 500,000.........             10                 4,578,950.00            1.75
$  500,001 - $ 550,000.........              3                 1,617,500.00            0.62
                                          -----              ---------------         ------
     Total.....................           1,313              $261,575,083.56         100.00%
                                          =====              ===============         ======

Minimum Original Principal Balance:     $    30,000.00
Maximum Original Principal Balance:     $   550,000.00
Average Original Principal Balance:     $   199,530.56

          Scheduled Principal Balances of the Mortgage Loans as of the
                            Cut-Off Date in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
   Scheduled Principal Balance        Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
$        0 - $ 100,000.........            185               $ 13,508,482.16           5.16%
$  100,001 - $ 200,000.........            530                 80,463,416.05          30.76
$  200,001 - $ 300,000.........            403                 99,593,175.86          38.07
$  300,001 - $ 350,000.........            126                 40,887,655.87          15.63
$  350,001 - $ 400,000.........             45                 16,279,393.62           6.22
$  400,001 - $ 450,000.........             11                  4,646,510.00           1.78
$  450,001 - $ 500,000.........             10                  4,578,950.00           1.75
$  500,001 - $ 550,000.........              3                  1,617,500.00           0.62
                                         -----               ---------------         ------
     Total.....................          1,313               $261,575,083.56         100.00%
                                         =====               ===============         ======

Minimum Scheduled Principal Balance:    $    29,975.00
Maximum Scheduled Principal Balance:    $   550,000.00
Average Scheduled Principal Balance:    $   199,219.41

     Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding          % of Mortgage
   Mortgage Interest Rates (%)        Mortgage Loans       as of Cut-Off Date           Loans
-------------------------------       --------------      -------------------      -------------
3.000% - 3.249%................               6              $  1,438,192.83            0.55%
3.250% - 3.499%................              21                 4,682,036.53            1.79
3.500% - 3.749%................              40                 7,975,123.85            3.05
3.750% - 3.999%................              46                 9,435,613.50            3.61
4.000% - 4.249%................              72                15,083,117.89            5.77
4.250% - 4.499%................              50                11,226,705.92            4.29
4.500% - 4.749%................              59                12,363,486.31            4.73
4.750% - 4.999%................              79                15,956,494.14            6.10
5.000% - 5.249%................              93                19,908,071.91            7.61
5.250% - 5.499%................             143                32,754,637.34           12.52
5.500% - 5.749%................             166                35,396,049.94           13.53
5.750% - 5.999%................             152                29,046,933.42           11.10
6.000% - 6.249%................              81                16,124,242.26            6.16
6.250% - 6.499%................              65                11,198,371.08            4.28
6.500% - 6.749%................              45                 7,044,561.56            2.69
6.750% - 6.999%................              63                10,567,972.30            4.04
7.000% - 7.249%................              37                 6,770,832.98            2.59
7.250% - 7.499%................              44                 7,132,618.82            2.73
7.500% - 7.749%................              50                 7,267,873.07            2.78
7.750% - 7.999%................               1                   202,147.91            0.08
                                          -----              ---------------          ------
     Total.....................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

Minimum Interest Rate:            3.000%
Maximum Interest Rate:            7.875%
Weighted Average Interest Rate:   5.392%

                   Original Loan-to-Value Ratios* in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
Original Loan-to-Value Ratios (%)     Mortgage Loans       as of Cut-Off Date         Loans
---------------------------------     --------------      -------------------      -------------
  0.01% -  30.00%..............               2              $    173,804.94            0.07%
 30.01% -  40.00%..............               9                 1,150,644.75            0.44
 40.01% -  50.00%..............              21                 3,599,498.63            1.38
 50.01% -  55.00%..............              17                 2,826,203.75            1.08
 55.01% -  60.00%..............              13                 2,946,679.11            1.13
 60.01% -  65.00%..............              32                 7,890,193.54            3.02
 65.01% -  70.00%..............             471                94,909,871.31           36.28
 70.01% -  75.00%..............              99                19,088,536.94            7.30
 75.01% -  80.00%..............             538               108,352,973.80           41.42
 80.01% -  85.00%..............               9                 1,460,437.47            0.56
 85.01% -  90.00%..............              62                11,484,472.11            4.39
 90.01% -  95.00%..............              40                 7,691,767.21            2.94
                                          -----              ---------------          ------
     Total.....................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

Weighted Average Original Loan-to-Value Ratio: 74.85%

*Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

         Geographic Distribution* of the Mortgage Properties in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
     Geographic Distribution          Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
Arizona........................              84              $ 15,254,785.70            5.83%
Arkansas.......................               1                   180,000.00            0.07
California.....................             284                75,074,469.66           28.70
Colorado.......................              42                 6,994,903.37            2.67
Connecticut....................               6                 1,060,371.15            0.41
Delaware.......................              14                 2,335,222.22            0.89
District of Columbia...........               7                 1,838,150.00            0.70
Florida........................              87                16,514,648.50            6.31
Georgia........................              21                 3,395,015.00            1.30
Idaho..........................              13                 2,106,311.32            0.81
Illinois.......................             156                31,410,884.41           12.01
Indiana........................              11                 1,315,570.85            0.50
Iowa...........................               1                   168,000.00            0.06
Kansas.........................               4                   629,630.00            0.24
Kentucky.......................               3                   246,125.00            0.09
Maine..........................               1                   166,950.00            0.06
Maryland.......................              51                 9,904,117.13            3.79
Massachusetts..................              26                 7,266,195.71            2.78
Michigan.......................              65                 8,710,651.68            3.33
Minnesota......................               3                   559,767.18            0.21
Missouri.......................              18                 2,594,229.29            0.99
Montana........................               2                   271,149.50            0.10
Nevada.........................              77                16,007,093.17            6.12
New Hampshire..................              10                 1,617,523.24            0.62
New Jersey.....................              19                 3,797,941.42            1.45
New York.......................              22                 6,327,894.87            2.42
North Carolina.................              48                 6,500,777.19            2.49
Ohio...........................              31                 3,623,354.02            1.39
Oklahoma.......................               2                   184,654.32            0.07
Oregon.........................              25                 4,188,690.32            1.60
Pennsylvania...................              20                 2,815,838.37            1.08
Rhode Island...................               7                 1,175,664.95            0.45
South Carolina.................              25                 3,157,144.56            1.21
South Dakota...................               1                   157,600.00            0.06
Tennessee......................               7                 1,077,965.00            0.41
Texas..........................              21                 3,394,649.14            1.30
Utah...........................              15                 2,349,818.73            0.90
Virginia.......................              60                13,407,669.90            5.13
Washington.....................              16                 2,720,307.90            1.04
West Virginia..................               1                    54,000.00            0.02
Wisconsin......................               4                   728,720.21            0.28
Wyoming........................               2                   290,628.58            0.11
                                          -----              ---------------          ------
        Total..................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

*No more than approximately 0.72% of Loan Group II by cut-off date principal balance will be secured by properties located in any one zip code area.

  Credit Scores as of the Date of Origination of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
      Range of Credit Scores          Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
 500 - 549.....................               1              $    200,582.18            0.08%
 575 - 599.....................               3                   492,037.80            0.19
 600 - 619.....................               7                 1,863,422.16            0.71
 620 - 639.....................              61                10,227,572.65            3.91
 640 - 659.....................              76                13,431,556.97            5.13
 660 - 679.....................             223                44,953,077.65           17.19
 680 - 699.....................             217                43,694,868.87           16.70
 700 - 719.....................             194                38,078,589.75           14.56
 720 - 739.....................             189                37,921,844.31           14.50
 740 - 759.....................             117                24,139,030.22            9.23
 760 - 779.....................             140                29,614,395.24           11.32
 780 - 799.....................              57                11,833,719.50            4.52
 800 - 819.....................              28                 5,124,386.26            1.96
                                          -----              ---------------          ------
     Total.....................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

Weighted Average Credit Score: 711

              Property Types of the Mortgage Properties in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
          Property Type               Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
2-4 Family.....................             123              $ 32,050,920.97           12.25%
Condominium....................             168                32,956,561.08           12.60
PUD............................             313                64,514,347.88           24.66
Single Family..................             709               132,053,253.63           50.48
                                          -----              ---------------          ------
     Total.....................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

               Occupancy Status of Mortgage Properties in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
         Occupancy Status             Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
Investor.......................             393              $ 67,091,299.82           25.65%
Owner Occupied.................             883               187,475,760.16           71.67
Second Home....................              37                 7,008,023.58            2.68
                                          -----              ---------------          ------
     Total.....................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

                 Loan Purpose of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
           Loan Purpose               Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
Cash-Out Refinance.............             316              $ 62,454,809.66           23.88%
Purchase.......................             884               177,043,649.10           67.68
Rate/Term Refinance............             113                22,076,624.80            8.44
                                          -----              ---------------          ------
     Total.....................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

              Documentation Type of the Mortgage Loans in Group II

                                                                    Aggregate Scheduled
                                                                     Principal Balance
                                                   Number of            Outstanding         % of Mortgage
        Documentation Type                      Mortgage Loans       as of Cut-Off Date         Loans
--------------------------------------          --------------      -------------------     -------------
Income & Employment Verified / Assets
Verified .............................                  366            $ 69,347,371.22            26.51%
Income & Employment Verified/Assets
Not Verified .........................                    8                 848,110.00             0.32
No Employment or Income Verification /
Assets Not Verified ..................                  266              51,551,419.17            19.71
No Employment or Income Verification /
Assets Verified ......................                  148              30,535,679.08            11.67
Verbal Verification of Employment/
Assets Not Verified ..................                   73              11,782,931.85             4.50
Verbal Verification of Employment /
Assets Verified ......................                  452              97,509,572.24            37.28
                                                      -----            ---------------           ------
     Total ...........................                1,313            $261,575,083.56           100.00%
                                                      =====            ===============           ======

       Original Terms to Stated Maturity of the Mortgage Loans in Group II

                                                                    Aggregate Scheduled
                                                                     Principal Balance
                                                   Number of            Outstanding         % of Mortgage
       Stated Original Term                     Mortgage Loans       as of Cut-Off Date         Loans
--------------------------------------          --------------      -------------------     -------------
360 Months............................                1,313            $261,575,083.56           100.00%
                                                      -----            ---------------           ------
     Total............................                1,313            $261,575,083.56           100.00%
                                                      =====            ===============           ======

Minimum Original Term to Stated Maturity (Months):    360
Maximum Original Term to Stated Maturity (Months):    360
Weighted Average Orig. Term to Stated Mat. (Months):  360

       Remaining Terms to Stated Maturity of the Mortgage Loans as of the
                            Cut Off Date in Group II

                                                                    Aggregate Scheduled
                                                                     Principal Balance
                                                   Number of            Outstanding         % of Mortgage
      Stated Remaining Term                     Mortgage Loans       as of Cut-Off Date         Loans
--------------------------------------          --------------      -------------------     -------------
300 - 359 Months......................                  703            $138,468,784.54            52.94%
360  Months...........................                  610             123,106,299.02            47.06
                                                      -----            ---------------           ------
     Total............................                1,313            $261,575,083.56           100.00%
                                                      =====            ===============           ======

Minimum Remaining Term to Stated Maturity (Months):   351
Maximum Remaining Term to Stated Maturity (Months):   360
Weighted Average Rem. Term to Stated Mat. (Months):   359

                     Index of the Mortgage Loans in Group II

                                                                    Aggregate Scheduled
                                                                     Principal Balance
                                                   Number of            Outstanding         % of Mortgage
              Index                             Mortgage Loans       as of Cut-Off Date         Loans
--------------------------------------          --------------      -------------------     -------------

1 Month LIBOR.........................                  166            $ 33,497,476.71            12.80%
1 Year LIBOR..........................                  480             101,486,646.22            38.80
6 Month LIBOR.........................                  667             126,590,960.63            48.40
                                                      -----            ---------------           ------
     Total............................                1,313            $261,575,083.56           100.00%
                                                      =====            ===============           ======

        Months to Next Rate Adjustment* of the Mortgage Loans in Group II

                                                        Aggregate Scheduled
                                                         Principal Balance
                                       Number of            Outstanding         % of Mortgage
     Next Rate Adjustment           Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------     --------------      -------------------     -------------
 0 -  3 Months.................           143              $ 28,016,556.71           10.71%
 4 -  6 Months.................            40                 8,703,790.74            3.33
 7 -  9 Months.................             4                   631,303.27            0.24
10 - 12 Months.................           422                89,134,190.95           34.08
13 - 15 Months.................            58                12,429,156.18            4.75
16 - 18 Months.................             3                   550,029.90            0.21
19 - 21 Months.................             3                   322,204.88            0.12
22 - 24 Months.................           574               109,161,460.93           41.73
25 - 27 Months.................            66                12,626,390.00            4.83
                                        -----              ---------------          ------
   Total.......................         1,313              $261,575,083.56          100.00%
                                        =====              ===============          ======

Weighted Average Next Rate Adjustment (Months): 16

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

           Rate Adjustment Frequency of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
    Rate Adjustment Frequency         Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
 1 Month.......................             166              $ 33,497,476.71           12.81%
 6 Months......................             667               126,590,960.63           48.40
12 Months......................             480               101,486,646.22           38.80
                                          -----              ---------------          ------
     Total.....................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

        Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of            Outstanding         % of Mortgage
    Maximum Mortgage Rate (%)         Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
 8.751%  -  9.000%.............              1              $    164,192.83            0.06%
 9.001%  -  9.250%.............              2                   334,000.00            0.13
 9.251%  -  9.500%.............             18                 3,696,203.17            1.41
 9.501%  -  9.750%.............             12                 1,975,593.97            0.76
 9.751%  - 10.000%.............             47                10,446,665.05            3.99
10.001%  - 10.250%.............             34                 7,574,009.85            2.90
10.251%  - 10.500%.............             80                18,606,126.15            7.11
10.501%  - 10.750%.............            109                23,402,096.49            8.95
10.751%  - 11.000%.............            272                55,626,484.28           21.27
11.001%  - 11.250%.............            114                22,197,099.39            8.49
11.251%  - 11.500%.............            146                28,957,838.47           11.07
11.501%  - 11.750%.............            107                19,578,002.71            7.48
11.751%  - 12.000%.............            254                49,917,978.43           19.08
12.001%  - 12.250%.............             34                 5,879,203.45            2.25
12.251%  - 12.500%.............             77                12,089,778.88            4.62
12.501%  - 12.750%.............              1                   173,442.55            0.07
12.751%  - 13.000%.............              1                   333,600.00            0.13
13.001%  - 13.250%.............              1                   119,684.88            0.05
13.251%  - 13.500%.............              1                   200,582.18            0.08
13.501%  - 13.750%.............              1                   100,352.92            0.04
13.751% or more................              1                   202,147.91            0.08
                                         -----              ---------------          ------
    Total......................          1,313              $261,575,083.56          100.00%
                                         =====              ===============          ======

Weighted Average Maximum Mortgage Rate: 11.233%

               Periodic Rate Cap of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of             Outstanding        % of Mortgage
      Periodic Rate Cap (%)           Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
No Cap.........................             180              $ 36,009,718.70           13.77%
1.000%.........................             652               123,876,570.73           47.36
1.500%.........................               1                   202,147.91            0.08
2.000%.........................             480               101,486,646.22           38.80
                                          -----              ---------------          ------
     Total.....................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

Non Zero Weighted Average Periodic Rate Cap: 1.450%

               Initial Rate Cap of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of             Outstanding        % of Mortgage
       Initial Rate Cap (%)           Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
No Cap.........................             180              $ 36,009,718.70           13.77%
1.000%.........................               6                 1,218,050.75            0.47
2.000%.........................             480               101,486,646.22           38.80
3.000%.........................             646               122,728,869.39           46.92
3.375%.........................               1                   131,798.50            0.05
                                          -----              ---------------          ------
     Total.....................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

Non Zero Weighted Average Initial Cap Rate: 2.539%

                 Gross Margin of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of             Outstanding        % of Mortgage
         Gross Margin (%)             Mortgage Loans       as of Cut-Off Date         Loans
-------------------------------       --------------      -------------------     -------------
 1.501% - 1.750%...............               2              $    352,505.35            0.13%
 1.751% - 2.000%...............               7                 1,692,404.68            0.65
 2.001% - 2.250%...............             645               138,632,908.05           53.00
 2.251% - 2.500%...............              70                13,701,641.14            5.24
 2.501% - 2.750%...............              34                 7,486,370.61            2.86
 2.751% - 3.000%...............              36                 7,027,832.00            2.69
 3.001% - 3.250%...............              26                 5,184,739.86            1.98
 3.251% - 3.500%...............              18                 3,158,945.00            1.21
 3.501% - 3.750%...............              22                 5,170,184.11            1.98
 3.751% - 4.000%...............              18                 3,693,838.56            1.41
 4.001% - 4.250%...............              12                 2,732,408.65            1.04
 4.251% - 4.500%...............               5                   650,660.88            0.25
 4.501% - 4.750%...............               3                   480,000.00            0.18
 4.751% - 5.000%...............             406                70,103,255.66           26.80
 5.001% +  ....................               9                 1,507,389.01            0.58
                                          -----              ---------------          ------
     Total.....................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

Weighted Average Gross Margin: 3.164%

              Prepayment Penalty of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of             Outstanding        % of Mortgage
        Prepayment Penalty            Mortgage Loans       as of Cut-Off Date          Loans
-------------------------------       --------------      -------------------     -------------
No Prepayment..................           1,201              $242,394,064.23           92.67%
1 Year ........................               7                 1,128,117.91            0.43
2 Years........................             105                18,052,901.42            6.90
                                          -----              ---------------          ------
     Total.....................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

                 Product Type of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of             Outstanding        % of Mortgage
           Product Type               Mortgage Loans       as of Cut-Off Date          Loans
-------------------------------       --------------      -------------------     -------------
1 Month LIBOR..................               8              $  1,917,728.37            0.73%
1 Month LIBOR IO...............             158                31,579,748.34           12.07
1/1 LIBOR......................              75                14,321,730.06            5.48
1/1 LIBOR IO...................             405                87,164,916.16           33.32
2/6 LIBOR......................             147                22,571,819.14            8.63
2/6 LIBOR IO...................             500               100,288,848.75           38.34
6 Month LIBOR..................               3                   594,892.75            0.23
6 Month LIBOR IO...............              17                 3,135,399.99            1.20
                                          -----              ---------------          ------
     Total.....................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

             Interest Only Feature of the Mortgage Loans in Group II

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of             Outstanding        % of Mortgage
      Interest Only Feature           Mortgage Loans       as of Cut-Off Date          Loans
-------------------------------       --------------      -------------------     -------------
Non-IO.........................             233              $ 39,406,170.32           15.06%
2 Years........................               1                   119,000.00            0.05
5 Years........................             935               190,898,152.42           72.98
10 Years.......................             144                31,151,760.82           11.91
                                          -----              ---------------          ------
     Total.....................           1,313              $261,575,083.56          100.00%
                                          =====              ===============          ======

      Principal Balances of the Mortgage Loans at Origination in Group III

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of             Outstanding        % of Mortgage
    Original Principal Balance        Mortgage Loans       as of Cut-Off Date          Loans
-------------------------------       --------------      -------------------     -------------
$   200,001 - $ 300,000........               1              $    260,000.00            0.10%
$   350,001 - $ 400,000........              80                30,489,252.55           11.18
$   400,001 - $ 450,000........              93                39,286,625.31           14.41
$   450,001 - $ 500,000........              60                28,735,007.39           10.54
$   500,001 - $ 550,000........              44                23,096,166.34            8.47
$   550,001 - $ 600,000........              48                27,675,244.63           10.15
$   600,001 - $ 650,000........              38                23,964,193.98            8.79
$   650,001 - $ 700,000........              16                10,829,616.72            3.97
$   700,001 - $ 800,000........              27                20,067,902.66            7.36
$   800,001 - $ 900,000........              12                10,281,146.86            3.77
$   900,001 - $1,000,000.......              20                19,278,454.04            7.07
$ 1,000,001 - $1,100,000.......               2                 2,150,000.00            0.79
$ 1,100,001 - $1,200,000.......               5                 5,806,379.00            2.13
$ 1,200,001 - $1,300,000.......               5                 6,232,904.00            2.29
$ 1,300,001 - $1,400,000.......               4                 5,510,000.00            2.02
$ 1,400,001 - $1,500,000.......               2                 3,000,000.00            1.10
$ 1,800,001 - $1,900,000.......               2                 3,534,613.31            1.30
$ 1,900,001 - $2,000,000.......               2                 3,917,000.00            1.44
$ 2,000,001 - $2,100,000.......               2                 4,095,000.00            1.50
$ 2,100,001 - $2,200,000.......               1                 2,160,000.00            0.79
$ 2,200,001 - $2,300,000.......               1                 2,280,000.00            0.84
                                            ---              ---------------          ------
     Total.....................             465              $272,649,506.79          100.00%
                                            ===              ===============          ======

Minimum Original Principal Balance:     $   260,000.00
Maximum Original Principal Balance:     $ 2,280,000.00
Average Original Principal Balance:     $   587,999.12

          Scheduled Principal Balances of the Mortgage Loans as of the
                            Cut-Off Date in Group III

                                                          Aggregate Scheduled
                                                           Principal Balance
                                         Number of             Outstanding        % of Mortgage
   Scheduled Principal Balance        Mortgage Loans       as of Cut-Off Date          Loans
-------------------------------       --------------      -------------------     -------------
$   100,001 - $ 200,000........               1              $    121,184.66           0.04%
$   200,001 - $ 300,000........               1                   260,000.00           0.10
$   350,001 - $ 400,000........              80                30,489,252.55          11.18
$   400,001 - $ 450,000........              92                39,165,440.65          14.36
$   450,001 - $ 500,000........              60                28,735,007.39          10.54
$   500,001 - $ 550,000........              44                23,096,166.34           8.47
$   550,001 - $ 600,000........              49                28,264,744.63          10.37
$   600,001 - $ 650,000........              38                23,964,193.98           8.79
$   650,001 - $ 700,000........              16                10,829,616.72           3.97
$   700,001 - $ 800,000........              26                19,478,402.66           7.14
$   800,001 - $ 900,000........              12                10,281,146.86           3.77
$   900,001 - $1,000,000.......              20                19,278,454.04           7.07
$ 1,000,001 - $1,100,000.......               2                 2,150,000.00           0.79
$ 1,100,001 - $1,200,000.......               5                 5,806,379.00           2.13
$ 1,200,001 - $1,300,000.......               5                 6,232,904.00           2.29
$ 1,300,001 - $1,400,000.......               4                 5,510,000.00           2.02
$ 1,400,001 - $1,500,000.......               2                 3,000,000.00           1.10
$ 1,600,001 - $1,700,000.......               1                 1,634,613.31           0.60
$ 1,800,001 - $1,900,000.......               1                 1,900,000.00           0.70
$ 1,900,001 - $2,000,000.......               2                 3,917,000.00           1.44
$ 2,000,001 - $2,100,000.......               2                 4,095,000.00           1.50
$ 2,100,001 - $2,200,000.......               1                 2,160,000.00           0.79
$ 2,200,001 - $2,300,000.......               1                 2,280,000.00           0.84
                                            ---              ---------------         ------
      Total....................             465              $272,649,506.79         100.00%
                                            ===              ===============         ======

Minimum Scheduled Principal Balance:    $   121,184.66
Maximum Scheduled Principal Balance:    $ 2,280,000.00
Average Scheduled Principal Balance:    $   586,343.03

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
     Mortgage Interest Rates (%)                Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
2.750% -  2.999%......................                 1                $      532,000.00               0.20%
3.000% -  3.249%......................                 1                       860,000.00               0.32
3.250% -  3.499%......................                12                     8,404,996.47               3.08
3.500% -  3.749%......................                14                     7,274,662.00               2.67
3.750% -  3.999%......................                15                     9,873,893.98               3.62
4.000% -  4.249%......................                46                    24,030,996.43               8.81
4.250% -  4.499%......................                46                    27,012,184.76               9.91
4.500% -  4.749%......................                16                     9,995,090.00               3.67
4.750% -  4.999%......................                29                    16,135,046.48               5.92
5.000% -  5.249%......................                36                    17,778,952.32               6.52
5.250% -  5.499%......................                51                    30,295,053.88              11.11
5.500% -  5.749%......................                64                    39,282,067.84              14.41
5.750% -  5.999%......................                45                    27,689,303.98              10.16
6.000% -  6.249%......................                27                    14,110,968.26               5.18
6.250% -  6.499%......................                18                    12,989,417.00               4.76
6.500% -  6.749%......................                11                     7,988,021.78               2.93
6.750% -  6.999%......................                16                     9,096,933.66               3.34
7.000% -  7.249%......................                 6                     3,088,380.54               1.13
7.250% -  7.499%......................                 5                     2,296,849.41               0.84
7.500% -  7.749%......................                 6                     3,914,688.00               1.44
                                                   -----                -----------------            -------
      Total...........................               465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

Minimum Interest Rate:                  2.875%
Maximum Interest Rate:                  7.500%
Weighted Average Interest Rate:         5.187%

                   Original Loan-to-Value Ratios* in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
  Original Loan-to-Value Ratios (%)             Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
 0.00%  -  30.00%...................                   1                $    1,100,000.00               0.40%
30.01%  -  40.00%...................                   1                     1,235,000.00               0.45
40.01%  -  50.00%...................                   8                     6,960,500.00               2.55
50.01%  -  55.00%...................                   2                     2,045,000.00               0.75
55.01%  -  60.00%...................                   6                     5,093,098.66               1.87
60.01%  -  65.00%...................                  20                    14,718,269.00               5.40
65.01%  -  70.00%...................                 149                    87,250,012.37              32.00
70.01%  -  75.00%...................                  60                    40,032,960.48              14.68
75.01%  -  80.00%...................                 210                   110,702,132.35              40.60
80.01%  -  85.00%...................                   2                     1,117,196.47               0.41
85.01%  -  90.00%...................                   4                     1,655,216.92               0.61
90.01%  -  95.00%...................                   2                       740,120.54               0.27
                                                   -----                -----------------            -------
    Total...........................                 465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

Weighted Average Original Loan-to-Value Ratio:       73.07%

* Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

        Geographic Distribution* of the Mortgage Properties in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Geographic Distribution                Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Arizona...............................                21                $    13,098128.00               4.80%
California............................               249                   137,177,311.27              50.31
Colorado..............................                 7                     3,491,537.46               1.28
Connecticut...........................                 4                     2,301,746.47               0.84
Delaware..............................                 3                     1,367,420.00               0.50
District of Columbia..................                 2                     1,374,485.20               0.50
Florida...............................                22                    16,167,516.86               5.93
Georgia...............................                 1                       428,000.00               0.16
Illinois..............................                53                    34,751,840.62              12.75
Indiana...............................                 1                       643,500.00               0.24
Kentucky..............................                 1                       386,250.00               0.14
Maryland..............................                 9                     4,910,032.00               1.80
Massachusetts.........................                10                     5,141,900.00               1.89
Michigan..............................                 7                     5,008,100.00               1.84
Missouri..............................                 1                       840,000.00               0.31
Montana...............................                 2                     1,014,400.00               0.37
Nevada................................                16                     9,213,222.00               3.38
New Hampshire.........................                 1                       480,000.00               0.18
New Jersey............................                 5                     3,350,270.00               1.23
New York..............................                 6                     5,581,800.00               2.05
North Carolina........................                 6                     3,349,412.00               1.23
Oregon................................                 3                     1,885,116.25               0.69
Pennsylvania..........................                 3                     1,833,391.00               0.67
South Carolina........................                 3                     2,383,000.00               0.87
Texas.................................                 1                       520,000.00               0.19
Utah..................................                 4                     1,821,930.00               0.67
Virginia..............................                23                    13,333,197.66               4.89
Washington............................                 1                       796,000.00               0.29
                                                   -----                -----------------            -------
      Total...........................               465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

* No more than approximately 1.66% of Loan Group III by cut-off date principal balance will be secured by properties located in any one zip code area.

 Credit Scores as of the Date of Origination of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Range of Credit Scores                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
620 -  639..........................                  16                $    9,880,847.55               3.62%
640 -  659..........................                  14                     7,598,249.99               2.79
660 -  679..........................                  65                    37,000,485.85              13.57
680 -  699..........................                  81                    50,869,744.66              18.66
700 -  719..........................                  65                    38,420,801.59              14.09
720 -  739..........................                  69                    38,476,967.94              14.11
740 -  759..........................                  69                    39,830,047.77              14.61
760 -  779..........................                  47                    25,475,085.60               9.34
780 -  799..........................                  35                    23,236,006.84               8.52
800 -  819..........................                   4                     1,861,269.00               0.68
                                                   -----                -----------------            -------
    Total...........................                 465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

Weighted Average Credit Score:              718

             Property Types of the Mortgage Properties in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Property Type                        Mortgage Loans          as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
2-4 Family............................                17                 $   10,217,646.24              3.75%
Condominium...........................                40                     22,470,078.87              8.24
PUD...................................               139                     81,904,912.64             30.04
Single Family.........................               269                    158,056,869.04             57.97
                                                   -----                 -----------------           -------
      Total...........................               465                 $  272,649,506.79            100.00%
                                                   =====                 =================           =======

              Occupancy Status of Mortgage Properties in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Occupancy Status                    Mortgage Loans          as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Investor..............................                51                 $   29,206,243.68             10.71%
Owner Occupied........................               393                    232,193,535.12             85.16
Second Home...........................                21                     11,249,727.99              4.13
                                                   -----                 -----------------           -------
      Total...........................               465                 $  272,649,506.79            100.00%
                                                   =====                 =================           =======

                 Loan Purpose of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Loan Purpose                      Mortgage Loans          as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Cash-Out Refinance....................               115                 $   67,933,383.63             24.92%
Purchase..............................               311                    176,304,261.61             64.66
Rate/Term Refinance...................                39                     28,411,861.55             10.42
                                                   -----                 -----------------           -------
      Total...........................               465                 $  272,649,506.79            100.00%
                                                   =====                 =================           =======

              Documentation Type of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Documentation Type                   Mortgage Loans          as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Income & Employment Verified / Assets
Verified..............................               124                 $   72,399,464.36             26.55%
Income & Employment Verified / Assets
Not Verified..........................                 1                        377,650.00              0.14
No Employment or Income Verification /
Assets Not Verified...................                65                     36,940,315.51             13.55
No Employment or Income
Verification/Assets Verified..........                66                     36,222,999.60             13.29
Verbal Verification of Employment/Assets
Not Verified..........................                16                      9,615,235.54              3.53
Verbal Verification of Employment/Assets
Verified..............................               193                    117,093,841.78             42.95
                                                   -----                 -----------------           -------
      Total...........................               465                 $  272,649,506.79            100.00%
                                                   =====                 =================           =======

      Original Terms to Stated Maturity of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Stated Original Term                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
360 Months............................               465                $  272,649,506.79             100.00%
                                                   -----                -----------------            -------
      Total...........................               465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

Minimum Original Term to Stated Maturity (Months):            360
Maximum Original Term to Stated Maturity (Months):            360
Weighted Average Orig. Term to Stated Mat. (Months):          360

             Stated Remaining Term to Maturity of the Mortgage Loans
                       as of the Cut Off Date in Group III

                                                                      Aggregate Scheduled
                                                                       Principal Balance
                                                  Number of               Outstanding
          Stated Remaining Term                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
300 - 359 Months......................               239                $  139,179,250.79              51.05%
360 Months............................               226                   133,470,256.00              48.95
                                                   -----                -----------------            -------
      Total...........................               465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

Minimum Remaining Term to Stated Maturity (Months):           356
Maximum Remaining Term to Stated Maturity (Months):           360
Weighted Average Remaining Term to Stated Mat. (Months):      360

                    Index of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
                Index                           Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1 Month LIBOR.........................                73                $   45,257,074.90              16.60%
1 Year LIBOR..........................               231                   135,169,327.14              49.58
6 Month LIBOR.........................               161                    92,223,104.75              33.82
                                                   -----                -----------------            -------
      Total...........................               465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

       Months to Next Rate Adjustment* of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Next Rate Adjustment                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
0 -   3 Months........................                69                $   43,198,574.90              15.84%
4 -   6 Months........................                10                     4,751,025.66               1.74
7 -   9 Months........................                 1                       601,300.00               0.22
10 - 12 Months........................               196                   116,146,410.14              42.60
13 - 15 Months........................                35                    19,022,917.00               6.98
22 - 24 Months........................               141                    81,927,329.09              30.05
25 - 27 Months........................                13                     7,001,950.00               2.57
                                                   -----                -----------------            -------
      Total...........................               465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

Weighted Average Next Rate Adjustment (Months):      14

* Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

          Rate Adjustment Frequency of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
      Rate Adjustment Frequency                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1 Month...............................                73                $   45,257,074.90              16.60%
6 Months..............................               161                    92,223,104.75              33.82
12 Months.............................               231                   135,169,327.14              49.58
                                                   -----                -----------------            -------
      Total...........................               465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

        Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
     Maximum Mortgage Rate (%)                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
 9.751%  - 10.000%...................                  6                $    2,744,750.00               1.01%
10.001%  - 10.250%...................                 11                     4,939,904.29               1.81
10.251%  - 10.500%...................                 23                    12,753,756.58               4.68
10.501%  - 10.750%...................                 33                    21,110,759.23               7.74
10.751%  - 11.000%...................                130                    72,447,628.48              26.57
11.001%  - 11.250%...................                 55                    31,373,946.69              11.51
11.251%  - 11.500%...................                 50                    32,205,765.96              11.81
11.501%  - 11.750%...................                 31                    18,779,867.05               6.89
11.751%  - 12.000%...................                111                    66,328,391.10              24.33
12.001%  - 12.250%...................                  4                     1,987,149.41               0.73
12.251%  - 12.500%...................                  9                     5,313,588.00               1.95
12.501%  - 12.750%...................                  1                     2,160,000.00               0.79
12.751%  - 13.000%...................                  1                       504,000.00               0.18
                                                   -----                -----------------            -------
     Total...........................                465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

Weighted Average Maximum Mortgage Rate:        11.331%

              Periodic Rate Cap of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Periodic Rate Cap (%)                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
No Cap................................                77                $   46,938,400.56              17.22%
1.000%................................               157                    90,541,779.09              33.21
2.000%................................               231                   135,169,327.14              49.58
                                                   -----                -----------------            -------
      Total...........................               465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

Non Zero Weighted Average Periodic Rate Cap:    1.599%

               Initial Rate Cap of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Initial Rate Cap (%)                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
No Cap................................                77                $   46,938,400.56              17.22%
1.000%................................                 3                     1,612,500.00               0.59
2.000%................................               231                   135,169,327.14              49.58
2.750%................................                 1                       770,000.00               0.28
3.000%................................               152                    87,497,579.09              32.09
5.000%................................                 1                       661,700.00               0.24
                                                   -----                -----------------            -------
      Total...........................               465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

Non Zero Weighted Average Initial Rate Cap:     2.392%

                 Gross Margin of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Gross Margin (%)                     Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1.501% -  1.750%....................                   7                $    3,548,016.25               1.30%
1.751% -  2.000%....................                   1                       496,000.00               0.18
2.001% -  2.250%....................                 312                   180,835,715.41              66.33
2.251% -  2.500%....................                   9                     5,855,033.31               2.15
2.501% -  2.750%....................                  17                    12,683,708.47               4.65
2.751% -  3.000%....................                  14                    10,668,293.98               3.91
3.001% -  3.250%....................                  12                     6,152,650.00               2.26
3.251% -  3.500%....................                   7                     5,694,492.00               2.09
3.501% -  3.750%....................                   9                     5,438,905.20               2.00
3.751% -  4.000%....................                   6                     3,253,000.00               1.19
4.001% -  4.250%....................                   6                     2,478,843.66               0.91
4.251% -  4.500%....................                   3                     1,340,071.00               0.49
4.501% -  4.750%....................                   1                     2,015,000.00               0.74
4.751% -  5.000%....................                  60                    31,419,777.51              11.52
5.001% +   .........................                   1                       770,000.00               0.28
                                                   -----                -----------------            -------
    Total...........................                 465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

Weighted Average Gross Margin:       2.760%

              Prepayment Penalty of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Prepayment Penalty                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
No Prepayment.........................               450                $  264,286,111.93              96.93%
1 Year................................                 1                       439,200.00               0.16
2 Years...............................                11                     6,236,964.86               2.29
5 Years...............................                 3                     1,687,230.00               0.62
                                                   -----                -----------------            -------
      Total...........................               465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

                 Product Type of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
             Product Type                       Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1 Month LIBOR.........................                 4                $    2,053,879.18               0.75%
1 Month LIBOR IO......................                69                    43,203,195.72              15.85
1/1 LIBOR.............................                12                     7,329,851.55               2.69
1/1 LIBOR IO..........................               219                   127,839,475.59              46.89
2/6 LIBOR.............................                16                     8,308,219.16               3.05
2/6 LIBOR IO..........................               138                    80,621,059.93              29.57
6 Month LIBOR IO......................                 7                     3,293,825.66               1.21
                                                   -----                -----------------            -------
      Total...........................               465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

            Interest Only Feature of the Mortgage Loans in Group III

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Interest Only Feature                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Non-IO................................                32                $   17,691,949.89               6.49%
1 Year................................                 1                       430,500.00               0.16
2 Years...............................                 1                       770,000.00               0.28
5 Years...............................               310                   182,604,602.30              66.97
10 Years..............................               121                    71,152,454.60              26.10
                                                   -----                -----------------            -------
      Total...........................               465                $  272,649,506.79             100.00%
                                                   =====                =================            =======

       Principal Balances of the Mortgage Loans at Origination in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
      Original Principal Balance                Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$       0 - $ 100,000..............                   71                $    5,312,466.72               3.89%
$ 100,001 - $ 200,000..............                  315                    47,521,695.76              34.79
$ 200,001 - $ 300,000..............                  222                    54,649,832.25              40.00
$ 300,001 - $ 350,000..............                   74                    24,099,066.39              17.64
$ 350,001 - $ 400,000..............                    9                     3,223,948.32               2.36
$ 400,001 - $ 450,000..............                    2                       860,300.00               0.63
$ 450,001 - $ 500,000..............                    2                       945,000.00               0.69
                                                   -----                -----------------            -------
   Total...........................                  695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

Minimum Original Principal Balance:         $  37,000.00
Maximum Original Principal Balance:         $ 479,500.00
Average Original Principal Balance:         $ 196,654.29

          Scheduled Principal Balances of the Mortgage Loans as of the
                            Cut-Off Date in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                   Number of               Outstanding
    Scheduled Principal Balance                 Mortgage Loans          as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$       0 - $ 100,000..............                   71                $    5,312,466.72               3.89%
$ 100,001 - $ 200,000..............                  315                    47,521,695.76              34.79
$ 200,001 - $ 300,000..............                  222                    54,649,832.25              40.00
$ 300,001 - $ 350,000..............                   74                    24,099,066.39              17.64
$ 350,001 - $ 400,000..............                    9                     3,223,948.32               2.36
$ 400,001 - $ 450,000..............                    2                       860,300.00               0.63
$ 450,001 - $ 500,000..............                    2                       945,000.00               0.69
                                                   -----                -----------------            -------
   Total...........................                  695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

Minimum Scheduled Principal Balance:        $  37,000.00
Maximum Scheduled Principal Balance:        $ 479,500.00
Average Scheduled Principal Balance:        $ 196,564.47

     Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
      Mortgage Interest Rates (%)               Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
3.500% - 3.749%......................                  1                $      146,542.46               0.11%
3.750% - 3.999%......................                  2                       558,603.01               0.41
4.000% - 4.249%......................                  3                       573,310.00               0.42
4.250% - 4.499%......................                  9                     1,837,052.32               1.34
4.500% - 4.749%......................                 29                     6,436,476.78               4.71
4.750% - 4.999%......................                 64                    13,694,321.40              10.02
5.000% - 5.249%......................                 67                    13,795,534.53              10.10
5.250% - 5.499%......................                111                    22,234,016.13              16.28
5.500% - 5.749%......................                 77                    14,623,607.91              10.70
5.750% - 5.999%......................                 98                    18,167,857.98              13.30
6.000% - 6.249%......................                 71                    13,778,567.06              10.09
6.250% - 6.499%......................                 76                    15,662,797.17              11.47
6.500% - 6.749%......................                 24                     4,563,909.24               3.34
6.750% - 6.999%......................                 30                     5,371,862.79               3.93
7.000% - 7.249%......................                 16                     2,697,532.00               1.97
7.250% - 7.499%......................                 10                     1,845,368.66               1.35
7.500% - 7.749%......................                  7                       624,950.00               0.46
                                                   -----                -----------------            -------
      Total..........................                695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

Minimum Interest Rate:                  3.625%
Maximum Interest Rate:                  7.500%
Weighted Average Interest Rate:         5.630%

                   Original Loan-to-Value Ratios* in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
   Original Loan-to-Value Ratios (%)            Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
 0.01%  -  30.00%...................                   1                $      262,400.00               0.19%
30.01%  -  40.00%...................                   3                       267,000.00               0.20
40.01%  -  50.00%...................                   7                     1,365,054.45               1.00
50.01%  -  55.00%...................                   4                       892,782.52               0.65
55.01%  -  60.00%...................                  10                     2,154,689.88               1.58
60.01%  -  65.00%...................                  19                     3,542,947.10               2.59
65.01%  -  70.00%...................                 124                    23,677,598.53              17.33
70.01%  -  75.00%...................                  46                     9,746,699.22               7.13
75.01%  -  80.00%...................                 415                    81,977,268.77              60.01
80.01%  -  85.00%...................                   5                       963,471.81               0.71
85.01%  -  90.00%...................                  25                     4,694,528.16               3.44
90.01%  -  95.00%...................                  26                     5,514,462.29               4.04
95.01%  - 100.00%...................                  10                     1,553,406.71               1.14
                                                   -----                -----------------            -------
    Total...........................                 695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

Weighted Average Original Loan-to-Value Ratio:       77.28%

* Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

         Geographic Distribution* of the Mortgage Properties in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
        Geographic Distribution                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Arizona...............................                69                $   12,140,511.14               8.89%
Arkansas..............................                 1                       155,840.00               0.11
California............................               123                    30,902,044.21              22.62
Colorado..............................                22                     4,044,950.19               2.96
Connecticut...........................                 2                       520,487.41               0.38
Delaware..............................                 2                       337,600.00               0.25
District of Columbia..................                 1                       319,231.20               0.23
Florida...............................                44                     8,317,891.55               6.09
Georgia...............................                13                     2,299,084.00               1.68
Idaho.................................                 6                       747,900.00               0.55
Illinois..............................                71                    13,883,126.84              10.16
Indiana...............................                 4                       679,300.00               0.50
Iowa..................................                 3                       665,609.91               0.49
Kansas................................                 5                       303,800.00               0.22
Kentucky..............................                 9                     1,384,785.79               1.01
Louisiana.............................                 4                       699,685.86               0.51
Maine.................................                 2                       310,200.00               0.23
Maryland..............................                41                     8,350,014.24               6.11
Massachusetts.........................                 6                     1,245,211.33               0.91
Michigan..............................                14                     2,029,643.96               1.49
Minnesota.............................                 1                       150,928.00               0.11
Missouri..............................                11                     1,234,830.81               0.90
Montana...............................                 2                       575,230.00               0.42
Nevada................................                41                     8,864,869.29               6.49
New Hampshire.........................                 2                       368,422.26               0.27
New Jersey............................                10                     2,372,698.71               1.74
New Mexico............................                 1                       150,000.00               0.11
New York..............................                10                     2,860,286.96               2.09
North Carolina........................                34                     4,782,705.74               3.50
Ohio..................................                26                     4,156,445.32               3.04
Oklahoma..............................                 1                       279,930.00               0.21
Oregon................................                20                     3,396,622.93               2.49
Pennsylvania..........................                 2                       207,500.00               0.15
Rhode Island..........................                 4                       958,357.32               0.70
South Carolina........................                17                     2,720,789.76               1.99
Tennessee.............................                 3                       578,600.00               0.42
Texas.................................                14                     2,024,902.27               1.48
Utah..................................                 2                       237,200.00               0.17
Vermont...............................                 1                       343,600.00               0.25
Virginia..............................                32                     7,188,728.97               5.26
Washington............................                15                     3,103,023.67               2.27
West Virginia.........................                 1                       189,874.00               0.14
Wisconsin.............................                 3                       529,845.80               0.39
                                                   -----                -----------------            -------
         Total........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

* No more than approximately 1.26% of Loan Group IV by cut-off date principal balance will be secured by properties located in any one zip code area.

  Credit Scores as of the Date of Origination of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Range of Credit Scores                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
500 - 549.............................                 1                $      237,561.93               0.17%
550 - 574.............................                 2                       406,358.96               0.30
575 - 599.............................                 4                       697,147.53               0.51
600 - 619.............................                 5                     1,019,507.96               0.75
620 - 639.............................                38                     7,509,826.74               5.50
640 - 659.............................                62                    11,490,586.38               8.41
660 - 679.............................               112                    22,041,417.47              16.13
680 - 699.............................                96                    18,711,559.27              13.70
700 - 719.............................               117                    22,951,190.20              16.80
720 - 739.............................                90                    18,465,391.11              13.52
740 - 759.............................                74                    14,582,190.84              10.67
760 - 779.............................                51                    10,423,803.29               7.63
780 - 799.............................                39                     7,181,948.60               5.26
800 - 819.............................                 4                       893,819.16               0.65
                                                   -----                -----------------            -------
         Total........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

Weighted Average Credit Score:          705

              Property Types of the Mortgage Properties in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Property Type                     Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
2-4 Family............................                25                $    6,391,660.52               4.68%
Condominium...........................                81                    15,995,166.98              11.71
Manufactured Home.....................                 1                       237,561.93               0.17
PUD...................................               202                    41,516,695.34              30.39
Single Family.........................               386                    72,471,224.67              53.05
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

               Occupancy Status of Mortgage Properties in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Occupancy Status                    Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Investor..............................               132                $   21,914,243.69              16.04%
Owner Occupied........................               529                   108,070,142.85              79.11
Second Home...........................                34                     6,627,922.90               4.85
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

                 Loan Purpose of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Loan Purpose                      Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Cash-Out Refinance....................               181                $   36,587,930.09              26.78%
Purchase..............................               434                    84,423,680.84              61.80
Rate/Term Refinance...................                80                    15,600,698.51              11.42
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

              Documentation Type of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Documentation Type                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Income & Employment Verified / Assets
Verified..............................               324                $   63,511,078.71              46.49%
Income & Employment Verified/Assets Not
Verified..............................                 3                       747,664.78               0.55
No Employment or Income Verification /
Assets Not Verified...................               113                    21,199,498.18              15.52
No Employment or Income Verification /
Assets Verified.......................                43                     8,598,022.84               6.29
Verbal Verification of Employment /
Assets Not Verified...................                40                     7,646,448.47               5.60
Verbal Verification of Employment /
Assets Verified.......................               172                    34,909,596.46              25.55
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

       Original Terms to Stated Maturity of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Stated Original Term                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
360 Months............................               694                $  136,461,250.73              99.89%
480 Months............................                 1                       151,058.71               0.11
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

Minimum Original Term to Stated Maturity (Months):          360
Maximum Original Term to Stated Maturity (Months):          480
Weighted Average Orig. Term to Stated Mat. (Months):        360

            Remaining Terms to Stated Maturity of the Mortgage Loans
                       as of the Cut Off Date in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                   Number of               Outstanding
        Stated Remaining Term                    Mortgage Loans         as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
300 - 359 Months......................               417                $   82,387,233.93              60.31%
360 - 471 Months......................               278                    54,225,075.51              39.69
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

Minimum Remaining Term to Stated Maturity (Months):         341
Maximum Remaining Term to Stated Maturity (Months):         471
Weighted Average Rem. Term to Stated Mat. (Months):         359

                     Index of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
                  Index                         Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1 Year TRSRY-CMT......................                16                $    2,661,559.77               1.95%
1 Year LIBOR..........................               222                    47,407,725.48              34.70
6 Month LIBOR.........................               457                    86,543,024.19              63.35
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

        Months to Next Rate Adjustment* of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Next Rate Adjustment                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
16 - 18 Months........................                 1                $      283,603.01               0.21%
19 - 21 Months........................                 1                       160,340.95               0.12
22 - 24 Months........................                 1                       237,561.93               0.17
25 - 27 Months........................                 3                       479,510.31               0.35
28 - 30 Months........................                10                     1,487,064.46               1.09
31 - 33 Months........................                10                     1,900,919.92               1.39
34 - 36 Months........................               598                   118,022,587.86              86.39
37 - 39 Months........................                71                    14,040,721.00              10.28
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

Weighted Average Next Rate Adjustment (Months):         35

* Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

           Rate Adjustment Frequency of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Rate Adjustment Frequency                Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
6 Months..............................               457                $   86,543,024.19              63.35%
12 Months.............................               238                    50,069,285.25              36.65
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

        Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
        Maximum Mortgage Rate (%)               Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
 9.001% -  9.250%.....................                 2                $      220,314.00               0.16%
 9.251% -  9.500%.....................                 4                       677,708.77               0.50
 9.501% -  9.750%.....................                13                     2,903,774.80               2.13
 9.751% - 10.000%.....................                20                     4,005,097.22               2.93
10.001% - 10.250%.....................                40                     7,396,583.15               5.41
10.251% - 10.500%.....................                62                    12,435,573.54               9.10
10.501% - 10.750%.....................                89                    17,764,054.70              13.00
10.751% - 11.000%.....................               140                    27,687,052.77              20.27
11.001% - 11.250%.....................               139                    28,720,100.50              21.02
11.251% - 11.500%.....................               101                    20,022,761.43              14.66
11.501% - 11.750%.....................                36                     6,455,358.04               4.73
11.751% - 12.000%.....................                27                     4,868,649.93               3.56
12.001% - 12.250%.....................                10                     1,984,298.66               1.45
12.251% - 12.500%.....................                11                     1,233,420.00               0.90
13.751% +.............................                 1                       237,561.93               0.17
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

Weighted Average Maximum Mortgage Rate:         10.987%

               Periodic Rate Cap of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Periodic Rate Cap (%)                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1.000%................................               473                $   89,204,583.96              65.30%
2.000%................................               222                    47,407,725.48              34.70
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

Weighted Average Periodic Rate Cap:             1.347%

               Initial Rate Cap of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Initial Rate Cap (%)                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1.000%................................                16                $    2,661,559.77               1.95%
2.000%................................               221                    47,302,025.48              34.63
2.020%................................                 1                       105,700.00               0.08
2.500%................................                 1                       270,000.00               0.20
3.000%................................               455                    86,155,473.82              63.07
3.125%................................                 1                       117,550.37               0.09
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

Weighted Average Periodic Rate Cap:             2.613%

                 Gross Margin of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Gross Margin (%)                    Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
2.001% - 2.250%.......................               328                $   68,280,696.90              49.98%
2.251% - 2.500%.......................                11                     2,413,286.57               1.77
2.501% - 2.750%.......................                 3                       529,596.83               0.39
2.751% - 3.000%.......................                 1                       126,284.82               0.09
3.001% - 3.250%.......................                 3                       485,445.00               0.36
3.251% - 3.500%.......................                 1                       162,400.00               0.12
3.501% - 3.750%.......................                 1                       304,000.00               0.22
3.751% - 4.000%.......................                 2                       387,553.55               0.28
4.751% - 5.000%.......................               344                    63,685,483.84              46.62
5.001% +  ............................                 1                       237,561.93               0.17
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

Weighted Average Gross Margin:          3.557%

              Prepayment Penalty of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Prepayment Penalty                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
No Prepayment.........................               624                $  124,024,440.07              90.79%
2 Years ..............................                70                    12,425,469.37               9.10
3 Years ..............................                 1                       162,400.00               0.12
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

                 Product Type of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Product Type                      Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
3/1 CMT...............................                16                $    2,661,559.77               1.95%
3/1 LIBOR.............................                24                     4,267,859.33               3.12
3/1 LIBOR IO..........................               198                    43,139,866.15              31.58
3/6 LIBOR.............................                96                    16,869,632.40              12.35
3/6 LIBOR IO..........................               361                    69,673,391.79              51.00
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

             Interest Only Feature of the Mortgage Loans in Group IV

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Interest Only Feature                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Non-IO................................               136                $   23,799,051.50              17.42%
3 Years...............................               199                    43,309,216.15              31.70
5 Years...............................               360                    69,504,041.79              50.88
                                                   -----                -----------------            -------
      Total...........................               695                $  136,612,309.44             100.00%
                                                   =====                =================            =======

       Principal Balances of the Mortgage Loans at Origination in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Original Principal Balance               Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$         0 - $  100,000.............                  1                $       70,100.00               0.06%
$   100,001 - $  200,000.............                  2                       224,974.82               0.19
$   200,001 - $  300,000.............                  2                       478,495.55               0.41
$   350,001 - $  400,000.............                 49                    18,708,022.74              15.91
$   400,001 - $  450,000.............                 55                    23,377,377.17              19.88
$   450,001 - $  500,000.............                 29                    13,766,116.24              11.71
$   500,001 - $  550,000.............                 25                    13,033,304.30              11.09
$   550,001 - $  600,000.............                 16                     9,256,583.00               7.87
$   600,001 - $  650,000.............                 14                     8,835,699.13               7.52
$   650,001 - $  700,000.............                  4                     2,696,235.12               2.29
$   700,001 - $  800,000.............                  8                     6,101,200.02               5.19
$   800,001 - $  900,000.............                  3                     2,549,680.00               2.17
$   900,001 - $1,000,000.............                  6                     5,957,000.00               5.07
$ 1,100,001 - $1,200,000.............                  2                     2,297,381.89               1.95
$ 1,300,001 - $1,400,000.............                  2                     2,715,000.00               2.31
$ 1,400,001 - $1,500,000.............                  1                     1,470,000.00               1.25
$ 1,500,001 - $1,600,000.............                  1                     1,520,000.00               1.29
$ 2,000,001 - $2,100,000.............                  1                     2,009,000.00               1.71
$ 2,400,001 - $2,500,000.............                  1                     2,500,000.00               2.13
                                                   -----                -----------------            -------
     Total...........................                222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

Minimum Original Principal Balance:         $     70,100.00
Maximum Original Principal Balance:         $  2,500,000.00
Average Original Principal Balance:         $    529,666.09

          Scheduled Principal Balances of the Mortgage Loans as of the
                             Cut-Off Date in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
      Scheduled Principal Balance               Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$         0 - $  100,000.............                  1                $       70,100.00               0.06%
$   100,001 - $  200,000.............                  2                       224,974.82               0.19
$   200,001 - $  300,000.............                  2                       478,495.55               0.41
$   350,001 - $  400,000.............                 49                    18,708,022.74              15.91
$   400,001 - $  450,000.............                 55                    23,377,377.17              19.88
$   450,001 - $  500,000.............                 29                    13,766,116.24              11.71
$   500,001 - $  550,000.............                 25                    13,033,304.30              11.09
$   550,001 - $  600,000.............                 16                     9,256,583.00               7.87
$   600,001 - $  650,000.............                 14                     8,835,699.13               7.52
$   650,001 - $  700,000.............                  4                     2,696,235.12               2.29
$   700,001 - $  800,000.............                  8                     6,101,200.02               5.19
$   800,001 - $  900,000.............                  3                     2,549,680.00               2.17
$   900,001 - $1,000,000.............                  6                     5,957,000.00               5.07
$ 1,100,001 - $1,200,000.............                  2                     2,297,381.89               1.95
$ 1,300,001 - $1,400,000.............                  2                     2,715,000.00               2.31
$ 1,400,001 - $1,500,000.............                  1                     1,470,000.00               1.25
$ 1,500,001 - $1,600,000.............                  1                     1,520,000.00               1.29
$ 2,000,001 - $2,100,000.............                  1                     2,009,000.00               1.71
$ 2,400,001 - $2,500,000                               1                     2,500,000.00               2.13
                                                   -----                -----------------            -------
     Total...........................                222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

Minimum Scheduled Principal Balance:        $     70,100.00
Maximum Scheduled Principal Balance:        $  2,500,000.00
Average Scheduled Principal Balance:        $    529,577.34

     Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Mortgage Interest Rates (%)              Mortgage Loans         as of Cut-Off Date        % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
3.750% - 3.999%......................                  1                $      367,207.00               0.31%
4.000% - 4.249%......................                  1                       960,000.00               0.82
4.250% - 4.499%......................                  3                     2,324,000.00               1.98
4.500% - 4.749%......................                  7                     4,460,092.00               3.79
4.750% - 4.999%......................                 20                    10,040,428.28               8.54
5.000% - 5.249%......................                 32                    16,239,221.86              13.81
5.250% - 5.499%......................                 38                    23,491,646.41              19.98
5.500% - 5.749%......................                 28                    12,881,007.13              10.96
5.750% - 5.999%......................                 27                    13,038,003.67              11.09
6.000% - 6.249%......................                 29                    12,529,054.03              10.66
6.250% - 6.499%......................                 17                    10,754,851.89               9.15
6.500% - 6.749%......................                  6                     4,114,600.00               3.50
6.750% - 6.999%......................                  7                     3,741,850.00               3.18
7.000% - 7.249%......................                  4                     1,973,662.16               1.68
7.500% - 7.749%......................                  2                       650,545.55               0.55
                                                   -----                -----------------            -------
      Total..........................                222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

Minimum Interest Rate:                 3.875%
Maximum Interest Rate:                 7.500%
Weighted Average Interest Rate:        5.561%

                    Original Loan-to-Value Ratios* in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
    Original Loan-to-Value Ratios (%)           Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
  40.01%  -  50.00%...................                 1                $      397,000.00               0.33%
  50.01%  -  55.00%...................                 1                       650,000.00               0.55
  55.01%  -  60.00%...................                 8                     5,527,154.08               4.70
  60.01%  -  65.00%...................                10                     7,165,767.09               6.10
  65.01%  -  70.00%...................                48                    26,021,223.06              22.13
  70.01%  -  75.00%...................                24                    13,401,737.08              11.40
  75.01%  -  80.00%...................               120                    61,013,604.24              51.90
  85.01%  -  90.00%...................                 3                     1,285,850.00               1.09
  90.01%  -  95.00%...................                 7                     2,103,834.43               1.79
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

Weighted Average Original Loan-to-Value Ratio:       74.96%

* Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

         Geographic Distribution* of the Mortgage Properties in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Geographic Distribution                Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Arizona...............................                16                $    8,729,080.00               7.43%
California............................                94                    46,365,218.49              39.44
Colorado..............................                 4                     2,001,500.00               1.70
Connecticut...........................                 1                       448,000.00               0.38
Delaware..............................                 4                     1,945,200.00               1.65
District of Columbia..................                 4                     1,899,920.00               1.62
Florida...............................                 7                     4,081,333.80               3.47
Georgia...............................                 2                     1,548,196.47               1.32
Idaho.................................                 2                     1,177,180.20               1.00
Illinois..............................                20                    14,259,281.11              12.13
Kentucky..............................                 1                       648,800.00               0.55
Maryland..............................                 9                     4,052,962.00               3.45
Massachusetts.........................                 4                     1,822,964.29               1.55
Michigan..............................                 4                     2,436,276.00               2.07
Minnesota.............................                 1                       368,500.00               0.31
Nevada................................                 9                     4,413,053.54               3.75
New Jersey............................                 2                     1,938,500.00               1.65
New York..............................                 4                     2,636,090.00               2.24
North Carolina........................                 2                       889,400.00               0.76
Ohio..................................                 5                     1,313,274.82               1.12
Oregon................................                 1                       544,000.00               0.46
Pennsylvania..........................                 1                       476,000.00               0.40
South Carolina........................                 2                       958,625.00               0.82
Texas.................................                 2                       927,626.10               0.79
Utah..................................                 2                     1,383,000.00               1.18
Virginia..............................                16                     9,003,070.57               7.66
Washington............................                 2                       915,617.59               0.78
Wisconsin.............................                 1                       383,500.00               0.33
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

* No more than approximately 3.84% of Loan Group V by cut-off date principal balance will be secured by properties located in any one zip code area.

  Credit Scores as of the Date of Origination of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Range of Credit Scores                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
620 -  639..........................                   8                $    5,248,670.00               4.46%
640 -  659..........................                  16                     8,755,512.27               7.45
660 -  679..........................                  33                    17,096,978.82              14.54
680 -  699..........................                  29                    16,414,129.88              13.96
700 -  719..........................                  43                    20,749,904.35              17.65
720 -  739..........................                  31                    16,889,234.19              14.37
740 -  759..........................                  23                    10,411,813.24               8.86
760 -  779..........................                  24                    13,388,855.23              11.39
780 -  799..........................                  11                     6,436,122.00               5.47
800 -  819..........................                   4                     2,174,950.00               1.85
                                                   -----                -----------------            -------
    Total...........................                 222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

Weighted Average Credit Score:          712

              Property Types of the Mortgage Properties in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Property Type                     Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
2-4 Family............................                 4                $    2,160,750.00               1.84%
CO-OP.................................                 1                     1,400,000.00               1.19
Condominium...........................                17                     8,109,160.12               6.90
PUD...................................                74                    37,968,139.79              32.30
Single Family.........................               126                    67,928,120.07              57.78
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

               Occupancy Status of Mortgage Properties in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Occupancy Status                    Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Investor..............................                14                $    6,339,265.00               5.39%
Owner Occupied........................               198                   104,855,649.98              89.19
Second Home...........................                10                     6,371,255.00               5.42
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

                  Loan Purpose of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Loan Purpose                      Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Cash-Out Refinance....................                65                $   33,761,324.26              28.72%
Purchase..............................               129                    66,889,823.10              56.90
Rate/Term Refinance...................                28                    16,915,022.62              14.39
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

               Documentation Type of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Documentation Type                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Income & Employment Verified / Assets
Verified..............................                93                $   49,810,647.58              42.37%
No Employment or Income Verification /
Assets Not Verified...................                32                    14,121,766.88              12.01
No Employment or Income Verification /
Assets Verified.......................                 9                     3,820,250.00               3.25
Verbal Verification of Employment /
Assets Not Verified...................                 2                       575,450.00               0.49
Verbal Verification of Employment /
Assets Verified.......................                86                    49,238,055.52              41.88
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

       Original Terms to Stated Maturity of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Stated Original Term                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
360 Months............................               222                $  117,566,169.98             100.00%
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

Minimum Original Term to Stated Maturity (Months):         360
Maximum Original Term to Stated Maturity (Months):         360
Weighted Average Orig. Term to Stated Mat. (Months):       360

            Remaining Terms to Stated Maturity of the Mortgage Loans
                        as of the Cut Off Date in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Stated Remaining Term                  Mortgage Loans          as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
300 - 359 Months......................              146                  $   79,514,530.98             67.63%
360  Months...........................               76                      38,051,639.00             32.37
                                                  -----                  -----------------           -------
      Total...........................              222                  $  117,566,169.98            100.00%
                                                  =====                  =================           =======

Minimum Remaining Term to Stated Maturity (Months):        357
Maximum Remaining Term to Stated Maturity (Months):        360
Weighted Average Rem. Term to Stated Mat. (Months):        359

                     Index of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
                 Index                          Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1 Year LIBOR..........................               102                $   58,727,954.87              49.95%
6 Month  LIBOR........................               120                    58,838,215.11              50.05
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

           Rate Adjustment Frequency of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
        Rate Adjustment Frequency               Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
6 Months..............................               120                $   58,838,215.11              50.05%
12 Months.............................               102                    58,727,954.87              49.95
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

        Months to Next Rate Adjustment* of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Next Rate Adjustment                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
31 - 33 Months........................                 1                $    1,400,000.00               1.19%
34 - 36 Months........................               202                   105,978,904.98              90.14
37 - 39 Months........................                19                    10,187,265.00               8.67
                                                   -----                -----------------            -------
    Total.............................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

Weighted Average Next Rate Adjustment (Months):         35

* Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

         Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
        Maximum Mortgage Rate (%)               Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
 9.251%  -  9.500%....................                 1                $      466,500.00               0.40%
 9.501%  -  9.750%....................                 3                       932,595.00               0.79
 9.751%  - 10.000%....................                 4                     2,111,207.00               1.80
10.001%  - 10.250%....................                 7                     3,271,631.08               2.78
10.251%  - 10.500%....................                17                     8,648,263.73               7.36
10.501%  - 10.750%....................                29                    15,380,576.65              13.08
10.751%  - 11.000%....................                49                    23,953,129.33              20.37
11.001%  - 11.250%....................                55                    28,901,304.54              24.58
11.251%  - 11.500%....................                36                    22,050,954.94              18.76
11.501%  - 11.750%....................                 9                     5,903,950.00               5.02
11.751%  - 12.000%....................                 7                     3,833,850.00               3.26
12.001%  - 12.250%....................                 3                     1,461,662.16               1.24
12.251%  - 12.500%....................                 2                       650,545.55               0.55
                                                   -----                -----------------            -------
     Total............................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

Weighted Average Maximum Mortgage Rate:       11.061%

               Periodic Rate Cap of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Periodic Rate Cap (%)                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1.000%................................               120                $   58,838,215.11              50.05%
2.000%................................               102                    58,727,954.87              49.95
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

Weighted Average Periodic Rate Cap:     1.500%

                Initial Rate Cap of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Initial Rate Cap (%)                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1.995%................................                 1                $    2,500,000.00               2.13%
2.000%................................               101                    56,227,954.87              47.83
3.000%................................               119                    57,523,215.11              48.93
3.001%................................                 1                     1,315,000.00               1.12
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

Weighted Average Initial Rate Cap:      2.500%

                  Gross Margin of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Gross Margin (%)                     Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
2.001% -  2.250%......................               162                $   87,313,313.24              74.27%
2.251% -  2.500%......................                 4                     3,701,400.00               3.15
2.501% -  2.750%......................                 3                     3,056,200.00               2.60
4.751% -  5.000%......................                53                    23,495,256.74              19.98
                                                   -----                -----------------            -------
    Total.............................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

Weighted Average Gross Margin:          2.819%

               Prepayment Penalty of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Prepayment Penalty                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
No Prepayment.........................               207                $  112,570,849.61              95.75%
2 Years ..............................                10                     4,221,750.00               3.59
5 Years ..............................                 5                       773,570.37               0.66
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

                  Product Type of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Product Type                      Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
3/1 LIBOR.............................                 9                $    4,582,500.13               3.90%
3/1 LIBOR IO..........................                93                    54,145,454.74              46.06
3/6 LIBOR.............................                 8                     3,505,609.20               2.98
3/6 LIBOR IO..........................               112                    55,332,605.91              47.07
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

             Interest Only Feature of the Mortgage Loans in Group V

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Interest Only Feature                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Non-IO................................                17                $    8,088,109.33               6.88%
3 Years...............................                93                    54,145,454.74              46.06
5 Years...............................               112                    55,332,605.91              47.07
                                                   -----                -----------------            -------
      Total...........................               222                $  117,566,169.98             100.00%
                                                   =====                =================            =======

       Principal Balances of the Mortgage Loans at Origination in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Original Principal Balance               Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$       0 - $ 100,000.................                755               $   57,506,394.53               5.90%
$ 100,001 - $ 200,000.................              2,399                  356,327,674.70              36.53
$ 200,001 - $ 300,000.................              1,503                  368,941,433.12              37.83
$ 300,001 - $ 350,000.................                420                  136,233,510.69              13.97
$ 350,001 - $ 400,000.................                133                   47,851,455.73               4.91
$ 400,001 - $ 450,000.................                 14                    5,931,720.29               0.61
$ 450,001 - $ 500,000.................                  2                      946,300.00               0.10
$ 500,001 - $ 550,000.................                  2                    1,036,000.00               0.11
$ 550,001 - $ 600,000.................                  1                      560,000.00               0.06
                                                    -----               -----------------            -------
   Total...............................             5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

Minimum Original Principal Balance:       $   21,600.00
Maximum Original Principal Balance:       $  560,000.00
Average Original Principal Balance:       $  186.655.12

          Scheduled Principal Balances of the Mortgage Loans as of the
                            Cut-Off Date in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
    Scheduled Principal Balance                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$       0 - $ 100,000.................                757               $   57,534,969.19               5.90%
$ 100,001 - $ 200,000.................              2,398                  356,494,731.69              36.55
$ 200,001 - $ 300,000.................              1,504                  369,250,100.64              37.86
$ 300,001 - $ 350,000.................                418                  135,729,211.52              13.92
$ 350,001 - $ 400,000.................                133                   47,851,455.73               4.91
$ 400,001 - $ 450,000.................                 14                    5,931,720.29               0.61
$ 450,001 - $ 500,000.................                  2                      946,300.00               0.10
$ 500,001 - $ 550,000.................                  2                    1,036,000.00               0.11
$ 550,001 - $ 600,000.................                  1                      560,000.00               0.06
                                                    -----               -----------------            -------
   Total..............................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

Minimum Scheduled Principal Balance:      $    4,574.66
Maximum Scheduled Principal Balance:      $  560,000.00
Average Scheduled Principal Balance:      $  186,524.09

     Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Mortgage Interest Rates (%)              Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
3.750% - 3.999%.......................                  1               $      280,071.77               0.03%
4.000% - 4.249%.......................                  1                      356,000.00               0.04
4.250% - 4.499%.......................                  4                      809,791.41               0.08
4.500% - 4.749%.......................                 38                    8,486,110.24               0.87
4.750% - 4.999%.......................                230                   50,354,314.83               5.16
5.000% - 5.249%.......................                352                   74,895,287.93               7.68
5.250% - 5.499%.......................                613                  127,856,165.12              13.11
5.500% - 5.749%.......................                773                  153,871,430.84              15.78
5.750% - 5.999%.......................                975                  180,788,817.44              18.54
6.000% - 6.249%.......................                420                   75,731,644.68               7.76
6.250% - 6.499%.......................                394                   71,332,897.23               7.31
6.500% - 6.749%.......................                374                   61,176,048.89               6.27
6.750% - 6.999%.......................                412                   69,835,107.79               7.16
7.000% - 7.249%.......................                284                   46,004,397.36               4.72
7.250% - 7.499%.......................                170                   25,950,942.36               2.66
7.500% - 7.749%.......................                113                   17,378,873.95               1.78
7.750% - 7.999%.......................                 74                   10,037,787.22               1.03
8.000% -  8.249%......................                  1                      188,800.00               0.02
                                                    -----               -----------------            -------
      Total...........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

Minimum Mortgage Interest Rate:               3.875%
Maximum Mortgage Interest Rate:               8.000%
Weighted Average Mortgage Interest Rate:      5.908%

                   Original Loan-to-Value Ratios* in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
   Original Loan-to-Value Ratios (%)            Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
 0.01% -  30.00%......................                 26               $    3,481,850.31               0.36%
30.01% -  40.00%......................                 23                    4,108,862.65               0.42
40.01% -  50.00%......................                 67                   13,553,305.96               1.39
50.01% -  55.00%......................                 58                   11,055,752.30               1.13
55.01% -  60.00%......................                 87                   18,510,775.93               1.90
60.01% -  65.00%......................                136                   28,813,765.90               2.95
65.01% -  70.00%......................              1,213                  218,940,097.31              22.45
70.01% -  75.00%......................                373                   71,463,965.38               7.33
75.01% -  80.00%......................              2,857                  536,115,387.42              54.97
80.01% -  85.00%......................                 35                    6,590,222.87               0.68
85.01% -  90.00%......................                158                   28,323,458.64               2.90
90.01% -  95.00%......................                191                   33,604,716.29               3.45
95.01% - 100.00%......................                  5                      772,328.10               0.08
                                                    -----               -----------------            -------
    Total.............................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

Weighted Average Original Loan-to-Value Ratio:     75.86%

* Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

         Geographic Distribution* of the Mortgage Properties in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Geographic Distribution                Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Alabama...............................                  2               $      389,500.00               0.04%
Alaska................................                  1                      217,750.00               0.02
Arizona...............................                552                   92,373,327.70               9.47
Arkansas..............................                  3                      379,200.00               0.04
California............................                637                  166,831,191.54              17.11
Colorado..............................                222                   41,293,268.65               4.23
Connecticut...........................                 16                    3,603,933.99               0.37
Delaware..............................                 20                    4,291,897.81               0.44
District of Columbia..................                 31                    6,671,600.81               0.68
Florida...............................                429                   73,296,550.07               7.52
Georgia...............................                135                   21,373,585.53               2.19
Idaho.................................                 44                    5,085,617.77               0.52
Illinois..............................                633                  123,438,287.21              12.66
Indiana...............................                 25                    2,094,240.84               0.22
Iowa..................................                 22                    2,807,184.31               0.29
Kansas................................                 12                    1,249,487.02               0.13
Kentucky..............................                 33                    4,478,821.58               0.46
Louisiana.............................                 16                    1,945,253.18               0.20
Maine.................................                 11                    1,768,678.93               0.18
Maryland..............................                307                   64,578,796.30               6.62
Massachusetts.........................                 94                   22,604,147.91               2.32
Michigan..............................                183                   22,620,311.41               2.32
Minnesota.............................                 20                    3,146,627.06               0.32
Mississippi...........................                  4                      628,182.79               0.06
Missouri..............................                 53                    6,893,728.25               0.71
Montana...............................                 13                    2,652,779.23               0.27
Nebraska..............................                  2                      168,204.00               0.02
Nevada................................                204                   42,284,313.93               4.34
New Hampshire.........................                 24                    4,712,209.99               0.48
New Jersey............................                 69                   14,567,956.43               1.49
New Mexico............................                 13                    2,409,087.65               0.25
New York..............................                 82                   21,390,824.77               2.19
North Carolina........................                256                   33,607,618.17               3.45
Ohio..................................                135                   15,590,025.80               1.60
Oklahoma..............................                  7                      724,723.30               0.07
Oregon................................                157                   27,433,228.43               2.81
Pennsylvania..........................                 69                   11,178,172.61               1.15
Rhode Island..........................                 11                    2,512,061.67               0.26
South Carolina........................                116                   17,592,142.36               1.80
South Dakota..........................                 13                    1,531,701.63               0.16
Tennessee.............................                 34                    4,812,625.78               0.49
Texas.................................                 93                   13,309,861.04               1.36
Utah..................................                 96                   15,226,911.30               1.56
Vermont...............................                  1                      220,000.00               0.02
Virginia..............................                186                   41,346,113.63               4.24
Washington............................                120                   24,045,303.08               2.47
West Virginia.........................                  8                    1,592,676.76               0.16
Wisconsin.............................                 10                    1,669,436.94               0.17
Wyoming...............................                  5                      695,339.90               0.07
                                                    -----               -----------------            -------
         Total........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

* No more than approximately 0.95% of Loan Group VI by cut-off date principal balance will be secured by properties located in any one zip code area.

  Credit Scores as of the Date of Origination of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Range of Credit Scores                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
   1  - 499...........................                  1               $      141,414.49               0.01%
  500 - 549...........................                  3                      594,089.46               0.06
  550 - 574...........................                  1                      145,600.00               0.01
  575 - 599...........................                  6                    1,245,080.17               0.13
  600 - 619...........................                 13                    2,845,788.78               0.29
  620 - 639...........................                271                   48,007,739.88               4.92
  640 - 659...........................                380                   68,222,009.91               6.99
  660 - 679...........................                758                  141,967,342.30              14.56
  680 - 699...........................                862                  160,921,700.97              16.50
  700 - 719...........................                811                  152,721,405.03              15.66
  720 - 739...........................                673                  125,512,620.20              12.87
  740 - 759...........................                590                  109,329,639.45              11.21
  760 - 779...........................                480                   92,358,109.23               9.47
  780 - 799...........................                297                   55,259,666.26               5.67
  800 - 819...........................                 83                   16,062,282.93               1.65
                                                    -----               -----------------            -------
      Total...........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

Weighted Average Credit Score:        710

              Property Types of the Mortgage Properties in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Property Type                       Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
2-4 Family............................                392               $   82,197,833.79               8.43%
CO-OP.................................                  5                    1,160,873.18               0.12
Condominium...........................                687                  126,547,219.23              12.97
PUD...................................              1,399                  274,091,000.67              28.10
Single Family.........................              2,746                  491,337,562.19              50.38
                                                    -----               -----------------            -------
      Total...........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

               Occupancy Status of Mortgage Properties in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Occupancy Status                     Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Investor..............................              1,370               $  201,341,432.58              20.64%
Owner Occupied........................              3,669                  738,797,370.15              75.75
Second Home...........................                190                   35,195,686.33               3.61
                                                    -----               -----------------            -------
      Total...........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

                 Loan Purpose of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                  Number of             Principal Balance
                                           ------------------------        Outstanding
             Loan Purpose                       Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Cash-Out Refinance....................              1,357               $  266,929,272.88              27.37%
Purchase..............................              3,259                  594,659,863.83              60.97
Rate/Term Refinance...................                613                  113,745,352.35              11.66
                                                    -----               -----------------            -------
      Total...........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

              Documentation Type of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Documentation Type                    Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Income & Employment Verified/Assets
Verified..............................              2,254               $  429,239,857.80              44.01%
Income & Employment Verified/Assets
Not Verified..........................                 30                    3,857,095.40               0.40
No Employment or Income
Verification/Assets Not Verified......                956                  172,228,839.69              17.66
No Employment or Income
Verification/Assets Not Verified......                345                   64,131,056.86               6.58
Verbal Verification of
Employment/Assets Not Verified........                289                   48,384,681.87               4.96
Verbal Verification of
Employment/Assets Verified............              1,355                  257,492,957.44              26.40
                                                    -----               -----------------            -------
         Total........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

       Original Terms to Stated Maturity of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Stated Original Term                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
360 Months............................              5,229               $  975,334,489.06             100.00%
                                                    -----               -----------------            -------
      Total...........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

Minimum Original Term to Stated Maturity (Months):        360
Maximum Original Term to Stated Maturity (Months):        360
Weighted Average Orig. Term to Stated Mat. (Months):      360

       Remaining Terms to Stated Maturity of the Mortgage Loans as of the
                            Cut Off Date in Group VI

                                                                        Aggregate Scheduled
                                                                         Principal Balance
                                                   Number of                Outstanding
         Stated Remaining Term                   Mortgage Loans          As of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
300 - 359 Months......................              2,529                 $  468,757,312.10             48.06%
360  Months...........................              2,700                    506,577,176.96             51.94
                                                    -----                 -----------------           -------
      Total...........................              5,229                 $  975,334,489.06            100.00%
                                                    =====                 =================           =======

Minimum Remaining Term to Stated Maturity (Months):       315
Maximum Remaining Term to Stated Maturity (Months):       360
Weighted Average Rem. Term to Stated Mat. (Months):       359

                     Index of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
                 Index                          Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1 Year CMT............................                  8               $    1,133,412.53               0.12%
1 Year LIBOR..........................              1,639                  344,105,916.76              35.28
6 Month LIBOR.........................              3,582                  630,095,159.77              64.60
                                                    -----               -----------------            -------
         Total........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

        Months to Next Rate Adjustment* of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Next Rate Adjustment                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
13 - 15 Months........................                  1               $      141,414.49               0.01%
37 - 45 Months........................                  1                      280,071.77               0.03
46 - 48 Months........................                  2                      350,818.64               0.04
49 - 51 Months........................                  1                      159,910.17               0.02
52 - 54 Months........................                  2                      368,720.00               0.04
55 - 57 Months........................                 15                    2,578,368.28               0.26
58 - 60 Months........................              4,562                  851,085,870.77              87.26
61 - 78 Months........................                643                  120,037,329.26              12.31
79 - 102 Months.......................                  2                      331,985.68               0.03
                                                    -----               -----------------            -------
      Total...........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

Weighted Average Next Rate Adjustment (Months):      59

* Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

           Rate Adjustment Frequency of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Rate Adjustment Frequency               Mortgage Loans          as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
6 Months................................            3,582               $  630,095,159.77              64.60%
12 Months...............................            1,647                  345,239,329.29              35.40
                                                    -----               -----------------            -------
         Total..........................            5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

        Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
        Maximum Mortgage Rate (%)               Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
 8.751% - 9.000%......................                  1               $      280,071.77               0.03%
 9.001% - 9.250%......................                  1                      356,000.00               0.04
 9.251% - 9.500%......................                 12                    2,796,623.02               0.29
 9.501% - 9.750%......................                 98                   20,666,190.34               2.12
 9.751% - 10.000%.....................                315                   67,376,202.77               6.91
10.001% - 10.250%.....................                493                  104,671,969.65              10.73
10.251% - 10.500%.....................                737                  151,451,401.23              15.53
10.501% - 10.750%.....................                802                  154,173,386.06              15.81
10.751% - 11.000%.....................                792                  142,180,214.16              14.58
11.001% - 11.250%.....................                370                   68,574,046.72               7.03
11.251% - 11.500%.....................                406                   69,272,471.58               7.10
11.501% - 11.750%.....................                334                   55,590,172.63               5.70
11.751% - 12.000%.....................                373                   62,329,792.39               6.39
12.001% - 12.250%.....................                237                   37,580,598.22               3.85
12.251% - 12.500%.....................                157                   22,980,781.30               2.36
12.501% - 12.750%.....................                 98                   14,739,525.63               1.51
12.751% - 13.000%.....................                  2                      231,041.59               0.02
13.751% +.............................                  1                       84,000.00               0.01
                                                    -----               -----------------            -------
         Total........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

Weighted Average Maximum Mortgage Rate:         10.911%

               Periodic Rate Cap of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Periodic Rate Cap (%)                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1.000%................................              3,590               $   631,628033.77              64.76%
2.000%................................               1639                  343,706,455.29              35.24
                                                    -----               -----------------            -------
      Total...........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

Weighted Average Periodic Rate Cap:     1.352%

               Initial Rate Cap of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Initial Rate Cap (%)                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
3.000%................................                 12               $    3,000,698.91               0.31%
4.875%................................                  1                       96,000.00               0.01
4.975%................................                  1                      332,500.00               0.03
4.995%................................                  1                      354,425.00               0.04
5.000%................................              5,213                  971,498,865.15              99.60
6.000%................................                  1                       52,000.00               0.01
                                                    -----               -----------------            -------
      Total...........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

Weighted Average Initial Rate Cap:      4.994%

                 Gross Margin of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Gross Margin (%)                    Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
  1.501% -  1.750%....................                  1               $       95,600.00               0.01%
  2.001% -  2.250%....................              2,808                  553,879,865.27              56.79
  2.251% -  2.500%....................                372                   77,847,797.38               7.98
  2.501% -  2.750%....................                 20                    3,525,454.86               0.36
  2.751% -  3.000%....................                  4                      648,480.00               0.07
  3.001% -  3.250%....................                  3                      919,836.00               0.09
  3.251% -  3.500%....................                  2                      273,864.75               0.03
  3.501% -  3.750%....................                  1                      355,886.79               0.04
  3.751% -  4.000%....................                  3                      734,722.94               0.08
  4.751% -  5.000%....................              2,006                  335,626,564.95              34.41
  5.001%    +.........................                  9                    1,426,416.12               0.15
                                                    -----               -----------------            -------
      Total...........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

Weighted Average Gross Margin:          3.226%

              Prepayment Penalty of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Prepayment Penalty                    Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
No Prepayment.........................              4,763               $  900,678,810.75              92.35%
1 Year ...............................                 10                    2,013,820.00               0.21
2 Years...............................                453                   71,902,084.09               7.37
3 Years ..............................                  3                      739,774.22               0.08
                                                    -----               -----------------            -------
      Total...........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

                 Product Type of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Product Type                      Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
5/1 CMT...............................                  6               $      913,742.59               0.09%
5/1 LIBOR.............................                164                   29,507,450.33               3.03
5/1 LIBOR IO..........................              1,474                  314,366,266.43              32.23
5/6 LIBOR.............................                651                  100,314,518.57              10.29
5/6 LIBOR IO..........................              2,931                  529,780,641.20              54.32
7/1 CMT...............................                  2                      219,669.94               0.02
7/1 LIBOR IO..........................                  1                      232,200.00               0.02
                                                    -----               -----------------            -------
         Total........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

             Interest Only Feature of the Mortgage Loans in Group VI

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Interest Only Feature                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Non-IO................................                823               $  130,955,381.43              13.43%
5 Years...............................              4,404                  844,094,907.63              86.54
7 Years...............................                  1                      232,200.00               0.02
10 Years..............................                  1                       52,000.00               0.01
                                                    -----               -----------------            -------
         Total........................              5,229               $  975,334,489.06             100.00%
                                                    =====               =================            =======

      Principal Balances of the Mortgage Loans at Origination in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Original Principal Balance               Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$         0 - $  100,000..............                10                $      710,477.67               0.14%
$   100,001 - $  200,000..............                19                     2,552,831.95               0.50
$   200,001 - $  300,000..............                14                     3,401,151.08               0.67
$   300,001 - $  350,000..............                 4                     1,274,969.00               0.25
$   350,001 - $  400,000..............               181                    69,180,388.62              13.63
$   400,001 - $  450,000..............               170                    72,490,222.92              14.28
$   450,001 - $  500,000..............               143                    67,787,356.06              13.36
$   500,001 - $  550,000..............               108                    56,892,757.48              11.21
$   550,001 - $  600,000..............                82                    47,754,917.73               9.41
$   600,001 - $  650,000..............                66                    41,477,984.01               8.17
$   650,001 - $  700,000..............                32                    21,638,760.11               4.26
$   700,001 - $  800,000..............                42                    31,867,577.17               6.28
$   800,001 - $  900,000..............                27                    23,206,617.88               4.57
$   900,001 - $1,000,000..............                35                    34,106,882.00               6.72
$ 1,000,001 - $1,100,000..............                 2                     2,193,450.28               0.43
$ 1,100,001 - $1,200,000..............                 3                     3,431,400.00               0.68
$ 1,200,001 - $1,300,000..............                 4                     5,027,619.47               0.99
$ 1,300,001 - $1,400,000..............                 1                     1,387,000.00               0.27
$ 1,400,001 - $1,500,000..............                 1                     1,464,000.00               0.29
$ 1,500,001 - $1,600,000..............                 1                     1,540,000.00               0.30
$ 1,600,001 - $1,700,000..............                 2                     3,287,250.00               0.65
$ 1,700,001 - $1,800,000..............                 2                     3,510,000.00               0.69
$ 1,900,001 - $2,000,000..............                 2                     4,000,000.00               0.79
$ 2,000,001 - $2,100,000..............                 1                     2,047,500.00               0.40
$ 2,500,001 - $2,600,000                               1                     2,512,500.00               0.50
$ 2,700,001 - $2,800,000..............                 1                     2,761,850.00               0.54
                                                   -----                -----------------            -------
     Total............................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

Minimum Original Principal Balance:         $     30,000.00
Maximum Original Principal Balance:         $  2,761,850.00
Average Original Principal Balance:         $    532,741.88

          Scheduled Principal Balances of the Mortgage Loans as of the
                            Cut-Off Date in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Scheduled Principal Balance              Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$         0 - $  100,000..............                10                 $      710,477.67              0.14%
$   100,001 - $  200,000..............                19                      2,552,831.95              0.50
$   200,001 - $  300,000..............                15                      3,688,177.60              0.73
$   300,001 - $  350,000..............                 5                      1,606,469.00              0.32
$   350,001 - $  400,000..............               181                     69,325,132.16             13.66
$   400,001 - $  450,000..............               170                     72,496,864.66             14.29
$   450,001 - $  500,000..............               142                     67,383,377.02             13.28
$   500,001 - $  550,000..............               109                     57,417,474.33             11.31
$   550,001 - $  600,000..............                82                     47,818,932.91              9.42
$   600,001 - $  650,000..............                65                     41,112,051.25              8.10
$   650,001 - $  700,000..............                31                     21,050,028.08              4.15
$   700,001 - $  800,000..............                42                     31,867,577.17              6.28
$   800,001 - $  900,000..............                27                     23,206,617.88              4.57
$   900,001 - $1,000,000..............                35                     34,106,882.00              6.72
$ 1,000,001 - $1,100,000..............                 2                      2,193,450.28              0.43
$ 1,100,001 - $1,200,000..............                 3                      3,431,400.00              0.68
$ 1,200,001 - $1,300,000..............                 4                      5,027,619.47              0.99
$ 1,300,001 - $1,400,000..............                 1                      1,387,000.00              0.27
$ 1,400,001 - $1,500,000..............                 1                      1,464,000.00              0.29
$ 1,500,001 - $1,600,000..............                 1                      1,540,000.00              0.30
$ 1,600,001 - $1,700,000..............                 2                      3,287,250.00              0.65
$ 1,700,001 - $1,800,000..............                 2                      3,510,000.00              0.69
$ 1,900,001 - $2,000,000..............                 2                      4,000,000.00              0.79
$ 2,000,001 - $2,100,000..............                 1                      2,047,500.00              0.40
$ 2,500,001 - $2,600,000                               1                      2,512,500.00              0.50
$ 2,700,001 - $2,800,000..............                 1                      2,761,850.00              0.54
                                                   -----                 -----------------           -------
     Total............................               954                 $  507,505,463.43            100.00%
                                                   =====                 =================           =======

Minimum Scheduled Principal Balance:       $     29,952.71
Maximum Scheduled Principal Balance:       $  2,761,850.00
Average Scheduled Principal Balance:       $    531,976.38

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
      Mortgage Interest Rates (%)               Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
3.500% - 3.749%.......................                 1                 $      403,979.04              0.08%
3.750% - 3.999%.......................                 1                      1,540,000.00              0.30
4.250% - 4.499%.......................                 3                      2,067,900.00              0.41
4.500% - 4.749%.......................                12                      7,085,183.70              1.40
4.750% - 4.999%.......................                89                     45,374,473.33              8.94
5.000% - 5.249%.......................               162                     86,594,949.48             17.06
5.250% - 5.499%.......................               204                    110,979,481.43             21.87
5.500% - 5.749%.......................               135                     70,108,438.93             13.81
5.750% - 5.999%.......................                73                     37,380,067.34              7.37
6.000% - 6.249%.......................                39                     19,055,300.97              3.75
6.250% - 6.499%.......................                46                     26,128,641.11              5.15
6.500% - 6.749%.......................                40                     21,676,280.92              4.27
6.750% - 6.999%.......................                56                     27,639,320.18              5.45
7.000% - 7.249%.......................                42                     22,804,477.64              4.49
7.250% - 7.499%.......................                22                     12,573,959.50              2.48
7.500% - 7.749%.......................                15                      7,691,432.86              1.52
7.750% - 7.999%.......................                13                      7,916,597.00              1.56
8.000% - 8.249%.......................                 1                        484,980.00              0.10
                                                   -----                 -----------------           -------
      Total...........................               954                 $  507,505,463.43            100.00%
                                                   =====                 =================           =======

Minimum Mortgage Interest Rate:               3.625%
Maximum Mortgage Interest Rate:               8.125%
Weighted Average Mortgage Interest Rate:      5.693%

                   Original Loan-to-Value Ratios* in Group VII

                                                                      Aggregate Scheduled
                                                                       Principal Balance
                                                  Number of               Outstanding
  Original Loan-to-Value Ratios (%)             Mortgage Loans         as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
 0.01% - 30.00%.......................                 3                $    1,616,000.00               0.32%
30.01% - 40.00%.......................                 7                     3,685,504.90               0.73
40.01% - 50.00%.......................                12                     6,468,574.33               1.27
50.01% - 55.00%.......................                20                    11,101,489.01               2.19
55.01% - 60.00%.......................                29                    18,396,385.32               3.62
60.01% - 65.00%.......................                27                    16,794,455.54               3.31
65.01% - 70.00%.......................               123                    75,430,250.78              14.86
70.01% - 75.00%.......................               132                    79,033,846.50              15.57
75.01% - 80.00%.......................               567                   283,314,760.35              55.83
85.01% - 90.00%.......................                20                     7,603,623.95               1.50
90.01% - 95.00%.......................                14                     4,060,572.75               0.80
                                                   -----                -----------------            -------
    Total.............................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

Weighted Average Original Loan-to-Value Ratio:        74.62%

* Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

        Geographic Distribution* of the Mortgage Properties in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Geographic Distribution                Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Arizona...............................                57                $   33,992,540.32               6.70%
California............................               311                   164,623,885.32              32.44
Colorado..............................                15                     7,987,336.00               1.57
Connecticut...........................                 5                     3,323,000.00               0.66
Delaware..............................                 2                       824,395.00               0.16
District of Columbia..................                18                     9,280,053.14               1.83
Florida...............................                51                    26,103,999.95               5.14
Georgia...............................                 8                     4,816,096.00               0.95
Idaho.................................                 3                       228,934.83               0.05
Illinois..............................               121                    71,029,574.58              14.00
Indiana...............................                 4                     2,088,800.00               0.41
Iowa..................................                 1                       581,000.00               0.11
Kentucky..............................                 2                       881,250.00               0.17
Louisiana.............................                 1                       364,000.00               0.07
Maryland..............................                51                    26,105,442.97               5.14
Massachusetts.........................                23                    14,597,793.78               2.88
Michigan..............................                 9                     5,053,508.06               1.00
Missouri..............................                10                     3,739,474.12               0.74
Montana...............................                 1                       427,637.65               0.08
Nebraska..............................                 1                       399,519.35               0.08
Nevada................................                33                    17,773,100.90               3.50
New Jersey............................                10                     5,481,026.85               1.08
New Mexico............................                 2                       929,543.41               0.18
New York..............................                32                    21,104,089.15               4.16
North Carolina........................                13                     7,656,078.24               1.51
Ohio..................................                25                     6,097,660.33               1.20
Oklahoma..............................                 1                       880,224.54               0.17
Oregon................................                13                     6,362,755.99               1.25
Pennsylvania..........................                11                     4,560,768.27               0.90
Rhode Island..........................                 1                       565,841.01               0.11
South Carolina........................                 9                     5,421,955.99               1.07
Tennessee.............................                 3                     1,514,700.00               0.30
Texas.................................                 9                     4,038,228.41               0.80
Utah..................................                 3                     1,304,940.00               0.26
Virginia..............................                82                    41,266,464.49               8.13
Washington............................                12                     5,445,444.78               1.07
Wisconsin.............................                 1                       654,400.00               0.13
                                                   -----                -----------------            -------
         Total........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

* No more than approximately 1.19% of Loan Group XII by cut-off date principal balance will be secured by properties located in any one zip code area.

 Credit Scores as of the Date of Origination of the Mortgage Loans in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Range of Credit Scores                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
550 -  574............................                 1                $      607,000.00               0.12%
600 -  619............................                 1                       484,980.00               0.10
620 -  639............................                46                    22,640,551.19               4.46
640 -  659............................                69                    31,862,929.98               6.28
660 -  679............................               107                    56,672,986.27              11.17
680 -  699............................               139                    70,306,218.69              13.85
700 -  719............................               141                    79,256,890.42              15.62
720 -  739............................               135                    71,630,450.72              14.11
740 -  759............................               123                    68,088,363.30              13.42
760 -  779............................               116                    65,633,866.97              12.93
780 -  799............................                62                    33,801,857.22               6.66
800 -  819............................                14                     6,519,368.67               1.28
                                                   -----                -----------------            -------
    Total.............................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

Weighted Average Credit Score:          717

             Property Types of the Mortgage Properties in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
             Property Type                      Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
2-4 Family............................                31                $   13,710,182.45               2.70%
CO-OP.................................                 3                     1,180,476.10               0.23
Condominium...........................                78                    40,153,477.81               7.91
PUD...................................               280                   154,316,464.74              30.41
Single Family.........................               562                   298,144,862.33              58.75
                                                   -----                -----------------            -------
      Total...........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

              Occupancy Status of Mortgage Properties in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Occupancy Status                     Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Investor..............................                40                $   15,603,651.91               3.07%
Owner Occupied........................               880                   471,871,783.43              92.98
Second Home...........................                34                    20,030,028.09               3.95
                                                   -----                -----------------            -------
      Total...........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

                 Loan Purpose of the Mortgage Loans in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
             Loan Purpose                       Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Cash-Out Refinance....................               287                $  141,345,038.49              27.85%
Purchase..............................               529                   286,492,417.98              56.45
Rate/Term Refinance...................               138                    79,668,006.96              15.70
                                                   -----                -----------------            -------
      Total...........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

              Documentation Type of the Mortgage Loans in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Documentation Type                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Income & Employment Verified  / Assets
Verified..............................               513                $  272,656,505.11              53.73%
No Employment or Income Verification /
Assets Not Verified...................               113                    52,942,292.51              10.43
No Employment or Income Verification /
Assets Verified.......................                38                    20,307,410.53               4.00
Verbal Verification of Employment /
Assets Not Verified...................                28                    13,591,555.52               2.68
Verbal Verification of Employment /
Assets Verified.......................               262                   148,007,699.76              29.16
                                                   -----                -----------------            -------
         Total........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

      Original Terms to Stated Maturity of the Mortgage Loans in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Stated Original Term                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
360 Months............................               954                $  507,505,463.43             100.00%
                                                   -----                -----------------            -------
      Total...........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

Minimum Original Term to Stated Maturity (Months):          360
Maximum Original Term to Stated Maturity (Months):          360
Weighted Average Orig. Term to Stated Mat. (Months):        360

       Remaining Terms to Stated Maturity of the Mortgage Loans as of the
                            Cut Off Date in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Stated Remaining Term                  Mortgage Loans          as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
300 - 359 Months......................               450                  $  236,130,643.43             46.53%
360 - Months..........................               504                     271,374,820.00             53.47
                                                   -----                  -----------------           -------
      Total...........................               954                  $  507,505,463.43            100.00%
                                                   =====                  =================           =======

Minimum Remaining Term to Stated Maturity (Months):         340
Maximum Remaining Term to Stated Maturity (Months):         360
Weighted Average Remaining Term to Stated Mat. (Months):    359

                    Index of the Mortgage Loans in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
                 Index                          Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1 Year LIBOR..........................               639                $  346,928,730.57              68.36%
6 Month LIBOR.........................               315                   160,576,732.86              31.64
                                                   -----                -----------------            -------
      Total...........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

       Months to Next Rate Adjustment* of the Mortgage Loans in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Next Rate Adjustment                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
58 - 60 Months........................               829                $  439,579,259.16              86.62%
61 - 78 Months........................               122                    64,956,866.97              12.80
79 - 102 Month........................                 3                     2,969,337.30               0.59
                                                   -----                -----------------            -------
       Total..........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

Weighted Average Next Rate Adjustment (Months):      60

* Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

          Rate Adjustment Frequency of the Mortgage Loans in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Rate Adjustment Frequency               Mortgage Loans          as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
6 MONTHS................................             315                $  160,576,732.86              31.64%
12 MONTHS...............................             639                   346,928,730.57              68.36
                                                   -----                -----------------            -------
         Total..........................             954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

        Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
        Maximum Mortgage Rate (%)               Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
8.501% - 8.750%.......................                 1                $      403,979.04               0.08%
8.751% - 9.000%.......................                 1                     1,540,000.00               0.30
9.001% - 9.250%.......................                 1                       488,000.00               0.10
9.251% - 9.500%.......................                 5                     4,102,750.00               0.81
9.501% - 9.750%.......................                31                    16,665,505.15               3.28
9.751% - 10.000%......................               139                    74,236,964.75              14.63
10.001% - 10.250%.....................               189                   101,106,532.96              19.92
10.251% - 10.500%.....................               181                    93,200,858.80              18.36
10.501% - 10.750%.....................                99                    52,737,063.94              10.39
10.751% - 11.000%.....................                58                    28,039,831.31               5.52
11.001% - 11.250%.....................                37                    21,121,335.14               4.16
11.251% - 11.500%.....................                47                    25,414,584.16               5.01
11.501% - 11.750%.....................                40                    20,949,941.00               4.13
11.751% - 12.000%.....................                59                    32,021,121.76               6.31
12.001% - 12.250%.....................                26                    13,274,389.73               2.62
12.251% - 12.500%.....................                22                    11,580,095.30               2.28
12.501% - 12.750%.....................                17                    10,137,530.39               2.00
13.001% - 13.250%.....................                 1                       484,980.00               0.10
                                                   -----                -----------------            -------
         Total........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

Weighted Average Maximum Mortgage Rate:      10.697%

              Periodic Rate Cap of the Mortgage Loans in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Periodic Rate Cap (%)                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1.000%................................               316                $  161,023,332.86              31.73%
2.000%................................               638                   346,482,130.57              68.27
                                                   -----                -----------------            -------
      Total...........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

Weighted Average Periodic Rate Cap:      1.683%

               Initial Rate Cap of the Mortgage Loans in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Initial Rate Cap (%)                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
3.000%................................                 4                $    1,940,000.00               0.38%
5.000%................................               949                   505,185,063.44              99.54
5.100%................................                 1                       380,399.99               0.08
                                                   -----                -----------------            -------
      Total...........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

Weighted Average Initial Rate Cap:       4.992%

                 Gross Margin of the Mortgage Loans in Group VII

                                                                         Aggregate Scheduled
                                                                          Principal Balance
                                                  Number of                  Outstanding
            Gross Margin (%)                    Mortgage Loans           as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
 2.001% - 2.250%......................               698                  $  374,788,134.42              73.85%
 2.251% - 2.500%......................                16                      11,072,180.73               2.18
 2.501% - 2.750%......................                 4                       3,540,772.00               0.70
 2.751% - 3.000%......................                 2                       2,558,500.00               0.50
 3.001% - 3.250%......................                 1                         730,000.00               0.14
 3.251% - 3.500%......................                 2                         914,000.00               0.18
 3.501% - 3.750%......................                 1                         392,000.00               0.08
 4.751% - 5.000%......................               229                     113,024,896.28              22.27
5.000% +..............................                 1                         484,980.00               0.10
                                                   -----                  -----------------            -------
      Total...........................               954                  $  507,505,463.43             100.00%
                                                   =====                  =================            =======

Weighted Average Gross Margin:           2.789%

              Prepayment Penalty of the Mortgage Loans in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Prepayment Penalty                    Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
No Prepayment.........................               868                $  475,836,567.44              93.76%
1 Year ...............................                 4                     2,010,000.00               0.40
2 Years...............................                31                    19,511,163.12               3.84
5 Years...............................                51                    10,147,732.87               2.00
                                                   -----                -----------------            -------
      Total...........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

                 Product Type of the Mortgage Loans in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
             Product Type                       Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
10/1 LIBOR............................                 1                $      397,337.30               0.08%
5/1 LIBOR.............................                85                    46,576,629.73               9.18
5/1 LIBOR IO..........................               550                   296,954,515.57              58.51
5/6 LIBOR.............................                46                    20,973,606.51               4.13
5/6 LIBOR IO..........................               269                   139,603,126.35              27.51
7/1 LIBOR.............................                 2                     2,100,247.97               0.41
7/1 LIBOR IO..........................                 1                       900,000.00               0.18
                                                   -----                -----------------            -------
         Total........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

            Interest Only Feature of the Mortgage Loans in Group VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Interest Only Feature                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
NON-IO................................               134                $   70,047,821.51              13.80%
5 Years...............................               819                   436,557,641.92              86.02
7 Years...............................                 1                       900,000.00               0.18
                                                   -----                -----------------            -------
      Total...........................               954                $  507,505,463.43             100.00%
                                                   =====                =================            =======

               Cumulative Principal Balances of the Mortgage Loans
                     at Origination in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
     Original Principal Balance                 Mortgage Loans          as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$        0 - $100,000.................              1,258               $   93,407,780.56               3.49%
$  100,001 - $200,000.................              3,633                  541,542,217.11              20.21
$  200,001 - $300,000.................              2,398                  590,011,923.24              22.02
$  300,001 - $350,000.................                730                  236,901,000.36               8.84
$  350,001 - $400,000.................                571                  213,558,712.95               7.97
$  400,001 - $450,000.................                395                  167,899,864.16               6.27
$  450,001 - $500,000.................                287                  136,384,433.92               5.09
$  500,001 - $550,000.................                212                  111,417,530.29               4.16
$  550,001 - $600,000.................                178                  103,026,721.21               3.84
$  600,001 - $650,000.................                135                   84,883,921.68               3.17
$  650,001 - $700,000.................                 63                   42,698,580.87               1.59
$  700,001 - $800,000.................                 97                   72,839,778.49               2.72
$  800,001 - $900,000.................                 58                   49,653,873.86               1.85
$  900,001 - $1,000,000...............                 78                   75,908,838.39               2.83
$1,000,001 - $1,100,000...............                  9                    9,581,199.84               0.36
$1,100,001 - $1,200,000...............                 18                   20,782,056.13               0.78
$1,200,001 - $1,300,000...............                 15                   18,847,469.43               0.70
$1,300,001 - $1,400,000...............                 10                   13,638,232.64               0.51
$1,400,001 - $1,500,000...............                 12                   17,821,276.13               0.67
$1,500,001 - $1,600,000...............                  3                    4,642,868.00               0.17
$1,600,001 - $1,700,000...............                  4                    6,667,250.00               0.25
$1,700,001 - $1,800,000...............                  3                    5,282,915.80               0.20
$1,800,001 - $1,900,000...............                  2                    3,534,613.31               0.13
$1,900,001 - $2,000,000...............                  4                    7,917,000.00               0.30
$2,000,001 - $2,100,000...............                  7                   14,421,519.05               0.54
$2,100,001 - $2,200,000...............                  1                    2,160,000.00               0.08
$2,200,001 - $2,300,000...............                  3                    6,790,296.23               0.25
$2,300,001 - $2,400,000...............                  2                    4,780,000.00               0.18
$2,400,001 - $2,500,000...............                  2                    4,969,093.92               0.19
$2,500,001 - $2,600,000...............                  1                    2,512,500.00               0.09
$2,600,001 - $2,700,000...............                  2                    5,373,661.72               0.20
$2,700,001 - $2,800,000...............                  2                    5,485,470.99               0.20
$3,500,001 +..........................                  1                    4,241,196.13               0.16
                                                   ------               -----------------            -------
      Total...........................             10,194               $2,679,583,796.41             100.00%
                                                   ======               =================            =======

Minimum Original Principal Balance:       $     21,600.00
Maximum Original Principal Balance:       $  4,250,000.00
Average Original Principal Balance:       $    263,172.92

     Cumulative Scheduled Principal Balances of the Mortgage Loans as of the
                      Cut-Off Date in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
      Scheduled Principal Balance               Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$         0 - $ 100,000................             1,263               $   93,646,266.52               3.50%
$   100,001 - $ 200,000................             3,631                  541,680,600.66              20.22
$   200,001 - $ 300,000................             2,399                  590,547,564.08              22.04
$   300,001 - $ 350,000................               731                  237,426,268.88               8.86
$   350,001 - $ 400,000................               569                  213,005,388.80               7.95
$   400,001 - $ 450,000................               395                  168,228,422.46               6.28
$   450,001 - $ 500,000................               285                  135,537,353.66               5.06
$   500,001 - $ 550,000................               213                  111,942,247.14               4.18
$   550,001 - $ 600,000................               179                  103,680,236.39               3.87
$   600,001 - $ 650,000................               134                   84,517,988.92               3.15
$   650,001 - $ 700,000................                62                   42,109,848.84               1.57
$   700,001 - $ 800,000................                96                   72,250,278.49               2.70
$   800,001 - $ 900,000................                58                   49,653,873.86               1.85
$   900,001 - $1,000,000...............                78                   75,908,838.39               2.83
$ 1,000,001 - $1,100,000...............                 9                    9,581,199.84               0.36
$ 1,100,001 - $1,200,000...............                18                   20,782,056.13               0.78
$ 1,200,001 - $1,300,000...............                15                   18,847,469.43               0.70
$ 1,300,001 - $1,400,000...............                10                   13,638,232.64               0.51
$ 1,400,001 - $1,500,000...............                12                   17,821,276.13               0.67
$ 1,500,001 - $1,600,000...............                 3                    4,642,868.00               0.17
$ 1,600,001 - $1,700,000...............                 5                    8,301,863.31               0.31
$ 1,700,001 - $1,800,000...............                 3                    5,282,915.80               0.20
$ 1,800,001 - $1,900,000...............                 1                    1,900,000.00               0.07
$ 1,900,001 - $2,000,000...............                 4                    7,917,000.00               0.30
$ 2,000,001 - $2,100,000...............                 7                   14,421,519.05               0.54
$ 2,100,001 - $2,200,000...............                 1                    2,160,000.00               0.08
$ 2,200,001 - $2,300,000...............                 3                    6,790,296.23               0.25
$ 2,300,001 - $2,400,000...............                 2                    4,780,000.00               0.18
$ 2,400,001 - $2,500,000...............                 2                    4,969,093.92               0.19
$ 2,500,001 - $2,600,000...............                 1                    2,512,500.00               0.09
$ 2,600,001 - $2,700,000...............                 2                    5,373,661.72               0.20
$ 2,700,001 - $2,800,000...............                 2                    5,485,470.99               0.20
$ 3,500,001 +..........................                 1                    4,241,196.13               0.16
                                                   ------               -----------------            -------
         Total.........................            10,194               $2,679,583,796.41             100.00%
                                                   ======               =================            =======

Minimum Scheduled Principal Balance:             $       4,574.66
Maximum Scheduled Principal Balance:             $   4,241,196.13
Average Scheduled Principal Balance:             $     262,858.92

                 Cumulative Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
      Mortgage Interest Rates (%)               Mortgage Loans         as of Cut-Off Date        % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1.000% - 1.249%.......................                411               $  152,252,137.78               5.68%
1.250% - 1.499%.......................                201                   34,427,426.93               1.28
1.500% - 1.749%.......................                 74                   32,358,111.86               1.21
1.750% - 1.999%.......................                 73                   33,131,957.31               1.24
2.000% - 2.249%.......................                 31                    7,376,475.56               0.28
2.250% - 2.499%.......................                 15                    5,549,858.59               0.21
2.500% - 2.749%.......................                 27                    6,568,652.14               0.25
2.750% - 2.999%.......................                  4                      798,666.00               0.03
3.000% - 3.249%.......................                 12                    3,712,992.59               0.14
3.250% - 3.499%.......................                 39                   13,916,621.45               0.52
3.500% - 3.749%.......................                 58                   16,291,557.35               0.61
3.750% - 3.999%.......................                 86                   25,689,394.49               0.96
4.000% - 4.249%.......................                130                   42,862,886.50               1.60
4.250% - 4.499%.......................                239                   83,085,441.82               3.10
4.500% - 4.749%.......................                195                   59,908,458.45               2.24
4.750% - 4.999%.......................                574                  171,900,123.25               6.42
5.000% - 5.249%.......................                841                  259,685,628.90               9.69
5.250% - 5.499%.......................              1,229                  364,089,155.28              13.59
5.500% - 5.749%.......................              1,263                  332,776,087.53              12.42
5.750% - 5.999%.......................              1,388                  309,087,368.51              11.53
6.000% - 6.249%.......................                675                  152,857,349.67               5.70
6.250% - 6.499%.......................                619                  148,618,072.89               5.55
6.500% - 6.749%.......................                502                  106,837,566.99               3.99
6.750% - 6.999%.......................                585                  126,304,107.58               4.71
7.000% - 7.249%.......................                389                   83,339,282.68               3.11
7.250% - 7.499%.......................                251                   49,799,738.75               1.86
7.500% - 7.749%.......................                193                   37,528,363.43               1.40
7.750% - 7.999%.......................                 88                   18,156,532.13               0.68
8.000% - 8.249%.......................                  2                      673,780.00               0.03
                                                   ------               -----------------            -------
         Total........................             10,194               $2,679,583,796.41             100.00%
                                                   ======               =================            =======

Minimum Interest Rate:               1.000%
Maximum Interest Rate:               8.125%
Weighted Average Interest Rate:      5.192%

                    Cumulative Original Loan-to-Value Ratios*
                             in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
   Original Loan-to-Value Ratios (%)            Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
0.00% - 30.00%........................                 44               $    9,579,499.99               0.36%
30.01% - 40.00%.......................                 53                   12,698,828.53               0.47
40.01% - 50.00%.......................                152                   42,861,723.06               1.60
50.01% - 55.00%.......................                128                   35,373,930.02               1.32
55.01% - 60.00%.......................                196                   79,098,971.71               2.95
60.01% - 65.00%.......................                337                  108,304,082.58               4.04
65.01% - 70.00%.......................              2,298                  585,832,146.73              21.86
70.01% - 75.00%.......................                992                  332,113,283.27              12.39
75.01% - 80.00%.......................              5,260                1,327,173,423.00              49.53
80.01% - 85.00%.......................                 65                   13,673,969.63               0.51
85.01% - 90.00%.......................                324                   66,441,310.20               2.48
90.01% - 95.00%.......................                302                   58,744,457.65               2.19
95.01% -100.00%.......................                 43                    7,688,170.04               0.29
                                                   ------               -----------------            -------
         Total........................             10,194               $2,679,583,796.41             100.00%
                                                   ======               =================            =======

Weighted Average Original Loan-to-Value:       74.83%

* Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

        Cumulative Geographic Distribution* of the Mortgage Properties in
                              Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Geographic Distribution                Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Alabama...............................                  3               $      581,732.00               0.02%
Alaska................................                  1                      217,750.00               0.01
Arizona...............................                816                  183,572,110.01               6.85
Arkansas..............................                  5                      715,040.00               0.03
California............................              1,879                  702,062,602.45              26.20
Colorado..............................                325                   68,968,440.29               2.57
Connecticut...........................                 45                   17,661,629.35               0.66
Delaware..............................                 99                   22,938,221.92               0.86
District of Columbia..................                 71                   25,075,645.92               0.94
Florida...............................                783                  194,080,806.74               7.24
Georgia...............................                196                   37,401,447.85               1.40
Idaho.................................                 75                   11,434,627.08               0.43
Illinois..............................              1,097                  301,271,554.23              11.24
Indiana...............................                 54                    7,687,149.78               0.29
Iowa..................................                 27                    4,221,794.22               0.16
Kansas................................                 25                    2,872,098.12               0.11
Kentucky..............................                 76                   11,043,618.97               0.41
Louisiana.............................                 21                    3,008,939.04               0.11
Maine.................................                 14                    2,245,828.93               0.08
Maryland..............................                534                  140,637,464.60               5.25
Massachusetts.........................                186                   61,109,650.64               2.28
Michigan..............................                356                   65,511,414.15               2.44
Minnesota.............................                 25                    4,225,822.24               0.16
Mississippi...........................                  4                      628,182.79               0.02
Missouri..............................                104                   16,818,901.13               0.63
Montana...............................                 23                    5,856,814.28               0.22
Nebraska..............................                  3                      567,723.35               0.02
Nevada................................                414                  111,206,973.68               4.15
New Hampshire.........................                 41                    7,955,920.49               0.30
New Jersey............................                171                   52,353,503.87               1.95
New Mexico............................                 16                    3,488,631.06               0.13
New York..............................                180                   74,471,480.13               2.78
North Carolina........................                540                  100,581,373.55               3.75
Ohio..................................                303                   39,476,099.17               1.47
Oklahoma..............................                 12                    2,123,532.16               0.08
Oregon................................                233                   46,615,371.94               1.74
Pennsylvania..........................                158                   35,122,683.15               1.31
Rhode Island..........................                 30                    9,885,323.23               0.37
South Carolina........................                221                   46,406,212.45               1.73
South Dakota..........................                 14                    1,689,301.63               0.06
Tennessee.............................                 50                    8,459,610.31               0.32
Texas.................................                147                   25,031,672.25               0.93
Utah..................................                126                   23,671,105.58               0.88
Vermont...............................                  3                      672,600.00               0.03
Virginia..............................                477                  152,293,231.89               5.68
Washington............................                174                   38,738,241.35               1.45
West Virginia.........................                 10                    1,836,550.76               0.07
Wisconsin.............................                 20                    4,101,399.20               0.15
Wyoming...............................                  7                      985,968.48               0.04
                                                   ------               -----------------            -------
         Total........................             10,194               $2,679,583,796.41             100.00%
                                                   ======               =================            =======

* No more than approximately 0.56% of Loan Groups I through VII by cut-off date principal balance will be secured by properties located in any one zip code area.

             Cumulative Credit Scores as of the Date of Origination
                  of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
        Range of Credit Scores                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
  1 - 499.............................                  1               $      141,414.49               0.01%
500 - 549.............................                  6                    3,412,233.57               0.13
550 - 574.............................                  4                    1,158,958.96               0.04
575 - 599.............................                 23                    8,264,039.35               0.31
600 - 619.............................                 39                   12,509,234.56               0.47
620 - 639.............................                558                  137,285,864.24               5.12
640 - 659.............................                755                  182,128,701.19               6.80
660 - 679.............................              1,458                  370,242,486.17              13.82
680 - 699.............................              1,600                  415,042,781.42              15.49
700 - 719.............................              1,543                  413,913,767.61              15.45
720 - 739.............................              1,334                  351,796,749.60              13.13
740 - 759.............................              1,143                  304,144,999.30              11.35
760 - 779.............................                998                  282,077,643.64              10.53
780 - 799.............................                576                  158,763,578.70               5.92
800 - 819.............................                156                   38,701,343.61               1.44
                                                   ------               -----------------            -------
        Total.........................             10,194               $2,679,583,796.41             100.00%
                                                   ======               =================            =======

Weighted Average Credit Score:     711

              Cumulative Property Types of the Mortgage Properties
                  of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
             Property Type                      Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
2-4 Family............................                658               $  160,550,337.05               5.99%
CO-OP.................................                 12                    4,551,099.28               0.17
Condominium...........................              1,261                  295,004,993.95              11.01
Manufactured Home.....................                  1                      237,561.93               0.01
PUD...................................              2,690                  755,101,223.84              28.18
Single Family.........................              5,571                1,464,058,742.03              54.64
Townhouse.............................                  1                       79,838.33               0.00
                                                   ------               -----------------            -------
         Total........................             10,194               $2,679,583,796.41             100.00%
                                                   ======               =================            =======

               Cumulative Occupancy Status of Mortgage Properties
                  of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Occupancy Status                    Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Investor..............................              2,403               $  406,130,839.01              15.16%
Owner Occupied........................              7,319                2,138,432,748.67              79.80
Second Home...........................                472                  135,020,208.73               5.04
                                                   ------               -----------------            -------
         Total........................             10,194               $2,679,583,796.41             100.00%
                                                   ======               =================            =======

                  Cumulative Loan Purpose of the Mortgage Loans of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Loan Purpose                      Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Cash Out Refinance....................              2,865              $    809,217,886.35             30.20%
Purchase..............................              6,025                 1,528,594,402.01             57.05
Rate/Term Refinance...................              1,304                   341,771,508.05             12.75
                                                   ------              -------------------           -------
         Total........................             10,194              $  2,679,583,796.41            100.00%
                                                   ======              ===================           =======

               Cumulative Documentation Type of the Mortgage Loans
                  of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Documentation Type                     Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Income & Employment Verified / Assets
Verified..............................              4,281              $  1,093,624,166.26             40.81%
Income & Employment Verified/Assets Not
Verified..............................                 42                     5,830,520.18              0.22
No Employment or Income Verification /
Assets Not Verified...................              1,545                   348,984,131.94             13.02
No Employment or Income Verification /
Assets Verified.......................                649                   163,615,418.91              6.11
Verbal Verification of Employment /
Assets Not Verified...................                639                   157,141,093.56              5.86
Verbal Verification of Employment /
Assets Verified.......................              3,038                   910,388,465.56             33.98
                                                   ------              -------------------           -------
         Total........................             10,194              $  2,679,583,796.41            100.00%
                                                   ======              ===================           =======

       Cumulative Original Terms to Stated Maturity of the Mortgage Loans
                  of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Stated Original Term                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
180 Months............................                  1              $        341,250.00              0.01%
360 Months............................             10,070                 2,638,020,523.10             98.45
480 Months............................                123                    41,222,023.31              1.54
                                                   ------              -------------------           -------
         Total........................             10,194              $  2,679,583,796.41            100.00%
                                                   ======              ===================           =======

Minimum Original Term to Stated Maturity (Months):        180
Maximum Original Term to Stated Maturity (Months):        480
Weighted Average Orig. Term to Stated Mat. (Months):      362

       Cumulative Remaining Terms to Stated Maturity of the Mortgage Loans as of the Cut Off Date in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Stated Remaining Term                  Mortgage Loans          as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
120 - 179 Months......................                  1               $        341,250.00             0.01%
300 - 359 Months......................              5,126                  1,338,193,888.14            49.94
360 - 480 Months......................              5,067                  1,341,048,658.27            50.05
                                                   ------               -------------------          -------
         Total........................             10,194               $  2,679,583,796.41           100.00%
                                                   ======               ===================          =======

Minimum Remaining Term to Stated Maturity (Months):       179
Maximum Remaining Term to Stated Maturity (Months):       480
Weighted Average Rem. Term to Stated Mat. (Months):       361

                     Cumulative Index of the Mortgage Loans
                             in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
                  Index                         Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1 Year CMT............................                 24              $      3,794,972.30              0.14%
1 Year MTA............................              1,316                   408,340,774.15             15.24
1 Month LIBOR.........................                239                    78,754,551.61              2.94
1 Year LIBOR..........................              3,313                 1,033,826,301.04             38.58
6 Month LIBOR.........................              5,302                 1,154,867,197.31             43.10
                                                   ------              -------------------           -------
         Total........................             10,194              $  2,679,583,796.41            100.00%
                                                   ======              ===================           =======

        Cumulative Months to Next Rate Adjustment* of the Mortgage Loans of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Next Rate Adjustment                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
 0 - 3 Months.........................              1,505              $    471,125,815.76             17.58%
 4 - 6 Months.........................                 62                    17,445,458.91              0.65
 7 - 9 Months.........................                  5                     1,232,603.27              0.05
10 -12 Months.........................                627                   209,364,048.58              7.81
13 - 15 Months........................                 96                    31,949,487.67              1.19
16 - 18 Months........................                  4                       833,632.91              0.03
19 - 21 Months........................                  4                       482,545.83              0.02
22 - 24 Months........................                716                   191,326,351.95              7.14
25 - 27 Months........................                 82                    20,107,850.31              0.75
28 - 30 Months........................                 10                     1,487,064.46              0.06
31 - 33 Months........................                 11                     3,300,919.92              0.12
34 - 36 Months........................                800                   224,001,492.84              8.36
37 - 45 Months........................                 91                    24,508,057.77              0.91
46 - 48 Months........................                  2                       350,818.64              0.01
49 - 51 Months........................                  1                       159,910.17              0.01
52 - 54 Months........................                  2                       368,720.00              0.01
55 - 57 Months........................                 15                     2,578,368.28              0.10
58 - 60 Months........................              5,391                 1,290,665,129.93             48.17
61 - 78 Months........................                765                   184,994,196.23              6.90
79 - 102 Months.......................                  5                     3,301,322.98              0.12
                                                   ------              -------------------           -------
       Total..........................             10,194              $  2,679,583,796.41            100.00%
                                                   ======              ===================           =======

Weighted Average Next Rate Adjustment (Months):      39

* Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

           Cumulative Rate Adjustment Frequency of the Mortgage Loans of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
        Rate Adjustment Frequency               Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
 1 Month..............................              1,555              $    487,095,325.76             18.18%
 6 Months.............................              5,302                 1,154,867,197.31             43.10
 12 Months............................              3,337                 1,037,621,273.34             38.72
                                                   ------              -------------------           -------
         Total........................             10,194              $  2,679,583,796.41            100.00%
                                                   ======              ===================           =======

         Cumulative Maximum Lifetime Mortgage Rate of the Mortgage Loans of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
        Maximum Mortgage Rate (%)               Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
 8.501% - 8.750%......................                  1              $        403,979.04              0.02%
 8.751% - 9.000%......................                  3                     1,984,264.60              0.07
 9.001% - 9.250%......................                  6                     1,398,314.00              0.05
 9.251% - 9.500%......................                 40                    11,739,784.96              0.44
 9.501% - 9.750%......................                157                    43,143,659.26              1.61
 9.751% - 10.000%.....................              1,363                   485,540,079.61             18.12
10.001% - 10.250%.....................                774                   228,960,630.98              8.54
10.251% - 10.500%.....................              1,502                   361,927,466.54             13.51
10.501% - 10.750%.....................              1,243                   303,458,031.89             11.32
10.751% - 11.000%.....................              1,441                   349,934,340.33             13.06
11.001% - 11.250%.....................                770                   200,887,832.98              7.50
11.251% - 11.500%.....................                786                   197,924,376.54              7.39
11.501% - 11.750%.....................                557                   127,257,291.43              4.75
11.751% - 12.000%.....................                831                   219,299,783.61              8.18
12.001% - 12.250%.....................                314                    62,167,301.63              2.32
12.251% - 12.500%.....................                278                    53,848,209.03              2.01
12.501% - 12.750%.....................                117                    27,210,498.57              1.02
12.751% - 13.000%.....................                  4                     1,068,641.59              0.04
13.001% - 13.250%.....................                  2                       604,664.88              0.02
13.251% - 13.500%.....................                  1                       200,582.18              0.01
13.501% - 13.750%.....................                  1                       100,352.92              0.00
13.751% + ............................                  3                       523,709.84              0.02
                                                   ------              -------------------           -------
         Total........................             10,194              $  2,679,583,796.41            100.00%
                                                   ======              ===================           =======

Weighted Average Maximum Mortgage Rate:         10.823%

               Cumulative Periodic Rate Cap of the Mortgage Loans
                             in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Periodic Rate Cap (%)                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
0.000%................................              1,573              $    491,288,893.41             18.34%
1.000%................................              5,308                 1,155,112,515.52             43.11
1.500%................................                  1                       202,147.91              0.01
2.000%................................              3,312                 1,032,980,239.57             38.55
                                                   ------              -------------------           -------
         Total........................             10,194              $  2,679,583,796.41            100.00%
                                                   ======              ===================           =======

Non Zero Weighted Average Periodic Rate Cap:    1.472%

                Cumulative Initial Rate Cap of the Mortgage Loans
                  of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Initial Rate Cap (%)                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
0.000%................................              1,573              $    491,288,893.41             18.34%
1.000%................................                 25                     5,492,110.52              0.21
2.000%................................              1,034                   342,685,953.71             12.79
2.020%................................                  1                       105,700.00              0.00
2.500%................................                  1                       270,000.00              0.01
2.750%................................                  1                       770,000.00              0.03
3.000%................................              1,389                   360,160,836.32             13.44
3.130%................................                  1                       117,550.37              0.00
3.380%................................                  1                       131,798.50              0.00
4.880%................................                  1                        96,000.00              0.00
4.980%................................                  1                       332,500.00              0.01
5.000%................................              6,164                 1,477,700,053.59             55.14
5.100%................................                  1                       380,399.99              0.01
6.000%................................                  1                        52,000.00              0.00
                                                   ------              -------------------           -------
         Total........................             10,194              $  2,679,583,796.41            100.00%
                                                   ======              ===================           =======

Non Zero Weighted Average Periodic Rate Cap: 4.190%

                  Cumulative Gross Margin of the Mortgage Loans of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Gross Margin (%)                    Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1.501% - 1.750%.......................                 10              $      3,996,121.60              0.15%
1.751% - 2.000%.......................                  8                     2,188,404.68              0.08
2.001% - 2.250%.......................              4,968                 1,410,801,778.78             52.65
2.251% - 2.500%.......................                679                   175,040,608.48              6.53
2.501% - 2.750%.......................                207                    78,169,801.22              2.92
2.751% - 3.000%.......................                427                   149,036,690.77              5.56
3.001% - 3.250%.......................                268                    78,542,257.56              2.93
3.251% - 3.500%.......................                197                    58,450,409.98              2.18
3.501% - 3.750%.......................                126                    35,311,721.22              1.32
3.751% - 4.000%.......................                104                    28,518,967.83              1.06
4.001% - 4.250%.......................                 40                     7,754,385.77              0.29
4.251% - 4.500%.......................                 24                     5,016,609.81              0.19
4.501% - 4.750%.......................                 15                     4,439,395.81              0.17
4.751% - 5.000%.......................              3,099                   637,406,295.84             23.79
5.001% +..............................                 22                     4,910,347.06              0.18
                                                   ------              -------------------           -------
         Total........................             10,194              $  2,679,583,796.41            100.00%
                                                   ======              ===================           =======

Weighted Average Gross Margin:       3.069%

               Cumulative Prepayment Penalty of the Mortgage Loans
                  of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Prepayment Penalty                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
No Prepayment.........................              8,782              $  2,316,177,048.51             86.44%
1 Year................................                497                   170,741,200.34              6.37
2 Years...............................                680                   132,350,332.86              4.94
3 Years...............................                176                    47,706,681.46              1.78
5 Years...............................                 59                    12,608,533.24              0.47
                                                   ------              -------------------           -------
         Total........................             10,194              $  2,679,583,796.41            100.00%
                                                   ======              ===================           =======

                             Cumulative Product Type
                  of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Product Type                      Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1 Month LIBOR.........................                 12              $      3,971,607.55              0.15%
1 Month LIBOR IO......................                227                    74,782,944.06              2.79
1 Year MTA............................              1,316                   408,340,774.15             15.24
1/1 LIBOR.............................                 87                    21,651,581.61              0.81
1/1 LIBOR IO..........................                624                   215,004,391.75              8.02
10/1 LIBOR............................                  1                       397,337.30              0.02
2/6 LIBOR.............................                163                    30,880,038.30              1.15
2/6 LIBOR IO..........................                638                   180,909,908.68              6.75
3/1 CMT...............................                 16                     2,661,559.77              0.10
3/1 LIBOR.............................                 33                     8,850,359.46              0.33
3/1 LIBOR IO..........................                291                    97,285,320.89              3.63
3/6 LIBOR.............................                104                    20,375,241.60              0.76
3/6 LIBOR IO..........................                473                   125,005,997.70              4.67
5/1 CMT...............................                  6                       913,742.59              0.03
5/1 LIBOR.............................                249                    76,084,080.06              2.84
5/1 LIBOR IO..........................              2,024                   611,320,782.00             22.81
5/6 LIBOR.............................                697                   121,288,125.08              4.53
5/6 LIBOR IO..........................              3,200                   669,383,767.55             24.98
6 Month LIBOR.........................                  3                       594,892.75              0.02
6 Month LIBOR IO......................                 24                     6,429,225.65              0.24
7/1 CMT...............................                  2                       219,669.94              0.01
7/1 LIBOR.............................                  2                     2,100,247.97              0.08
7/1 LIBOR IO..........................                  2                     1,132,200.00              0.04
                                                   ------              -------------------           -------
         Total........................             10,194              $  2,679,583,796.41            100.00%
                                                   ======              ===================           =======

             Cumulative Interest Only Feature of the Mortgage Loans
                  of the Mortgage Loans in Groups I through VII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Interest Only Feature                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
NON-IO................................              2,691              $    698,329,258.13             26.06%
1 Year................................                  1                       430,500.00              0.02
2 Years...............................                  2                       889,000.00              0.03
3 Years...............................                292                    97,454,670.89              3.64
5 Years...............................              6,940                 1,778,991,951.97             66.39
7 Years...............................                  2                     1,132,200.00              0.04
10 Years..............................                266                   102,356,215.42              3.82
                                                   ------              -------------------           -------
         Total........................             10,194              $  2,679,583,796.41            100.00%
                                                   ======              ===================           =======

      Principal Balances of the Mortgage Loans at Origination in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
      Original Principal Balance                Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$        0 - $  100,000...............                695              $     48,453,086.65             12.82%
$  100,001 - $  200,000...............                896                   129,551,492.62             34.28
$  200,001 - $  300,000...............                376                    92,289,292.96             24.42
$  300,001 - $  350,000...............                 87                    28,238,996.70              7.47
$  350,001 - $  400,000...............                 61                    22,695,873.15              6.00
$  400,001 - $  450,000...............                 18                     7,584,867.50              2.01
$  450,001 - $  500,000...............                 25                    11,737,651.00              3.11
$  500,001 - $  550,000...............                  9                     4,767,137.70              1.26
$  550,001 - $  600,000...............                  5                     2,927,381.10              0.77
$  600,001 - $  650,000...............                  9                     5,763,985.13              1.53
$  650,001 - $  700,000...............                  4                     2,785,682.40              0.74
$  700,001 - $  800,000...............                 13                     9,722,041.14              2.57
$  800,001 - $  900,000...............                  4                     3,495,070.47              0.92
$  900,001 - $1,000,000...............                  5                     4,769,110.62              1.26
$1,400,001 - $1,500,000...............                  1                     1,450,000.00              0.38
$1,700,001 - $1,800,000...............                  1                     1,724,998.01              0.46
                                                   ------              -------------------           -------
      Total...........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

Minimum Original Principal Balance:       $     25.182.00
Maximum Original Principal Balance:       $  1,730,950.00
Average Original Principal Balance:       $   171,300.88

          Scheduled Principal Balances of the Mortgage Loans as of the
                           Cut-Off Date in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Scheduled Principal Balance              Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$        0 - $  100,000...............                695              $     48,453,086.65             12.82%
$  100,001 - $  200,000...............                897                   129,674,582.21             34.31
$  200,001 - $  300,000...............                376                    92,466,189.84             24.46
$  300,001 - $  350,000...............                 87                    28,287,516.69              7.48
$  350,001 - $  400,000...............                 61                    22,740,993.04              6.02
$  400,001 - $  450,000...............                 17                     7,191,241.15              1.90
$  450,001 - $  500,000...............                 25                    11,737,651.00              3.11
$  500,001 - $  550,000...............                  9                     4,767,137.70              1.26
$  550,001 - $  600,000...............                  5                     2,927,381.10              0.77
$  600,001 - $  650,000...............                  9                     5,763,985.13              1.53
$  650,001 - $  700,000...............                  5                     3,455,682.40              0.91
$  700,001 - $  800,000...............                 12                     9,052,041.14              2.39
$  800,001 - $  900,000...............                  4                     3,495,070.47              0.92
$  900,001 - $1,000,000...............                  5                     4,769,110.62              1.26
$1,400,001 - $1,500,000................                 1                     1,450,000.00              0.38
$1,700,001 - $1,800,000 ...............                 1                     1,724,998.01              0.46
                                                   ------              -------------------           -------
      Total...........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

Minimum Scheduled Principal Balance:       $     25,182.00
Maximum Scheduled Principal Balance:       $  1,724,998.01
Average Scheduled Principal Balance:       $    171,098.54

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
      Mortgage Interest Rates (%)               Mortgage Loans          as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
5.000% - 5.249%.......................                  2              $        370,477.60              0.098%
5.250% - 5.499%.......................                 12                     2,005,685.54              0.531
5.500% - 5.749%.......................                 46                     8,035,434.41              2.126
5.750% - 5.999%.......................                214                    40,521,877.79             10.721
6.000% - 6.249%.......................                295                    58,233,651.42             15.407
6.250% - 6.499%.......................                400                    73,374,280.07             19.413
6.500% - 6.749%.......................                402                    69,778,740.36             18.462
6.750% - 6.999%.......................                280                    44,023,706.38             11.648
7.000% - 7.249%.......................                117                    18,643,525.96              4.933
7.250% - 7.499%.......................                141                    20,863,697.72              5.520
7.500% - 7.749%.......................                130                    16,882,755.60              4.467
7.750% - 7.999%.......................                104                    12,713,455.30              3.364
8.000% - 8.249%.......................                 17                     1,447,932.78              0.383
8.250% - 8.499%.......................                  9                     1,070,707.54              0.283
8.500% - 8.749%.......................                 10                       807,827.99              0.214
8.750% - 8.999%.......................                 11                     1,778,700.69              0.471
9.000% - 9.249%.......................                 18                     7,379,028.00              1.952
9.750% - 9.999%.......................                  1                        25,182.00              0.007
                                                   ------              -------------------           --------
         Total........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

Minimum Interest Rate:                5.000%
Maximum Interest Rate:                9.750%
Weighted Average Interest Rate:       6.578%

                  Original Loan-to-Value Ratios* in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
   Original Loan-to-Value Ratios (%)            Mortgage Loans          as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
0.00% - 30.00%........................                 23              $      2,322,412.54              0.61%
30.01% - 40.00%.......................                 32                     4,823,908.33              1.28
40.01% - 50.00%.......................                 71                    11,262,830.75              2.98
50.01% - 55.00%.......................                 43                     6,934,129.43              1.83
55.01% - 60.00%.......................                 56                    11,338,307.97              3.00
60.01% - 65.00%.......................                102                    25,232,174.55              6.68
65.01% - 70.00%.......................                407                    76,744,800.39             20.31
70.01% - 75.00%.......................                156                    28,070,301.69              7.43
75.01% - 80.00%.......................              1,110                   181,005,031.39             47.89
80.01% - 85.00%.......................                 25                     3,756,120.29              0.99
85.01% - 90.00%.......................                116                    15,135,079.11              4.00
90.01% - 95.00%.......................                 61                    10,524,080.28              2.78
95.01% -100.00%.......................                  7                       807,490.43              0.21
                                                   ------              -------------------           -------
         Total........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

Weighted Average Original Loan-to-Value:       73.95%

* Original Loan-to-value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sales price of the property.

        Geographic Distribution* of the Mortgage Properties in Group VIII

                                                                      Aggregate Scheduled
                                                                       Principal Balance
                                                  Number of               Outstanding
        Geographic Distribution                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Alabama...............................                  2              $        169,181.26             0.04%
Alaska................................                  1                       131,250.00             0.03
Arizona...............................                104                    15,908,582.47             4.21
Arkansas..............................                  1                       136,800.00             0.04
California............................                199                    53,952,616.60            14.27
Colorado..............................                 34                     6,714,563.24             1.78
Connecticut...........................                 10                     1,640,271.92             0.43
Delaware..............................                 13                     2,876,725.79             0.76
District of Columbia..................                 19                     4,971,471.96             1.32
Florida...............................                201                    37,895,789.88            10.03
Georgia...............................                 41                     5,079,446.89            1.344
Idaho.................................                 15                     1,706,029.34            0.451
Illinois..............................                203                    40,701,120.19            10.77
Indiana...............................                 30                     4,181,870.27             1.11
Iowa..................................                 11                       988,720.78             0.26
Kansas................................                 17                     1,617,213.23             0.43
Kentucky..............................                 17                     1,823,269.38             0.48
Louisiana.............................                 30                     3,723,519.86             0.99
Maine.................................                  9                     1,125,520.44             0.30
Maryland..............................                 86                    16,634,505.32             4.40
Massachusetts.........................                 34                     8,029,347.95             2.12
Michigan..............................                 65                     7,618,935.58             2.02
Minnesota.............................                  6                       884,892.91             0.23
Mississippi...........................                  2                       295,782.18             0.08
Missouri..............................                 36                     3,584,815.89             0.95
Montana...............................                  5                     2,020,261.61             0.53
Nebraska..............................                  2                       204,279.87             0.05
Nevada................................                 51                    10,964,238.75             2.90
New Hampshire.........................                 24                     5,239,469.31             1.39
New Jersey............................                 43                     9,197,555.19             2.43
New Mexico............................                  8                     1,136,953.71             0.30
New York..............................                 95                    25,388,083.67             6.72
North Carolina........................                104                    11,822,511.15             3.13
Ohio..................................                 86                     7,371,223.03             1.95
Oklahoma..............................                  8                       667,614.49             0.18
Oregon................................                 92                    14,725,356.89             3.90
Pennsylvania..........................                 95                    10,778,982.35             2.85
Rhode Island..........................                 15                     3,363,564.44             0.89
South Carolina........................                 59                     6,205,769.08             1.64
South Dakota..........................                  6                       620,600.00             0.16
Tennessee.............................                 42                     4,948,240.88             1.31
Texas.................................                140                    16,573,892.75             4.39
Utah..................................                 22                     4,002,028.28             1.06
Vermont...............................                  6                       845,829.58             0.22
Virginia..............................                 72                    12,261,213.66             3.24
Washington............................                 38                     5,887,251.69             1.56
West Virginia.........................                  2                       303,135.00             0.08
Wisconsin.............................                  4                       446,200.00             0.12
Wyoming...............................                  4                       590,168.44             0.16
                                                   ------              -------------------          -------
         Total........................              2,209              $    377,956,667.15           100.00%
                                                   ======              ===================          =======

* No more than approximately 1.77% of Loan Group VIII by cut-off date principal balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Range of Credit Scores                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
   0 -   0............................                  9              $      1,169,802.03              0.31%
 550 - 574............................                  3                       821,500.00              0.22
 575 - 599............................                 27                     5,150,751.64              1.36
 600 - 619............................                 94                    13,998,607.10              3.70
 620 - 639............................                252                    43,196,527.66             11.43
 640 - 659............................                309                    50,864,518.54             13.46
 660 - 679............................                327                    53,593,045.73             14.18
 680 - 699............................                340                    55,830,505.06             14.77
 700 - 719............................                236                    42,533,209.98             11.25
 720 - 739............................                201                    29,567,205.58              7.82
 740 - 759............................                181                    32,403,975.13              8.57
 760 - 779............................                132                    27,977,660.83              7.40
 780 - 799............................                 74                    13,391,833.43              3.54
 800 - 819............................                 24                     7,457,524.44              1.97
                                                   ------              -------------------           -------
         Total........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

Weighted Average Credit Score:    692
(where credit scores were available)

             Property Types of the Mortgage Properties in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Property Type                       Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
2-4 Family............................                273              $     50,205,955.16             13.28%
CO-OP.................................                  1                        48,750.00              0.01
Condominium...........................                101                    15,846,868.95              4.19
PUD...................................                336                    69,927,740.34             18.50
Single Family.........................              1,498                   241,927,352.70             64.01
                                                   ------              -------------------           -------
         Total........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

              Occupancy Status of Mortgage Properties in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Occupancy Status                    Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Investor..............................                729              $     93,931,668.63             24.85%
Owner Occupied........................              1,423                   274,171,878.03             72.54
Second Home...........................                 57                     9,853,120.49              2.61
                                                   ------              -------------------           -------
         Total........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

                Loan Purpose of the Mortgage Loans in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Loan Purpose                      Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Cash Out Refinance....................                916              $    165,578,788.05             43.81%
Purchase..............................                987                   166,627,293.53             44.09
Rate/Term Refinance...................                306                    45,750,585.57             12.10
                                                   ------              -------------------           -------
         Total........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

             Documentation Type of the Mortgage Loans in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Documentation Type                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Income & Employment Verified / Assets
Verified..............................                458              $     68,236,911.60             18.05%
Income & Employment Verified / Assets
Not Verified..........................                 19                     2,836,404.60              0.75
No Employment or Income Verification /
Assets Not Verified...................                745                   129,307,836.86             34.21
No Employment or Income Verification /
Assets Verified.......................                127                    23,138,764.03              6.12
Verbal Verification of Employment /
Assets Not Verified...................                194                    32,313,387.03              8.55
Verbal Verification of Employment /
Assets Verified.......................                666                   122,123,363.03             32.31
                                                   ------              -------------------           -------
         Total........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

      Original Terms to Stated Maturity of the Mortgage Loans in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Stated Original Term                  Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
180 months............................                145              $     24,659,581.49              6.52%
360 months............................              2,064                   353,297,085.66             93.48
                                                   ------              -------------------           -------
      Total...........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

Minimum Original Term to Stated Maturity (Months):       180
Maximum Original Term to Stated Maturity (Months):       360
Weighted Average Orig. Term to Stated Mat. (Months):     348

       Remaining Terms to Stated Maturity of the Mortgage Loans as of the
                           Cut Off Date in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Stated Remaining Term                  Mortgage Loans          as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
120 - 179 months......................                 93              $     15,979,616.10              4.23%
180 - 239 months......................                 52                     8,679,965.39              2.30
300 - 359 months......................              1,251                   217,895,666.26             57.65
360 months............................                813                   135,401,419.40             35.82
                                                   ------              -------------------           -------
      Total...........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

Minimum Remaining Term to Stated Maturity (Months):             170
Maximum Remaining Term to Stated Maturity (Months):             360
Weighted Average Remaining Term to Stated Mat. (Months):        347

                    Index of the Mortgage Loans in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
                  Index                         Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Fixed.................................              2,209              $    377,956,667.15            100.00%
                                                   ------              -------------------           -------
         Total........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

             Prepayment Penalty of the Mortgage Loans in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Prepayment Penalty                   Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
No Prepayment.........................              1,961              $    344,487,038.10             91.14%
1 Year ...............................                  9                     1,564,707.06              0.41
2 Years...............................                  3                       420,913.76              0.11
3 Years...............................                158                    21,351,364.72              5.65
5 Years...............................                 78                    10,132,643.51              2.68
                                                   ------              -------------------           -------
      Total...........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

                Product Type of the Mortgage Loans in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Product Type                      Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Fixed.................................              1,719              $    280,126,969.05             74.12%
Fixed IO..............................                490                    97,829,698.10             25.88
                                                   ------              -------------------           -------
      Total...........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

            Interest Only Feature of the Mortgage Loans in Group VIII

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Interest Only Feature                 Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Non-IO................................              1,719              $    280,126,969.05             74.12%
5 Years...............................                490                    97,829,698.10             25.88
                                                   ------              -------------------           -------
      Total...........................              2,209              $    377,956,667.15            100.00%
                                                   ======              ===================           =======

                  Credit Limit of the Mortgage Loans as of the
                            Cut-Off Date in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
             Credit Limit                       Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$         0 - $100,000................              2,405               $    113,593,072.77            69.16%
$   100,001 - $200,000................                356                     42,288,529.61            25.75
$   200,001 - $300,000................                 19                      4,343,450.28             2.64
$   300,001 - $350,000................                  3                        683,429.56             0.42
$   350,001 - $400,000................                  1                        366,000.00             0.22
$   400,001 - $450,000................                  1                        105,000.00             0.06
$   450,001 - $500,000................                  3                        708,452.96             0.43
$   600,001 - $650,000................                  1                        650,000.00             0.40
$   800,001 - $900,000................                  1                         10,000.00             0.01
$1,500,001 - $1,600,000...............                  1                      1,510,555.83             0.92
                                                   ------               -------------------          -------
      Total...........................              2,791               $    164,258,491.01           100.00%
                                                   ======               ===================          =======

Minimum Credit Limit:       $     10,000.00
Maximum Credit Limit:       $  1,512,850.00
Average Credit Limit:       $     63,391.63

   Principal Balances of the Mortgage Loans as of the Cut Off Date in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
        Current Principal Balance               Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
$         0 - $100,000................              2,452              $    115,453,447.52             70.29%
$   100,001 - $200,000................                316                    41,100,994.12             25.02
$   200,001 - $300,000................                 18                     4,343,450.28              2.64
$   300,001 - $350,000................                  1                       334,043.26              0.20
$   350,001 - $400,000................                  1                       366,000.00              0.22
$   450,001 - $500,000................                  1                       500,000.00              0.30
$   600,001 - $650,000................                  1                       650,000.00              0.40
$1,500,001 - $1,600,000...............                  1                     1,510,555.83              0.92
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

Minimum Current Principal Balance:        $          0.00
Maximum Current Principal Balance:        $  1,510,555.83
Average Current Principal Balance:        $     58,852.92

               Occupancy Status of Mortgage Properties in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Occupancy Status                    Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Owner Occupied........................              2,748              $    162,626,075.18             99.01%
Second Home...........................                 30                     1,325,265.01              0.81
Investor..............................                 13                       307,150.82              0.19
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

                   Combined Loan-to-Value Ratios* in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
    Combined Loan-to-Value Ratios (%)           Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
0.00% - 30.00%........................                 15              $        820,367.83              0.50%
30.01% - 40.00%.......................                  5                       314,784.64              0.19
50.01% - 50.00%.......................                 13                     1,037,048.28              0.63
50.01% - 55.00%.......................                 12                     1,038,434.85              0.63
55.01% - 60.00%.......................                 13                     1,385,565.29              0.84
60.01% - 65.00%.......................                 13                       553,770.22              0.34
65.01% - 70.00%.......................                 39                     2,678,895.13              1.63
70.01% - 75.00%.......................                 30                     2,037,175.24              1.24
75.01% - 80.00%.......................                104                     6,990,690.44              4.26
80.01% - 85.00%.......................                105                     6,023,270.41              3.67
85.01% - 90.00%.......................                774                    39,945,833.43             24.32
90.01% - 95.00%.......................                421                    22,330,960.02             13.59
95.01% - 100.00%......................              1,247                    79,101,695.23             48.16
                                                   ------              -------------------           -------
         Total........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

Weighted Average Combined Loan-to-Value Ratio:     92.65%

* Combined Loan-to-value ratios are calculated by taking the Original Principal Balance plus any senior Lien Balance and dividing by the lesser of the original appraised value and sell price of the property.

                 Loan Purpose of the Mortgage Loans in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Loan Purpose                      Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Purchase..............................              1,842              $    112,854,055.18             68.71%
Cash-Out Refinance....................                841                    46,823,941.05             28.51
Rate/Term Refinance...................                108                     4,580,494.78              2.79
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

              Property Types of the Mortgage Properties in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
             Property Type                      Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
2-4 Family............................                 34              $      2,172,362.43              1.32%
Condominium...........................                355                    18,579,333.52             11.31
PUD...................................                743                    44,150,129.84             26.88
Single Family.........................              1,658                    99,333,761.52             60.47
Townhouse.............................                  1                        22,903.70              0.01
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

         Geographic Distribution* of the Mortgage Properties in Group IX

                                                                        Aggregate Scheduled
                                                                         Principal Balance
                                                  Number of                 Outstanding
        Geographic Distribution                 Mortgage Loans          As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Arizona...............................                175               $     9,998,479.41              6.09%
California............................                615                    49,018,998.78             29.84
Colorado..............................                132                     6,524,120.70              3.97
Connecticut...........................                 23                     1,267,000.06              0.77
Delaware..............................                 11                       503,358.99              0.31
District of Columbia..................                 20                     1,723,222.25              1.05
Florida...............................                106                     7,283,634.98              4.43
Georgia...............................                 71                     3,215,255.75              1.96
Idaho.................................                 22                     1,012,469.83              0.62
Illinois..............................                197                    10,067,892.60              6.13
Indiana...............................                  9                       244,944.17              0.15
Iowa..................................                 16                       560,968.49              0.34
Kansas................................                  9                       262,268.52              0.16
Kentucky..............................                 29                     1,029,777.58              0.63
Louisiana.............................                  2                        84,150.00              0.05
Maine.................................                  7                       429,674.91              0.26
Maryland..............................                187                    10,427,373.76              6.35
Massachusetts.........................                 60                     3,669,738.50              2.23
Michigan..............................                 73                     3,074,554.59              1.87
Minnesota.............................                 17                       701,993.34              0.43
Mississippi...........................                  1                        44,400.00              0.03
Missouri..............................                 35                     1,098,701.94              0.67
Montana...............................                 12                       731,714.85              0.45
Nebraska..............................                  1                        49,976.71              0.03
Nevada................................                111                     6,974,602.56              4.25
New Hampshire.........................                 18                       857,866.75              0.52
New Jersey............................                 63                     4,178,355.85              2.54
New Mexico............................                  2                        64,444.31              0.04
New York..............................                102                     6,621,982.44              4.03
North Carolina........................                107                     4,072,503.22              2.48
Ohio..................................                 71                     2,162,716.85              1.32
Oklahoma..............................                  8                       306,400.00              0.19
Oregon................................                 69                     3,010,519.26              1.83
Pennsylvania..........................                 54                     2,591,689.65              1.58
Rhode Island..........................                  4                       165,148.00              0.10
South Carolina........................                 56                     2,546,097.62              1.55
South Dakota..........................                  1                        26,740.00              0.02
Tennessee.............................                 27                     1,053,934.11              0.64
Utah..................................                 36                     1,957,959.18              1.19
Virginia..............................                149                    10,140,526.80              6.17
Washington............................                 66                     3,841,433.95              2.34
West Virginia.........................                  4                        89,305.17              0.05
Wisconsin.............................                  8                       401,583.93              0.24
Wyoming...............................                  5                       170,010.65              0.10
                                                   ------               ------------------           -------
         Total........................              2,791               $   164,258,491.01            100.00%
                                                   ======               ==================           =======

* No more than approximately 0.92% of Loan Group IX by cut-off date principal balance will be secured by properties located in any one zip code area.

  Credit Scores as of the Date of Origination of the Mortgage Loans in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
        Range of Credit Scores                  Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
600 - 619.............................                  2              $         26,974.36              0.02%
620 - 639.............................                 53                     2,558,063.19              1.56
640 - 659.............................                126                     5,920,102.34              3.60
660 - 679.............................                275                    15,828,238.89              9.64
680 - 699.............................                406                    23,898,677.28             14.55
700 - 719.............................                488                    30,353,436.25             18.48
720 - 739.............................                447                    26,328,059.64             16.03
740 - 759.............................                415                    23,852,879.94             14.52
760 - 779.............................                304                    19,507,214.60             11.88
780 - 799.............................                214                    12,277,930.27              7.48
800 - 819.............................                 61                     3,706,914.25              2.26
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

Weighted Average Credit Score:     723

               Utilization Rates of the Mortgage Loans in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Utilization Rate                    Mortgage Loans         as of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
0.000% - 0.000%.......................                  9              $              0.00              0.00%
0.001% - 10.000%......................                 37                       179,523.61              0.11
10.001% - 20.000%.....................                 27                       327,396.18              0.20
20.001% - 30.000%.....................                 18                       436,008.47              0.27
30.001% - 40.000%.....................                 19                       789,399.73              0.48
40.001% - 50.000%.....................                 19                       781,131.02              0.48
50.001% - 60.000%.....................                 25                     1,066,443.74              0.65
60.001% - 70.000%.....................                 25                     1,148,459.22              0.70
70.001% - 80.000%.....................                 17                       940,098.64              0.57
80.001% - 90.000%.....................                 17                     1,084,755.69              0.66
90.001% - 100.000%....................              2,578                   157,505,274.71             95.89
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

Average Utilization Rate:       92.840%

       Original Terms to Stated Maturity of the Mortgage Loans in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
         Stated Original Term                   Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
240 Months............................                 22              $        939,382.16              0.57%
300 Months............................              2,769                    163,319108.85             99.43
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

Minimum Original Term to Stated Maturity (Months):        240
Maximum Original Term to Stated Maturity (Months):        300
Weighted Average Orig. Term to Stated Mat. (Months):      300

             Stated Remaining Term of the Mortgage Loans in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Stated Remaining Term                 Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
  180 - 239 Months....................                 15              $        499,232.16              0.30%
  240 - 299 Months....................              1,664                    97,673,778.92             59.46
  300 Months                                        1,112                    66,085,479.93             40.23
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

Minimum (Months):               231
Maximum (Months):               300
Weighted Average (Months):      298

                  Draw Period of the Mortgage Loans in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Draw Period                       Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
120 Months............................              2,791              $    164,258,491.01            100.00%
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

Weighted Average Draw Period. (Months):         120

             Remaining Draw Period of the Mortgage Loans in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
          Remaining Draw Period                 Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
96-100 Months.........................                  1              $         74,311.54              0.05%
101-105 Months........................                  5                       463,311.02              0.28
106-110 Months........................                  4                       145,426.43              0.09
111-115 Months........................                 39                     1,405,719.89              0.86
116-120 Months........................              2,742                   162,169,722.13             98.73
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

Minimum Remaining Draw Period (Months):               100
Maximum Remaining Draw Period (Months):               120
Weighted Average Remaining Draw Period (Months):      118

                 Gross Margin of the Mortgage Loans in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Gross Margin (%)                    Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
<= - 0.001%...........................                 10              $        869,398.65              0.53%
0.000% - 1.500%.......................              1,383                    88,526,236.82             53.89
1.501% - 1.750%.......................                392                    22,278,566.85             13.56
1.751% - 2.000%.......................                281                    15,604,941.78              9.50
2.001% - 2.250%.......................                226                    11,465,043.05              6.98
2.251% - 2.500%.......................                108                     5,660,103.08              3.45
2.501% - 2.750%.......................                144                     8,395,373.77              5.11
2.751% - 3.000%.......................                 66                     3,342,518.78              2.03
3.001% - 3.250%.......................                 67                     3,695,352.48              2.25
3.251% - 3.500%.......................                 35                     1,510,284.44              0.92
3.501% - 3.750%.......................                 20                       601,408.19              0.37
3.751% - 4.000%.......................                 21                     1,038,706.08              0.63
4.001% - 4.250%.......................                  9                       300,316.67              0.18
4.251% - 4.500%.......................                  7                       176,579.94              0.11
4.501% - 4.750%.......................                  5                        66,600.00              0.04
4.751% -  5.000%......................                  5                       258,620.81              0.16
5.001% - Greater......................                 12                       468,439.62              0.29
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

Minimum:                            -0.375%
Maximum:                            7.000%
Weighted Average Gross Margin:      1.505%

       Mortgage Rates of Mortgage Loans as of the Cutoff Date in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
       Mortgage Interest Rates (%)              Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
3.750% - 3.999%.......................                  3              $        127,559.14              0.08%
4.000% - 4.249%.......................                227                    11,621,196.67              7.07
4.250% - 4.499%.......................                872                    47,603,428.66             28.98
4.500% - 4.749%.......................                526                    29,497,139.25             17.96
4.750% - 4.999%.......................                  1                        16,991.15              0.01
5.000% - 5.249%.......................                  1                       149,631.17              0.09
5.250% - 5.499%.......................                  3                       304,123.21              0.19
5.500% - 5.749%.......................                 30                     1,690,809.60              1.03
5.750% - 5.999%.......................                 39                     2,234,270.30              1.36
6.000% - 6.249%.......................                 55                     4,123,700.97              2.51
6.250% - 6.499%.......................                 95                     6,758,406.40              4.11
6.500% - 6.749%.......................                132                     9,583,398.34              5.83
6.750% - 6.999%.......................                119                     6,267,319.40              3.82
7.000% - 7.249%.......................                111                     7,491,327.28              4.56
7.250% - 7.499%.......................                113                     6,080,483.80              3.70
7.500% - 7.749%.......................                128                    10,050,005.13              6.12
7.750% - 7.999%.......................                113                     7,097,971.55              4.32
8.000% - 8.249%.......................                 86                     5,900,640.46              3.59
8.250% - 8.499%.......................                 37                     2,201,019.18              1.34
8.500% - 8.749%.......................                 21                     1,241,363.01              0.76
8.750% - 8.999%.......................                 34                     2,368,002.10              1.44
9.000% - 9.249%.......................                 12                       618,378.43              0.38
9.250% - 9.499%.......................                 14                       561,709.75              0.34
9.500% - 9.749%.......................                  4                       206,784.58              0.13
9.750% - 9.999%.......................                  2                        35,456.00              0.02
10.000% - 10.249%.....................                  6                        72,164.94              0.04
10.250% - 10.499%.....................                  1                        50,202.67              0.03
10.500% - 10.749%.....................                  2                       120,818.14              0.07
11.000% - 11.249%.....................                  1                        61,189.73              0.04
11.250% - 11.499%.....................                  1                        10,000.00              0.01
11.500% - 11.749%.....................                  1                        50,000.00              0.03
11.750% - 11.999%.....................                  1                        63,000.00              0.04
                                                   ------              -------------------           -------
         Total........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

Minimum Mortgage Interest Rate:               3.750%
Maximum Mortgage Interest Rate:              11.750%
Weighted Average Mortgage Interest Rate:      5.622%

        Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
        Maximum Mortgage Rate (%)               Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
18.000%...............................              2,791              $    164,258,491.01            100.00%
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

Weighted Average Maximum Mortgage Rate:        18.000%
Minimum:                                       18.000%
Maximum:                                       18.000%

               Origination Year of the Mortgage Loans in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            Origination Year                    Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
2003..................................                  1              $         74,311.54              0.05%
2004..................................                943                    54,255,577.43             33.03
2005..................................              1,847                   109,928,602.04             66.92
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

                 Lien Position of the Mortgage Loans in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
              Lien Position                     Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
1st Lien..............................                 27              $      1,750,372.39              1.07%
2nd Lien..............................              2,764                   162,508,118.62             98.93
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

                   Mortgage Loans In Teaser Period in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
            In Teaser Period                    Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Not In Teaser Period..................              1,154              $     74,771,376.14             45.52%
In Teaser Period......................              1,637                    89,487,114.87             54.48
                                                   ------              -------------------           -------
      Total...........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

              Documentation Type of the Mortgage Loans in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of                Outstanding
           Documentation Type                   Mortgage Loans         As of Cut-Off Date       % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
Income & Employment Verified / Assets
Verified..............................              2,128              $    116,649,076.37             71.02%
Income & Employment Verified / Assets
Not Verified..........................                  1                        15,976.61              0.01
Verbal Verification of Employment /
Assets Not Verified...................                  1                        99,400.00              0.06
Verbal Verification of Employment /
Assets Verified.......................                661                    47,494,038.03             28.91
                                                   ------              -------------------           -------
         Total........................              2,791              $    164,258,491.01            100.00%
                                                   ======              ===================           =======

           Teaser Expiration Months of the Mortgage Loans in Group IX

                                                                       Aggregate Scheduled
                                                                        Principal Balance
                                                  Number of               Outstanding
         Teaser Expiration Date                 Mortgage Loans          as of Cut-Off Date      % of Mortgage Loans
---------------------------------------      --------------------   -------------------------  ---------------------
No Teaser..............................              1,154             $     74,771,376.14             45.52%
May 2005...............................                635                   32,557,514.49             19.82
June 2005..............................                597                   34,795,089.54             21.18
July 2005..............................                405                   22,134,510.84             13.48
                                                    ------             -------------------           -------
         Total.........................              2,791             $    164,258,491.01            100.00%
                                                    ======             ===================           =======

                      AMERICAN HOME MORTGAGE SECURITIES LLC
                                     Company

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES

--------------------------------------------------------------------------------
  You should consider carefully the risk factors in the prospectus supplement.
--------------------------------------------------------------------------------

The Offered Securities

The company proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which will be mortgage pass-through certificates or mortgage-backed notes.

The Trust Fund

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

      o mortgage loans secured by first and junior liens on the related mortgage property;

      o     home equity revolving lines of credit;

      o mortgage loans where the borrower has little or no equity in the related mortgaged property;

      o     mortgage loans secured by one-to-four-family residential properties;

      o mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool; and

      o manufactured housing conditional sales contracts and installment loan agreements or interests therein.

in each case acquired by the company from one or more affiliated or unaffiliated institutions.

Credit Enhancement

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is March 22, 2005.

                                TABLE OF CONTENTS

Caption                                                                               Page
-------                                                                               ----
INTRODUCTION ......................................................................     4
  General .........................................................................     4
THE MORTGAGE POOLS ................................................................     5
  General .........................................................................     5
  The Mortgage Loans ..............................................................     7
  Underwriting Standards ..........................................................    12
  Qualifications of Originators and Sellers .......................................    14
  Representations by Sellers ......................................................    15
  Optional Purchase of Defaulted Mortgage Loans ...................................    18
SERVICING OF MORTGAGE LOANS .......................................................    18
  General .........................................................................    18
  The Master Servicer .............................................................    19
  The Servicers ...................................................................    19
  Collection and Other Servicing Procedures; Mortgage Loan Modifications ..........    19
  Special Servicers ...............................................................    22
  Realization Upon or Sale of Defaulted Mortgage Loans ............................    22
  Servicing and Other Compensation and Payment of Expenses; Retained Interest .....    25
  Evidence as to Compliance .......................................................    27
DESCRIPTION OF THE SECURITIES .....................................................    27
  General .........................................................................    27
  Form of Securities ..............................................................    29
  Global Securities ...............................................................    30
  Assignment of Trust Fund Assets .................................................    34
  Distribution Account ............................................................    37
  Distributions ...................................................................    41
  Distributions of Interest and Principal on the Securities .......................    42
  Pre-Funding Account .............................................................    43
  Distributions on the Securities in Respect of Prepayment Premiums ...............    44
  Allocation of Losses and Shortfalls .............................................    44
  Advances ........................................................................    44
  Reports to Securityholders ......................................................    45
DESCRIPTION OF CREDIT ENHANCEMENT .................................................    46
  General .........................................................................    46
  Subordinate Securities ..........................................................    47
  Cross-Collateralization .........................................................    47
  Overcollateralization ...........................................................    47
  Financial Guaranty Insurance Policy .............................................    48
  Mortgage Pool Insurance Policies ................................................    48
  Letter of Credit ................................................................    48
  Special Hazard Insurance Policies ...............................................    49
  Reserve Funds ...................................................................    50
  Cash Flow Agreements ............................................................    50
  Maintenance of Credit Enhancement ...............................................    50
  Reduction or Substitution of Credit Enhancement .................................    52
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES .............................    53
  Swaps and Yield Supplement Agreements ...........................................    53
  Purchase Obligations ............................................................    54
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER ....    54
  General .........................................................................    54
  Primary Mortgage Insurance Policies .............................................    54
  Hazard Insurance Policies .......................................................    56
  FHA Mortgage Insurance ..........................................................    57
  VA Mortgage Guaranty ............................................................    58
THE COMPANY .......................................................................    58
THE AGREEMENTS ....................................................................    59
  General .........................................................................    59
  Certain Matters Regarding the Master Servicer and the Company ...................    59
  Events of Default and Rights Upon Event of Default ..............................    60
  Amendment .......................................................................    64
  Termination; Retirement of Securities ...........................................    65
  The Trustee .....................................................................    67
  Duties of the Trustee ...........................................................    67
  Some Matters Regarding the Trustee ..............................................    67
  Resignation and Removal of the Trustee ..........................................    67
YIELD CONSIDERATIONS ..............................................................    68
MATURITY AND PREPAYMENT CONSIDERATIONS ............................................    71
LEGAL ASPECTS OF MORTGAGE LOANS ...................................................    72
  Mortgages .......................................................................    72
  Cooperative Mortgage Loans ......................................................    73
  Tax Aspects of Cooperative Ownership ............................................    74
  Leases and Rents ................................................................    75
  Contracts .......................................................................    75
  Foreclosure on Mortgages and Some Contracts .....................................    77
  Foreclosure on Shares of Cooperatives ...........................................    78
  Repossession with respect to Contracts ..........................................    80
  Rights of Redemption ............................................................    81
  Anti-Deficiency Legislation and Other Limitations on Lenders ....................    82
  Environmental Legislation .......................................................    84
  Consumer Protection Laws ........................................................    85
  Homeownership Act and Similar State Laws ........................................    85
  Additional Consumer Protections Laws with Respect to Contracts ..................    86

  Enforceability of Certain Provisions ............................................    87
  Subordinate Financing ...........................................................    88
  Installment Contracts ...........................................................    88
  Applicability of Usury Laws .....................................................    89
  Alternative Mortgage Instruments ................................................    89
  Formaldehyde Litigation with Respect to Contracts ...............................    90
  Servicemembers Relief Act .......................................................    90
  Forfeitures in Drug and RICO Proceedings ........................................    91
  Junior Mortgages ................................................................    91
  Negative Amortization Loans .....................................................    92
FEDERAL INCOME TAX CONSEQUENCES ...................................................    92
  General .........................................................................    92
REMICS ............................................................................    93
  Notes ...........................................................................   111
  Grantor Trust Funds .............................................................   112
STATE AND OTHER TAX CONSEQUENCES ..................................................   122
ERISA CONSIDERATIONS ..............................................................   122
  Underwriter Exemption ...........................................................   123
  Other Exemptions ................................................................   127
  ERISA Considerations Relating to Notes ..........................................   128
  Tax Exempt Investors ............................................................   130
  Consultation with Counsel .......................................................   130
LEGAL INVESTMENT MATTERS ..........................................................   131
USE OF PROCEEDS ...................................................................   132
METHODS OF DISTRIBUTION ...........................................................   132
LEGAL MATTERS .....................................................................   133
FINANCIAL INFORMATION .............................................................   133
RATING ............................................................................   134
AVAILABLE INFORMATION .............................................................   134
REPORTS TO SECURITYHOLDERS ........................................................   134
INCORPORATION OF INFORMATION BY REFERENCE .........................................   134
GLOSSARY ..........................................................................   136

                                  INTRODUCTION

      All capitalized terms in this prospectus are defined in the glossary at the end.

General

      The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

      Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the company. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired or purchased by the company from one or more affiliated or unaffiliated sellers. See "The Company" and "The Mortgage Pools." The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

      Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

      The company's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the company, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

      If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement specified in the related prospectus supplement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement."

      The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

      With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

      The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

      There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                               THE MORTGAGE POOLS

General

      Each mortgage pool will consist primarily of mortgage loans, minus any interest retained by the company or any affiliate of the company. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

      The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

      If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

      The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

      The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

      The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

      The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

      Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

      The mortgage loans will not be guaranteed or insured by the company or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Mortgage Guaranty."

      A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

      A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

      The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

      A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac for these programs. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

      Each mortgage loan will be selected by the company or its affiliates for inclusion in a mortgage pool from among those purchased by the company, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated
Sellers. If a mortgage pool is composed of mortgage loans acquired by the company directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the company may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

      The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

      If specified in the related prospectus supplement, the trust fund for a series of securities may include participations in mortgage loans or mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. The mortgage securities will be generally similar to securities offered under this prospectus. However, any mortgage securities included in a trust fund will (1) either have been (a) previously registered under the Securities Act, or (b) eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

The Mortgage Loans

      Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

      o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 30 years;

      o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 40 years;

      o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 40 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

      o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 40 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

      o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

      o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately
            30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

      o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

      o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

      o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan;

      o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement; or

      o Another type of mortgage loan described in the related prospectus supplement.

      The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

      A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

      A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

      The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

      If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

      If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

      o funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

      o if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds or

      o additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account."

      Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

      The prospectus supplement for each series of securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer (if the master servicer is directly servicing the mortgage loans) and/or one or more of the servicers, with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer (if the master servicer is directly servicing the mortgage loans) and/or a servicer (in the case of servicers directly servicing mortgage loans in a trust fund in excess of 10% of the total) have a seasoned portfolio of mortgage loans similar to those included in the trust.

      The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the company, on an approximate basis, as to the following:

      o     the aggregate principal balance of the mortgage loans,

      o     the type of property securing the mortgage loans,

      o     the original or modified terms to maturity of the mortgage loans,

      o the range of principal balances of the mortgage loans at origination or modification,

      o the earliest origination or modification date and latest maturity date of the mortgage loans,

      o     the Loan-to-Value Ratios of the mortgage loans,

      o the mortgage rate or range of mortgage rates borne by the mortgage loans,

      o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

      o     the geographical distribution of the mortgage loans,

      o     the percentage of buydown mortgage loans, if applicable, and

      o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission within fifteen days after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the Current Report on Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

      The company will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

      Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the company either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The company will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the company's or its affiliates' prior experience with the Seller and the servicer, as well as the company's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the company on a tape with respect to a percentage of the mortgage loans the company deems appropriate in the circumstances. The company will not undertake any independent investigations of the creditworthiness of particular obligors.

      The mortgage loans, as well as mortgage loans underlying mortgage securities, unless otherwise disclosed in the related prospectus supplement, will have been originated in accordance with underwriting standards described below.

      The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

      The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

      High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

      In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

      Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

      Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

      Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

      With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

Qualifications of Originators and Sellers

      Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

      Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

      o with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the company, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of "short-form" title insurance was obtained;

      o the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

      o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

      o the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

      o there are no delinquent tax or assessment liens against the related mortgaged property;

      o the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

      o to the best of the Seller's knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller's knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

      All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the company, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the company will be the limited corporate representations of the company and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

      The company will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the company).

      As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

      o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

      o have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

      o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

      o have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan and

      o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

      The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the company nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the company or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

      Neither the company nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carryout their repurchase obligations. A default by a Seller is not a default by the company or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the company or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the company or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for will remain in the related trust fund and any losses related thereto will be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

      If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

Optional Purchase of Defaulted Mortgage Loans

      If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

General

      The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

      With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the company or any of its affiliates.

The Master Servicer

      The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the company. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

      The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

      Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the company or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will servicer the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related agreement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

      The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

      Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

      In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

      Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or
(2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

      Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

      In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

      The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

Special Servicers

      If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

      Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and
(2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

      However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

            (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

            (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation."

      Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

      With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

      As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

      With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the company, an affiliate of the company, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

      In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

      If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

      If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

Servicing and Other Compensation and Payment of Expenses; Retained Interest

      The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

      The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

      The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

      The prospectus supplement for a series of securities will specify whether there will be any interest in the mortgage loans retained by the company. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related pooling and servicing agreement or servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of securities entitled to payments of interest as provided in the related prospectus supplement and the applicable pooling and servicing agreement or servicing agreement.

      If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

Evidence as to Compliance

      Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the company and the trustee (and to the master servicer if such statement is being furnished with respect to a servicer) to the effect that, on the basis of an examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related pooling and servicing agreement or servicing agreement) substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac requires it to report. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to those subservicers which also have been the subject of this type of examination. If the master servicer has not, during the course of a fiscal year, directly serviced any of the mortgage loans, such accountants statement will only be provided with respect to the servicers of the mortgage loans and no such accountants statement will be provided with respect to the master servicer.

      Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement. In addition, pursuant to its respective servicing agreement, one or more officers of each servicer will also be required to provide the foregoing annual statement to the master servicer prior to the time that the master servicer is required to deliver its annual statement to the trustee.

      Copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by securityholders without charge upon written request to the master servicer or trustee.

                          DESCRIPTION OF THE SECURITIES

General

      The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuer and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the company and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the company in the event of the bankruptcy of the Seller or the company. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreement.

      Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

      o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the company or any of its affiliates with respect to each mortgage loan;

      o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

      o any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

      o hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

      o     the  rights  of  the  company   under  any  mortgage  loan  purchase
            agreement,   including  in  respect  of  any   representations   and
            warranties therein; and

      o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement" or any other form of credit enhancement as may be described in the related prospectus supplement.

      If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

      Each series of securities may consist of any one or a combination of the following:

      o     a single class of securities;

      o two or more classes of securities, one or more classes of which may be senior in right of payment to one or more of the other classes, and as to which some classes of senior (or subordinate) securities may be senior to other classes of senior (or subordinate) securities, as described in the respective prospectus supplement;

      o two or more classes of securities, one or more classes of which will be Strip Securities;

      o two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on a class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the mortgage pool, and which classes may include one or more classes of Accrual Securities; or

      o other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating
Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement," or by any combination of the foregoing.

      If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

      Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

      If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

      If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the company elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

      Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the company, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

      Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The

Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear System (in that capacity) and as DTC participants.

      Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

      Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a
Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

      o borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

      o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

      A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

      A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

      U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Assignment of Trust Fund Assets

      At the time of issuance of a series of securities, the company will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the company or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the company in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

      In addition, the company will, as to each mortgage loan, other than (1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

      o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

      o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

      o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

      o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

      o if applicable, any riders or modifications to the mortgage note and mortgage,

      o if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

      o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

      Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the company delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The company will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the company or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the company and between the company and the trustee.

      As to each Contract, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

      o the original Contract endorsed, without recourse, to the order of the trustee,

      o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

      o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the company will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

      The company will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (1) cause an electronic transfer of that security or (2) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

      The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The company will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

      The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the company or the master servicer.

      Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the company. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

      Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." Each of the company and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

      General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any Permitted Investments shall not cause the company to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

      Deposits. With respect to each series of securities, the related master servicer, servicer, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

      o     all   payments  on  account  of   principal,   including   principal
            prepayments, on the mortgage loans;

      o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer, or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the company;

      o     all payments on the mortgage securities;

      o     all Insurance Proceeds and Liquidation Proceeds;

      o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

      o     any advances made as described under "--Advances" below;

      o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

      o any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage
            Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest";

      o to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

      o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

      o any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

      With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the company will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the related servicer to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

      If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

      Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

      Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

      (1) to make distributions to the related securityholders on each distribution date;

      (2) to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

      (3) to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

      (4) to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

      (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause
            (2) above made by it and the servicing  expenses described in clause
            (3) above incurred by it while these remain outstanding and unreimbursed;

      (6) to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Company";

      (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

      (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

      (9)   to  pay  the  master   servicer  or  the  trustee,   as   additional
            compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

      (10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

      (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

      (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

      (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

      (14) to pay to itself, the company, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

      (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

      (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

      (17) to clear and terminate the Distribution Account upon the termination of the trust fund.

Distributions

      Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

      Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

      Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

      As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

Pre-Funding Account

      If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing
Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

      Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

      The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

      If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

Reports to Securityholders

      With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

      o     the amount, if any, of the distribution allocable to principal;

      o     the amount, if any, of the distribution allocable to interest;

      o the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

      o the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

      o the aggregate amount of advances included in the distributions on the distribution date, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

      o the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

      o the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent,
            (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

      o the balance of the reserve fund, if any, at the close of business on the distribution date;

      o the amount of coverage remaining under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk and a description of any credit enhancement substituted therefor;

      o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

      o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

      In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

                        DESCRIPTION OF CREDIT ENHANCEMENT

General

      As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

      The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

      The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

      In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

      If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

      If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

      If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

      If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

      A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

      Any mortgage pool insurance policy obtained by the company for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

      If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

      Any special hazard insurance policy covering Special Hazard Losses obtained by the company for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

      Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

      As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the company.

Reserve Funds

      If so provided in the related prospectus supplement, the company will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the company or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the company or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

      In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the company, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

      Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

      If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

      To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

      If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

      If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the company, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

      If a letter of credit or alternate form of credit enhancement has been obtained for a series of securities, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

      If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

      The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

      If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

      The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected.
Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the company, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

      The trustee on behalf of a trust fund may enter into interest rate or other swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

      An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

      Swaps may include "total return swaps," where all or a portion of the total amount of interest and principal on a security is paid by a third-party in exchange for an up front payment or a stated periodic payment, and "credit derivatives" where credit enhancement is provided in the form of a swap agreement, and which may include a "credit support annex" where securities, rights, or other amounts are pledged as collateral for the performance of the counterparty. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of total return swaps, credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

      Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

      There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

Purchase Obligations

      Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

General

      The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

      In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the company to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

      While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

      o     the insured percentage of the Primary Insurance Covered Loss;

      o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

      o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

      o As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

      o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

      o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

      o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

      For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the company had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool insurance Policies."

Hazard Insurance Policies

      The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

      As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

      Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

      The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221,
Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

      Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

      The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

      When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

      The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

      The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by the VA. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. Loans with higher original principal balances may be guaranteed by the VA at lower rates. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the company for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                   THE COMPANY

      The company is American Home Mortgage Securities LLC. The company was formed in the State of Delaware on January 26, 2004 as a wholly-owned subsidiary of American Home Mortgage Investment Corp., a Maryland corporation electing to be treated as a real estate investment trust. The company was organized for the purpose of serving as a private secondary mortgage market conduit. The company does not have, nor is it expected in the future to have, any significant assets.

      The company maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747. Its telephone number is (516) 396-7700.

                                 THE AGREEMENTS

General

      Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the company, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuer will be created pursuant to an owner trust agreement between the company and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the Issuer and the master servicer.

      Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The company will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Company".

Certain Matters Regarding the Master Servicer and the Company

      The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

      Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the company and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the company, and any director, officer, employee or agent of the master servicer or the company are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the company may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the company, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

      Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and
(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the company and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

      Pooling and Servicing Agreement

      Events of default under the pooling and servicing  agreement in respect of
a  series  of  certificates,   unless  otherwise  specified  in  the  prospectus
supplement, will include:

      o any failure by the master servicer to make a required deposit to the Distribution Account which continues unremedied for 5 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the company, or to the master servicer, the company and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

      o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement) after the giving of written notice of the failure to the master servicer by the trustee or the company, or to the master servicer, the company and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

      o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement; and

      o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," by the date and time set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

      So long as an event of default remains unremedied, either the company or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund the trustee shall, by written notification to the master servicer and to the company or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the company and with the company's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

      No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

      The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--

Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

      Servicing Agreement

      For a series of notes, a servicing default under the related servicing agreement generally will include:

      o any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

      o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

      o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

      o     any other servicing default as set forth in the servicing agreement.

      So long as a servicing default remains unremedied, either the company or the trustee may, by written notification to the master servicer and to the Issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

      Indenture

      For a series of notes, an event of default under the indenture generally will include:

      o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

      o failure to perform any other covenant of the Issuer in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

      o any representation or warranty made by the Issuer in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

      o events of bankruptcy, insolvency, receivership or liquidation of the Issuer, as specified in the related indenture; or

      o any other event of default provided with respect to notes of that series.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

      In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

      In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

      No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

      Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

      o     to cure any ambiguity,

      o o correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

      o to change the timing and/or nature of deposits in the Distribution Account, provided that (1) the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (2) the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable Rating Agency,

      o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or
            (B) to restrict the transfer of the REMIC Residual Certificates, provided that the company has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

      o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

      o to amend specified provisions that are not material to holders of any class of certificates offered under this prospectus.

      The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

      Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the company, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

      With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

      (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

      (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in
            (1), without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class or

      (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

Termination; Retirement of Securities

      The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of
(1) the final payment or other  liquidation
or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by
(a) the master servicer, a servicer, the company or its designee, (b) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (c) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the company or its designee will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the company or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, a servicer, the company or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

      The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the company, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the company or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities for that series at the cut-off date or closing date, as specified in the prospectus supplement. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the


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termination  of the related  trust fund will be effected in a manner  consistent with applicable federal income tax regulations and its status as a REMIC.

      Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

The Trustee

      The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the company and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

Duties of the Trustee

      The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

Some Matters Regarding the Trustee

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

      The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

      The trustee may resign at any time, in which event the company will be obligated to appoint a successor trustee. The company may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of


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the circumstances, the company will be obligated to appoint a successor trustee.
The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              YIELD CONSIDERATIONS

      The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

      A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) of the related mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the company, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

      With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

      In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments,


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liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

      The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the company) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer or related servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest".

      The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage


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loans. A rising interest rate  environment may also result in an increase in the rate of defaults on the mortgage loans.

      The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

      The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

      The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be


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applied  to reduce the  principal  balance  of the  related  class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

      With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the company, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

      The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage
Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time


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

for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

      If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations."

      There can be no assurance as to the rate of prepayment of the mortgage loans. The company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

      As described in this prospectus and in the prospectus supplement, the master servicer, a servicer, the company or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities."

                         LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

      Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many


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states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor or agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

      If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

      Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land


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lease,  the  holder  of the  landlord's  interest  under  the land  lease  could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

      Each   Cooperative   is   owned   by   shareholders    (referred   to   as
tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of


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the tax benefits  accorded  tenant-stockholders  of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

      Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

      Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

      The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured


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Home.  If,  however,  a Manufactured  Home is permanently  attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

      The company will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the company, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the company or Seller.

      In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the company has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

      In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the company did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the company must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers to, take these steps, at the master servicer's or servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.


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      Under  the  laws  of  most  states,  liens  for  repairs  performed  on  a
Manufactured Home take priority even over a perfected security interest. The company will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

      In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

      In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not


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equal the lender's  investment in the property  and, in some states,  the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement".

      A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

      In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

      The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant-stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made


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liens  upon the shares to which the  proprietary  lease or  occupancy  agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

      Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to


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the  right  of the  Cooperative  corporation  to  receive  sums  due  under  the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

Repossession with respect to Contracts

      General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

      o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

      o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

      o     Sale  proceeds  are to be  applied  first to  repossession  expenses
            (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The


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

            deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

      Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

      Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

      So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

      Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in


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

which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a


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deficiency judgment.  For example,  under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the
filing  of  the  debtor's   petition.   Some  courts  with  federal   bankruptcy
jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

      Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. See "--Consumer Protection Laws" and "--Homeownership Act and Similar State Laws."

      Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


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

Environmental Legislation

      Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

      The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the company has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the company, the master servicer, nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of


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contaminants.  However,  neither the master  servicer nor any  servicer  will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

      In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

      Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

      In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.


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

      Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

      Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Additional Consumer Protections Laws with Respect to Contracts

      Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

      Courts have imposed general  equitable  principles upon  repossession  and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

      In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

      The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.


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

Enforceability of Certain Provisions

      Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

      Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

      In the case of a transfer of a Manufactured Home as to which the master servicer or the servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

      Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a


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

borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Subordinate Financing

      When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

      The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining


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

possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

      Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

      Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

      As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with


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

regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and
(3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

      A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

      Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, the servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Servicemembers Relief Act

      Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, active duty Reserves, Coast Guard, the commissioned corps of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or


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

regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

      Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

      Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.


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      The  standard  form  of the  mortgage  or  deed  of  trust  used  by  most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

      A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the company, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or


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differing   interpretations,   which  could  apply  retroactively.   Prospective
investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

      The following discussion addresses securities of three general types:

      o REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

      o notes representing indebtedness of a trust fund as to which no REMIC election will be made, and

      o Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

      The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

      Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity


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will not be treated as a REMIC for that year and thereafter.  In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

      Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the company, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount. A REMIC Regular Certificate may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

      In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

      The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

      If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

      As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

      Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

      However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

      To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

      Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

      A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

      A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual


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Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

      The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the


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REMIC as it  accrues,  in advance of  receipt  of the cash  attributable  to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

      A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

      If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

      As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

      A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the


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

net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

      Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations


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

that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

      For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

      Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee


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represent  that it will not cause the  income "to be  attributable  to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. Prior to purchasing a
REMIC  Residual   Certificate,   prospective   purchasers  should  consider  the
possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

      The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "non-economic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "non-economic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

      Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

      With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their tax advisors prior to making an investment in the certificates.

      Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and"--Premium."

      REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

      Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

      Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

      In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).


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

      For these purposes, a "disqualified organization" means:

      o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

      o any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

      o     any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

      The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular certificates--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

      Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or


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

indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

      In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

      On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Notes

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the Notes (other than those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, AHMC or one of its qualified real estate investment trust, or REIT, subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments and (2) depending on the structure of the transaction, either (A) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool or (B) assuming compliance with the related agreements, for U.S. federal income tax purposes, despite the fact that the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, 100% ownership interest in the Trust Certificates. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

      Status as Real Property Loans

      (1) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

      Taxation of Noteholders

      Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

Grantor Trust Funds

      Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the company will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is
"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the company will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

      The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest
Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

      The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

      The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

      To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997,
Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

      In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest


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

income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

      If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in


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

accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

      A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of


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

the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

      Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

      Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

      Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it


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

is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

      Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

      It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

      Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

      The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.


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

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

      As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

      The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

      It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

      Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To


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

the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

      If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

      Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

      Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

      Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions


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subject  Section  582(c) of the Code.  Furthermore,  a portion  of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      Except  as   disclosed   in  the  related   prospectus   supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

      Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

      Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

      To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


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

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

      Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

      Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets," and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

      Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and


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

other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

Underwriter Exemption

      The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

      General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

      First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

      Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

      Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

      Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

      Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

      Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the securities Act.

      The Exemption permits an interest rate swap or cap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

      Permitted trust funds include owner-trusts, as well as grantor-trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the company in the event of bankruptcy or other insolvency and must provide certain legal opinions.

      The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

      A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

      If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

      Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The company expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

      The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by a trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

      o as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

      o all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

      o the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

      o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

      o     either:

                  (1) the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the company; or

                  (2) an  independent  accountant  retained by the company  must provide the company with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

      o the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

      o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

                  (1) be direct  obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

                  (2) have been rated (or the  obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

      o the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

      o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Other Exemptions

      Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

      Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

      For the exemption to apply, PTCE 83-1 requires that:

      o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

      o     the trustee may not be an affiliate of the depositor;

      o and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

      In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

      In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

      o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

      o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

      o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

      o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

      o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

      Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA Considerations Relating to Notes

      Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

      The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

      In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

      In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2) to the acquisition and holding of the note by such purchaser will not result in a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel on which the issuer, depositor, trustee, master servicer and any other servicer may rely, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

      EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A


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FIDUCIARY OF A PLAN SHOULD ITSELF  CONFIRM THAT  REQUIREMENTS  SET FORTH IN SUCH
EXEMPTION WOULD BE SATISFIED.

      ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Tax Exempt Investors

      A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

Consultation with Counsel

      There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the company, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

      Before purchasing an offered security in reliance on the Exemption, a PTCE or an investor-based exemption, a fiduciary of a plan or other plan asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, PTCE 83-1 one of the class exemptions or section 401(c) of ERISA would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a "security" for purposes of the exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the exemption, one of the class exemptions or section 401(c) of ERISA, the plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a plan.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.


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

                            LEGAL INVESTMENT MATTERS

      Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

      The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments


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

which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

      Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The company will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

      Substantially all of the net proceeds to be received from the sale of certificates will be applied by the company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The company expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including, but not limited to, the volume of mortgage loans purchased by the company, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

      The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the company from the sale.

      The company intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

      o By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      o By placements by the company with institutional investors through dealers; and

      o     By direct placements by the company with institutional investors.


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

      If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the company whose identities and relationships to the company will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of the offered securities, underwriters may receive compensation from the company or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the company and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of offered securities of the series.

      The company anticipates that the securities offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

      Legal matters, including federal income tax matters, in connection with the securities of each series will be passed upon for the company by Thacher Proffitt & Wood LLP, New York, New York.

                              FINANCIAL INFORMATION

      With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


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

                                     RATING

      It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

      Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

      The company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website
(http://www.sec.gov), free of charge. The company does not intend to send any financial reports to securityholders.

      This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the company has filed with the Commission under the Securities Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

      The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations. See "Description of the Securities--Reports to Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

      There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the company with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. The company will provide or cause to be provided without charge


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

to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to American Home Mortgage Securities LLC, 538 Broadhollow Road, Melville, New York, 11747, Attention:
Investor Relations, or by telephone at (516) 396-7700. The company has determined that its financial statements will not be material to the offering of any offered securities.


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

                                    GLOSSARY

      Accrual Security -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

      Affiliated Seller -- American Home Mortgage Investment Corp., a Maryland corporation and the parent of the company, or any of its affiliates.

      Agreement -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

      ARM Loan -- A mortgage loan with an adjustable interest rate.

      Bankruptcy Amount - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

      Bankruptcy Code -- Title 11 of the United States Code, as amended from time to time.

      Bankruptcy Loss -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

      Beneficial Owner -- A person acquiring an interest in any DTC Registered Security.

      Benefit Plan Investors -- Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity.

      Buydown Account -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

      Buydown Funds -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

      Buydown Period -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

      CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      Clearstream - Clearstream Banking, societe anonyme, formerly known as Cedelbank SA.

      Closing Date -- With respect to any series of securities, the date on which the securities are issued.

      Code -- The Internal Revenue Code of 1986.


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

      Commission -- The Securities and Exchange Commission.

      Committee Report -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

      Conservation Act -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

      Contract  --  Manufactured   housing   conditional   sales  contracts  and
installment loan agreements each secured by a Manufactured Home.

      Contributions Tax -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

      Cooperative   --  With  respect  to  a  cooperative   mortgage  loan,  the
corporation that owns the related apartment building.

      Crime Control Act -- The Comprehensive Crime Control Act of 1984.

      Defaulted Mortgage Loss -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

      Deferred Interest -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

      Deleted Mortgage Loan -- A mortgage loan which has been removed from the related trust fund.

      Designated Seller Transaction -- A series of securities where the related mortgage loans are provided either directly or indirectly to the company by one or more Sellers identified in the related prospectus supplement.

      Determination Date -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

      DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

      Distribution Account -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

      DOL -- The U.S. Department of Labor.

      DOL   Regulations   --   Regulations   by  the  DOL   promulgated   at  29
C.F.R.ss.2510.3-101.

      DTC - The Depository Trust Company.

      DTC Registered Security -- Any security initially issued through the book-entry facilities of the DTC.


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

      Eligible Account -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the
FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii))
delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to
claims  of  any  other  depositors  or  general   creditors  of  the  depository
institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

      Equity   Certificates  --  With  respect  to  any  series  of  notes,  the certificate or certificates representing a beneficial ownership interest in the related issuer.

      ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

      ERISA Plans -- Employee pension and welfare benefit plans subject to ERISA.

      Exemption -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,1997), and PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000).

      Exemption   Rating  Agency  --  Standard  &  Poor's,  a  division  of  The
McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

      Exchange Act -- The Securities Exchange Act of 1934, as amended.

      Extraordinary   Loss  --  Any  Realized  Loss  occasioned  by  war,  civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

      Fraud Loss -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

      Fraud Loss Amount - The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

      FTC Rule -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

      Garn-St Germain Act -- The Garn-St Germain Depository Institutions Act of 1982.

      Global Securities -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.


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

      Grantor Trust Certificate -- A certificate representing an interest in a Grantor Trust Fund.

      Grantor Trust Fractional Interest Certificate -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

      Grantor Trust Strip Certificate -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the company) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

      Grantor Trust Fund -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

      High Cost Loans -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

      High LTV Loans -- Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

      Homeownership Act --The Home Ownership and Equity Protection Act of 1994.

      Housing Act -- The National Housing Act of 1934, as amended.

      Index -- With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

      Insurance Proceeds -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

      Intermediary -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

      IRS -- The Internal Revenue Service.


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

      Issue Premium -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

      Issuer -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

      Liquidation Proceeds -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the company, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above and "The Agreements--Termination."

      Loan-to-Value Ratio -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

      Manufactured Home -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

      Master Servicer Collection Account -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

      Net Mortgage Rate -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the company.

      Nonrecoverable Advance -- An advance which, in the good faith judgment of the master servicer, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

      Note Margin -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

      OID Regulations -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

      OTS -- The Office of Thrift Supervision.

      Parties in Interest -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

      Percentage Interest -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

      Permitted Investments -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

      Plan Assets -- "Plan assets" of a Plan, within the meaning of the DOL Regulations.

      Plans -- ERISA Plans and Tax Favored Plans.

      Prepayment Assumption -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

      Prepayment Interest Shortfall -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the company).

      Primary Insurance Covered Loss -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2)
hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

      Primary Insurance Policy -- A primary mortgage guaranty insurance policy.

      Primary Insurer -- An issuer of a Primary Insurance Policy.

      Protected Account -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

      PTCE -- Prohibited Transaction Class Exemption.

      Qualified Substitute Mortgage Loan -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.


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

      Rating Agency -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

      Realized Loss -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

      Record Date -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

      Relief Act -- The Servicemembers Relief Act, as amended.

      REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

      REMIC Administrator -- The trustee, the master servicer or another specified party who administers the related REMIC.

      REMIC Certificates -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

      REMIC Provisions -- Sections 860A through 860G of the Code.

      REMIC Regular Certificate -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

      REMIC   Regular   Certificateholder   --  A  holder  of  a  REMIC  Regular
Certificate.

      REMIC Residual Certificate -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

      REMIC  Residual   Certificateholder  --  A  holder  of  a  REMIC  Residual
Certificate.

      REMIC Regulations -- The REMIC Provisions and the related Treasury regulations.

      REO Mortgage Loan -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

      RICO -- The Racketeer Influenced and Corrupt Organizations statute.

      Securities Act -- The Securities Act of 1933, as amended.

      Seller -- The seller of the mortgage loans or mortgage securities included in a trust fund to the company with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

      Single Family Property -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

      SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.


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

      Special Hazard Amount - The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

      Special Hazard Loss -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

      Strip Security -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

      Tax Favored Plans -- Tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code.

      TILA -- The Federal Truth-in-Lending Act.

      Title V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

      Title VIII -- Title VIII of the Garn-St Germain Act.

      Unaffiliated Sellers -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the company.

      United States Person -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

      Value -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, a "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

================================================================================

                                 $3,939,305,000
                                  (Approximate)

                          [LOGO] American Home Mortgage

                     American Home Mortgage Securities, LLC
                                    Depositor

                 American Home Mortgage Investment Trust 2005-1,
                             Mortgage-Backed Notes,
                                  Series 2005-1

                                    --------

                              PROSPECTUS SUPPLEMENT

                                    --------

Bear, Stearns & Co. Inc.
                           Lehman Brothers
                                               Citigroup
                                                             UBS Investment Bank

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the notes in any state where the offer is not permitted.

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

================================================================================